Filed Pursuant to Rule 424(b)(3)
Registration No. 333-286498

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

300 Crescent Court
Suite 700
Dallas, Texas 75201

April 25, 2025

Dear NXDT Shareholder:

You are cordially invited to attend the annual meeting of shareholders of NexPoint Diversified Real Estate Trust (“Old NXDT”). The meeting will be held on Tuesday, June 10, 2025, beginning at 10:30 a.m. Central Time. The annual meeting will be held exclusively through a virtual format. You will not be able to attend the annual meeting in person.

If your shares are held by a financial intermediary (such as a broker-dealer), and you want to participate in, but not vote at, the annual meeting, please email EQ Fund Solutions, LLC (“EQ”) at attendameeting@equiniti.com, with “NXDT Meeting” in the subject line and provide your full name, address and proof of ownership as of March 31, 2025 from your financial intermediary. EQ will then email you the annual meeting registration link. Please be aware if your shares are held through a financial intermediary, and you wish to vote at the annual meeting, you must first obtain a legal proxy from your financial intermediary. You may forward an email from your financial intermediary containing the legal proxy or attach an image of the legal proxy via email to EQ at attendameeting@equiniti.com and put “NXDT Legal Proxy” in the subject line. EQ will then email you the registration link for the annual meeting along with a proxy voting control number.

If you are a shareholder of record and wish to attend and vote at the meeting, please send an email to EQ at attendameeting@equiniti.com with “NXDT Meeting” in the subject line and provide your name and address in the body of the email. EQ will then email you the registration link for the annual meeting. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

Requests to attend the annual meeting must be received by EQ no later than 2:00 p.m. Central Time on June 9, 2025. On the date of the annual meeting, shareholders are encouraged to log on 15 minutes before the meeting start time. Please contact EQ at (866) 530-8636 with any questions regarding accessing the annual meeting.

Information about the meeting, nominees for the election of trustees and the other matters to be voted on at the meeting is presented in the following notice of annual meeting and proxy statement. We hope that you will plan to virtually attend the annual meeting.

Among other matters, you are being asked to vote on Old NXDT’s conversion of its jurisdiction and form of organization (the “Conversion”) from a Delaware statutory trust to a Maryland corporation with the name “NexPoint Diversified Real Estate Trust, Inc.” (“New NXDT”). At the effective time of the Conversion, each outstanding transferable units of beneficial interest of Old NXDT, par value $0.001 per share (“Old Common Shares”) shall be converted into one share of common stock of New NXDT, par value $0.001 per share (“New Common Stock”), each outstanding 5.50% Series A Cumulative Preferred Share of Old NXDT, par value $0.001 per share, liquidation preference $25.00 per share (“Old Series A Preferred Shares”), shall be converted into one share of 5.50% Series A Cumulative Preferred Stock of New NXDT, par value $0.001 per share, liquidation preference $25.00 per share (“New Series A Preferred Stock”), and each outstanding 9.00% Series B Cumulative Redeemable Preferred Share of Old NXDT, par value $0.001 per share, liquidation preference $25.00 per share (“Old Series B Preferred Shares”), shall be converted into one share of 9.00% Series B Cumulative Redeemable Preferred Stock of New NXDT, par value $0.001 per share, liquidation preference $25.00 per share (“New Series B Preferred Stock”). We expect the shares of New Common Stock and New Series A Preferred Stock to trade on the New York Stock Exchange (the “NYSE”) under the current respective trading symbols of the Old Common Shares and Old Series A Preferred Shares, “NXDT” and “NXDT-PA.” On April 22, 2025, the last reported sale price of the Old Common Shares on the NYSE was $3.77, and the last reported sale price of the Old Series A Preferred Shares on the NYSE was $13.30. There is currently no public trading market for the Old Series B Preferred Shares, and we do not expect for one to develop for the New Series B Preferred Stock. We do not intend to apply for a listing of the New Series B Preferred Stock on any national securities exchange.

We are a “smaller reporting company” under federal securities laws and are subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. You should read carefully the section entitled Risk Factors beginning on page 12 of the accompanying proxy statement/prospectus and the risks set forth under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as well as additional risks that may be described in future reports or other information that we filed with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in the accompanying proxy statement/prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the accompanying proxy statement/prospectus. Any representation to the contrary is a criminal offense.

It is important that your shares be represented. Whether or not you plan to virtually attend the meeting, please vote using the internet or telephone procedures described on the proxy card or sign, date and promptly mail a proxy card in the provided pre-addressed, postage-paid envelope. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

Sincerely,

James Dondero
President and Chairman

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 10, 2025

The 2025 Annual Meeting of Shareholders of NexPoint Diversified Real Estate Trust, a Delaware statutory trust (“Old NXDT”), will be held virtually, on Tuesday, June 10, 2025, at 10:30 a.m. Central Time, for the following purposes:

1.	to elect seven trustees to serve until the 2026 annual meeting of shareholders;

2.	to approve, on an advisory basis, the compensation of our named executive officers;

3.

to approve the conversion of Old NXDT from a Delaware statutory trust into a Maryland corporation named NexPoint Diversified Real Estate Trust, Inc. (“New NXDT”), and to approve the adoption of a plan of conversion, articles of incorporation and bylaws of New NXDT associated with such conversion;

4.	to approve the Amended and Restated NexPoint Diversified Real Estate Trust 2023 Long Term Incentive Plan;

5.

to approve the issuance of common shares to Old NXDT’s adviser as payment of fees under the advisory agreement which may exceed five percent of the common equity or the voting power of Old NXDT prior to such issuance;

6.	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2025; and

7.	to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Board unanimously recommends that you vote “FOR” the proposals detailed herein.

Information concerning the matters to be voted upon at the meeting is set forth in the accompanying proxy statement/prospectus. We have also provided you or made available to you Old NXDT’s 2024 annual report. Holders of record of Old NXDT’s transferable units of beneficial interest, par value $0.001 per share, and 5.50% Series A Cumulative Preferred Shares, par value $0.001 per share, liquidation preference $25.00 per share, as of the close of business on March 31, 2025, are entitled to notice of, and to vote at, the meeting.

While you will not be able to attend the annual meeting in person, we have structured our virtual annual meeting to provide shareholders with the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. To promote fairness and efficient conduct of the meeting, we will respond to no more than two questions from any single shareholder.

If your shares are held by a financial intermediary (such as a broker-dealer), and you want to participate in, but not vote at, the annual meeting, please email EQ Fund Solutions, LLC (“EQ”) at attendameeting@equiniti.com with “NXDT Meeting” in the subject line and provide your full name, address and proof of ownership as of March 31, 2024 from your financial intermediary. EQ will then email you the annual meeting registration link. Please be aware if your shares are held through a financial intermediary, and you wish to vote at the annual meeting, you must first obtain a legal proxy from your financial intermediary. You may forward an email from your financial intermediary containing the legal proxy or attach an image of the legal proxy via email to EQ at attendameeting@equiniti.com and put “NXDT Legal Proxy” in the subject line. EQ will then email you the registration link for the annual meeting along with the proxy voting control number.

If you are a shareholder of record and wish to attend and vote at the annual meeting, please send an email to EQ at attendameeting@equiniti.com with “NXDT Meeting” in the subject line and provide your name and address in the body of the email. EQ will then email you the registration link for the annual meeting. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

Requests to attend the annual meeting must be received by EQ no later than 2:00 p.m. Central Time on Monday, June 9, 2025. On the date of the annual meeting, shareholders are encouraged to log on 15 minutes before the meeting start time. Please contact EQ at (866) 530-8636 with any questions regarding accessing the annual meeting.

Your vote is very important. Whether or not you plan to virtually attend at the annual meeting, please vote using the internet or telephone procedures described on the proxy card or sign, date and promptly mail a proxy card in the provided pre-addressed, postage paid envelope. If you would like to vote during the annual meeting, you may do so by entering the control number found on your proxy card.

By Order of the Board of Trustees,

D.C. Sauter
General Counsel and Secretary

April 25, 2025
Dallas, Texas

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 10, 2025.

Old NXDT’s Notice of Annual Meeting, Proxy Statement and 2024 Annual Report to Stockholders are available on the internet at https://www.vote.proxyonline.com.

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates by reference important business and financial information about Old NXDT from other documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from Old NXDT at the following address and telephone number:

NexPoint Diversified Real Estate Trust

300 Crescent Court, Suite 700
Dallas, Texas 75201
Attention: Corporate Secretary
Telephone: (214) 276-6300

In order to receive timely delivery of such documents incorporated by reference, requests must be made no later than June 3, 2025.

ABOUT THIS DOCUMENT

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (File No. 333-286498), constitutes a prospectus of Old NXDT under Section 5 of the Securities Act of 1933 (the “Securities Act”), with respect to the New Common Stock, New Series A Preferred Stock and New Series B Preferred Stock to be issued in connection with the Conversion. This document also constitutes a proxy statement of Old NXDT under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a notice of meeting of Old NXDT shareholders.

You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated April 25, 2025. You should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than the date on the front cover of those documents.

TABLE OF CONTENTS

Page

SUMMARY	5
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	10
RISK FACTORS	12
PROPOSAL 1 ‒ ELECTION OF TRUSTEES	15
PROPOSAL 2 ‒ ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	19
PROPOSAL 3 ‒ THE CONVERSION	20
CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE NEW NXDT CHARTER AND NEW NXDT BYLAWS	24
Meetings of Stockholders	27
PROPOSAL 4 ‒ APPROVAL OF THE AMENDED AND RESTATED NEXPOINT DIVERSIFIED REAL ESTATE TRUST	30
2023 LONG TERM INCENTIVE PLAN	30
PROPOSAL 5 ‒ APPROVAL OF THE POTENTIAL ISSUANCE OF OLD COMMON SHARES TO THE ADVISER PURSUANT TO THE ADVISORY AGREEMENT	42
PROPOSAL 6 ‒ RATIFICATION OF APPOINTMENT OF	43
KPMG LLP AS OLD NXDT’S INDEPENDENT	43
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025	43
THE BOARD, ITS COMMITTEES AND ITS COMPENSATION	44
EXECUTIVE OFFICERS	51
EXECUTIVE COMPENSATION	53
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	60
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	61
POLICIES WITH RESPECT TO CERTAIN ACTIVITIES	71
INFORMATION REGARDING OLD NXDT’S PROPERTIES	78
TAX BASIS AND DEPRECIATION	82
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT	83
AUDIT COMMITTEE REPORT	85
SHAREHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS	86
MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS	87
COMPARISON OF SHAREHOLDERS’ RIGHTS	88
GENERAL	88
CERTAIN TAKEOVER DEFENSE PROVISIONS OF MARYLAND LAW AND THE NEW NXDT CHARTER AND THE NEW NXDT BYLAWS	97
LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS	106
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	107
U.S. Federal Income Tax Consequences of the Conversion	108
Taxation of New NXDT as a Real Estate Investment Trust	108
Taxation of Holders of New Stock	122
Other Tax Considerations	129
DESCRIPTION OF NEW NXDT’S CAPITAL STOCK	130
WHERE YOU CAN FIND ADDITIONAL INFORMATION	152
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	153
LEGAL MATTERS	154
EXPERTS	154
OTHER MATTERS	154

i

NexPoint Diversified Real Estate Trust

300 Crescent Court, Suite 700

Dallas, Texas 75201

PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus provides information in connection with the solicitation of proxies by the board of trustees (the “Board”) of NexPoint Diversified Real Estate Trust, a Delaware statutory trust (“Old NXDT,” “we,” “us” or “our”), for use at Old NXDT’s 2025 annual meeting of shareholders or any postponement or adjournment thereof (the “Annual Meeting”). This proxy statement/prospectus also provides information you will need in order to consider and act upon the matters specified in the accompanying notice of annual meeting. This proxy statement/prospectus and proxy card are being mailed to shareholders on or about May 2, 2025.

Record holders of Old NXDT’s transferable units of beneficial interest, par value $0.001 per share (“Old Common Shares”), and 5.50% Series A Cumulative Preferred Shares, par value $0.001 per share, liquidation preference $25.00 per share (“Old Series A Preferred Shares” and, together with the Old Common Shares, the “Old Voting Shares”), as of the close of business on March 31, 2025 are entitled to vote at the Annual Meeting. Shareholders of Old Voting Shares are entitled to one vote for each Old Common Share and each Old Series A Preferred Share held. Holders of both the Old Common Shares and the Old Series A Preferred Shares, voting as a single class, are entitled to vote on the proposals detailed herein. As of March 31, 2025, there were 44,517,013.24 Old Common Shares and 3,359,593 Old Series A Preferred Shares issued and outstanding.

You cannot vote your shares unless you virtually attend the Annual Meeting or you have previously given your proxy. You can vote by proxy in one of three convenient ways:

●	by internet: visit the website shown on your proxy card and follow the instructions;

●	by telephone: dial the toll-free number shown on your proxy card and follow the instructions; or

●	in writing: sign, date and return a proxy card in the provided pre-addressed, postage paid envelope.

You may revoke your proxy at any time prior to the vote at the Annual Meeting by:

●	delivering a written notice revoking your proxy to Old NXDT’s Secretary at the address above;

●	delivering a new proxy bearing a date after the date of the proxy being revoked; or

●	virtually attending the Annual Meeting and entering the control number found on your proxy card.

Unless revoked as described above, all properly executed proxies will be voted at the Annual Meeting in accordance with your directions on the proxy. If you hold your shares through a broker, bank, trust or other nominee, please refer to the information forwarded by your broker, bank, trust or other nominee for procedures on revoking your proxy. If a properly executed proxy gives no specific instructions, the Old Voting Shares represented by your proxy will be voted:

●	FOR the election of the seven nominees to serve as trustees until the 2026 annual meeting of shareholders;

●	FOR the approval, on an advisory basis, of the compensation of our named executive officers;

●

FOR the conversion of Old NXDT from a Delaware statutory trust into a Maryland corporation named NexPoint Diversified Real Estate Trust, Inc. (“New NXDT”), and to approve the adoption of a plan of conversion (the “Plan of Conversion”), articles of incorporation (the “New NXDT Charter”) and bylaws of New NXDT (the “New NXDT Bylaws”) associated with such conversion (the “Conversion”) (the “Conversion Proposal’);

●	FOR the approval of the Amended and Restated NexPoint Diversified Real Estate Trust 2023 Long Term Incentive Plan (the “A&R 2023 Plan”);

●

FOR the approval of the issuance of Old Common Shares or, if the Conversion is completed, New Common Stock, to NexPoint Real Estate Advisors X, LP (our “Adviser”) as payment of fees under the Advisory Agreement dated July 1, 2022 (as amended, the “Advisory Agreement”), by and between Old NXDT and the Adviser, which may exceed five percent of the common equity or the voting power of Old NXDT prior to such issuance;

●	FOR the ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for 2025; and

●	at the discretion of the proxy holders with regard to any other matter that is properly presented at the Annual Meeting.

If you own Old Voting Shares held in “street name” and you do not instruct your broker how to vote your shares using the instructions your broker provides you, your shares will be voted in the ratification of the appointment of KPMG as our independent registered public accounting firm for 2025, but not for any other proposal. To be sure your shares are voted in the manner you desire, you should instruct your broker on how to vote your shares.

Holders of a majority of the outstanding Old Voting Shares of Old NXDT entitled to vote must be present, either in person (virtually) or by proxy, to constitute a quorum necessary to conduct the Annual Meeting. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present at the Annual Meeting.

The following table sets forth the voting requirements, whether broker discretionary voting is allowed and the treatment of abstentions and broker non-votes for each of the matters to be voted on at the Annual Meeting.

Proposal		Vote Necessary to Approve Proposal	Broker Discretionary Voting Allowed?	Treatment of Abstentions and Broker Non-Votes
No. 1	Election of Trustees	Plurality (that is, the largest number) of Old Voting Shares present or represented by proxy(1)	No	Abstentions and broker non-votes will have no effect

No. 2	Advisory Vote to Approve the Compensation of Our Named Executive Officers	Affirmative vote of a majority of the Old Voting Shares present or represented by proxy and entitled to vote on the matter	No	Abstentions will have the effect of a vote against the proposal, and broker non-votes are not considered entitled to vote on the matter and will have no effect

No. 3	The Conversion	Affirmative vote of a majority of the Old Voting Shares present or represented by proxy and entitled to vote on the matter	No	Abstentions will have the effect of a vote against the proposal, and broker non-votes are not considered entitled to vote on the matter and will have no effect

No. 4	Approval of the Amended and Restated NexPoint Diversified Real Estate Trust 2023 Long Term Incentive Plan	Affirmative vote of a majority of the Old Voting Shares present or represented by proxy and entitled to vote on the matter	No	Abstentions will have the effect of a vote against the proposal, and broker non-votes are not considered entitled to vote on the matter and will have no effect

No. 5	Approval of The Potential Issuance of Old Common Shares or, if the Conversion is completed, New Common Stock, to the Adviser Pursuant to the Advisory Agreement	Affirmative vote of a majority of the Old Voting Shares present or represented by proxy and entitled to vote on the matter	No	Abstentions will have the effect of a vote against the proposal, and broker non-votes are not considered entitled to vote on the matter and will have no effect

No. 6	Ratification of the Appointment of KPMG	Affirmative vote of a majority of the Old Voting Shares present or represented by proxy and entitled to vote on the matter	Yes	Abstentions will have the effect of a vote against the proposal

(1) Shareholders may vote “FOR” or “WITHHOLD” in the election of trustees. Because trustees need only be elected by a plurality of the vote, in an uncontested election withhold votes will not affect whether any particular nominee has received sufficient votes to be elected.

Attendance at the Annual Meeting will be limited to shareholders of record and beneficial owners who provide proof of beneficial ownership as of the record date in the manner described in the accompanying notice of annual meeting.

While you will not be able to attend the Annual Meeting in person, we have structured our virtual Annual Meeting to provide shareholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. To promote fairness and efficient conduct of the meeting, we will respond to no more than two questions from any single shareholder.

Old NXDT pays the costs of soliciting proxies. We have engaged EQ Fund Solutions, LLC (our “Proxy Solicitor”) to serve as our proxy solicitor for the Annual Meeting at a base fee of $3,850 plus reimbursement of reasonable expenses. Our Proxy Solicitor will provide advice relating to the content of solicitation materials, solicit banks, brokers, institutional investors and hedge funds to determine voting instructions, monitor voting and deliver executed proxies to our voting tabulator. Old NXDT may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of these proxy materials to the beneficial holders and to request instructions for the execution of proxies. Old NXDT may reimburse these persons for their related expenses. Proxies are solicited to provide all record holders of Old Voting Shares an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting in person.

The Annual Meeting will be held exclusively through a virtual format. Please see the other information herein, including the accompanying notice of annual meeting, about how to access the Annual Meeting. As always, we encourage you to vote your shares prior to the Annual Meeting.

SUMMARY

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. This summary is qualified in its entirety by, and should be read together with, the other parts of this proxy statement/prospectus and the other documents to which this proxy statement/prospectus refers to fully understand the Conversion. In particular, you should read the annexes attached to this proxy statement/prospectus including the Plan of Conversion, which is attached as Annex A. You should also read the New NXDT Charter expected to be in effect at the time of the Conversion, attached as Annex B, which we refer to herein as the New NXDT Charter, and the form of bylaws of New NXDT, attached as Annex C, which we refer to herein as the New NXDT Bylaws, because these documents, together with Maryland law, will govern your rights as a New NXDT stockholder following the Conversion (assuming the proposal regarding the Conversion is approved). For a discussion of the risk factors that you should carefully consider, see the section titled “Risk Factors” beginning on page 12 of this proxy statement/prospectus and the risk factors described in our Annual Report on 10-K for the year ended December 31, 2024 (the “2024 Annual Report”), which are incorporated by reference herein. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”

Old NXDT

NexPoint Diversified Real Estate Trust
300 Crescent Court, Suite 700
Dallas, Texas 75201
(214) 276-6300

Old NXDT was organized as a statutory trust under the laws of the State of Delaware on March 10, 2006 under the name “Highland Credit Strategies Fund” and changed its name to “NexPoint Diversified Real Estate Trust” in 2021. Old NXDT’s Old Common Shares are currently publicly traded on the New York Stock Exchange (“NYSE”) under the symbol “NXDT,” and its Old Series A Preferred Shares are traded on NYSE under the symbol “NXDT PA.” Old NXDT’s 9.00% Series B Cumulative Redeemable Preferred Shares, par value $0.001 per share, liquidation preference $25.00 per share (“Old Series B Preferred Shares” and, together with the Old Voting Shares, the “Old Shares”) currently have no public trading market, and we do not expect one to develop. Old NXDT is an externally advised, publicly traded real estate investment trust (“REIT”) focused on the acquisition, asset management, development and disposition of opportunistic, value-add investments in real estate properties throughout the United States. Old NXDT focuses primarily on investing in various commercial real estate property types and across the capital structure, including, but not limited to, equity, mortgage debt, mezzanine debt and preferred equity. Substantially all of Old NXDT’s business is conducted through NexPoint Diversified Real Estate Trust Operating Partnership, L.P. (the “OP”), Old NXDT’s operating partnership. As of December 31, 2024, Old NXDT owned 100% of the issued and outstanding partnership units of the OP. Old NXDT conducts its business through the OP and its wholly owned taxable REIT subsidiaries (“TRSs”). Old NXDT’s wholly owned subsidiary, NexPoint Diversified Real Estate Trust OP GP, LLC (the “OP GP”) is the sole general partner of the OP.

Old NXDT’s headquarters are located at 300 Crescent Court, Suite 700, Dallas, Texas 75201 and the telephone number at this location is (214) 276-6300. Information about us is available on our internet site at nxdt.nexpoint.com. The contents of our internet site are not incorporated by reference herein and are not deemed to be part of this proxy statement/prospectus.

The Conversion

The Plan of Conversion provides that, subject to the receipt of necessary shareholder approval, Old NXDT will convert from a statutory trust organized under the laws of Delaware to a corporation named “NexPoint Diversified Real Estate Trust, Inc.” incorporated under the laws of the State of Maryland.

Upon the effectiveness of the Conversion, each Old Common Share will be converted into one share of New NXDT common stock, par value $0.001 per share (“New Common Stock”), each Old Series A Preferred Share will be converted into one share of New NXDT 5.50% Series A Cumulative Preferred Stock, par value $0.001 per share, liquidation preference $25.00 per share (“New Series A Preferred Stock”) and each Old Series B Preferred Share will be converted into one share of New NXDT 9.00% Series B Cumulative Redeemable Preferred Stock, par value $0.001 per share, liquidation preference $25.00 per share (“New Series B Preferred Stock” and, together with the New Series A Preferred Stock, the “New Preferred Stock” and the New Preferred Stock, together with the New Common Stock, the “New Stock”).

Reasons for the Conversion

Our Board has determined that the Conversion is in the best interests of our shareholders because (1) the change would make us more comparable to our peers inasmuch as approximately 75% of the public companies that qualify as REITs are currently organized under Maryland law, and (2) in comparison to Delaware, Maryland has a comprehensive regulatory system governing, and courts with extensive expertise in addressing issues pertinent to, corporations operating as REITs. As a result of these considerations, our Board has concluded that the Conversion is advisable and in the best interest of Old NXDT and our shareholders.

Conditions to Completion of the Conversion; Termination of the Plan of Conversion

The completion of the Conversion is subject to the approval by the affirmative vote of a majority of the outstanding Old Voting Shares present or represented by proxy at the Annual Meeting and entitled to vote on the Conversion Proposal.

However, even if the Conversion Proposal is approved by the requisite vote of the shareholders of Old NXDT, the Board may terminate (or defer the implementation of) the Conversion if it determines that the Conversion is no longer advisable and in the best interests of the Old NXDT shareholders. The Board may deem the Conversion to be inadvisable if, among other things, the listing of the shares of the New Common Stock and the New Series A Preferred Stock on the NYSE is not approved. In the event of such termination, the Plan of Conversion will become void and Old NXDT will not have any liability to any other person or entity with respect to such termination (other than the expenses incurred in seeking to implement the same).

The Conversion will take effect at a time to be determined by or at the direction of the Board and set forth in the articles of conversion (the “Articles of Conversion”). The Articles of Conversion, the form of which are included as an exhibit to the Plan of Conversion that is attached as Annex A, will be filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and will specify the date and time at which the Conversion will become effective (the “Effective Time”).

Regulatory Approvals

In connection with the issuance of the New Stock, we must file a registration statement with the SEC under the Securities Act, of which this proxy statement/prospectus forms a part, that is declared effective by the SEC.

Treatment of Old Shares in the Conversion

In connection with the Conversion, each Old Common Share will be converted into one share of New Common Stock, each Old Series A Preferred Share will be converted into one share of New Series A Preferred Stock and each Old Series B Preferred Share will be converted into one share of New Series B Preferred Stock. Shares of New Stock will not be evidenced by certificates and will be registered in book entry form.

Treatment of Old NXDT’s Compensation Plans and Outstanding Equity Awards in the Conversion

At the Effective Time, New NXDT will be deemed to have assumed Old NXDT’s equity incentive plans and applicable award agreements, which include the NexPoint Diversified Real Estate Trust 2023 Long Term Incentive Plan (the “2023 Plan”) and, subject to the receipt of necessary shareholder approval, the A&R 2023 Plan. As of the Effective Time, all outstanding rights of participants to acquire Old Common Shares under the 2023 Plan or the A&R 2023 Plan, as applicable, including pursuant to restricted share units issued by Old NXDT, will automatically convert into rights to acquire an equal number of shares of New Common Stock, on the same terms and conditions that were in effect prior to the Conversion.

Comparative Rights of Shareholders of Old NXDT and New NXDT

Your rights as a holder of Old Shares are governed by Delaware law and Old NXDT’s organizational documents. If the Conversion is completed, you will become a holder of shares of New Stock and your rights as a shareholder will be governed by Maryland law and New NXDT’s organizational documents. Some important differences exist between your rights as a holder of Old Shares and your rights as a holder of shares of New Stock. See “Comparison of Rights of Shareholders of Old NXDT and New NXDT.”

Material U.S. Federal Income Tax Considerations

The Conversion is intended to qualify as a tax-free reorganization under U.S. federal income tax laws. We expect that U.S. shareholders of Old NXDT will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of their shares of Old NXDT for shares of New Stock. However, the tax consequences to you will depend on your own situation. You are urged to consult your own tax advisors concerning the specific tax consequences of the Conversion to you, including any state, local or foreign tax consequences of the Conversion. See “Material U.S. Federal Income Tax Considerations.”

Accounting Treatment

The Conversion will have no effect for accounting purposes.

Risk Factors

Before voting on any of the proposals described in the notice of annual meeting, you should carefully consider all of the information contained in this proxy statement/prospectus, as well as the specific factors under the heading “Risk Factors” beginning on page 12 of this proxy statement/prospectus. See the section titled “Where You Can Find More Information” for more information about the SEC filings incorporated by reference in this proxy statement/prospectus.

Recommendation of the Board

Old NXDT’s trustees believe that each proposal is advisable and in the best interest of Old NXDT and its shareholders and unanimously recommend that you vote “FOR” each of the election of the seven nominees to serve as trustees until the 2026 annual meeting of shareholders, the approval, on an advisory basis, of the compensation of our named executive officers, the Conversion Proposal, the approval of the A&R 2023 Plan, the approval of the issuance of Old Common Shares or, if the Conversion is completed, New Common Stock, to the Adviser as payment of fees under the Advisory Agreement, which may exceed five percent of the common equity or the voting power of Old NXDT or New NXDT, as applicable, prior to such issuance and the ratification of the appointment of KPMG as our independent registered public accounting firm for 2025.

Date, Time, Place and Purpose of Annual Meeting

The Annual Meeting will be held virtually on June 10, 2025, at 10:30 a.m. Central Time, to consider and vote upon the proposals detailed herein.

Shareholders Entitled to Vote

The Board has fixed the close of business on March 31, 2025 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting. As of the close of business on March 31, 2025, there were 44,517,013.24 Old Common Shares outstanding and entitled to vote held by 835 holders of record, and there were 3,359,593 Old Series A Preferred Shares outstanding and entitled to vote held by 22 holders of record.

No Dissenters’ (or Appraisal) Rights

Under Delaware law and Old NXDT’s agreement and declaration of trust (the “Declaration of Trust”), you are not entitled to dissenters’ rights of appraisal as a result of the Conversion.

Security Ownership of Management and Certain Beneficial Owners

At the close of business on March 31, 2025, our trustees and executive officers and their affiliates were entitled to vote an aggregate of 10,116,169 Old Common Shares and 105,670.29 Old Series A Preferred Shares. This represents approximately 21.35% of the issued and outstanding combined Old Common Shares and Old Series A Preferred Shares as of March 31, 2025. Our trustees and executive officers and their affiliates do not hold any Old Series B Preferred Shares as of March 31, 2025. Approval of the Conversion requires the affirmative vote of a majority of the outstanding Old Common Shares and Old Series A Preferred Shares, voting as a single class, present or represented by proxy at the Annual Meeting and entitled to vote on the Conversion Proposal.

Board of Directors and Executive Officers of New NXDT Following the Conversion

Immediately following the Conversion, New NXDT’s board of directors will consist of the same individuals who comprise the Board immediately prior to the Conversion, and these individuals will serve as directors for the balance of the term for which such person was elected as a trustee of Old NXDT. The individuals serving as named executive officers of Old NXDT immediately prior to the Conversion will hold the same positions at New NXDT immediately following the Conversion.

Listing

The Old Common Shares are listed on the NYSE under the symbol “NXDT,” and the Old Series A Preferred Shares are listed on NYSE under the symbol “NXDT PA.” There is no established public trading market for the Old Series B Preferred Shares, and we do not expect a market to develop.

Following the Conversion, shares of New Common Stock and New Series A Preferred Stock will be listed and traded on the NYSE in the same manner as Old Common Shares and Old Series A Preferred Shares currently are listed and traded on the NYSE. We do not intend to apply for a listing of the New Series B Preferred Shares on any national securities exchange.

Historical Market Price for Old Shares

The Old Common Shares are listed on the NYSE under the symbol “NXDT,” and the Old Series A Preferred Shares are listed on NYSE under the symbol “NXDT PA.” On April 22, 2025, the most recent trading date prior to the public announcement of the Conversion, the closing price per Old Common Share was $3.77, and the closing price per Old Series A Preferred Share was $13.30. You should obtain a current price quotation for the Old Common Shares and Old Series A Preferred Shares. The Old Series B Preferred Shares have no established trading market, and we do not expect one to develop.

The following tables set forth the high and low sales prices of the Old Common Shares and the Old Series A Preferred Shares as reported in the NYSE’s consolidated transaction reporting system, respectively, for the calendar quarters indicated.

	Fiscal 2025(1)		Fiscal 2024		Fiscal 2023
Fiscal Quarters	High	Low	High	Low	High	Low
Old Common Shares
First Quarter	$6.20	$3.69	$7.99	$6.01	$13.30	$9.73
Second Quarter	4.32	3.12	6.55	4.74	12.52	9.14
Third Quarter			6.62	5.25	12.80	8.40
Fourth Quarter			7.60	5.05	8.98	7.39

Old Series A Preferred Shares
First Quarter	$16.34	$14.53	$16.20	$14.95	$17.08	$14.59
Second Quarter	15.49	13.30	15.88	13.99	16.40	14.61
Third Quarter			15.90	13.51	16.20	14.26
Fourth Quarter			16.43	14.83	15.90	13.95

(1) Through April 22, 2025.

Following the Conversion, shares of New Common Stock and New Series A Preferred Stock will be listed and traded on the NYSE in the same manner as the Old Common Shares and Old Series A Preferred Shares currently are listed and traded on the NYSE. The historical trading prices of the Old Common Shares and Old Series A Preferred Shares are not necessarily indicative of the future trading prices of shares of New Common Stock and New Series A Preferred Stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. In particular, statements relating to our liquidity and capital resources, our performance and our results of operations contain forward-looking statements. Furthermore, all of the statements regarding future financial performance (including market conditions and demographics) are forward-looking statements. We caution investors that any forward-looking statements presented in this proxy statement/prospectus are based on management’s current beliefs and assumptions made by, and information currently available to, management. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “estimate,” “project,” “target,” “should,” “will,” “would,” “result,” “goal,” “could,” “future,” “continue,” “if,” and the negative version of these words and similar expressions that do not relate solely to historical matters, are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Forward-looking statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements.

Some of the risks and uncertainties that may cause our actual results, performance, liquidity or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●

Unfavorable changes in economic conditions and their effects on the real estate industry generally and our operations and financial condition, including inflation, rising or high interest rates, tightening monetary policy or recession, which may limit our ability to access funding and generate returns for shareholders;

●	Our loans and investments expose us to risks similar to and associated with real estate investments generally;

●	Commercial real estate-related investments that are secured, directly or indirectly, by real property are subject to delinquency, foreclosure and loss, which could result in losses to us;

●	Risks associated with the ownership of real estate, including dependence on tenants and compliance with laws and regulations related to ownership of real property;

●

Risks associated with our investment in diverse issuers, industries and investment forms and classes, both in real estate and in non-real estate sectors, including common equity, preferred equity, options or other derivatives, short sale contracts, secured loans of securities, reverse repurchase agreements, structured finance securities, below investment grade senior loans, bonds, convertible instruments, joint ventures and emerging markets;

●

Fluctuations in interest rate and credit spreads could reduce our ability to generate income on our loans and other investments, which could lead to a significant decrease in our results of operations, cash flows and the market value of our investments;

●	The use of leverage to finance our investments;

●	Risks associated with our loans and investments in debt instruments including, senior loans, mezzanine loans, collateralized loan obligations (“CLOs”) and structured finance securities;

●	Our loans and investments are concentrated in terms of type of interest, geography, asset types, industry and sponsors and may continue to be so in the future;

●	We have a substantial amount of indebtedness which may limit our financial and operating activities and may adversely affect our ability to incur additional debt to fund future needs;

●

We have limited operating history as a standalone company and may not be able to operate our business successfully, find suitable investments or generate sufficient revenue to make or sustain distributions to our shareholders;

●

We may not replicate the historical results achieved by other entities managed or sponsored by affiliates of NexPoint Advisors, L.P. (“NexPoint” or our “Sponsor”), members of the Adviser management team or their affiliates.

●

We are dependent upon our Adviser and its affiliates to conduct our day-to-day operations; thus, adverse changes in their financial health or our relationship with them could cause our operations to suffer;

●

Our Adviser and its affiliates face conflicts of interest, including significant conflicts created by our Adviser’s compensation arrangements with us, including compensation which may be required to be paid to our Adviser if our advisory agreement is terminated, which could result in decisions that are not in the best interests of our shareholders;

●	We pay substantial fees and expenses to our Adviser and its affiliates, which payments increase the risk that you will not earn a profit on your investment;

●

If we fail to qualify as a REIT for U.S. federal income tax purposes, cash available for distributions to be paid to our shareholders could decrease materially, which would limit our ability to make distributions to our shareholders; and

●	Any other risks included under the heading “Risk Factors” in this proxy statement/prospectus or the 2024 Annual Report.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. They are based on estimates and assumptions only as of the date of this proxy statement/prospectus. We undertake no obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by law.

RISK FACTORS

Investing in our securities involves significant risks. In addition to the other information in this proxy statement/prospectus, you should carefully consider the following risks, the specific risks described in our 2024 Annual Report, which is incorporated by reference into this prospectus, and in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects and could result in a partial or complete loss of your investment. See “Incorporation of Certain Information by Reference.” Some statements in this proxy statement/prospectus, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Conversion

If the Conversion is consummated, the benefits expected to be obtained from the Conversion may not be achieved.

Assuming that the Conversion Proposal is approved at the Annual Meeting, we expect the Conversion will take place on or about June 20, 2025. Old NXDT’s Board may, however, defer the timing of the Conversion or may even terminate the Plan of Conversion and abandon the Conversion should it determine that the Conversion would not be advisable and in the best interest of Old NXDT and its shareholders. In the event of such termination and abandonment, the Plan of Conversion will become void and Old NXDT will not have any liability with respect to such termination and abandonment, other than the costs (including legal and accounting fees) incurred in connection with preparing for the Conversion.

We may not be able to obtain the consents or approvals of third parties needed to complete the Conversion on the timetable contemplated, or at all, and we may be forced to make payments, provide indemnifications or make other accommodations in order to facilitate our obtaining requisite consents or implement other strategies that may be disadvantageous to us.

Our ability to undertake the Conversion will depend upon our ability to obtain third party approvals and consents, which include consents and approvals from our lenders and other third parties. There can be no guarantee that we will be able to obtain these consents, or that, if we do, we will not need to make certain cash payments, provide indemnifications with respect to structural changes and make other accommodations for such third parties to obtain these consents. Any such indemnity or other accommodation may, among other things, adversely affect our operating results. Even if we are able to obtain such consents or approvals, doing so may require a significant amount of management time and attention, which could divert the attention of our management from running our day-to-day business and from accomplishing the other aspects of the Conversion and thus may delay our timetable.

New NXDT’s rights and the rights of New NXDT’s stockholders to recover claims against New NXDT’s independent directors are limited, which could reduce your and our recovery against them if they negligently cause New NXDT to incur losses.

Maryland law provides that a director has no liability in the capacity as a director if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the company’s best interest and with the care that an ordinarily prudent person in a like position would use under similar circumstances. As permitted by the Maryland General Corporation Law (the “MGCL”), the New NXDT Charter limits the liability of New NXDT’s directors and officers to New NXDT and its stockholders for money damages, except for liability resulting from:

●	actual receipt of an improper benefit or profit in money, property or services; or

●	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, the New NXDT Charter authorizes New NXDT, and the New NXDT Bylaws require New NXDT, to indemnify New NXDT’s directors and officers for actions taken by them in those capacities and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding to the maximum extent permitted by Maryland law.

New NXDT intends to enter into indemnification agreements with New NXDT’s directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

As a result, New NXDT and its stockholders may have more limited rights against New NXDT’s directors and officers than might otherwise exist under common law. Accordingly, in the event that actions taken by any of New NXDT’s directors or officers are immune or exculpated from, or indemnified against, liability but which impede New NXDT’s performance, New NXDT’s stockholders’ ability to recover damages from that director or officer will be limited.

The New NXDT Charter and the New NXDT Bylaws contain provisions that may delay, defer or prevent an acquisition of New Common Stock or a change in control.

The New NXDT Charter and the New NXDT Bylaws contain a number of provisions, the exercise or existence of which could delay, defer or prevent a transaction or a change in control that might involve a premium price for New NXDT’s stockholders or otherwise be in their best interest, including the following:

●

The New NXDT Charter Contains Restrictions on the Ownership and Transfer of New NXDT’s Stock. In order for New NXDT to qualify, and elect to be taxed, as a REIT, no more than 50% of the value of outstanding shares of New NXDT’s stock may be owned, beneficially or constructively, by five or fewer individuals at any time during the last half of each taxable year other than the first year for which we elect to be taxed as a REIT. Subject to certain exceptions, the New NXDT Charter prohibits any stockholder from owning beneficially or constructively more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of New NXDT Common Stock, or 9.8% in value of the aggregate of the outstanding shares of all classes or series of New NXDT’s stock. We refer to these restrictions collectively as the “ownership limits.” The constructive ownership rules under the Internal Revenue Code of 1986, as amended (the “Code”) are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the outstanding shares of New NXDT Common Stock or the outstanding shares of all classes or series of New NXDT’s stock by an individual or entity could cause that individual or entity or another individual or entity to own constructively in excess of the relevant ownership limits. The New NXDT Charter also prohibits any person from owning shares of New NXDT’s stock that would result in New NXDT being “closely held” under Section 856(h) of the Code or otherwise cause New NXDT to fail to qualify as a REIT. Any attempt to own or transfer shares of New Common Stock or of any of New NXDT’s other capital stock in violation of these restrictions may result in the shares being automatically transferred to a charitable trust or may be void. These ownership limits may prevent a third party from acquiring control of New NXDT if New NXDT’s board of directors does not grant an exemption from the ownership limits, even if New NXDT’s stockholders believe the change in control is in their best interest. It is expected that New NXDT’s board of directors will grant a waiver from the ownership limits applicable to holders of New Common Stock to James Dondero and certain of his affiliates and may grant additional waivers in the future. Our Board previously granted James Dondero and certain of his affiliates such a wavier with respect to Old Common Shares of Old NXDT. These waivers will be subject to certain initial and ongoing conditions designed to protect New NXDT’s status as a REIT.

●

New NXDT’s Board of Directors Has the Power to Cause New NXDT to Issue Additional Shares of New NXDT’s Stock without Stockholder Approval. The New NXDT Charter authorizes New NXDT to issue additional authorized but unissued shares of common or preferred stock. In addition, New NXDT’s board of directors may, without stockholder approval, amend the New NXDT Charter to increase the aggregate number of shares of New NXDT Common Stock or the number of shares of stock of any class or series that New NXDT has authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the preferences, rights and other terms of the classified or reclassified shares. As a result, New NXDT’s board of directors may establish a series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for shares of New NXDT Common Stock or otherwise be in the best interest of New NXDT’s stockholders.

Certain provisions of Maryland law may limit the ability of a third party to acquire control of New NXDT.

Certain provisions of the MGCL may have the effect of inhibiting a third party from acquiring New NXDT or of impeding a change of control under circumstances that otherwise could provide New NXDT’s common stockholders with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

●

“business combination” provisions that, subject to limitations, prohibit certain business combinations between an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of New NXDT’s outstanding shares of voting stock or an affiliate or associate of New NXDT who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of New NXDT) or an affiliate of any interested stockholder and New NXDT for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes two super-majority stockholder voting requirements on these combinations; and

●

“control share” provisions that provide that holders of “control shares” of New NXDT (defined as voting shares of stock that, if aggregated with all other shares of stock owned or controlled by the acquirer, would entitle the acquirer to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of issued and outstanding “control shares”) have no voting rights except to the extent approved by New NXDT’s stockholders by the affirmative vote of at least two-thirds of all of the votes entitled to be cast on the matter, excluding all interested shares.

Pursuant to the Maryland Business Combination Act, New NXDT’s board of directors by resolution intends to exempt from the provisions of the Maryland Business Combination Act all business combinations (1) between our Adviser, Jim Dondero and certain of his affiliates or their respective affiliates and New NXDT and (2) between any other person and New NXDT, provided that such business combination is first approved by New NXDT’s board of directors (including a majority of New NXDT’s directors who are not affiliates or associates of such person). The New NXDT Bylaws contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of shares of New NXDT’s stock. There can be no assurance that these exemptions or resolutions will not be amended or eliminated at any time in the future.

Additionally, Title 3, Subtitle 8 of the MGCL permits New NXDT’s board of directors, without stockholder approval and regardless of what is provided for in the New NXDT Charter or the New NXDT Bylaws, to implement certain takeover defenses, such as a classified board, some of which are not currently provided for in the New NXDT Charter or the New NXDT Bylaws. See “Certain Takeover Defense Provisions of Maryland Law and the New NXDT Charter and the New NXDT Bylaws.”

PROPOSAL 1 ‒
ELECTION OF TRUSTEES

At the Annual Meeting, seven trustees will be elected to serve one-year terms expiring at our annual shareholders meeting in 2026 and until their respective successors are duly elected and qualified. This section contains information relating to the seven trustee nominees. The trustee nominees were selected by our nominating and corporate governance committee and approved by the Board for submission to the shareholders. The nominees for election are Messrs. Dondero, Mitts, Constantino, and Kavanaugh, Dr. Laffer, Dr. Swain and Ms. Wood. All currently serve as trustees.

Below is a summary of the experience and skills, age and tenure of our trustee nominees.

	Mr. Dondero	Mr. Mitts	Mr. Constantino	Mr. Kavanaugh	Dr. Laffer	Dr. Swain	Ms. Wood
Executive Leadership	X	X		X	X	X	X

Real Estate/REIT Experience	X	X	X	X	X	X	X

Business Operations	X	X		X	X	X	X

Strategic Development/Planning	X	X		X	X	X	X

Corporate Governance	X	X	X	X	X	X	X

Financial and Accounting	X	X	X	X	X	X	X

Risk Management	X	X	X	X	X		X

Capital Markets/Financial Services	X	X		X	X		X

Technology, Information Security and Innovation	X			X	X		X

Cybersecurity	X			X	X		X

Environmental Issues	X				X		X

Social Issues, including Diversity and Inclusion	X			X	X	X	X

Human Capital	X			X	X		X

	Mr. Dondero	Mr. Mitts	Mr. Constantino	Mr. Kavanaugh	Dr. Laffer	Dr. Swain	Ms. Wood
Independent

Independent			X	X	X	X	X

Age Range

59 and under		X

60-64	X			X

65-69							X

70 and older			X		X	X

Tenure on Board

0-5 years	X	X	X	X	X	X	X

6-10 years

The composition of our Board reflects our belief that multiple and varied points of view facilitate more balanced, wide-ranging discussion in the boardroom and contribute to a more effective decision-making process.

The Board unanimously recommends a vote FOR the election of each of the nominees listed below.

Nominees to be elected for terms expiring at the Annual Meeting in 2026

James Dondero, age 62, has served as our President since 2015 and as Chairman of our Board since July 2022. Mr. Dondero also serves as President and Chairman of the board of directors of NexPoint Real Estate Finance, Inc. (“NREF”), a publicly traded commercial mortgage REIT, since February 2020, as President and Chairman of the board of directors of NexPoint Residential Trust, Inc. (“NXRT”), a publicly traded multifamily REIT since May 2015, and as Chairman of the board of directors of VineBrook Homes Trust Inc. (“VineBrook”), a single-family rental (“SFR”) REIT, since August 2022. Mr. Dondero also previously served as President and a member of the board of directors of VineBrook from February 2019 to August 2021. Mr. Dondero is also: founder and president of our Sponsor, an investment advisor registered with the Securities and Exchange Commission (the “SEC”); a member of the board of directors of NexBank, a Texas state chartered bank (“NexBank”); and Chairman of NexBank Capital, Inc. (“NexBank Capital”). Mr. Dondero co-founded Highland Capital Management, L.P. (“Highland”), in 1993 with Mark Okada and served as President from 2004 to 2020. Mr. Dondero has over 30 years of experience investing in credit and equity markets and has helped pioneer credit asset classes in structured products such as CLOs. Mr. Dondero also serves as the Chief Executive Officer of NexPoint Hospitality Trust, Inc. (“NHT”), a publicly traded hospitality REIT listed on the TSX Venture Exchange since December 2019. Mr. Dondero also served as a director of Jernigan Capital, Inc., a self-storage lending REIT, from August 2016 to November 2020. Mr. Dondero currently serves as President of NexPoint Capital, Inc. (“NexPoint Capital”), and NexPoint Real Estate Strategies Fund (“NRESF”), both of which are affiliates of the Adviser. Mr. Dondero also served on the board of directors of MGM Studios from 2009 until 2020. In addition, he has served as a member of the board of directors of NexPoint Homes Trust, Inc. (“NXHT”), an SFR REIT, since June 2022. NREF, VineBrook, NXRT, NXHT, our Sponsor, NexBank Capital, NexPoint Capital, and NRESF are all affiliates of Old NXDT. On October 16, 2019, Highland filed for Chapter 11 bankruptcy protection with the United States Bankruptcy Court for the District of Delaware. On April 13, 2018, the Bankruptcy Court for the Northern District of Texas entered orders for relief placing Acis Capital Management, L.P. and Acis Capital Management GP, LLC in involuntary bankruptcy. Mr. Dondero served as President of Acis Capital Management GP, LLC, which is the general partner of Acis Capital Management, L.P. On January 31, 2019, the court confirmed Acis’s plan of reorganization. Mr. Dondero was selected to serve on our Board because of his prior service as a director and his experience as an executive officer.

Brian Mitts, age 54, has served as a member of our Board since July 2022 and served as our Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary from July 2022 to December 2024. Mr. Mitts co-founded NexPoint Real Estate Advisors, L.P. (“NREA”), which is the parent of our Adviser, as well as NXRT, NREF and other real estate businesses with Mr. McGraner and Mr. Dondero. Prior to co-founding NREA, NXRT and NREF, Mr. Mitts was Chief Operations Officer of Highland Funds Asset Manager, L.P., the external advisor of open-end and closed-end funds where he managed the operations of these funds and helped develop new products. Mr. Mitts was also a co-founder of our Sponsor. He worked for NREA or its affiliates from 2007 to 2024. Mr. Mitts has served as a director of NXRT since September 2014 and served as the Chief Financial Officer, Executive Vice President-Finance and Treasurer of NXRT from March 2015 to December 2024. Mr. Mitts also served as Secretary of NXRT from February 2019 to December 2024. From September 2014 to March 2015, Mr. Mitts served as President and Treasurer of NXRT. Mr. Mitts also served as the Chief Financial Officer, Executive VP-Finance, Treasurer and Corporate Secretary of NHT from December 2018 to December 2024. In addition, he has served as a director of VineBrook since July 2018 and as Chief Financial Officer, Treasurer and Assistant Secretary of VineBrook from November 2018 to August 2024, as President from February 2023 to December 2024 and as Chief Executive Officer from February 2024 to August 2024. From July 2018 to October 2018, Mr. Mitts served as President and Treasurer of VineBrook and from September 2021 to February 2023, Mr. Mitts served as Interim President of VineBrook. Additionally, Mr. Mitts has served as a member of the board of directors of NREF since June 2019 and served as the Chief Financial Officer, Executive VP-Finance, Secretary and Treasurer of NREF form June 2019 to December 2024. From November 2020 to December 2024, Mr. Mitts also served as Chief Financial Officer, Secretary and Treasurer of NexPoint Storage Partners, Inc. (“NSP”), a self-storage REIT, and has served as a member of the board of directors of NSP since March 2023. In addition, Mr. Mitts also served as President and Treasurer of NXHT from February 2022 to December 2024 and additionally as Chief Executive Officer, Chief Financial Officer, and Assistant Secretary of NXHT from June 2022 to December 2024 and has served as a member of the board of directors of NXHT since June 2022. NREF, VineBrook, NXRT, NXHT and NSP may be deemed to be affiliates of Old NXDT. Mr. Mitts was selected to serve on our Board because of his prior service as a director and his experience as an executive officer.

Edward Constantino, age 78, has served as a member of our Board since March 2022. Mr. Constantino has served as a member of the board of directors of NXRT since March 2015, as a member of the board of directors of VineBrook since February 2019 and as a member of the board of directors of NREF since February 2020. He has also served as a member of the board of directors of NXHT since June 2022. Mr. Constantino has over 40 years of audit, advisory and tax experience working for two major accounting firms, Arthur Andersen LLP and KPMG. Mr. Constantino retired from KPMG in late 2009, where he was an audit partner in charge of the firm’s real estate and asset management businesses. Mr. Constantino is, and since 2010 has been, a member of the board of directors of Patriot National Bancorp, Inc. Mr. Constantino has also served as a consultant for the law firm Skadden, Arps, Slate, Meagher & Flom LLP. He is a licensed CPA, a member of the American Institute of Certified Public Accountants and a member of the New York State Society of Public Accountants. He is currently a member of the board of trustees and part of the Finance and Investment Committee at St. Francis College in Brooklyn Heights, New York. He is also a board member and audit committee chair of ARC Trust, Inc. and ARC Trust III, Inc. Mr. Constantino was selected to serve on our Board because of his extensive accounting experience, particularly in the real estate field.

Scott Kavanaugh, age 64, has served as a member of the Board since July 2022. Mr. Kavanaugh has served as a member of the board of directors of NXRT since March 2015, as a member of the board of directors of VineBrook since December 2018, and as a member of the board of directors of NREF since February 2020. He has also served as a member of the board of directors of NXHT since June 2022. Mr. Kavanaugh served as the CEO of First Foundation Inc. (“FFI”), a financial services company from December 20009 to November 2024. From June 2007 until December 2009, he served as President and Chief Operating Officer of FFI. Mr. Kavanaugh was the Vice-Chairman of FFI from June 2007 to November 2024. From September 2007 until November 2024, he also served as the Chairman and CEO of FFI’s wholly owned banking subsidiary, First Foundation Bank. Mr. Kavanaugh was a founding stockholder and served as an Executive Vice President and Chief Administrative Officer and a member of the board of directors of Commercial Capital Bancorp, Inc., the parent holding company of Commercial Capital Bank, from 1999 until 2003. From 1998 until 2003, Mr. Kavanaugh served as the Executive Vice President and Chief Operating Officer and a director of Commercial Capital Mortgage. From 1993 to 1998, Mr. Kavanaugh was a partner and head of trading for fixed income and equity securities at Great Pacific Securities, Inc., a west coast-based regional securities firm. Mr. Kavanaugh is, and since 2009 has been, a member of the board of directors of Colorado Federal Savings Bank and its parent holding company, Silver Queen Financial Services, Inc. Mr. Kavanaugh was selected to serve on the Board because of his expertise in investment management and his experience as both an executive officer and a director of multiple companies.

Dr. Arthur Laffer, age 84, has served as a member of the Board since July 2022. Dr. Laffer has served as a member of the board of directors of NXRT since May 2015, as a member of the board of directors of VineBrook since December 2018, and as a member of the board of directors of NREF since February 2020. He has also served as a member of the board of directors of NXHT since June 2022. Dr. Laffer is the founder and has served as chairman of Laffer Associates, an economic research and consulting firm since 1978 and served as the chairman and director of Laffer Investments, a registered investment advisor, from 1999 to 2019. Dr. Laffer served as a director of GEE Group, Inc., a provider of specialized staffing solutions, from 2014 to 2020. Since 2017, Dr. Laffer has served as Secretary at 1065 Institute, Inc., a 501(c)(3) non-profit. A former member of President Reagan’s Economic Policy Advisory Board during the 1980s, Dr. Laffer’s economic acumen and influence have earned him the distinction in many publications as the Father of Supply-Side Economics. He has served on several boards of directors of public and private companies, including staffing company MPS Group, Inc., which was sold to Adecco Group for $1.3 billion in 2009. Dr. Laffer has served as a director of VerifyMe, Inc. since 2019. Dr. Laffer was previously a consultant to Secretary of the Treasury William Simon, Secretary of Defense Donald Rumsfeld and Secretary of the Treasury George Shultz. In the early 1970s, Dr. Laffer was the first to hold the title of Chief Economist at the Office of Management and Budget under Dr. Shultz. Additionally, Dr. Laffer was formerly the Distinguished University Professor at Pepperdine University and a member of the Pepperdine University board of directors. He also served as Charles B. Thornton Professor of Business Economics at the University of Southern California and as Associate Professor of Business Economics at the University of Chicago. Dr. Laffer was selected to serve on the Board because of his expertise in economics and his experience as a director of multiple companies.

Dr. Carol Swain, age 71, has served as a member of the Board since August 2022. In addition, she has served as a member of the board of directors of NXRT, as a member of the board of directors of VineBrook and as a member of the board of directors of NREF since August 2022. She has also served as a member of the board of directors of NXHT since August 2022. Dr. Swain is an author, speaker, political commentator and entrepreneur. She founded REAL Unity Training Solutions LLC in November 2020 and founded Carol Swain Enterprises, LLC in October 2014. Dr. Swain previously was a professor at Vanderbilt University from August 1999 to 2017. Dr. Swain has also served on the Tennessee Advisory Committee to the U.S. Civil Rights Commission, the National Endowment for the Humanities, and the 1776 Commission. Dr. Swain received her Bachelor of Arts from Roanoke College, a master’s degree in political science from Virginia Tech, a Ph.D. in political science from the University of North Carolina at Chapel Hill and a Master of Legal Studies from Yale Law School. Dr. Swain was selected to serve on our Board because of her experience in the fields of political science, law and government.

Catherine Wood, age 69, has served as a member of the Board since August 2022. In addition, she has served as a member of the boards of directors of NREF and VineBrook since July 2020, and as a member of the board of directors of NXRT since July 2020. She has also served as a member of the board of directors of NXHT since June 2022. Ms. Wood is currently Chief Executive Officer, Chief Investment Officer, and a board member of ARK Investment Management LLC (“ARK”), an SEC-registered investment advisor, which she founded in January 2014. Ms. Wood is also currently Chief Executive Officer, Chief Investment Officer and a board member of ARK ETF Trust. Prior to ARK, Ms. Wood spent 12 years at AllianceBernstein as Chief Investment Officer of Global Thematic Strategies. Ms. Wood joined AllianceBernstein from Tupelo Capital Management, a hedge fund she co-founded. Prior to her tenure at Tupelo Capital Management, Ms. Wood worked for 18 years at Jennison Associates LLC as Chief Economic Officer and several other positions. Ms. Wood started her career in Los Angeles at The Capital Group as an Assistant Economist. Ms. Wood received her Bachelor of Science, summa cum laude, in Finance and Economics from the University of Southern California. Ms. Wood was selected to serve on the Board because of her experience as it relates to disruptive technologies, business models and processes, which provides an important perspective to the Board.

PROPOSAL 2 ‒
ADVISORY VOTE TO APPROVE
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are submitting the compensation of our named executive officers, as disclosed in this proxy statement, to our shareholders for an advisory vote.

As described below under the heading “Executive Compensation,” we are externally managed by our Adviser through the Advisory Agreement by and between Old NXDT and our Adviser. Our Adviser conducts substantially all of our operations and provides asset management services for our real estate investments. Our named executive officers for fiscal year 2024, except for Brian Mitts, who resigned from all officer positions of the Sponsor, the Adviser and all affiliates thereof, currently serve as officers of our Adviser and we have no employees as of March 25, 2025. Because our Advisory Agreement provides that our Adviser is responsible for managing our affairs, our named executive officers for fiscal year 2024 did not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers. Additionally, we do not have any agreements with any of our named executive officers with respect to their cash compensation and do not intend to directly pay any cash compensation to them. However, from time to time we may grant to our named executive officers equity-based awards pursuant to our equity incentive plans, which we believe serve to align the interests of our named executive officers with the interests of our shareholders.

We do not determine the cash compensation payable by the Adviser to our named executive officers. The Adviser and its affiliates determine the salaries, bonuses and other wages earned by our named executive officers from our Adviser and its affiliates. The Adviser and its affiliates also determine whether and to what extent our named executive officers will be provided with employee benefit plans.

In 2024, our stockholders approved the compensation of our named executive officers by 83.3% of the votes cast. The vote on this proposal is not intended to address any specific element of compensation. Rather, the vote relates to the overall compensation of our named executive officers, as described under the heading “Executive Compensation” in this proxy statement. We are asking our shareholders to approve the following advisory resolution at our Annual Meeting:

“RESOLVED, that the compensation of Old NXDT’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the overview of executive compensation, compensation tables and narrative discussion is hereby APPROVED.”

This vote is advisory and is not binding on Old NXDT, our Board or the compensation committee (the “Compensation Committee”). However, the Compensation Committee expects to consider the outcome of this advisory vote in evaluating whether any actions are appropriate with respect to our compensation programs for our executive officers. At the 2023 annual meeting of shareholders, a majority of Old NXDT’s shareholders voted in favor of holding advisory votes on Old NXDT’s executive compensation on an annual basis, and, in light of this vote, the Board adopted a policy of holding such advisory votes annually. Unless the Board determines otherwise, we will continue to hold advisory votes on Old NXDT’s executive compensation on an annual basis, and the next advisory vote following this year’s vote will be held at the 2026 annual meeting of shareholders.

The Board unanimously recommends a vote FOR the approval of the compensation of our named executive officers.

PROPOSAL 3 ‒
THE CONVERSION

General

The Board has unanimously approved and recommends that the shareholders approve the Conversion, and the adoption of the Plan of Conversion, Articles of Conversion, the New NXDT Charter and the New NXDT Bylaws associated with such Conversion, each to become effective at or about the Effective Time. In addition, at the Effective Time, the New NXDT Bylaws will go into effect. The following discussion summarizes certain aspects of the conversion from a Delaware statutory trust to a Maryland corporation. This summary does not purport to be complete and is qualified in its entirety by reference to the Plan of Conversion, including the Articles of Conversion attached as an exhibit thereto, attached to this proxy statement/prospectus as Annex A, the New NXDT Charter, attached to this proxy statement/prospectus as Annex B and the New NXDT Bylaws, attached to this proxy statement/prospectus as Annex C, each of which is incorporated by reference into this proxy statement/prospectus. The Board unanimously recommends that the Old NXDT shareholders vote FOR the Conversion Proposal.

Reasons for the Conversion

The purpose of the Conversion is to convert the jurisdiction of organization of Old NXDT from Delaware to Maryland and to change the legal form of Old NXDT from a statutory trust to a corporation. Our Board determined that these changes are in the best interests of our shareholders because (i) the change would make us more comparable to our peers inasmuch as approximately 75% of the public companies that qualify as REITs are currently organized under Maryland law and (ii) in comparison to Delaware, Maryland has a comprehensive regulatory system governing, and courts with extensive expertise in addressing issues pertinent to, corporations operating as REITs. As a result of these considerations, our Board has concluded that the Conversion is advisable and in the best interest of Old NXDT and our shareholders.

Structure and Completion of the Conversion; Effective Time of the Conversion

Subject to the conditions to the Conversion described herein, Old NXDT will convert from a statutory trust formed under the laws of the State of Delaware to a corporation formed under the laws of the State of Maryland. At the Effective Time, the converted entity’s name will change to “NexPoint Diversified Real Estate Trust, Inc.”

To convert to a Maryland corporation, Old NXDT will file the New NXDT Charter and Articles of Conversion with the SDAT. The Articles of Conversion will specify the date and time the Conversion is to be effective. At the Effective Time, each outstanding Old Common Share will be converted into one share of New Common Stock, each Old Series A Preferred Share will be converted into one share of New Series A Preferred Stock and each Old Series B Preferred Share will be converted into one share of New Series B Preferred Stock. We anticipate that the Conversion will be completed on or about June 20, 2025.

Following the Conversion, your rights, and the limitations thereon, as a shareholder of New Stock will be governed by the New NXDT Charter, the New NXDT Bylaws and Maryland law, which we believe are substantially similar, but not identical, to the rights and limitations thereon of Old Shares under Old NXDT. See “Comparison of Rights of Shareholders of Old NXDT and New NXDT.”

The board unanimously recommends a vote FOR the approval of the Conversion Proposal.

No Change in Business Jobs, Physical Location, Etc.

The business of New NXDT will be the same as the business of Old NXDT and will not result in any change in headquarters, business, management, location, assets or liabilities (other than as a result of the costs related to the Conversion, including legal and accounting fees). Old NXDT’s management, including all trustees and officers, will remain the same in connection with the Conversion and will assume identical positions with New NXDT, except that the position of trustee will be referred to as a director. The Conversion is not expected to result in a change in Old NXDT’s current trading status on the NYSE, and the New Common Stock will trade on the NYSE under the ticker symbol “NXDT,” and the New Series A Preferred Stock will trade on the NYSE under the ticker symbol “NXDT PA” upon the Effective Time. The Conversion will effect certain changes of a legal nature, the most significant of which are described in the section titled “Comparison of Rights of Shareholders of Old NXDT and New NXDT.”

Certain Other Effects of the Conversion

The Plan of Conversion, Delaware law and the MGCL effectively provide that New NXDT is a continuation of Old NXDT and that the obligations and rights of Old NXDT will continue as obligations and rights of New NXDT, without impairment. Specifically, the Plan of Conversion and the MGCL provide that:

●

New NXDT shall be deemed to be the same entity as Old NXDT, and New NXDT shall be the successor entity to Old NXDT under the Exchange Act and thereby subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder;

●	the Conversion shall not affect, invalidate, terminate, suspend or nullify any licenses, permits or registrations granted to Old NXDT before the Conversion;

●

as a result of the Conversion, any existing claim, action or proceeding pending by or against Old NXDT may be prosecuted to judgment as if the Conversion had not taken place, or, on motion of the other entity or any other party, New NXDT may be substituted as a party and a judgment against Old NXDT constitutes a lien on the property of New NXDT;

●

New NXDT shall be liable for all the debts and obligations of Old NXDT and the Conversion shall not affect any debts, obligations or liabilities of Old NXDT or impair the rights of creditors or any liens on the property of the Old NXDT; and

●

the ownership interests of the holders of Old Common Shares, Old Series A Preferred Shares and Old Series B Preferred Shares shall cease to exist as ownership interests in Old NXDT and continue to exist as shares of New Common Stock, New Series A Preferred Stock and New Series B Preferred Stock, respectively, and as stock of the successor registrant of Old NXDT, the New Common Stock and the New Series A Preferred Stock will be deemed to be registered under Section 12(b) of the Exchange Act.

Conditions to Completion of the Conversion; Termination of the Plan

The completion of the Conversion is subject to the approval by the affirmative vote of holders of a majority of the outstanding Old Common Shares and Old Series A Preferred Shares, voting as a single class, present or represented by proxy at the Annual Meeting and entitled to vote on the Conversion Proposal. However, even if the Conversion Proposal is approved, the Board may terminate the Conversion if the Board determines that the Conversion is no longer advisable and in the best interest of Old NXDT and its shareholders or may defer the timing of the Conversion. The Board may deem the Conversion to be inadvisable if, among other things:

●	the NYSE has not approved the listing of the shares of New Common Stock and New Series A Preferred Stock to be issued in connection with the Conversion, subject to official notice of issuance; or

●	necessary consents or approvals from lenders are not obtained.

We have no current intention of abandoning the Conversion if shareholder approval of the Conversion Proposal is obtained.

Regulatory Approvals

In connection with the issuance of the New Stock, we must file a registration statement with the SEC under the Securities Act, of which this proxy statement/prospectus forms a part, that is declared effective by the SEC.

Absence of Dissenters’ (or Appraisal) Rights

Pursuant to Delaware law and the Declaration of Trust, Old NXDT shareholders will not be entitled to dissenters’ rights of appraisal in connection with, or as a result, of the Conversion.

Restrictions on Transfer of New Stock Issued as a Result of the Conversion

The shares of New Stock to be issued in connection with the Conversion will, subject to restrictions on ownership and transfer of New Stock set forth in the New NXDT Charter, be freely transferable under the Securities Act, except for shares issued to any stockholder who may be deemed to be an “affiliate” of New NXDT for purposes of Rule 144 promulgated under the Securities Act. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control with, New NXDT and may include executive officers, directors and significant stockholders of New NXDT. Shares of New Stock will be subject to restrictions on ownership and transfer set forth in the New NXDT Charter including, subject to certain exceptions, a limitation on ownership by any person of more than 9.8% in value of the aggregate of the outstanding shares of the stock of New NXDT of any class or series, or 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of New Common Stock and provisions for an automatic transfer to a charitable trust of any shares owned or acquired in excess of the 9.8% limits. See “Description of New NXDT Stock–Restrictions on Ownership and Transfer.”

Treatment of Old NXDT’s Compensation Plans and Outstanding Equity Awards in the Conversion

At the Effective Time, New NXDT will be deemed to have assumed the 2023 Plan and, if approved by Old NXDT’s shareholders, the A&R 2023 Plan. As of the Effective Time, all outstanding rights of participants to acquire Old Common Shares under the 2023 Plan or the A&R 2023 Plan, as applicable, including pursuant to restricted share units issued by Old NXDT, will automatically convert into rights to acquire an equal number of shares of New Common Stock, on the same terms and conditions that were in effect prior to the Conversion.

Conversion of Old Shares; Conversion Procedures

Conversion of Old Shares

The Plan of Conversion provides that, at the Effective Time, by virtue of the Conversion and without further action on the part of Old NXDT, New NXDT or the shareholders of Old NXDT, each outstanding Old Common Share will be converted into one share of New Common Stock, each outstanding Old Series A Preferred Share will be converted into one share of New Series A Preferred Stock and each outstanding Old Series B Preferred Share will be converted into one share of New Series B Preferred Stock. As a result of the Conversion, the Declaration of Trust will cease to be effective, and the New NXDT Charter and the New NXDT Bylaws will be in effect.

Conversion Procedures

All shares of New Stock issued in connection with the Conversion will be uncertificated. New NXDT will register, or cause to be registered in book-entry form, the shares of New Stock into which each Old Share is converted as a result of the Conversion.

Accounting Treatment of the Conversion

The Conversion will have no effect for accounting purposes. The historical consolidated financial statements of Old NXDT previously reported to the SEC as of and for all periods through the Effective Time will remain the consolidated financial statements of New NXDT.

Federal Income Tax Treatment of the Conversion

The Conversion is intended to qualify as a tax-free reorganization under U.S. federal income tax laws. We expect that U.S. shareholders of Old NXDT will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of their Old Shares for New Stock. However, the tax consequences to you will depend on your own situation. You are urged to consult your own tax advisors concerning the specific tax consequences of the Conversion to you, including any state, local or foreign tax consequences of the Conversion. See “Material U.S. Federal Income Tax Considerations.”

CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE NEW NXDT CHARTER
AND NEW NXDT BYLAWS

The following summary of certain provisions of Maryland law and the New NXDT Charter and the New NXDT Bylaws may not contain all of the information that is important to you, and we encourage you to carefully read the New NXDT Charter, the New NXDT Bylaws and the relevant provisions of Maryland law for a more complete understanding of these provisions. Copies of the New NXDT Charter and the New NXDT Bylaws are attached as Annex B and Annex C, respectively, to this proxy statement/prospectus, and to the extent that this proxy statement/prospectus, including the following summary, relates to those documents, it is qualified in its entirety by reference thereto. Except as otherwise noted, the summary set forth below assumes that the Conversion Proposal, including each of the New NXDT Charter and New NXDT Bylaws associated with the Conversion, is adopted at the Annual Meeting.

New NXDT’s Board of Directors

New NXDT’s board of directors will initially consist of seven directors. Immediately following the Conversion, New NXDT’s board of directors will consist of the same individuals who comprise the Board immediately prior to the Conversion.

The New NXDT Charter provides that the number of New NXDT directors may only be increased or decreased by the board of directors pursuant to the New NXDT Bylaws. The New NXDT Bylaws provide that the number of New NXDT directors may be established, increased or decreased by New NXDT’s board of directors but, unless the New NXDT Bylaws are amended, may not be fewer than the minimum number required by the MGCL, nor more than fifteen. The New NXDT Charter and New NXDT Bylaws provide for a single of class directors elected for a term of one year.

Subject to the terms of any class or series of preferred stock, vacancies on New NXDT’s board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected an qualified.

Each of New NXDT’s directors will be elected by its stockholders to serve until the next annual meeting of the stockholders and until his or her successor is duly elected and qualified. Under the New NXDT Charter, there is no cumulative voting in the election of directors. Subject to the terms of any class or series of preferred stock, including the rights of the holders of the New Series A Preferred Stock with respect to the election of Preferred Stock Directors (as defined in the section titled “Description of New NXDT’s Capital Stock” below), the holders of a majority of the outstanding shares of New Common Stock and New Series A Preferred Stock, voting as a single class, can elect all of the directors then standing for election. Directors of New NXDT will be elected by a plurality of all votes cast in the election of directors.

Removal of Directors

Subject to the terms of any class or series of preferred stock, the New NXDT Charter provides that a director may be removed only for cause (as defined in the New NXDT Charter) and only by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of New NXDT’s board of directors to fill vacancies, subject to the terms of any class or series of preferred stock, on New NXDT’s board of directors, precludes stockholders from removing incumbent directors (except for cause and upon a substantial affirmative vote) and filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an “interested stockholder” (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding shares of voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation), or an affiliate of any such interested stockholder, are prohibited for five years after the most recent date on which such interested stockholder becomes an interested stockholder. Thereafter any such business combination must be generally recommended by the board of directors of the corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, other than shares held by the interested stockholder who will (or whose affiliate will) be a party to the business combination or held by an affiliate or associate of the interested stockholder. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by our Board prior to the time that someone becomes an interested stockholder or comply with certain fair price requirements set forth in the MGCL.

Pursuant to the statute, New NXDT’s board of directors will elect, by resolution, to exempt from the Maryland Business Combination Act all business combinations (a) between New NXDT and the Adviser, Jim Dondero and certain of his affiliates or their respective affiliates and (b) between New NXDT and any other person, provided that in the latter case the business combination is first approved by New NXDT’s board of directors (including a majority of directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to a business combination between us and our Adviser and its affiliates or to a business combination between us and any other person if New NXDT’s board of directors has first approved the combination. As a result, any person described in the preceding sentence may be able to enter into business combinations with New NXDT that may not be in the best interest of New NXDT’s stockholders, without compliance by New NXDT with the supermajority vote requirements and other provisions of the statute. We cannot assure you that New NXDT’s board of directors will not amend or repeal this resolution in the future.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” (defined as the direct or indirect acquisition of issued and outstanding “control shares,” subject to certain exceptions) have no voting rights with respect to such shares except to the extent approved by New NXDT’s stockholders by the affirmative vote of at least two-thirds of all of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from shares entitled to vote on the matter.

“Control shares” are voting shares of stock that, if aggregated with all other such shares of stock owned by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;

●	one-third or more but less than a majority; or

●	a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel New NXDT’s board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or, if a meeting of stockholders was held at which the voting rights of such shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or statutory share exchange if the corporation is a party to the transaction or acquisitions approved or exempted by the charter or bylaws of the corporation.

The New NXDT Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision may be amended or eliminated at any time in the future by New NXDT’s board of directors.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors, and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions of the MGCL that provide, respectively, for:

●	a classified board;

●	a two-thirds vote requirement for removing a director;

●	a requirement that the number of directors be fixed only by vote of the board of directors;

●

a requirement that a vacancy on the board be filled only by the remaining directors in office and (if the board is classified) for the remainder of the full term of the class of directors in which the vacancy occurred; and

●	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

The New NXDT Charter provides that, at such time as New NXDT is able to make a Subtitle 8 election, vacancies on New NXDT’s board of directors may be filled only by the remaining directors and that directors elected by New NXDT’s board of directors to fill vacancies will serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in the New NXDT Charter and the New NXDT Bylaws unrelated to Subtitle 8, subject to the terms of any class or series of preferred stock, New NXDT will (a) vest in the board of directors the exclusive power to fix the number of directorships, and (b) require, unless called by the chairman of the board of directors, chief executive officer, president or the board of directors, the written request of stockholders entitled to cast a majority of all of the votes entitled to be cast at such a meeting to call a special meeting. If New NXDT made an election to be subject to the provisions of Subtitle 8 relating to a classified board, the New NXDT board of directors would automatically be classified into three classes with staggered terms of office of three years each. In such instance, the classification and staggered terms of office of the directors would make it more difficult for a third party to gain control of the New NXDT board of directors since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of the directors.

Meetings of Stockholders

Pursuant to the New NXDT Bylaws, a meeting of stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time and place set by New NXDT’s board of directors. The chairman of the board of directors, chief executive officer, president or the board of directors may call a special meeting of stockholders. Subject to the provisions of the New NXDT Bylaws and the terms of any class or series of preferred stock, a special meeting of stockholders to act on any matter that may properly be brought before a meeting of stockholders must also be called by the secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by the New NXDT Bylaws. New NXDT’s secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including New NXDT’s proxy materials), and the requesting stockholder must pay such estimated cost before the secretary is required to prepare and deliver the notice of the special meeting.

Amendments to the New NXDT Charter and the New NXDT Bylaws

Except for those amendments permitted to be made without stockholder approval under the MGCL or the New NXDT Charter and subject to the terms of any class or series of preferred stock, the New NXDT Charter generally may be amended only if the amendment is first declared advisable by the board of directors and thereafter approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. However, amendments to the provisions in the New NXDT Charter relating to the removal of directors and to the sentence in the New NXDT Charter relating to the vote required to approve such amendments must first be declared advisable by the board of directors and thereafter be approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all of the votes entitled to be cast on the matter.

The New NXDT Bylaws may be altered, amended or repealed, in whole or in part, and new bylaws may be adopted by (1) the board of directors or (2) the stockholders with the affirmative vote of a majority of the votes entitled to be cast on the matter by stockholders entitled to vote generally in the election of directors.

Transactions Outside the Ordinary Course of Business

Under the MGCL, a Maryland corporation generally may not dissolve, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. The New NXDT Charter, subject to the terms of any class or series of preferred stock, provides that these actions must be approved by a majority of all of the votes entitled to be cast on the matter.

Dissolution

The dissolution of New NXDT must be declared advisable by a majority of the entire board of directors and approved by the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

The New NXDT Bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of other business to be considered by stockholders may be made only (a) pursuant to New NXDT’s notice of the meeting, (b) by or at the direction of New NXDT’s board of directors or (c) by any stockholder who was a stockholder of record both at the time of giving the notice required by the New NXDT Bylaws and at the time of the meeting, who is entitled to vote at the meeting on such business or in the election of such nominee and has provided notice to New NXDT within the time period, and containing the information, certifications and other materials and who complies with the other procedural requirements, specified in the advance notice provisions of the New NXDT Bylaws.

With respect to special meetings of stockholders, only the business specified in the notice of meeting may be brought before the meeting. Nominations of individuals for election to New NXDT’s board of directors may be made only (a) by or at the direction of the board of directors or (b) if the meeting has been called for the purpose of electing directors, by any stockholder who was a stockholder of record both at the time of giving the notice required by the New NXDT Bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each such nominee and who has provided notice to us within the time period, and containing the information, certifications and other materials, and who complies with the other procedural requirements, specified in the advance notice provisions of the New NXDT Bylaws.

The advance notice provisions of the New NXDT Bylaws provide that, to be timely, a stockholder’s notice with respect to director nominations or a proposal of other business at an annual meeting must be delivered to New NXDT’s corporate secretary at New NXDT’s principal executive office not less than120 nor more than 150 calendar days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. In the event the annual meeting is advanced or delayed by 30 calendar days of the date of the anniversary of the preceding year’s annual meeting, to be timely, a stockholder’s notice must be received not earlier than the 150 calendar days prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th calendar day prior to the date of such annual meeting, as originally convened, and the tenth calendar day following the day on which public announcement of the date of the annual meeting is first made.

REIT Qualification

The New NXDT Charter provides that the Board may authorize us to revoke or otherwise terminate our REIT election, without approval of New NXDT’s stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and that is material to the cause of action. The New NXDT Charter contains a provision that eliminates the liability of New NXDT’s directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires New NXDT (unless the New NXDT Charter provides otherwise, which the New NXDT Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, New NXDT may not indemnify a director or officer in a suit by New NXDT or in New NXDT’s right in which the director or officer was adjudged liable to New NXDT or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by New NXDT or in New NXDT’s right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits New NXDT to advance reasonable expenses to a director or officer upon receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

•

a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by New NXDT if it is ultimately determined that the director or officer did not meet the standard of conduct.

The New NXDT Charter provides that New NXDT will have the power, and the New NXDT Bylaws obligate New NXDT, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of New NXDT and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

The New NXDT Charter and the New NXDT Bylaws also permit New NXDT to indemnify and advance expenses to any person who served a predecessor of New NXDT in any of the capacities described above and to any employee or agent of New NXDT or a predecessor of New NXDT.

New NXDT will enter into indemnification agreements with each of its directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PROPOSAL 4 ‒
APPROVAL OF THE AMENDED AND RESTATED
NEXPOINT DIVERSIFIED REAL ESTATE TRUST

2023 LONG TERM INCENTIVE PLAN

Executive Summary and Selected Plan Information

Introduction

We are asking our shareholders to approve an amendment and restatement of the NexPoint Diversified Real Estate Trust 2023 Long Term Incentive Plan (the “2023 Plan”, and as amended and restated, the “A&R 2023 Plan”).

On April 4, 2025, the Compensation Committee recommended that the Board approve the A&R 2023 Plan, and the Board unanimously approved and determined that the A&R 2023 Plan was advisable and in the best interests of the company and its shareholders. The Board subsequently directed that a proposal to approve A&R 2023 Plan be submitted for consideration by our shareholders at the Annual Meeting.

The A&R 2023 Plan is based on the 2023 Plan with updates to, among other things, increase the total number of our authorized Old Common Shares available for grant, describe what will happen to awards in connection with a Change in Control and extend the termination date of the A&R 2023 Plan to the tenth anniversary of the effective date of the A&R 2023 Plan, which will be the date the A&R 2023 Plan is approved by our shareholders.

Our Board believes that the effective use of equity and equity-linked long-term incentive compensation awards is vital to our ability to attract, retain, reward, and motivate our key employees and directors. Shareholder approval of the A&R 2023 Plan will allow us to continue to provide these incentives. If we do not obtain approval of the A&R 2023 Plan, then once we exhaust the share reserve under the 2023 Plan, we will lose access to an important compensation tool that is key to our ability to attract, motivate, reward, and retain our key management and directors.

Proposed Share Reserve

The number of Old Common Shares that will be authorized for issuance pursuant to the A&R 2023 Plan will not exceed, in the aggregate, 3,488,000 (the “Overall Share Limit”), which includes 943,000 Old Common Shares requested for purposes of this proposal and the 2,545,000 Old Common Shares previously approved under the 2023 Plan.

Expected Duration and Impact on Dilution (as measured through burn rate and overhang)

Old NXDT recognizes the impact of dilution on our shareholders and has evaluated the request for Old Common Shares under the A&R 2023 Plan very carefully in the context of the need to motivate, retain and ensure our leadership team is focused on our strategic and long-term growth priorities. Equity is an important component of a compensation program that aligns with our strategy of achieving long-term, sustainable growth.

Based on current expectations for possible future awards, Old NXDT is recommending that an additional 943,000 Old Common Shares be made available for issuance under the A&R 2023 Plan. Based on the closing price on the NYSE for the Old Common Shares on April 9, 2025 of $4.15 per share, the aggregate market value as of April 9, 2025 of the Old Common Shares requested under the A&R 2023 Plan was $3,913,450. Old NXDT anticipates these Old Common Shares will be sufficient to cover equity awards for the next several years. Despite this estimate, the duration of the Overall Share Limit may be shorter or longer depending on various factors such as share price, aggregate equity needs and equity award type mix.

Common measures for the use of share incentive plans include the burn rate and the overhang rate. The burn rate measures the annual dilution from equity awards granted during a particular year. We have previously issued awards under the 2023 Plan. The three-year average burn rate from fiscal year 2022 to 2024 is 1.39%. The following table provides information regarding our annual burn rate over the past three completed fiscal years. The amounts shown in the table reflect awards granted and Old Common Shares outstanding.

Year	Time-Based RSUs Granted (#)	Weighted Avg. Shares Outstanding (#)	Burn Rate (%)
2022	0	37,171,807	0.0%
2023	603,486	37,333,522	1.62%
2024	1,033,787	40,228,781	2.55%

[1]The weighted average shares outstanding column includes OP Units (as defined below).

The overhang rate is a measure of potential dilution to holders of Old Common Shares. As of April 9, 2025, there were 44,626,539.24 of our Old Common Shares outstanding, 1,934,707 Old Common Shares subject to outstanding full value equity awards, zero Old Common Shares subject to outstanding options or SARs, 997,064 Old Common Shares remaining under the 2023 Plan and 2,000 common limited partnership units of the Operating Partnership (defined below) (the “OP Units”) that were redeemable, subject to certain requirements, for cash or, at the election of Old NXDT, Old Common Shares on a one-for-one basis. If Old NXDT’s overhang rate is calculated including the potential impact of the redemption of the OP Units, then (a) if Old NXDT excludes the impact of the new share request, Old NXDT’s overhang rate as of April 9, 2025 is 4.2% on a fully diluted basis, and (b) if Old NXDT includes the new share request of 943,000 Old Common Shares, Old NXDT’s overhang rate with respect to Old Common Shares will be approximately 5.7% on a fully diluted basis. If Old NXDT’s overhang rate is calculated excluding the potential impact of the redemption of the OP Units, then (a) if we exclude the impact of the new share request, Old NXDT’s overhang rate as of April 9, 2025 is 4.2% on a fully diluted basis, and (b) if Old NXDT includes the new share request of 765,000 Old Common Shares, Old NXDT’s overhang rate with respect to Old Common Shares will be approximately 6.1% on a fully diluted basis. Old NXDT believes this is a reasonable level of dilution and provides Old NXDT with the appropriate flexibility to ensure meaningful equity awards in future years to executives and other key service providers to better align their interests with the interests of shareholders.

Governance Highlights and Best Practices of the A&R 2023 Plan	The A&R 2023 Plan incorporates certain compensation governance provisions that reflect best and prevalent practices. These include:

● Minimum one-year vesting period for all awards, subject to certain exceptions described in the A&R 2023 Plan.

● Annual limit of $350,000 compensation (including, but not limited to, cash fees and equity awards under the A&R 2023 LTIP) that may be paid or awarded to a non-employee trustee with respect to his or her trustee service in any period of one calendar year.

● No “liberal” share counting for any awards.

● Prohibition on discounted option rights and stock appreciation rights (“SARs”).

● No repricing of option rights or SARs and no cash buyout of underwater option rights and SARs without shareholder approval.

● No dividends or dividend equivalents paid out currently on unvested awards.

●  No dividends or dividend equivalents on option rights or SARs.

● No evergreen features.

● “Double-trigger” vesting for change in control benefits.

● No tax “gross-ups” for excise taxes payable in connection with a change in control.

● Clawback provisions.

Plan Term

The A&R 2023 Plan will expire on the tenth anniversary of the date the A&R 2023 Plan was approved by Old NXDT’s shareholders, unless earlier terminated by the Compensation Committee. Awards granted under the A&R 2023 Plan prior to such expiration date shall continue to be controlled by its terms.

Conversion

If the Conversion is completed, shares of New Common Stock will be authorized for issuance pursuant to the A&R 2023 Plan in the same amount and under the same terms as set forth herein with respect to the Old Common Shares.

Board Recommendation

The Board is recommending that the Old NXDT’s shareholders vote in favor of the A&R 2023 Plan. The A&R 2023 Plan affords the Compensation Committee the ability to design compensatory awards that are responsive to Old NXDT’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of Old NXDT by attracting, retaining and motivating officers, key employees, non-employee trustees and other eligible service providers of the Company Group (as defined below).

If the A&R 2023 Plan is approved by Old NXDT’s shareholders, it will be effective as of the day of the Annual Meeting. Awards previously granted under the 2023 Plan would be unaffected by the adoption of the A&R 2023 Plan, and such awards would remain outstanding under the terms pursuant to which they were granted. If the A&R 2023 Plan is not approved by Old NXDT’s shareholders, no awards will be made under the A&R 2023 Plan and the 2023 Plan will remain in effect in its current form.

In evaluating this proposal, shareholders should consider all of the information in this proposal.

The Board unanimously recommends a vote FOR the approval of the amendment and restatement of the NexPoint Diversified Real Estate Trust 2023 Long Term Incentive Plan.

Summary of Material Terms of the A&R 2023 Plan

The following description of the A&R 2023 Plan and the above executive summary are only a summary of the A&R 2023 Plan’s principal terms and provisions and are qualified in their entirety by reference to the full copy of the A&R 2023 Plan, attached as Annex D to this proxy statement/prospectus.

Purpose

The A&R 2023 Plan is designed to provide competitive incentives intended to attract, retain, incentivize and reward eligible participants.

Eligibility for Participation

Certain individuals selected by the Compensation Committee who are an officer or other key employee of the Company Group (or have agreed to serve in such capacity within 90 days of the grant date), an individual providing services to the Company Group (provided he or she satisfy the Form S-8 definition of “employee”) or a non-employee trustee of Old NXDT at the time of an award’s grant are eligible to participate in the A&R 2023 Plan. Under the A&R 2023 Plan, “Company Group” includes (i) Old NXDT and any of its affiliates or subsidiaries, including our Adviser and the OP, (ii) any entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Adviser, or (iii) the successors of any of the entities in romanettes (i) and (ii) (together, the “Company Group” and any member of the Company Group, a “Company Group Member”).

As of March 31, 2025, there were approximately 35 employees of our Company Group and six non-employee trustees of Old NXDT expected to participate in the A&R 2023 Plan. As of March 31, 2025, there were zero consultants expected to participate in the A&R 2023 Plan.

Plan Administration

The A&R 2023 Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board designated by the Board to administer the A&R 2023 Plan. As plan administrator, the Compensation Committee has broad authority to determine the terms of the awards granted under the A&R 2023 Plan (subject to the terms thereof) and to make all other determinations it deems necessary or advisable to administer the A&R 2023 Plan properly. The interpretation and construction by the Compensation Committee of any provision of the A&R 2023 Plan or of any award agreement or related document, and any determination by the Compensation Committee pursuant to any provision of the A&R 2023 Plan or of any such agreement, notification or document, will be final and conclusive.

The Compensation Committee may also delegate its authority under the A&R 2023 Plan: (i) to a subcommittee of the Compensation Committee; (ii) if permitted by applicable law and with respect to the committee’s administrative duties and powers, to one or more committee members, officers, agents or advisors of Old NXDT as it deems advisable; and (iii) by resolution to one or more officers of Old NXDT with respect to selecting eligible employee participants (provided they are not subject to Section 16 of the Exchange Act reporting requirements) and determining award size, subject to certain additional limitations in the A&R 2023 Plan.

Shares Available for Awards and ISOs

Subject to adjustment as provided in the A&R 2023 Plan, the number of Old Common Shares that may be issued or transferred under the A&R 2023 Plan shall not exceed the Overall Share Limit, which includes the 2,545,000 shares previously approved under the 2023 Plan. The maximum number of Old Common Shares that may be issued pursuant to an “incentive stock option”, as defined in Section 422 of the Code (or an “ISO”), may not exceed the Overall Share Limit.

Share Counting Provisions

The Overall Share Limit shall be reduced by one Old Common Share for every Old Common Share ultimately issued or transferred under the A&R 2023 Plan. If any award granted under the 2023 Plan or the A&R 2023 Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), since such cancellation, forfeiture, expiration, or cash settlement does not result in an issuance or transfer of Old Common Shares under the A&R 2023 Plan, the Old Common Shares subject to such award shall not reduce the number of Old Common Shares available for issuance or transfer under the Overall Share Limit. The Overall Share Limit will be reduced by one Old Common Share for each profits interest unit issued pursuant to an award agreement. In addition, the following types of Old Common Shares have been issued or transferred pursuant to an award, have been deducted from the Overall Share Limit, and will not become available again for issuance or transfer under the A&R 2023 Plan: (a) Old Common Shares withheld by Old NXDT, tendered or otherwise used in payment of the exercise price of an option right; (b) Old Common Shares withheld by Old NXDT or tendered or otherwise used to satisfy tax withholding obligations; (c) Old Common Shares subject to a SAR that are not actually issued or transferred in connection with its settlement of Old Common Shares on exercise thereof; and (d) Old Common Shares that are reacquired by Old NXDT on the open market or otherwise using option rights proceeds.

Allowances for Conversion Awards and Assumed Plans

Old Common Shares issued or transferred under awards granted under the A&R 2023 Plan in substitution for or conversion of, or in connection with an assumption of, shares or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with Old NXDT or any of its subsidiaries will not count against (or be added back to) the aggregate share limit or other A&R 2023 Plan limits described above (“Substitute Awards”). Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the A&R 2023 Plan, under the circumstances further described in the A&R 2023 Plan, but will not count against the aggregate share limit or other A&R 2023 Plan limits described above (“Assumed Plan Awards”).

Minimum Vesting Requirement

Notwithstanding anything else contained in this proposal to the contrary (except in the case of Substitute Awards, Assumed Plan Awards and cash incentive awards), awards that are granted under the A&R 2023 Plan will be subject to a minimum vesting and exercise period of one year from the grant date (“Minimum Vesting Requirement”). Notwithstanding the foregoing, the award may provide for acceleration of vesting and/or exercise in the event of a participant’s retirement, death or disability, in the event of a double-trigger change in control of Old NXDT (as described below) or where such awards are not assumed or converted into replacement awards (as described below). The Compensation Committee may grant awards covering up to 5% of the maximum number of Old Common Shares reserved for issuance under the A&R 2023 Plan (subject to adjustment as provided in the A&R 2023 Plan) for issuances under the A&R 2023 Plan, without regard to the Minimum Vesting Requirement.

Types of Awards Under the A&R 2023 Plan

Pursuant to the A&R 2023 Plan, Old NXDT may grant option rights (including ISOs), SARs, restricted shares, restricted share units (“RSUs”), performance shares, performance units, cash incentive awards, profits interest units and certain other awards based on or related to the Old Common Shares.

Each grant of an award under the A&R 2023 Plan will be evidenced by an award agreement or agreements which will contain such terms and conditions as the Compensation Committee may determine, consistent with the A&R 2023 Plan. Each award may be subject to time-based, service-based or performance-based vesting. A brief description of the types of awards which may be granted under the A&R 2023 Plan is set forth below.

Option Rights

An option right is a right to purchase shares of Old NXDT upon the exercise of the option right. Option rights granted under the A&R 2023 Plan may consist of ISOs, non-qualified options that are not intended to qualify as an ISO or a combination of both. ISOs may only be granted to participants who meet the definition of employee under Section 3401(c) of the Code. Except with respect to Substitute Awards and Assumed Plan Awards, option rights must have an exercise price per share that is not less than the fair market value of a share on the date of grant, and with respect to ISOs granted to holders of at least 10% of Old NXDT’s Old Common Shares, such ISOs must have an exercise price per share that is not less than 110% of the fair market value of a share on the date of grant. The term of an option right may not extend more than ten years after the date of the grant; provided, that in the case of ISOs granted to holders of more than 10% of Old NXDT’s shares, no such option right shall be exercisable more than five years from the date of the grant.

Each grant of an option right will specify the applicable terms of the option right, including the number of Old Common Shares subject to the option right and the applicable vesting and forfeiture provisions (whether based on service, performance or otherwise), as determined by the Compensation Committee.

In addition, each grant will specify the form of consideration to be paid in satisfaction of the exercise price, which may include: (a) cash or check acceptable to Old NXDT, or wire transfer of immediately available funds; (b) the actual or constructive transfer to Old NXDT of Old Common Shares owned by the participant (or certain other consideration permitted under the A&R 2023 Plan) with a value at the time of exercise that is equal to the total exercise price; (c) subject to any conditions or limitations established by the Compensation Committee, by a net exercise arrangement pursuant to which Old NXDT will withhold Old Common Shares otherwise issuable upon exercise of an option right; (d) by a combination of the foregoing methods; and (e) such other methods as may be approved by the Compensation Committee. To the extent permitted by law, any option right may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Option rights granted under the A&R 2023 Plan may not provide for dividends or dividend equivalents.

SARs

The A&R 2023 Plan provides for the grant of SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Compensation Committee may determine, of the spread between the base price and the value of the Old Common Shares on the date of exercise.

Each grant of a SAR will be evidenced by an award agreement which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions (whether based on service, performance or otherwise), as specified by the Compensation Committee. A SAR may be paid in cash, Old Common Shares or any combination thereof. Except with respect to Substitute Awards and Assumed Plan Awards, the base price of a SAR may not be less than the fair market value of an Old Common Share on the date of grant. The term of a SAR may not extend more than ten years from the date of grant. SARs granted under the A&R 2023 Plan may not provide for dividends or dividend equivalents.

Restricted Shares

Restricted shares constitute an immediate transfer of the ownership of Old Common Shares to the participant in consideration of the performance of services, entitling such participant to distribution, voting and other ownership rights, subject to certain vesting conditions and forfeiture conditions (whether based on service, performance or otherwise) determined by the Compensation Committee and set forth in an award agreement specifying the terms and conditions of the award. Each such grant or sale of restricted shares may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per Old Common Share on the date of grant.

Any grant of restricted shares shall require that any or all dividends or distributions paid on the restricted shares during the period of such restrictions shall be automatically deferred and paid on a contingent basis based on the participant earning the restricted shares with respect to which such dividends are paid.

Restricted Share Units

RSUs awarded under the A&R 2023 Plan constitute an agreement by Old NXDT to deliver Old Common Shares, cash, or a combination thereof, to the participant in the future. Each grant of an RSU award will be evidenced by an award agreement, which specifies the applicable terms and conditions of such award, including any vesting and forfeiture provisions (whether based on service, performance or otherwise) as determined by the Compensation Committee. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per Old Common Share on the date of grant. During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the Old Common Shares underlying the RSUs and no right to vote them or receive dividends thereon. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Compensation Committee, subject to deferral and payment on a contingent basis based on the participant earning the RSUs with respect to which such dividend equivalents are paid.

Performance Shares, Performance Units and Cash Incentive Awards

Performance shares, performance units and cash incentive awards may also be granted to participants under the A&R 2023 Plan. A performance share is a bookkeeping entry that records the equivalent of one Old Common Share, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Compensation Committee. Each grant will specify the applicable terms of the award, including the number or amount of performance shares or performance units, or the amount payable with respect to cash incentive awards, and the applicable vesting and forfeiture provisions (whether based on service, performance or otherwise), as determined by the Compensation Committee.

In addition, each grant will specify the time and manner of payment of performance shares, performance units or cash incentive awards that have been earned, and any grant may further specify that any such amount may be paid or settled by Old NXDT in cash, Old Common Shares, restricted shares, RSUs or any combination thereof. Performance shares, performance units and cash incentive awards are not entitled to receive dividends. Any grant of performance shares may provide for the payment of dividend equivalents in cash or in additional Old Common Shares, subject to deferral and payment on a contingent basis based on the participant’s earning of the performance shares with respect to which such dividend equivalents are paid.

Profits Interest Units

A profits interest unit is a unit of the OP which is intended to constitute a “profits interest” within the meaning of Internal Revenue Service (“IRS”) Revenue Procedures 93-27 and 2001-43. Profits interest units are a form of appreciation award that is valued by reference to the value of a limited partnership interest in the OP. Each grant of profits interest units shall be evidenced by an award agreement setting forth the award’s applicable terms and conditions, including the applicable vesting and forfeiture provisions (whether based on service, performance or otherwise), as determined by the Compensation Committee.

A profits interest unit may only be issued to a participant for the performance of services to, or for the benefit of, the OP in the participant’s capacity as a partner of the OP, in anticipation of becoming a partner of the OP or otherwise as determined by the Compensation Committee; provided, that, the profits interest units are intended to constitute “profits interests” within the meaning of IRS Revenue Procedures 93-27 and 2001-43. Profits interest units granted under the A&R 2023 Plan may not provide for dividends or dividend equivalents of Old NXDT, but may be eligible to receive distributions from the OP in accordance with the partnership agreement of the OP (the “Partnership Agreement”).

Other Awards

The Compensation Committee may grant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Old Common Shares, factors that may influence the value of such Old Common Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Old Common Shares, purchase rights for Old Common Shares, awards with value and payment contingent upon performance of Old NXDT or specified subsidiaries, affiliates or other business units or any other factors designated by the Compensation Committee, awards valued by reference to the book value of Old Common Shares or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of Old NXDT, awards that are membership interests in a subsidiary or operating partnership, and interests in the OP. The terms and conditions of any such awards will be determined by the Compensation Committee. Old Common Shares delivered under an award in the nature of a purchase right granted under the A&R 2023 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Old Common Shares, other awards, notes or other property, as the Compensation Committee determines.

Additionally, the Compensation Committee may grant cash awards as an element of any other award, Old Common Shares as a bonus, or may grant other awards in lieu of obligations of Old NXDT or a subsidiary to pay cash or deliver other property under the A&R 2023 Plan or under other plans or compensatory arrangements, subject to terms determined by the Compensation Committee in a manner that complies with Section 409A of the Code.

Awards in the category of “other awards” under the A&R 2023 Plan shall not be entitled to dividends. Rights to dividend equivalents may be extended to and made part of such other awards at the discretion of and on the terms determined by the Compensation Committee, subject to deferral and payment on a contingent basis based on the participant earning the award with respect to which such dividend equivalents are paid.

Adjustments; Corporate Transactions

If there is any change in Old NXDT’s capitalization (including resulting from a share split) or a corporate transaction (including a merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, redomestication, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities), the Compensation Committee will adjust the number and kind of Old Common Shares or other securities permitted to be delivered under the A&R 2023 Plan, adjust the terms of outstanding awards, including the number and kind of Old Common Shares or other securities subject to outstanding awards, in each case as and to the extent the Compensation Committee determines an adjustment to be appropriate and equitable, to prevent dilution or enlargement of rights.

In the event of any such transaction or event, or in the event of a change in control of Old NXDT, the Compensation Committee may provide in substitution for any or all outstanding awards under the A&R 2023 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code.

“Double-Trigger” Accelerated Vesting upon Change in Control

In the event of a change in control, the A&R 2023 Plan provides that the vesting of awards will accelerate in connection therewith only where the award is not assumed or converted into a “replacement award” (as defined under the A&R 2023 Plan). To constitute a replacement award, in addition to providing substantially the same economic rights and benefits, the award must also provide that if a participant’s continuous service is involuntarily terminated by Old NXDT for reasons other than for cause or the participant terminates his or her continuous service for good reason following the grant of the replacement award, the award will fully vest, subject to any modifications provided in the A&R 2023 Plan to comply with Code Section 409A.

If an award is not assumed or converted into a “replacement award,” (a) all awards with time-based vesting conditions or restrictions will become fully vested (and option rights and SARs exercisable) at the time of the change in control; (b) all awards with respect to which the vesting or amount is based on the satisfaction of certain management objectives or other performance-based criteria will be deemed to be achieved or fulfilled at the greater of (i) the performance achieved (as determined by the Compensation Committee) or (ii) at the target level of performance applicable to the award, prorated based on the elapsed proportion of the performance period as of the date of the change in control; and (c) all awards will be paid or settled on the date of the change in control. In addition, for each option right or SAR with an option price or base price greater than the consideration offered in connection with such change in control, the Compensation Committee may elect to cancel such option right or SAR without any payment to the participant.

The A&R 2023 Plan includes a definition of “change in control.” In general, except as may be otherwise prescribed by the Compensation Committee in any award agreement, a change in control will be deemed to have occurred if: (a) individuals who constitute the Board on the effective date of the A&R 2023 Plan cease for any reason to constitute at least a majority of the Board, unless their replacements are approved as described in the A&R 2023 Plan (subject to certain exceptions described in the A&R 2023 Plan); (b) a person or group becomes the beneficial owner of 35% or more of the then-outstanding Old Common Shares or the combined voting power of our then-outstanding securities entitled to vote generally in the election of trustees, subject to certain exceptions; (c) Old NXDT closes a reorganization, merger, consolidation, significant sale or purchase of assets, in each case which causes the persons or groups who are the beneficial owners of 35% or more of the then-outstanding Old Common Shares or the combined voting power of our then-outstanding securities entitled to vote generally in the election of trustees to cease to be such beneficial owners of the entity resulting from such transaction, in substantially the same proportions of ownership as immediately prior to such transaction, as further described in the A&R 2023 Plan; (d) Old NXDT’s shareholders approve its complete liquidation or dissolution; or (e) the Adviser is terminated.

Management Objectives

The A&R 2023 Plan permits Old NXDT to grant awards subject to the achievement of certain specified management objectives. Management objectives are defined as the measurable performance objective or objectives established pursuant to the A&R 2023 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Compensation Committee, option rights, SARs, restricted shares, RSUs, dividend equivalents or other awards. Management objectives may be described in terms of company-wide objectives or objectives that are related to the performance of the individual participant or of one or more of the subsidiaries, divisions, departments, regions, functions or other organizational units within Old NXDT or its subsidiaries. The management objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves.

Detrimental Activity and Recapture

Any award agreement may provide for the cancellation or forfeiture and repayment to Old NXDT of any award or gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Compensation Committee from time to time or as may be required by the Compensation Committee or under Section 10D of the Exchange Act and any applicable rules and regulations promulgated by the SEC or any national securities exchange or national securities association on which Old Common Shares may be traded.

Effective Date and Term of the A&R 2023 Plan

The A&R 2023 Plan will become effective on the date it is approved by Old NXDT’s shareholders and will terminate as to future awards on the tenth anniversary thereof.

Amendment and Termination of the A&R 2023 Plan

The Board may amend the A&R 2023 Plan at any time, but no amendment, alteration or termination of the A&R 2023 Plan may impair the rights of any participant with respect to outstanding awards without the participant’s consent or permit the Board to amend awards in violation of the A&R 2023 Plan’s prohibition on repricing underwater option rights and SARs. In addition, the Board would need shareholder approval of an amendment if it (a) would materially increase the benefits accruing to participants under the A&R 2023 Plan, (b) would materially increase the number of securities which may be issued under the A&R 2023 Plan, (c) would materially modify the requirements for participation in the A&R 2023 Plan, or (d) must otherwise be approved by Old NXDT’s shareholders in order to comply with applicable law or the rules of the stock exchange(s) on which the Old Common Shares are traded. Shareholder approval will be obtained to increase the Overall Share Limit (subject to adjustment as described above), and for any amendment that would require such approval to comply with any rules of the stock exchange(s) on which the Old Common Shares are traded or other applicable law. The Board may, in its discretion, terminate the A&R 2023 Plan at any time. Termination of the A&R 2023 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination.

Material U.S. Federal Income Tax Consequences

The following discussion of certain relevant United States federal income tax effects applicable to certain awards granted under the A&R 2023 Plan is only a summary of certain of the United States federal income tax consequences applicable to United States residents under the A&R 2023 Plan, and reference is made to the Code for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the A&R 2023 Plan or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. In particular, participants who are stationed outside the United States may be subject to foreign taxes as a result of the A&R 2023 Plan.

Tax Consequences to Participants

Nonqualified Option Rights: An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified share option. Rather, at the time of exercise of the nonqualified share option, the optionee will recognize ordinary income, and Old NXDT will be entitled to a deduction, in an amount equal to the excess of the fair market value of the Old Common Shares on the date of exercise over the exercise price. If the Old Common Shares acquired upon the exercise of a nonqualified share option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.

Incentive Stock Options: An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an ISO (within the meaning of Section 422 of the Code) and Old NXDT will not be entitled to a deduction at that time. If the ISO is exercised during employment or within 90 days following the termination thereof (or within one year following termination, in the case of a termination of employment due to retirement, death or disability, as such terms are defined in the A&R 2023 Plan), the optionee will not recognize any income and Old NXDT will not be entitled to a deduction. The excess of the fair market value of the Old Common Shares on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income.

Generally, if an optionee disposes of shares acquired by exercising an ISO either within two years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and Old NXDT will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If the Old Common Shares are disposed of after the two-year and one-year periods described above, Old NXDT will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

SARs:  A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income equal to the value of any cash received and the fair market value on the date of exercise of any Old Common Shares received. Old NXDT will not be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any Old Common Shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Shares: A participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted shares award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted shares are no longer subject to a substantial risk of forfeiture (within the meaning of the Code). Old NXDT generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal the fair market value of those shares at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. Old NXDT generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Share Units: A participant subject to United States federal income tax who is granted a restricted shares unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted shares unit, but rather will recognize ordinary income in an amount equal to the fair market value of the Old Common Shares at the time of settlement, and Old NXDT will have a corresponding deduction at that time.

Performance Shares, Performance Units, Other Share-Based and Cash-Based Awards: In the case of other share-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, Old NXDT will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.

Profits Interest Units: A participant subject to United States federal income tax who is granted a profits interest unit generally is not expected to recognize taxable income at the time of grant or the vesting of those units, provided that (a) the award qualify as “profits interests” within the meaning of IRS Revenue Procedures 93-27 and 2001-43; (b) the participant does not dispose of the units within two years of issuance; and (c) certain other requirements are met. Participants generally would make the election provided for under Section 83(b) of the Code, recognizing zero income at the time of grant, in which case the profits interest units could be disposed of within two years of issuance. As a holder of profits interest units, however, a participant will be required to report on his or her income tax return his or her allocable share of the OP’s income, gains, losses, deductions and credits in accordance with the Partnership Agreement, regardless of whether the OP actually makes a distribution of cash to the participant. Distributions of money by the OP to the participant, will generally be taxable to the grantee to the extent that such distributions exceed the participant’s tax basis in the OP. Any such gain generally will be capital gain, but a portion may be treated as ordinary income, depending on the assets of the OP at that time. Generally, no deduction is available to Old NXDT upon the grant, vesting or disposition of the units.

Tax Withholding: Old NXDT has the right to deduct or withhold, or require a participant to remit to Old NXDT, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of grants under the plans.

Certain Tax Code Limitations on Deductibility: Section 162(m) of the Code generally limits the deductible amount of total annual compensation paid by a public company to each “covered employee” to no more than $1 million. In addition, our ability to obtain a deduction for future payments could be limited by Section 280G of the Code, which provides that certain payments made in connection with a change in control are not deductible by Old NXDT (and may be subject to additional taxes for the participant).

Section 409A: Some awards under the plans may be considered to be deferred compensation subject to Section 409A of the Code. Failure to satisfy the applicable requirements under this provision for awards considered deferred compensation would result in the acceleration of income and additional income tax liability to the recipient, including certain penalties.

New Plan Benefits

As of the date hereof, no awards have been granted under the A&R 2023 Plan. The aggregate number of shares and aggregate total dollar value of potential future awards under the A&R 2023 Plan that may be made to any of our named executive officers or to our executive officers, non-executive officer employees or non-employee trustees as a group is subject to the discretion of the Compensation Committee and is not yet determinable. Grants under the 2023 Plan in 2024 to our named executive officers and non-employee trustees are described in the “Executive Compensation” and “The Board, Its Committees and Its Compensation” sections below.

Registration with the SEC

If the A&R 2023 Plan is approved by Old NXDT’s shareholders and becomes effective, we intend to file a Registration Statement on Form S-8 relating to the issuance of Old Common Shares under the A&R 2023 Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the A&R 2023 Plan by Old NXDT’s shareholders.

Required Vote

Under Old NXDT’s bylaws, the approval of the A&R 2023 Plan requires the affirmative vote of a majority of votes cast.

The Board unanimously recommends a vote FOR the approval of the amendment and restatement of the NexPoint Diversified Real Estate Trust 2023 Long Term Incentive Plan.

PROPOSAL 5 ‒
APPROVAL OF THE POTENTIAL ISSUANCE OF OLD COMMON SHARES OR, IF THE CONVERSION IS COMPLETED, NEW COMMON STOCK, TO THE ADVISER PURSUANT TO THE ADVISORY AGREEMENT

Section 312.03(b) of the NYSE Listed Company Manual (“Rule 312”) requires shareholder approval prior to the issuance of Old Common Shares or, if the Conversion is completed, New Common Stock, or of securities convertible into or exercisable for Old Common Shares or, if the Conversion is completed, New Common Stock, in a transaction or series of related transactions, in which a director, officer or substantial security holder of Old NXDT (each a “Related Party”) has a five percent or greater interest, directly or indirectly, in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of Old Common Shares or, if the Conversion is completed, New Common Stock, or securities convertible into Old Common Shares or, if the Conversion is completed, New Common Stock, could result in an issuance that exceeds either five percent of the number of shares of Old Common Shares or five percent of the voting power outstanding before the issuance.

On July 22, 2024, Old NXDT and the Adviser entered into an amendment to the Advisory Agreement (the “Advisory Agreement Amendment”). The Advisory Agreement Amendment changed the structure of the fees which Old NXDT pays the Adviser such that the monthly installment of the administrative fee shall be paid in cash and the monthly installment of the advisory fee shall be paid one-half in cash and one-half in Old Common Shares, subject to certain restrictions including that in no event shall the Old Common Shares issued to the Adviser under the Advisory Agreement exceed five percent of the number of Old Common Shares or five percent of the voting power of Old NXDT outstanding prior to the first issuance of Old Common Shares to the Adviser pursuant to the Advisory Agreement (the “Share Cap”) and that in no event shall the Old Common Shares issued to the Adviser under the Advisory Agreement exceed 6,000,000 Old Common Shares. Our Adviser is a Related Party under Rule 312 and as a result of his indirect beneficial ownership of our Adviser, our President and Chairman of the Board James Dondero, may be deemed to have a five percent or greater interest in the issuance of Old Common Shares to our Adviser under Rule 312.

We are requesting your approval to issue up to 6,000,000 Old Common Shares or, if the Conversion is completed, shares of New Common Stock, to our Adviser pursuant to the Advisory Agreement, which may exceed five percent of our Old Common Shares outstanding prior to the first such issuance. The issuance may or may not occur, and may occur in current and future periods.

If we receive shareholder approval, the restriction that no more than 6,000,000 Old Common Shares or, if the Conversion is completed, shares of New Common Stock, shall be issued to the Adviser under the Advisory Agreement will remain in place and the Share Cap will no longer be of any effect. If we do not receive shareholder approval, the Share Cap will remain in place. The Advisory Agreement Amendment became effective on July 22, 2024, and we are not seeking shareholder approval of the Advisory Agreement Amendment.

Interest of Certain Persons in Matters to be Acted Upon

As noted above, our President and Chairman of the Board has an interest in this Proposal 5, as, due to his indirect ownership of the Adviser, he may be deemed to have a five percent or greater interest in the Old Common Shares issued to our Adviser under Rule 312. In addition, certain members of the Board and executive officers that are employed by our Adviser have an interest in this Proposal 5.

The Board unanimously recommends a vote FOR the approval of the potential issuance of Old Common Shares or, if the Conversion is completed, New Common Stock, to the Adviser pursuant to the Advisory Agreement.

PROPOSAL 6 ‒
RATIFICATION OF APPOINTMENT OF

KPMG LLP AS OLD NXDT’S INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025

The audit committee has appointed KPMG as Old NXDT’s independent registered public accounting firm for 2025. The Board is asking shareholders to ratify this appointment. SEC regulations and NYSE listing requirements require Old NXDT’s independent registered public accounting firm to be engaged, retained and supervised by the audit committee. However, the Board considers the selection of an independent registered public accounting firm to be an important matter to shareholders. Accordingly, the Board considers a proposal for shareholders to ratify this appointment to be an opportunity for shareholders to provide input to the audit committee and the Board on a key corporate governance issue.

Representatives of KPMG are expected to virtually attend the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to appropriate questions.

Selection. KPMG served as Old NXDT’s independent registered public accounting firm for 2024, and has been selected by the audit committee to serve as Old NXDT’s independent registered public accounting firm for 2025.

Audit and Non-Audit Fees. The following table presents fees for audit services rendered by KPMG for the audit of Old NXDT’s annual financial statements for 2024 and 2023 and fees billed for other services rendered by KPMG.

	DECEMBER 31, 2024	DECEMBER 31, 2023
Audit Fees(1)	$1,265,000	$1,550,000
Audit-Related Fees	-	-
Tax Fees (2)	250,210	249,830
All Other Fees	-	-
Total	$1,515,210	$1,799,830

(1)

Includes fees for audits of our annual financial statements, reviews of the related quarterly financial statements, and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements, including comfort letters and consents issued in connection with SEC filings and reviews of documents filed with the SEC. For 2023, also includes fees incurred for the audit of internal controls over financial reporting as required by Section 404 of the Sarbanes Oxley Act of 2002.

(2)	Includes fees billed for professional services rendered for tax compliance, tax advice and tax planning.

Pursuant to the charter of the audit committee, the audit committee is responsible for the oversight of our accounting, reporting and financial practices. The audit committee has the responsibility to select, appoint, engage, oversee, retain, evaluate and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors.

The audit committee has adopted a policy to pre-approve all audit and permitted non-audit services provided by our principal independent accountants. All audit and non-audit services for 2024 were pre-approved by the audit committee.

The Board unanimously recommends a vote FOR the ratification of the appointment of KPMG as Old NXDT’s independent registered public accounting firm for 2025.

THE BOARD, ITS COMMITTEES AND ITS COMPENSATION

Board of Trustees

The Board presently consists of seven members, six of whom are non-management trustees, and five of whom are considered independent in accordance with applicable NYSE rules. Each trustee serves a one-year term expiring at each annual meeting of shareholders and lasting until his or her respective successor is duly elected and qualified.

Trustee Compensation in 2024

Old NXDT provides the following compensation for non-management trustees:

●	each non-management trustee receives an annual trustee’s fee payable in cash equal to $20,000 and an annual grant of restricted share units;

●	the chair of our audit committee receives an additional annual fee payable in cash equal to $15,000;

●	the chair of our Compensation Committee receives an additional annual fee payable in cash equal to $7,500;

●	the chair of our nominating and corporate governance committee receives an additional annual fee payable in cash equal to $7,500; and

●	the lead independent trustee receives an additional annual fee payable in cash equal to $10,000.

We also reimburse expenses incurred in attending Board and committee meetings. Trustees who are officers of Old NXDT do not receive compensation for their service as trustees.

Trustee Compensation Table

The following table provides the compensation paid to or accrued by our non-management trustees during the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash		Stock Awards(1)	Total
James Dondero(2)		$-	$-	$-
Brian Mitts(2)		$-	$-	$-
Edward Constantino		$35,000	$71,358	$106,358
Scott Kavanaugh		$37,500	$71,358	$108,858
Dr. Arthur Laffer		$27,500	$71,358	$98,858
Dr. Carol Swain		$20,000	$71,358	$91,358
Catherine Wood	$	- (3)	$71,358	$71,358

(1)

These restricted share units were granted on March 18, 2024 and vested on March 18, 2025, the first anniversary of the grant date. The grant date fair value of each award was equal to the closing price of the Old Common Shares on the date of the grant as calculated in accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Pursuant to the rules of the SEC, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 11 to our consolidated financial statements included in Old NXDT’s Annual Report on Form 10-K for the year ended December 31, 2024 for information regarding the assumptions made in determining these values. As of December 31, 2024, our non-management trustees each held 11,698 restricted share units.

(2)

During the year ended December 31, 2024, Mr. Dondero and Mr. Mitts served as executive officers of Old NXDT and did not receive any compensation for their service as a trustee. Accordingly, their compensation is described in the Summary Compensation Table below. Mr. Mitts resigned effective as of 11:59 p.m. Central Time on December 31, 2024 and is currently a non-management trustee.

(3)	Ms. Wood has waived the annual trustee’s fee payable in cash.

Trustee Independence

The Board will review at least annually the independence of each trustee. During these reviews, the Board will consider transactions and relationships between each trustee (and his or her immediate family and affiliates) and Old NXDT and its management to determine whether any such transactions or relationships are inconsistent with a determination that the trustee is independent. This review will be based primarily on responses of the trustees to questions in a trustees’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with Old NXDT and our management. Our Board has determined that each of Edward Constantino, Scott Kavanaugh, Dr. Arthur Laffer, Dr. Carol Swain and Catherine Wood is independent in accordance with NYSE rules. As required by NYSE, our independent trustees will meet in regularly scheduled executive sessions at which only independent trustees are present.

Corporate Governance

We believe that good corporate governance is important to ensure that, as a public company, we will be managed for the long-term benefit of our shareholders. We and our Board have reviewed the corporate governance policies and practices of other public companies, as well as those suggested by various authorities in corporate governance. We have also considered the provisions of the Sarbanes-Oxley Act and SEC and NYSE rules.

Based on this review, we have established and adopted charters for the audit committee, Compensation Committee and nominating and corporate governance committee, as well as corporate governance guidelines and a code of business conduct and ethics applicable to all of our trustees, officers and employees.

Our committee charters, code of business conduct and ethics and corporate governance guidelines are available on our website, nxdt.nexpoint.com, in the Governance section. Copies of these documents are also available upon written request to our Corporate Secretary at c/o NexPoint Diversified Real Estate Trust, 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Corporate Secretary. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website in the Governance section.

Furthermore, our insider trading policy, which is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards, (1) governs the purchase, sale and/or other disposition of Old NXDT’s securities by trustees, officers, employees of Old NXDT and Old NXDT itself, and (2) prohibits our trustees and certain employees, including all of our executive officers, from engaging in hedging transactions with respect to our securities, including entering into options, warrants, puts, calls or similar instruments or selling our securities short.

The Board periodically reviews its corporate governance policies and practices. Based on these reviews, the Board may adopt changes to policies and practices that are in the best interest of our shareholders and as appropriate to comply with any new SEC or NYSE rules.

Board Leadership Structure and the Board’s Role in Risk Oversight

James Dondero, our President, serves as Chairman of the Board. The Board believes that combining these positions is the most effective leadership structure for Old NXDT at this time. As President, Mr. Dondero is involved in day-to-day operations and is familiar with the opportunities and challenges that Old NXDT faces at any given time. With this insight, he is able to assist the Board in setting strategic priorities, lead the discussion of business and strategic issues and translate Board recommendations into Old NXDT operations and policies.

The Board has appointed Scott Kavanaugh as its lead independent trustee. His key responsibilities in this role include:

●	developing agendas for, and presiding over, the executive sessions of the non-management or independent trustees;

●	reporting the results of the executive sessions to the Chairman;

●	providing feedback from executive sessions to the Chairman;

●

serving as a liaison between the independent trustees and the Chairman (provided that each trustee will also be afforded direct and complete access to the Chairman at any such time such trustee deems necessary or appropriate);

●	presiding at all meetings of the Board at which the Chairman is not present;

●	approving information sent to the Board;

●	approving agendas for Board meetings;

●	approving Board meeting schedules to ensure that there is sufficient time for discussion of all agenda items;

●	calling meetings of the independent trustees; and

●	if requested by major shareholders, ensuring that he is available for consultation and direct communication.

Risk is inherent with every business and we face a number of risks. Management is responsible for the day-to-day management of risks, while the Board, as a whole and through our audit committee, is responsible for overseeing our management and operations, including overseeing its risk assessment and risk management functions. The Board has delegated responsibility for reviewing our policies with respect to risk assessment and risk management to our audit committee through its charter. The Board has determined that this oversight responsibility can be most efficiently performed by our audit committee as part of its overall responsibility for providing independent, objective oversight with respect to our accounting and financial reporting functions, internal and external audit functions, systems of internal controls over financial reporting and legal, ethical and regulatory compliance. Our Board has also delegated the oversight of risks related to cybersecurity to our audit committee and risks related to environmental, social and governance matters to our nominating and corporate governance committee. Our audit and nominating and corporate governance committees regularly report to the Board with respect to its oversight of these areas.

Board Meetings

The Board held five meetings during the fiscal year ended December 31, 2024. Each trustee serving on the Board in 2024 attended at least 75% of the total number of meetings of the Board and the total number of meetings of the committees on which he or she served during the time they served on the Board, except for Mr. Dondero. Under our corporate governance guidelines, each trustee is expected to devote the time necessary to appropriately discharge his or her responsibilities and to prepare for, and, to the extent possible, attend and participate in all Board meetings and meetings of committees on which he or she serves.

Trustee Attendance at Annual Meetings of Shareholders

Under our corporate governance guidelines, each trustee is expected to attend the annual meeting of shareholders. All of Old NXDT’s trustees at the time of the 2024 annual meeting of stockholders attended the 2024 annual meeting, except for Mr. Dondero.

Board Committees

Our Board has an audit committee, a Compensation Committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the Board.

Audit Committee

Our audit committee consists of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer, Dr. Swain and Ms. Wood, with Mr. Constantino serving as chair of the committee. The Board has determined that each of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer and Dr. Swain qualify as an “audit committee financial expert” as that term is defined by the applicable SEC regulations. The Board has also determined that each of Mr. Constantino, Mr. Kavanaugh, Dr. Laffer, Dr. Swain and Ms. Wood is “financially literate,” as required by the NYSE rules and is independent as defined by NYSE rules and SEC requirements relating to the independence of audit committee members. Our Board has determined that Mr. Constantino’s, Mr. Kavanaugh’s, Dr. Laffer’s, Dr. Swain’s and Ms. Wood’s simultaneous service on the audit committees of more than three public companies would not impair his or her ability to effectively serve on our audit committee. The audit committee met six times during the fiscal year ended December 31, 2024. Our audit committee charter details the principal functions of the audit committee, including oversight related to:

●	our accounting and financial reporting processes;

●	the integrity of our consolidated financial statements;

●	our systems of disclosure controls and procedures and internal control over financial reporting;

●	our compliance with financial, legal and regulatory requirements;

●	the performance of our internal audit function;

●	our overall risk assessment and management; and

●

our process for assessing, identifying and managing risks from cybersecurity threats as well as any material effects, or reasonably likely material effects, of risks from cybersecurity threats and previous cybersecurity incidents.

The audit committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee also prepares the audit committee report required by SEC regulations to be included in our annual proxy statement. A copy of the audit committee charter is available under the Governance section of Old NXDT’s website at nxdt.nexpoint.com.

Compensation Committee

Our Compensation Committee consists of Dr. Laffer, Mr. Kavanaugh, Mr. Constantino, Dr. Swain and Ms. Wood, with Dr. Laffer serving as chair of the committee. The Board has determined that each of Dr. Laffer, Mr. Kavanaugh, Mr. Constantino, Dr. Swain and Ms. Wood is independent as defined by NYSE rules and SEC requirements relating to the independence of compensation committee members. The Compensation Committee met five times during the fiscal year ended December 31, 2024. Our Compensation Committee charter details the principal functions of the Compensation Committee, including:

●	reviewing our compensation policies and plans;

●	implementing and administering a long-term incentive plan;

●	evaluating the terms of the Advisory Agreement, and the performance of the Adviser thereunder;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	producing a report on compensation to be included in our annual proxy statement, as required; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for trustees.

The Compensation Committee will review and approve, at least annually, corporate goals and objectives relevant to the compensation of the President and the other executive officers of Old NXDT. The Compensation Committee will, either as a committee or together with other independent trustees (as directed by the Board), evaluate the performance of the President and the other executive officers in general and in light of those corporate goals and objectives and set compensation levels for the President and the other executive officers based on those evaluations and any other factors as it deems appropriate. The Compensation Committee will also make recommendations to the Board with respect to the approval, adoption and amendment of all cash- and equity-based incentive compensation plans in which any executive officer of Old NXDT participates. In determining the long-term incentive component of the President’s compensation, the Compensation Committee will consider Old NXDT performance and relative shareholder return, the value of similar incentive awards to the President at comparable companies and the awards given to the Old NXDT’s President in past years. In addition, in accordance with Old NXDT’s corporate governance guidelines, the Compensation Committee will periodically review trustee compensation in relation to other comparable companies and in the light of such other factors as the Compensation Committee may deem appropriate. The Compensation Committee will discuss this review with the Board.

The Compensation Committee has the sole authority to retain and terminate compensation consultants to assist in the evaluation of our compensation and the sole authority to approve the fees and other retention terms of such compensation consultants. The Compensation Committee may, in its discretion, delegate specific duties and responsibilities to a subcommittee or an individual committee member, to the extent permitted by applicable law. The Compensation Committee is also able to retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. A copy of the Compensation Committee charter is available under the Governance section of Old NXDT’s website at nxdt.nexpoint.com.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Mr. Kavanaugh, Mr. Constantino, Dr. Laffer, Dr. Swain and Ms. Wood, with Mr. Kavanaugh serving as chair of the committee. The Board has determined that each of Mr. Kavanaugh, Mr. Constantino, Dr. Laffer, Dr. Swain and Ms. Wood is independent as defined by NYSE rules. The nominating and corporate governance committee met five times during the fiscal year ended December 31, 2024. Our nominating and corporate governance committee charter details the principal functions of the nominating and corporate governance committee, including:

●

reviewing the characteristics of current Board members, determining if any characteristics are lacking and using these measures in identifying and recommending to the full Board qualified candidates for election as trustees;

●	developing and recommending to the Board corporate governance guidelines and implementing and monitoring such guidelines;

●	reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;

●	recommending to the Board nominees for each committee of the Board;

●	annually facilitating the assessment of the Board’s performance, as required by applicable law, regulations and the NYSE corporate governance listing standards;

●	annually reviewing and making recommendations to the Board regarding revisions to the corporate governance guidelines and the code of business conduct and ethics;

●	overseeing succession planning; and

●	overseeing Old NXDT’s strategy, initiatives, risks, opportunities and reporting on material environmental, social and governance matters.

The nominating and corporate governance committee has the sole authority to retain and terminate any search firm to assist in the identification of trustee candidates and the sole authority to set the fees and other retention terms of such search firms. The committee is also able to retain independent counsel and other independent advisors to assist it in carrying out its responsibilities. A copy of the nominating and corporate governance committee charter is available under the Governance section of Old NXDT’s website at nxdt.nexpoint.com.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our trustees and executive officers, who are employees of our Adviser. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

●	compliance with laws, rules and regulations;

●	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

●	accountability for adherence to the code of business conduct and ethics.

A copy of our code of business conduct and ethics is available under the Governance section of Old NXDT’s website at nxdt.nexpoint.com. We will also provide a copy to any person, without charge, upon written request to our Corporate Secretary at c/o NexPoint Diversified Real Estate Trust, 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Corporate Secretary. We will post information regarding any amendment to, or waiver from, our code of business conduct and ethics on our website under the Governance section.

Qualifications for Trustee Nominees

The nominating and corporate governance committee is responsible for reviewing with the Board, at least annually, the appropriate skills and experience required for members of the Board. This assessment includes factors such as judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

In connection with this assessment, the nominating and corporate governance committee will identify individuals believed to be qualified to become Board members and recommend candidates to the Board to fill new or vacant positions. The nominating and corporate governance committee will also review the qualifications of, and make recommendations to the Board regarding, trustee nominations submitted to Old NXDT by shareholders in accordance with the Old NXDT’s bylaws or otherwise using the same assessment process described above. In addition, the nominating and corporate governance committee will evaluate whether an incumbent trustee should be nominated for re-election to the Board as part of its annual review and selection process. The nominating and corporate governance committee will use the same factors established for new trustee candidates to make its evaluation and will also take into account the incumbent trustee’s performance as a Board member.

The nominating and corporate governance committee does not have a formal policy regarding the consideration of diversity for trustee candidates. The nominating and corporate governance committee does, however, consider diversity as part of its overall selection strategy. The nominating and corporate governance committee considers diversity in its broadest sense, including diversity in professional and life experiences, education, skills, perspectives and leadership. Importantly, the nominating and corporate governance committee considers how the experiences and skill sets of each trustee nominee complements those of fellow trustees and trustee nominees to create a balanced Board with diverse viewpoints and deep expertise. Old NXDT believes that the inclusion of diversity as one of many factors considered in selecting trustee nominees is consistent with the Old NXDT’s goal of creating a board of trustees that best serves our needs and those of our shareholders.

Trustee Candidate Recommendations by Shareholders

The nominating and corporate governance committee will review and evaluate any trustee nominations submitted by shareholders, including reviewing the qualifications of, and making recommendations to the Board regarding, trustee nominations submitted by shareholders in the same manner as described under “Qualifications for Trustee Nominees.” See “Communications with the Board of Trustees” below for additional information on how to submit a trustee nomination to the Board.

Communications with the Board of Trustees

Any shareholder or other interested party who wishes to communicate directly with the Board or any of its members may do so by writing to: Board of Trustees, c/o NexPoint Diversified Real Estate Trust, 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Corporate Secretary. The mailing envelope should clearly indicate whether the communication is intended for the Board as a group, the non-management trustees or a specific trustee.

Shareholder Nominations

Old NXDT’s bylaws provide that, with respect to an annual meeting of our shareholders, or at any special meeting in lieu of an annual meeting of our shareholders, nominations of individuals for election to the Board may be made only (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) by any shareholder of record, or group of shareholders of record, who was a shareholder of record both at the time of giving the notice required by our bylaws and at the time of the determination of shareholders entitled to notice of and to vote at the meeting, who has held beneficially and “at risk” (within the meaning of our bylaws), continuously through the period referred to in our bylaws and for at least one year prior to the date such shareholder gives notice required by our bylaws, at least $5,000 in market value of the Old NXDT’s shares, and has provided notice to us within the time period, and containing the information, certifications and other materials, specified in the advance notice provisions of our bylaws and who has complied with the other procedural requirements set forth in our bylaws.

EXECUTIVE OFFICERS

The following sets forth information regarding the executive officers of Old NXDT as of February 25, 2025:

Name	Age	Position(s)
Executive Officers
James Dondero	62	President and Trustee
Paul Richards	36	Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary
Matt McGraner	41	Executive VP and Chief Investment Officer
Dennis Charles Sauter, Jr.	50	General Counsel and Secretary
Dustin Norris	41	Executive Vice President

Information regarding Mr. Dondero is included above under “Proposal 1–Election of Trustees.”

Paul Richards has served as our Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary since January 2025. Mr. Richards has also served as a director for our Sponsor since 2019 and joined in 2017. Mr. Richards has also served as Chief Financial Officer, Assistant Secretary and Treasurer of VineBrook since August 2024, as Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary of NXRT and NREF since January 2025 and as Chief Financial Officer and Corporate Secretary of NHT since January 2025. Mr. Richards also served as Vice President of Asset Management and Financing of VineBrook from 2018 to August 2024, as Vice President of Asset Management of NHT from March 2019 to December 2024 and as VP of Originations and Investments of NREF from February 2020 to January 2025. Currently, Mr. Richards leads our financial reporting and accounting teams and is integral in financing and capital allocation decisions. From 2016 to 2017. Mr. Richards served as a Product Strategy Associate at NexPoint Asset Management, L.P. (“NexPoint Asset Management”), formerly known as Highland Capital Management Fund Advisors, L.P., where he was responsible for evaluating and optimizing the registered product lineup. Mr. Richards was hired by a former affiliate of our Sponsor in 2014. VineBrook, NXRT, NREF, our Sponsor and NexPoint Asset Management may be affiliates of Old NXDT. Previously, Mr. Richards was also employed with Deloitte & Touche LLP’s state and local tax practice where he served as a tax consultant specializing in state strategic tax reviews, voluntary disclosure agreements, state tax exposure research, and overall state tax compliance.

Matt McGraner has served as our Executive VP and Chief Investment Officer since July 2022 and served as our Secretary from July 2022 to January 2025. Mr. McGraner co-founded NREA, an affiliate of Old NXDT, as well as NXRT, NREF and other real estate businesses with Mr. Mitts and Mr. Dondero. Mr. McGraner has also served as the Executive VP and Chief Investment Officer of NXRT since March 2015, as Executive VP, Chief Investment Officer and Secretary of VineBrook since February 2019, as Executive VP and Chief Investment Officer of NREF since January 2020, as a member of the board of directors and President of NSP since November 2020, and as Chief Investment Officer and Secretary of NXHT since June 2022. From September 2014 to March 2015, Mr. McGraner served as NXRT’s Secretary, from October 2018 to February 2019, Mr. McGraner served as Chief Executive Officer, President and Secretary of VineBrook and from June 2019 to February 2020 as Secretary of NREF. Mr. McGraner has also served as Chief Investment Officer of NHT since December 2019 and as a Managing Director at our Sponsor since 2016. NXRT, NREF, VineBrook, NXHT and our Sponsor may be affiliates of Old NXDT. With over 15 years of real estate, private equity and legal experience, his primary responsibilities are to lead the operations of the real estate platform at our Sponsor, as well as source and execute investments, manage risk and develop potential business opportunities, including fundraising, private investments and joint ventures. Mr. McGraner is also a licensed attorney and was formerly an associate at Jones Day from 2011 to 2013, with a practice primarily focused on private equity, real estate and mergers and acquisitions. While at Jones Day, Mr. McGraner led the acquisition and financing of over $200 million of real estate investments and advised on $16.3 billion of M&A and private equity transactions. Since 2013 through March 28, 2025, Mr. McGraner has led the acquisition and financing of over $20.1 billion of real estate investments.

Dennis Charles “D.C.” Sauter, Jr. has served as our General Counsel since July 2022 and as our Secretary since January 2025. Mr. Sauter has also served as the General Counsel of NXRT and NREF since February 2020, as Secretary of NXRT and NREF since January 2025 and as General Counsel of our Sponsor since April 2021. Previously, Mr. Sauter was a partner in the real estate section of a Dallas-based law firm from January 2014 until joining our Sponsor in February 2020, where he specialized in acquisitions, construction, financing, joint ventures and complex leasing for REITs, private developers and institutional investors. NREF, NXRT and our Sponsor may be affiliates of Old NXDT. Mr. Sauter’s primary responsibility is to manage our legal matters, including corporate governance, real estate transactions and capital markets transactions. He received his Bachelor of Arts degree from the University of Texas at Austin and his Juris Doctor from Southern Methodist University Dedman School of Law. He has been a licensed attorney and member of the State Bar of Texas since 2001.

Dustin Norris has served as our Executive Vice President since April 2019. Mr. Norris previously served as our Assistant Treasurer from 2013 to 2015, and as Secretary from 2015 to 2018. Mr. Norris also serves as Executive Vice President of our Sponsor, President of NexPoint Securities, Inc. (“NexPoint Securities”) and head of Distribution and Chief Product Strategist at NexPoint Securities. Mr. Norris oversees the business development, sales, and marketing efforts focused on REITs, closed-end funds, interval funds, private placements, Delaware statutory trust exchange offerings under Section 1031 of the Internal Revenue Code and open-end mutual funds. Mr. Norris oversees a team including external and internal sales, national accounts, product development and marketing/investor relations. Prior to joining the firm in 2010, he was employed by Deloitte & Touche LLP in the Audit and Enterprise Risk Services Group, working primarily in the financial services and energy industries. Mr. Norris received master’s and bachelor’s degrees in accounting from Brigham Young University. He is a licensed Certified Public Accountant.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our trustees, executive officers and persons who own more than 10% of Old Common Shares to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. The SEC rules require us to disclose late filings of initial reports of share ownership and changes in share ownership by our trustees, executive officers and 10% shareholders.

Based solely on a review of copies of Forms 3, 4 and 5 filed with the SEC, we believe that during the fiscal year ended December 31, 2024, all Section 16(a) filing requirements applicable to our trustees, executive officers and 10% shareholders were completed in a timely manner, except for: (i) one Form 4 filed on October 9, 2024 by Mr. Dondero reporting six transactions; and (ii) one Form 4 filed on June 17, 2024 by Mr. Dondero reporting four transactions.

EXECUTIVE COMPENSATION

Overview of Executive Compensation Program

The officers, who are employees of our Adviser, have not received, nor do we expect they will in the future receive, any cash compensation from Old NXDT for their services. Similarly, we do not provide such officers with pension benefits, perquisites or other personal benefits. Instead, we pay our Adviser the fees described below. Our Compensation Committee does not make determinations with respect to compensation paid by our Adviser or its affiliates to such officers.

As consideration for the Adviser’s services under the Advisory Agreement, we pay our Adviser an annual advisory fee of 1.00% of Managed Assets (as defined below) (the “Advisory Fee”) and an annual administrative fee of 0.20% of Managed Assets (the “Administrative Fee” and, together with the Advisory Fee, the “Fees”). In addition, Old NXDT is required to reimburse the Adviser for certain expenses incurred in connection with its provision of services under the Advisory Agreement. The Advisory Agreement provides that the Administrative Fee shall be paid in cash and the monthly installment of the Advisory Fee shall be paid one-half in cash and one-half in Old Common Shares. The Old Common Shares issued to the Adviser under the Advisory Agreement (subject to certain exceptions) may not exceed 5% of the number of Old Common Shares or 5% of the voting power of Old NXDT outstanding prior to the first such issuance (the “Share Cap”) and that in no event shall the Old Common Shares issued to the Adviser under the Advisory Agreement exceed 6,000,000 Old Common Shares; provided, however, that the Share Cap will not apply if Old NXDT’s shareholders have approved issuances in excess of the Share Cap. For the year ended December 31, 2024, we paid approximately $13.3 million in fees to our Adviser.

Under the Advisory Agreement, “Managed Assets” means an amount equal to the total assets of Old NXDT, including any form of leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing to purchase or develop real estate or other investments, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred shares or other preference securities, (iii) the reinvestment of collateral received for securities loaned in accordance with Old NXDT’s investment objectives and policies and/or (iv) any other means. In the event Old NXDT holds collateralized mortgage-backed securities (“CMBS”) where Old NXDT holds the controlling tranche of the securitization and is required to consolidate under GAAP all assets and liabilities of a specific CMBS trust, the consolidated assets and liabilities of the consolidated trust will be netted to calculate the allowable amount to be included as Managed Assets. In addition, in the event Old NXDT consolidates another person it does not wholly own as a result of owning a controlling interest in such person or otherwise, Managed Assets will be calculated without giving effect to such consolidation and instead such person’s assets, leverage, expenses, liabilities and obligations will, on a pro rata basis consistent with Old NXDT’s percentage ownership, be considered those of Old NXDT for purposes of calculation of Managed Assets. The Adviser computes Managed Assets as of the end of each fiscal quarter and then computes each installment of the Fees as promptly as possible after the end of the month with respect to which such installment is payable. For more information about the Advisory Agreement, please see “Certain Relationships and Related Party Transactions—Our Advisory Agreement.”

Additionally, the Advisory Agreement does not require our named executive officers to dedicate a specific amount of time fulfilling the obligations of our Adviser to us under the Advisory Agreement and does not require a specific percentage or amount of the fees paid to the Adviser to be allocated to the compensation of our named executive officers. Our Adviser does not compensate our named executive officers specifically for their services performed for us as they also serve as officers of other investment vehicles that are sponsored, managed or advised by affiliates of our Adviser. For these reasons, our Adviser cannot identify the portion of compensation awarded to our named executive officers for services rendered solely in their capacities as officers of Old NXDT. Accordingly, we are unable to provide complete compensation information for our named executive officers as the total compensation of our named executive officers reflects the performance of all the investment vehicles for which these individuals provide or provided services. However, for context, the Adviser and/or its affiliates paid our named executive officers aggregate base salary and cash incentive bonuses totaling $5.9 million for the year ended December 31, 2024. This represents approximately 44.7% of the approximately $13.3 million in Fees paid to the Adviser by us for the year ended December 31, 2024. However, if a portion of the aggregate base salary and cash incentive bonuses paid to our named executive officers is allocated to us based on the advisory fees paid to the Adviser by us as a percentage of the total advisory fees earned by the Adviser and its affiliates, the aggregate base salary and cash incentive bonuses allocated to us for our named executive officers is approximately 10.7% of the Fees paid to the Adviser by us for the year ended December 31, 2024. The cash compensation paid to our named executive officers is approximately 56.2% fixed pay and 43.8% variable/incentive pay. Total compensation paid to our named executive officers in the aggregate for the year ended December 31, 2024, including fixed and variable/incentive cash compensation, as well as time-based restricted share units, or RSUs, of Old NXDT and other affiliates of the Adviser that vested during the year, totaled approximately $16.6 million. This represents base salary of approximately $3.3 million or 20.1%, cash incentive bonuses of $2.6 million or 15.7% and time-based RSU compensation of $10.7 million or 64.2%. The compensation paid by our Adviser and its affiliates to each of our named executive officers is based upon a robust review process (which includes self-evaluation and peer-review) that takes into consideration the named executive officer’s projected goals for the given year and the named executive officer’s performance relative to those goals. Our Adviser and its affiliates measure performance based on a number of metrics/measurements, including as applicable, the growth of assets under management of our Sponsor’s investment vehicles, new investment vehicles launched, deals sourced, deals closed, relative performance of the named executive officer’s underlying investments measured against peers and versus applicable investment benchmarks, as well as the accomplishment of additional firm and team goals. However, our Sponsor measures its success by the success of its investors, and thus the performance of investments managed by the applicable named executive officer is a primary consideration in determining variable/incentive compensation payable to our named executive officers.

We have no arrangements to make cash payments to our named executive officers upon their termination from service as our officers. In addition, we currently do not have any equity ownership requirements or guidelines for our named executive officers. While we do not pay our named executive officers any cash compensation, the Compensation Committee may grant our named executive officers equity-based awards intended to align their interests with the interests of our shareholders. In establishing award levels, the Compensation Committee currently does not plan to engage in any benchmarking of award levels/opportunities, believing that there is insufficient information regarding incentive awards in the case of externally-managed REITs.

In 2024, our shareholders approved the compensation of our named executive officers by 83% of the votes cast.

Summary Compensation Table

The following table sets forth the compensation paid to or accrued by those named executive officers for whom we are able to quantify such compensation for services the named executive officer rendered to us during the fiscal years presented.

NAME AND PRINCIPAL POSITION	YEAR	STOCK AWARDS ($)(1)	TOTAL ($)
James Dondero	2024	$1,784,250	$1,784,250
President	2023	$1,961,068	$1,961,068
Matt McGraner Executive VP, Chief Investment Officer	2024	$1,784,250	$1,784,250
and Former Secretary	2023	$1,866,204	$1,866,204
Dustin Norris	2024	$435,717	$435,717
Executive VP	2023	$519,898	$519,898

(1)

The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of restricted share units, calculated in accordance with FASB ASC Topic 718. Pursuant to SEC rules, the amounts shown in this column exclude the impact of estimated forfeitures related to service-based vesting conditions. See Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 for information regarding the assumptions made in determining these values.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information regarding outstanding equity awards held by our named executive officers as of December 31, 2024.

	STOCK AWARDS
NAME	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)
James Dondero	433,246	(2)	$2,642,801
Matt McGraner	427,873	(3)	$2,610,025
Dustin Norris	108,742	(4)	$663,326

(1)	Market value is based on the closing price of the Old Common Shares as of December 31, 2024 ($6.10), the last trading day of the year.

(2)

Consists of restricted share units granted on April 4, 2023 and March 18, 2024. With respect to the restricted share units granted on April 4, 2023, as of December 31, 2024, there were 140,746 restricted shares units not vested, which will vest one-third on April 4, 2025, one-third on April 4, 2026 and one-third on April 4, 2027. With respect to the restricted share units granted on March 18, 2024, as of December 31, 2024, there were 292,500 restricted shares units not vested, which vested one-fourth on March 18, 2025, and which will vest one-fourth on March 18, 2026, one-fourth on March 13, 2027 and one-fourth on March 13, 2028.

(3)

Consists of restricted share units granted on April 4, 2023 and March 18, 2024. As of December 31, 2024, there were 135,373 restricted shares units not vested, which will vest one-third on April 4, 2025, one-third on April 4, 2026 and one-third on April 4, 2027. With respect to the restricted share units granted on March 18, 2024, as of December 31, 2024, there were 292,500 restricted shares units not vested, which vested one-fourth on March 18, 2025, and which will vest one-fourth on March 18, 2026, one-fourth on March 18, 2027 and one-fourth on March 13, 2028.

(4)

Consists of restricted share units granted on April 4, 2023 and March 18, 2024. As of December 31, 2024, there were 37,313 restricted shares units not vested, which will vest one-third on April 4, 2025, one-third on April 4, 2026 and one-third on April 4, 2027. With respect to the restricted share units granted on March 18, 2024, as of December 31, 2024, there were 71,429 restricted shares units not vested, which vested one-fourth on March 18, 2025, and which will vest one-fourth on March 18, 2026, one-fourth on March 18, 2027 and one-fourth on March 18, 2028.

Pension Benefits

We do not provide any of our officers with pension benefits.

Nonqualified Deferred Compensation

We do not provide any of our officers with any nonqualified deferred compensation plans.

Potential Payments Upon Termination of Employment or Change in Control

In the event any officer’s employment with our Adviser is terminated due to such officer’s death, disability or retirement, all outstanding restricted share units granted that have not previously vested or been forfeited, will vest. If any officer’s employment is terminated without cause, subject to the officer’s execution of a general release of claims within a specified time period and subject to non-revocation, the outstanding restricted share units which would have become vested and nonforfeitable during the 12-month period immediately following the date of such termination had the officer remained continuously employed, will vest. If a change in control occurs and the award is not assumed or converted into a replacement award in a manner described in the award agreement, all outstanding awards held by our officers that have not previously vested or been forfeited, will vest. If a change of control occurs and the award is converted into a replacement award as described in the applicable award agreement and any officer’s employment is terminated without cause or for good reason within two years following a change in control, all outstanding awards held by our officers that have not previously vested or been forfeited, will vest.

The following table shows the estimated amounts that our named executive officers would have become entitled to under the terms of outstanding equity awards as of December 31, 2024 had any of the events described above occurred on December 31, 2024:

NAME	ESTIMATED VALUE UPON TERMINATION DUE TO DEATH, DISABILITY, RETIREMENT, CHANGE IN CONTROL OR TERMINATION WITHOUT CAUSE OR FOR GOOD REASON DURING TWO YEARS AFTER A CHANGE IN CONTROL($)(1)	ESTIMATED VALUE UPON TERMINATION WITHOUT CAUSE ($)(1)
James Dondero	$2,642,801	$732,244
Matt McGraner	$2,610,025	$721,319
Dustin Norris	$663,326	$184,806

(1)

Estimated value is determined by multiplying (x) the number of restricted share units that would have been subject to accelerated vesting if the applicable triggering event occurred on December 31, 2024, by (y) the closing price of the Old Common Shares as of December 31, 2024 ($6.10).

In general, except as may be otherwise prescribed by the Compensation Committee in any award agreement, the 2023 Plan provides that a change of control will be deemed to have occurred if: (a) individuals who constitute the Board on the effective date of the 2023 Plan cease for any reason to constitute at least a majority of the Board, unless their replacements are approved as described in the 2023 Plan (subject to certain exceptions described in the 2023 Plan); (b) a person or group becomes the beneficial owner of 35% or more of the then-outstanding Old Common Shares or the combined voting power of our then-outstanding securities entitled to vote generally in the election of directors, subject to certain exceptions; (c) Old NXDT closes a reorganization, merger, consolidation, significant sale or purchase of assets or other similar transaction resulting in a substantial change in its ownership or leadership, in each case which causes the persons or groups who are the beneficial owners of 35% or more of the then-outstanding Old Common Shares or the combined voting power of our then-outstanding securities entitled to vote generally in the election of trustees to cease to be such beneficial owners of the entity resulting from such transaction, in substantially the same proportions of ownership as immediately prior to such transaction, as further described in the 2023 Plan; (d) Old NXDT’s shareholders approve its complete liquidation or dissolution; or (e) the Adviser is terminated.

Cause is defined in the applicable award agreement and generally includes, among other things, a material breach by the participant of any agreement between the participant and Old NXDT, the participant’s conviction of or plea of guilty or no contest to a felony or gross negligence or gross misconduct by the participant. Good reason is defined in the applicable award agreements and generally includes, among other things, a material diminution of duties or responsibilities, a material reduction in aggregate base salary and bonus opportunity or reassignment to another office location more than 50 miles from the current location.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

Old NXDT does not grant options as part of our equity compensation programs.

The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards and has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. The Compensation Committee typically grants equity awards once a year at least two business days after the filing of its Annual Report on Form 10-K and during a period when Old NXDT does not possess material nonpublic information. The Compensation Committee may also grant equity awards in connection with promotions or other significant events.

During the year ended December 31, 2024, none of our named executive officers were awarded options with an effective grant date during any period beginning four business days before the filing or furnishing of a periodic or current report with the SEC that disclosed material nonpublic information and ending one business day after the filing or furnishing of such reports.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and our financial performance for each of the last three completed calendar years. In determining the “compensation actually paid” to our named executive officers (“NEOs”), we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section. Note that for our NEOs other than our principal executive officer (the “PEO”), compensation and any applicable adjustments are reported as averages.

On July 1, 2022 (the “Deregistration Date”), the SEC issued an order pursuant to Section 8(f) of the Investment Company Act of 1940 (the “1940 Act”) declaring that Old NXDT had ceased to be an investment company under the 1940 Act (the “Deregistration Order”). Prior to receipt of the Deregistration Order, Old NXDT was party to an investment advisory agreement and no executive officers received any compensation. Following receipt of the Deregistration Order, Old NXDT is party to the Advisory Agreement and pays our Adviser the fees described herein. Since none of our executive officers received compensation in excess of $100,000 during the year ended December 31, 2022, our sole named executive officer for the year ended December 31, 2022 was Mr. Dondero, who as Old NXDT’s President served as its PEO.

Prior to receipt of the Deregistration Order, Old NXDT was an investment company registered under the 1940 Act. As required by Item 402(v) of Regulation S-K, we have provided below information regarding our financial performance for each of the last three completed calendar years, but note that through the Deregistration Date, Old NXDT was an investment company registered under the 1940 Act so the information regarding our financial performance may not be comparable to other companies that were operating companies not registered under the 1940 Act for the periods presented.

The Compensation Committee does not use compensation actually paid as a basis for making compensation decisions. Further, Old NXDT does not use financial performance measures to link compensation actually paid to the NEOs to company performance.

Year	Summary compensation table total for PEO	Compensation actually paid to PEO (1)	Average summary compensation table total for non-PEO named executive officers	Average compensation actually paid to non-PEO named executive officers (2)	Value of initial fixed $100 investment based on Total Shareholder Return		Net income (in thousands)
2024	$1,784,250	$1,434,730	$1,109,984	$895,564	$74		$(50,699)
2023	$1,961,068	$1,491,913	$1,203,051	$915,240	$87		$(117,241)
2022	-	-	-	-	$116	(3)	$47,571 (4)

(1) Mr. Dondero was our PEO for all three reporting years. As described elsewhere in this proxy statement/prospectus, we did not pay any compensation to Mr. Dondero during the reporting year ended December 31, 2022. The following are the adjustments made during the years ended December 31, 2024 and 2023 to arrive at the compensation actually paid to our PEO during the years ended December 31, 2024 and 2023:

Adjustments	2024	2023
Amounts reported under “Share Awards” in Summary Compensation Table	$(1,784,250)	$(1,961,068)
Fair Value of Awards Granted in Year that Remain Unvested as of Year-End	$1,784,250	$1,491,913
Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$(260,380)	-
Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year	$(89,140)	-
Total Adjustments	$1,434,730	$1,491,913

(2) As described elsewhere in this proxy statement/prospectus, we did not pay any compensation to any executive officers during the reporting year ended December 31, 2022, so Old NXDT has no non-PEO named executive officers for the reporting year ended December 31, 2022. The non-PEOs for the years ended December 31, 2024 and 2023 are Matt McGraner and Dustin Norris. The following are the adjustments made during the years ended December 31, 2024 and 2023 to arrive at the average compensation actually paid to our non-PEOs during the years ended December 31, 2024 and 2023:

Adjustments	2024	2023
Amounts reported under “Share Awards” in Summary Compensation Table	$(1,109,984)	$(1,203,051)
Fair Value of Awards Granted in Year that Remain Unvested as of Year-End	$1,109,983	$915,240
Change in Fair Value from Prior Year-End to Current Year-End of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	$(159,735)	-
Change in Fair Value from Prior Year-End to Vesting Date of Awards Granted Prior to Year that Vested During Year	$(54,685)	-
Total Adjustments	$895,564	$915,240

(3) On the Deregistration Date, Old NXDT ceased to be an investment company registered under the 1940 Act. Since the Deregistration Date, we fully implemented the change in our business mandate that our shareholders had approved on June 19, 2020 to focus primarily on investing in various commercial real estate property types and across the capital structure, including but not limited to equity, mortgage debt, mezzanine debt and preferred equity.

(4) Represents net investment income plus net realized and unrealized gain on investments for the periods presented in which Old NXDT was an investment company registered under the 1940 Act.

Relationship between Compensation Actually Paid and Performance Measures

The following charts set forth the relationship between the compensation actually paid to the PEO and the average compensation actually paid to the NEOs other than the PEO for fiscal years 2024, 2023 and 2022 (collectively, “Compensation Actually Paid”) to each of (1) net income and (2) total shareholder return. As discussed above, we paid no compensation to our PEO and had no non-PEO named executive officers for fiscal year 2022 and prior to the Deregistration Date, Old NXDT was an investment company registered under the 1940 Act.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information as of the end of our most recently completed fiscal year with respect to compensation plans (including any individual compensation arrangements, of which there are none) under which our equity securities are authorized for issuance, aggregated as follows:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities issuable upon exercise of outstanding options, warrants and rights)
Equity compensation plans approved by securityholders
2023 Plan	1,438,052 of Old NXDT’s Common Shares (1)	N/A	931,824 of Old NXDT’s Common Shares
Equity compensation plans not approved by securityholders
None	—	N/A	—
Total	1,438,052 of Old NXDT’s Common Shares	N/A	931,824 of Old NXDT’s Common Shares

(1) Represents restricted share units issued under our 2023 Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions that occurred on or were in effect after January 1, 2023 to which we have been a party in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any of our executive officers, trustees or beneficial holders of more than 5% of our transferable units of beneficial interests had or will have a direct or indirect material interest.

Our Adviser

Old NXDT is externally managed by the Adviser, through the Advisory Agreement for an initial three-year term that will expire on July 1, 2025 and successive one-year terms thereafter unless earlier terminated. The Adviser manages the day-to-day operations of Old NXDT and provides investment management services. All of Old NXDT’s investment decisions are made by the Adviser, subject to general oversight by the Adviser’s investment committee and Old NXDT’s Board. The Adviser is wholly owned by our Sponsor. The members of our Adviser’s investment committee are James Dondero and Matt McGraner.

Old NXDT’s Advisory Agreement

We pay our Adviser annual fees. We do not pay any incentive fees to our Adviser. We also generally reimburse our Adviser for operating or offering expenses it incurs on our behalf or in connection with the services it performs for us. The Adviser may, at its discretion and at any time, waive its right to reimbursement for eligible out-of-pocket expenses paid on Old NXDT’s behalf. Once waived, these expenses are considered permanently waived and become non-recoupable in the future.

Under the terms of the Advisory Agreement, our Adviser will, among other things:

●	identify, evaluate and negotiate the structure of our investments (including performing due diligence);

●	find, present and recommend investment opportunities consistent with our investment policies and objectives;

●	structure the terms and conditions of our investments;

●	review and analyze financial information for each investment in our overall portfolio;

●	close, monitor and administer our investments; and

●	identify debt and equity capital needs and procure the necessary capital.

As consideration for the Adviser’s services under the Advisory Agreement, we pay our Adviser an annual Advisory Fee of 1.00% of Managed Assets and an annual Administrative Fee of 0.20% of Old NXDT’s Managed Assets. The Advisory Agreement provides that the Administrative Fee shall be paid in cash and the monthly installment of the Advisory Fee shall be paid one-half in cash and one-half in Old Common Shares of Old NXDT, subject to certain restrictions related to maintaining Old NXDT’s status as a REIT and compliance with federal securities laws and rules promulgated by the NYSE. In addition, in no event will the Old Common Shares issued to the Adviser under the Advisory Agreement exceed five percent of the number of Old Common Shares or five percent of the voting power of Old NXDT outstanding prior to the first such issuance (the “Share Cap”) and that in no event shall the Old Common Shares issued to the Adviser under the Advisory Agreement exceed 6,000,000 Old Common Shares; provided, however that the Share Cap will not apply if Old NXDT’s shareholders have approved issuances in excess of the Share Cap. The Fees shall be payable independent of the performance of Old NXDT or its investments. During the years ended December 31, 2024 and 2023, we paid approximately $13.3 million and $13.7 million, respectively, in Fees to the Adviser.

Incentive compensation may be payable to our executive officers and certain other employees of our Adviser or its affiliates pursuant to a long-term incentive plan adopted by us and approved by our shareholders. Compensation expense is generally not considered when calculating Managed Assets.

We are required to pay directly or reimburse the Adviser for all of the documented “operating expenses” (all out-of-pocket expenses of the Adviser in performing services for us, including but not limited to the expenses incurred by the Adviser in connection with any provision by the Adviser of legal, accounting, financial, due diligence, investor relations or other services performed by the Adviser that outside professionals or outside consultants would otherwise perform and our pro rata share of rent, telephone, utilities, office furniture, equipment, machinery or other office, internal and overhead expenses of the Adviser required for our operations) and any and all expenses (other than underwriters’ discounts) paid or to be paid by us in connection with an offering of our securities, including, without limitation, our legal, accounting, printing, mailing and filing fees and other documented offering expenses, paid or incurred by the Adviser or its affiliates in connection with the services it provides to us pursuant to the Advisory Agreement.

We have the right to terminate the Advisory Agreement on 30 days’ written notice upon the occurrence of a cause event (as defined in the Advisory Agreement). The Advisory Agreement can be terminated by us or the Adviser without cause upon the expiration of the then-current term with at least 180 days’ written notice to the other party prior to the expiration of such term. The Adviser may also terminate the agreement with 30 days’ written notice if we have materially breached the agreement and such breach has continued for 30 days before we are given such notice. In addition, the Advisory Agreement will automatically terminate in the event of an Advisers Act Assignment (as defined in the Advisory Agreement) unless we provide written consent. A termination fee will be payable to the Adviser by us upon termination of the Advisory Agreement for any reason, including non-renewal, other than a termination by us upon the occurrence of a cause event or due to an Advisers Act Assignment. The termination fee will be equal to three times the Fees earned by the Adviser during the twelve-month period immediately preceding the most recently completed calendar quarter prior to the effective termination date; provided, however, if the Advisory Agreement is terminated prior to the one-year anniversary of the date of the Advisory Agreement, the Fees earned during such period will be annualized for purposes of calculating the Fees.

Under the terms of the Advisory Agreement, the Adviser will indemnify and hold harmless Old NXDT and its subsidiaries, including the OP, from all claims, liabilities, damages, losses, costs and expenses, including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and expenses of investigating or defending against any claim or alleged claim, of any nature whatsoever, known or unknown, liquidated or unliquidated, that are incurred by reason of the Adviser’s bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties; provided, however, that the Adviser will not be held responsible for any action of our Board in following or declining to follow any written advice or written recommendation given by the Adviser. However, the aggregate maximum amount that the Adviser may be liable to us pursuant to the Advisory Agreement will, to the extent not prohibited by law, never exceed the amount of the Advisory Fees received by the Adviser under the Advisory Agreement prior to the date that the acts or omissions giving rise to a claim for indemnification or liability have occurred. In addition, the Adviser will not be liable for special, exemplary, punitive, indirect or consequential loss, or damage of any kind whatsoever, including without limitation lost profits. The limitations described in the preceding two sentences will not apply, however, to the extent such damages are determined in a final binding non-appealable court or arbitration proceeding to result from the bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of the Adviser’s duties.

The Adviser and its affiliates expect to engage in other business ventures, and as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the Advisory Agreement, the Adviser is required to devote sufficient resources to our administration to discharge its obligations under the Advisory Agreement.

NHT Acquisition and Merger

On April 10, 2024, NexPoint Real Estate Partners, LLC (“NREP”), an entity advised by an affiliate of the Adviser, and Highland, a third party, entered into a Purchase Agreement (“Purchase Agreement”) whereby Highland agreed to sell, among other things, 2,176,257 units of NHT (“NHT Units”) to NREP. The Purchase Agreement was funded in part by cash of $0.8 million provided to NREP by Old NXDT that was allocated for the sale of the NHT Units. Then on April 19, 2024, Old NXDT, NexPoint Real Estate Opportunities, LLC (“NREO”), a wholly owned subsidiary of Old NXDT, and NREP entered into an Assignment of Interests Agreement whereby NREP distributed, assigned, conveyed, transferred, set over, and delivered to NREO its right to purchase the NHT Units under the Purchase Agreement and all of its rights, title and interest in, to and under the NHT Units, including all voting, consent and financial rights, free and clear of all liens and encumbrances (the “NHT Acquisition”). As a result, Old NXDT owned 53.65% of the outstanding NHT Units and was determined to hold the controlling financial interest in NHT and as a result consolidated NHT.

On November 22, 2024, Old NXDT announced that it had entered into an Agreement and Plan of Merger (the “NHT Merger Agreement”) pursuant to which it would acquire the remaining outstanding NHT Units in a merger transaction (the “NHT Merger”) for approximately $5.5 million, to be paid principally in Old Common shares, with limited partnership interests of the OP paid for the equity interests of NHT Operating Partnership, LLC (“NHT OP”). On April 17, 2025, Old NXDT consummated the NHT Merger in accordance with the NHT Merger Agreement.

NHT’s Advisory Agreement

NHT is externally managed by NexPoint Real Estate Advisors VI, L.P. (the “NHT Adviser”), an affiliate of the Adviser. In accordance with the agreement entered into with the NHT Adviser (the “NHT Advisory Agreement”), Old NXDT pays the NHT Adviser an advisory fee equal to 1.00% of the REIT Asset Value (as defined below). Under the direct supervision of the REIT, the duties performed by NHT’s Adviser under the terms of the NHT Advisory Agreement include, but are not limited to: providing daily management for NHT, selecting and working with third party service providers, overseeing the third party manager, formulating an investment strategy for NHT and selecting suitable properties and investments, managing NHT’s outstanding debt and its interest rate exposure through derivative instruments, determining when to sell assets, and managing the renovation program or overseeing a third party vendor that implements the renovation program. REIT Asset Value means the value of NHT’s total assets, as determined in accordance with International Financial Reporting Standards (IFRS) except that such value shall only consolidate NHT’s and NHT Holdings, LLC assets plus NHT’s pro rata share of leverage at NHT OP. Pursuant to the terms of the NHT Advisory Agreement, NHT will reimburse the NHT Adviser for all documented Operating Expenses and offering expenses it incurs on behalf of NHT. “Operating Expenses” include legal, accounting, financial and due diligence services performed by the NHT Adviser that outside professionals or outside consultants would otherwise perform and NHT’s pro rata share of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the NHT Adviser required for NHT’s operations. Operating Expenses do not include expenses for the advisory services described in the NHT Advisory Agreement. Certain Operating Expenses, such as NHT’s ratable share of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses incurred by the NHT Adviser or its affiliates that relate to the operations of NHT, may be billed monthly to NHT under a shared services agreement.

As of April 19, 2024, the date of the NHT Acquisition, NHT had a payable balance of advisory fees of $6.5 million. As of December 31, 2024 there is a remaining payable of advisory fees of $7.4 million.

Management of Operating Properties

Old NXDT’s operating properties in the NXDT segment, other than undeveloped land, are managed by NexVest Realty Advisors, LLC (“NexVest”), an affiliate of the Adviser. The property management agreement with NexVest for the retail property in Lubbock, Texas is dated January 1, 2014 and has a fixed fee of $1,200 per month. For the years ended December 31, 2024 and 2023, Old NXDT, through its subsidiaries, has paid approximately $0.7 million and $0.7 million, respectively, in property management fees to NexVest. The property management agreement with NexVest for Cityplace Tower is dated August 15, 2018, and the management fee is calculated on 3% of gross revenues, with a minimum fee of $20,000 per month. The property management agreement with NexVest for the White Rock Center is dated June 1, 2013, and the management fee is calculated on 4% of gross receipts, payable monthly. The property management agreement with NexVest for Cityplace Tower also allows for the manager, as the agent of CP Tower Owner, LLC (“Owner”), to draw on the operating account when required in connection with the operation or maintenance of the property, the payment of certain expenses defined in the agreement, or as expressly approved in writing by Owner. For the years ended December 31, 2024 and 2023, the special purpose entity holding Cityplace Tower reimbursed $1.8 million and $1.9 million, respectively, to NexVest for these expenses.

Freedom LHV Guarantee

Old NXDT is a guarantor and an indemnitor on a loan from The Ohio State Life Insurance Company, an entity that may be deemed an affiliate of the Adviser through common beneficial ownership, taken by Freedom LHV which owns White Rock Center, with an aggregate principal amount of $10.0 million as of December 31, 2024.

NexBank Revolving Credit Facility

On May 22, 2023, Old NXDT entered into a revolving credit facility with NexBank (the “NexBank Revolver”) in the initial principal amount of $20.0 million, with the option for Old NXDT to receive additional disbursements thereunder up to a maximum amount of $50.0 million and bears interest at the one-month secured overnight financing rate (“SOFR”) plus 3.50%. Old NXDT drew $20.0 million on May 22, 2023. On May 21, 2024, Old NXDT elected to extend the maturity by six months to November 21, 2024. On November 21, 2024, Old NXDT elected to extend the maturity by six months to May 21, 2025. During the year ended December 31, 2024, Old NXDT paid down approximately $3.5 million on the principal balance. As of December 31, 2024, the NexBank Revolver had an outstanding balance of $16.5 million.

Management of Life Settlement Contracts

Prior to September 1, 2023, Old NXDT, through one of its TRSs, owned 100% of the outstanding equity and debt of Specialty Financial Products, Ltd. (“SFP”), an Ireland domiciled private company with limited liability and a Designated Activity Company. At the proposal of NexAnnuity Asset Management, L.P. (“NexAnnuity”), an affiliate of the Adviser, SFP was formed for the purpose of entering into acquisitions of U.S. life settlement policies approved by NexAnnuity and funded by the issuance of debt securities, or a structured promissory note (the “Structured Note”) issued by SFP. SFP utilizes proceeds from maturing life settlement contracts to repay the Structured Note and to further invest in life settlement contracts. On September 1, 2023, Old NXDT, through one of its TRSs, entered into a contribution agreement to transfer the Structured Note and all its rights, title and interests to a related party NexAnnuity Holdings, Inc. (“NHI”) and its wholly owned subsidiaries. Old NXDT also transferred all of its ordinary shares in SFP to a separate share trustee. In exchange, Old NXDT was issued 68,500 shares of Class A Preferred Stock in NHI. As a result, Old NXDT now holds none of the outstanding equity and debt of SFP. Old NXDT will have no continuing involvement with SFP. On September 28, 2023, Old NXDT redeemed 2,000 shares of Class A Preferred Stock of NHI for $2.0 million. On September 30, 2023, Old NXDT elected to receive the quarterly distribution of approximately $0.5 million in Class A Preferred Stock instead of cash. On October 24, 2023, Old NXDT redeemed 1,000 shares of Class A Preferred Stock of NHI for $1.0 million. On November 10, 2023, Old NXDT redeemed 1,000 shares of Class A Preferred Stock of NHI for $1.0 million. On December 31, 2023, Old NXDT elected to capitalize the quarterly distribution of approximately $1.3 million.

Guaranties of NexPoint Storage Partners, Inc. Debt

On July 2, 2021, Old NXDT, together with Highland Opportunities and Income Fund (“HFRO”) and Highland Global Allocation Fund (“GAF”) (collectively, the “Co-Guarantors”) as limited guarantors, entered into a Guaranty of Recourse Obligations (“SAFStor Recourse Guaranty I”) in favor of ACORE Capital Mortgage, LP (“ACORE”) in its capacity as Administrative Agent for and on behalf of the Lenders under a Loan Agreement (“SAFStor Loan Agreement I”), in an aggregate principal amount of $235.86 million, for the benefit of entities indirectly owned by SAFStor NREA JV – I, LLC (“SAFStor – I”), SAFStor NREA JV – III, LLC (“SAFStor – III”), SAFStor NREA JV – IV, LLC (“SAFStor – IV”), SAFStor NREA JV – V, LLC (“SAFStor – V”), SAFStor NREA JV – VI, LLC (“SAFStor – VI”), SAFStor NREA JV – VII, LLC (“SAFStor – VII”), and SAFStor NREA JV – VIII, LLC (“SAFStor – VIII”) (collectively, “SAFStor”), pursuant to which Old NXDT and the Co-Guarantors guaranteed certain obligations of SAFStor. On July 2, 2021, Old NXDT also entered a substantively identical guaranty in favor of ACORE in its capacity as Administrative Agent for and on behalf of the Lenders under a Mezzanine Loan Agreement (“SAFStor Mezzanine Loan Agreement I”), in the amount of $6.05 million, for the benefit of entities indirectly owned by SAFStor. On December 8, 2022, NSP completed a transaction that resulted in it acquiring 100% of the equity interest in SAFStor. On April 24, 2023, Old NXDT joined certain separate guaranties previously made in favor of ACORE by the Co-Guarantors pursuant to an Omnibus Amendment to and Reaffirmation of Loan Documents (the “SAFStor Recourse Guaranty II”) in favor of ACORE in its capacity as (i) Administrative Agent for and on behalf of the Lenders under a Loan Agreement (“SAFStor Loan Agreement II”), in an aggregate principal amount of $41.99 million, for the benefit of SAFStor, and (ii) Administrative Agent for and on behalf of the Lenders under a Mezzanine Loan Agreement (“SAFStor Mezzanine Loan Agreement II”), in the amount of $1.08 million, for the benefit of entities indirectly owned by SAFStor. Pursuant to the SAFStor Recourse Guaranty I and SAFStor Recourse Guaranty II, Old NXDT guaranteed the loss recourse liability and obligation for any Recourse Liabilities (as defined in the respective SAFStor Loan Agreement) arising out of or in connection with certain bad acts, such as if the borrower took actions that were fraudulent or improper or upon certain violations of the respective SAFStor Loan Agreement. Old NXDT also guaranteed the full payment of the debt upon the occurrence of any Springing Recourse Events (as defined in the respective SAFStor Loan Agreement), such as if the borrower voluntarily filed a bankruptcy or similar liquidation or reorganization action or upon certain other violations of the respective SAFStor Loan Agreement. The guarantees by Old NXDT were limited for loss recourse events, to the loss attributable to properties in which it indirectly owed an interest and for Springing Recourse Events (as defined in the respective SAFStor Loan Agreement) to the pro-rata share of the aggregate liability of all guarantors within the pool of the guarantor properties. On October 3, 2024, NSP paid the debt in full and the guarantees were terminated.

On September 14, 2022, Old NXDT entered into guaranties (the “BS Guaranties”) for the benefit of JPMorgan Chase Bank, National Association (“JPM”) and any additional or subsequent lenders from time to time (collectively, “BS Lender”) under a loan agreement (the “BS Loan Agreement”), pursuant to which Old NXDT guaranteed certain obligations of the borrowers (“BS Borrower”) under the BS Loan Agreement. Old NXDT, through its ownership in NSP, owns an indirect interest in BS Borrower and entered into the BS Guaranties as a condition of BS Lender lending to BS Borrower under the BS Loan Agreement. Pursuant to the BS Guaranties, Old NXDT guaranteed certain carrying obligations, including interest payments, of BS Borrower and certain recourse obligations of BS Borrower pertaining to exculpation or indemnification of BS Lender. The BS Guaranties also provided that Old NXDT could be required to repay principal amounts upon the occurrence of certain events, including certain action or inaction by BS Borrower, but does not provide for a full guarantee of repayment in all circumstances. The BS Loan Agreement provides for a single initial advance of the loan in the amount of $221.8 million to BS Borrower on the closing date and provided BS Borrower the right to request additional advances in connection with subsequently acquired properties. Amounts outstanding under the BS Loan Agreement were due and payable on March 9, 2024 which date could, at the option of BS Borrower, be extended for an additional six months upon the satisfaction of certain terms and conditions. On March 8, 2024, the BS Lender agreed to extend the maturity date to March 22, 2024. On March 22, 2024, the BS Lender agreed to extend the maturity date on the two loans to September 9, 2024. On September 9, 2024, the BS Lender agreed to extend the maturity date on the two loans to October 9, 2024. On October 4, 2024, NSP paid the debt in full and the guarantees were terminated.

Separately, on September 14, 2022, Old NXDT entered into a Guaranty Agreement (Recourse Obligations), dated September 14, 2022 (the “CMBS Guaranty”) for the benefit of JPM and any additional or subsequent lenders from time to time (collectively, the “CMBS Lender”) under a loan agreement (the “CMBS Loan Agreement”), by and among the borrowers thereunder (collectively, “CMBS Borrower”) and the CMBS Lender. The CMBS Loan Agreement provided for a loan of $356.5 million to CMBS Borrower. Old NXDT, through its ownership in NSP, owns an indirect interest in CMBS Borrower and entered into the CMBS Guaranty as a condition of the CMBS Loan Agreement. Pursuant to the CMBS Guaranty, Old NXDT guaranteed certain recourse obligations of CMBS Borrower pertaining to exculpation or indemnification of CMBS Lender, but did not provide for a full guarantee of repayment in all circumstances. Amounts outstanding under the CMBS Loan Agreement were due and payable on September 9, 2024. On September 9, 2024, the CMBS Lender and NSP entered into a forbearance agreement, and the CMBS Lender agreed to, until October 9, 2024, forbear from proceeding to exercise its remedies relating to the failure to repay the debt by September 9, 2024. On October 4, 2024, NSP repaid the debt in full and the guarantees were terminated.

On October 4, 2024, Old NXDT entered into a Guaranty Agreement (Recourse Obligations), dated October 4, 2024 (the “Citi Guaranty”) for the benefit of JPM and Citi Real Estate Funding, Inc. (collectively, the “Citi Lender”) under a loan agreement (the “Citi Loan Agreement”), by and among the borrowers thereunder (collectively, “Citi Borrower”) and the Citi Lender. Old NXDT is the owner of an indirect interest in Citi Borrower and entered into the Citi Guaranty as a condition of the Citi Lender lending to Citi Borrower under the Citi Loan Agreement. Pursuant to the Citi Guaranty, Old NXDT guarantees the Guaranteed Obligations (as defined in the Citi Loan Agreement). The Guaranteed Obligations consist of liability for losses suffered by the Citi Lender arising out of certain bad acts, such as if the Citi Borrower takes actions that are fraudulent or improper or upon certain violations of the Citi Loan Agreement. The Guaranteed Obligations also include the full payment of the debt upon the occurrence of certain events including borrower voluntarily filing for bankruptcy or similar liquidation or reorganization action or upon certain other violations of the Citi Loan Agreement. The Citi Loan Agreement provides for a loan of $750.0 million to Citi Borrower. The Citi Loan Agreement is set to mature on November 1, 2029. Borrowings outstanding under the Citi Loan Agreement are secured by mortgages on real property owned by one or more of the borrowers comprising Citi Borrower.

On December 8, 2022 and in connection with a restructuring of NSP, Old NXDT, together with NREF, HFRO and NexPoint Real Estate Strategies Fund (collectively, the “NSP Co-Guarantors”), as guarantors, entered into a Sponsor Guaranty Agreement in favor of Extra Space Storage, LP (“Extra Space”) pursuant to which Old NXDT and the NSP Co-Guarantors guaranteed obligations of NSP with respect to accrued dividends on NSP’s newly created Series D Preferred Stock. The guaranties by Old NXDT and the NSP Co-Guarantors were capped at $97.6 million, and each of Old NXDT and the NSP Co-Guarantors generally guaranteed the foregoing obligations of NSP up to the cap amount on a pro rata basis with respect to its percentage ownership of NSP’s common stock. The Series D Preferred Stock remains outstanding as of December 31, 2024. As of December 31, 2024, the outstanding NSP Series D Preferred Stock accrued dividends was $11.6 million, and Old NXDT and NREF OP IV REIT Sub, LLC are jointly and severally liable for 85.90% of the guaranteed amount.

NREF OP Promissory Notes

On April 19, 2024, Old NXDT, through the OP, loaned $6.5 million to NREF OP IV, L.P. (“NREF OP IV”). In connection with the loan, NREF OP IV issued a promissory note to the OP in the principal amount of $6.5 million bearing interest at 7.535%, which is payable in kind, interest only during the term and matures on April 19, 2029. NREF OP IV is a subsidiary of NREF, which is managed by an affiliate of the Adviser. On September 11, 2024, NREF OP IV extinguished the note and paid down the remaining principal balance and accrued interest.

NFRO SFR REIT Promissory Notes

On December 14, 2023, Old NXDT, through the OP, loaned approximately $3.6 million to NFRO SFR REIT, LLC (“NFRO SFR REIT”). In connection with the loan, NFRO SFR REIT issued a promissory note to the OP in the principal amount of approximately $3.6 million bearing interest at 7.535% per annum, which is payable in kind, interest only during the term and matures on June 14, 2025.

On February 15, 2024, Old NXDT, through the OP, loaned approximately $3.2 million to NFRO SFR REIT. In connection with the loan, NFRO SFR REIT issued a promissory note to the OP in the principal amount of approximately $3.2 million bearing interest at 7.535% per annum, which is payable in kind, interest only during the term and matures on August 15, 2025. NFRO SFR REIT is an affiliate of the Adviser.

Investments in DSTs

On July 26, 2024, Old NXDT, through NREO, acquired $4.6 million worth of beneficial interests in NexPoint Life Sciences II DST (“Life Sciences DST”), a Delaware statutory trust. Life Sciences DST is managed by an affiliate of the Adviser. Life Sciences DST owns a manufacturing and production facility in Philadelphia, PA that is under a triple net lease.

On July 26, 2024, Old NXDT, through NREO, acquired $14.9 million worth of beneficial interests in NexPoint Semiconductor DST (“Semiconductor DST”), a Delaware statutory trust. Semiconductor DST is managed by an affiliate of the Adviser. Semiconductor DST owns a semiconductor manufacturing property in Temecula, CA that is under a triple net lease. On September 11, 2024, Old NXDT acquired an additional $6.1 million worth of beneficial interests in Semiconductor DST.

SFR WLIF III, LLC

On November 25, 2024, SFR WLIF III, LLC, redeemed all of the interests in SFR WLIF III, LLC. Old NXDT received approximately $7.2 million upon redemption of its units.

Alewife Holdings Loan

On May 10, 2024, Old NXDT, through the OP, NREF OP IV, a subsidiary of NREF, an entity that is managed by an affiliate of the Adviser, and The Ohio State Life Insurance Company (“OSL”), an entity that may be deemed an affiliate of the Adviser through common beneficial ownership, entered into an Assignment and Assumption and Co-Lender Agreement, pursuant to which NREF OP IV assigned the right to fund up to 9% of a loan (the “Alewife Loan”) to be made to IQHQ-Alewife Holdings, LLC (“Alewife Holdings”) to the OP and allocated the right to fund up to 9% of the Alewife Loan to OSL. Effective January 2, 2025, NREF OP IV and OSL entered into an Assignment and Assumption and Co-Lender Agreement, pursuant to which NREF OP IV assigned $7.5 million of interest in the Alewife Loan to OSL for cash and increased OSL’s allocation of the right to fund up to 10.32% of the Alewife Loan. In addition, at any time and from time to time, NREF may purchase up to all of the amounts funded by OSL in the Alewife Loan from OSL. Upon receipt of a draw request, the OP and OSL have the right to elect to fund an amount equal or greater than zero and up to (i) 9% or 10.32%, respectively, of the total amount of all advances previously made under the Alewife Loan plus the amount of the then current borrowing, (ii) less the total amount of advances previously made by the OP and OSL, respectively. NREF OP IV is required to fund any amounts not funded by OSL and the OP. At any time that the OP and OSL have funded less than their respective percentages of all advances made under the Alewife Loan, the OP and OSL have the option upon notice to NREF OP IV to pay to NREF OP IV any amount of such unfunded amount. Upon such payment, the OP or OSL would become entitled to all interest and fees accrued on the amount paid to NREF OP IV on and after the date of such payment.

IQHQ Promissory Note and Warrant

On May 23, 2024, Old NXDT, through the OP, along with certain entities advised by affiliates of our Adviser or On May 23, 2024, NexPoint Bridge Investor I, LLC (“Bridge Investor I”), an entity owned by an affiliate of the Adviser, entered into a Secured Convertible Promissory Note and Warrant Purchase Agreement (“Bridge Purchase Agreement”) whereby IQHQ, LP (“IQHQ LP”) issued and sold to Bridge Investor I a Secured Convertible Promissory Note (the “IQHQ Promissory Note”) with a purchase commitment of $150 million. The IQHQ Promissory Note bore interest at 16.5%, which was payable in kind, and matured on May 23, 2025. The IQHQ Promissory Note would automatically convert into Series E preferred stock of IQHQ, Inc. upon a Qualified Equity Financing (as defined in the IQHQ Promissory Note). In accordance with the Bridge Purchase Agreement, IQHQ Holdings, LP (“IQHQ Holdings”) also issued and sold a corresponding warrant to Bridge Investor I to purchase Class A-3 Units of IQHQ Holdings (as amended, the “IQHQ Bridge Warrant”). The IQHQ Bridge Warrant entitles the holder to purchase, at an exercise price of $0.01, Class A-3 Units of IQHQ Holdings initially intended to represent up to 6.25% of the fully diluted and outstanding common equity of IQHQ Holdings. The IQHQ Bridge Warrant is exercisable, in whole or in part, at any time, and expires on May 23, 2034, unless there is an earlier change of control, initial public offering or liquidation. The OP and certain entities advised by affiliates of our Adviser (the “IQHQ Participating Purchasers”) own common equity in IQHQ Holdings and/or IQHQ LP and NREF owns Series D-1 preferred stock in IQHQ, Inc., which is the limited partner of IQHQ, LP.

In connection with the Bridge Purchase Agreement, the OP, NREF, through certain subsidiaries, and the IQHQ Participating Purchasers entered into a participation rights agreement with Bridge Investor I pursuant to which the OP and the IQHQ Participating Purchasers had a right to fund up to specified amounts of the IQHQ Promissory Note and IQHQ Bridge Warrant. On December 2, 2024, the IQHQ Promissory Note was fully funded by NREF and the IQHQ Participating Purchasers and the OP did not fund any amounts.

On December 31, 2024, Bridge Investor I entered into a Subscription Agreement (“IQHQ Subscription Agreement”) whereby Bridge Investor I committed to purchase $160.1 million of Series E preferred stock of IQHQ, Inc. Pursuant to the IQHQ Subscription Agreement, the full $10.1 million of the interest accrued on the IQHQ Promissory Note was substituted and exchanged for a deemed funding of $10.1 million under the IQHQ Subscription Agreement. In connection with the IQHQ Subscription Agreement, on December 31, 2024, Bridge Investor I also entered into a Warrant Purchase Agreement (the “IQHQ Warrant Purchase Agreement”) whereby IQHQ Holdings issued and sold a corresponding warrant to Bridge Investor I to purchase Class A-3 Units of IQHQ Holdings (as amended, the “IQHQ Series E Warrant”). The IQHQ Series E Warrant entitles the holder to purchase, at an exercise price of $0.01, Class A-3 Units of IQHQ Holdings initially intended to represent up to 10.25% of the fully diluted and outstanding common equity of IQHQ Holdings. The IQHQ Series E Warrant is exercisable, in whole or in part, at any time for ten years unless there is an earlier change of control, initial public offering or liquidation.

In connection with the IQHQ Subscription Agreement and IQHQ Warrant Purchase Agreement, the OP, along with NREF, through certain subsidiaries, and the IQHQ Participating Purchasers entered into a participation rights agreement with Bridge Investor I pursuant to which the OP and the IQHQ Participating Purchasers have a right to fund up to specified amounts of the Series E preferred stock of IQHQ, Inc. commitment and the IQHQ Series E Warrant. Upon receipt of a draw request, each IQHQ Participating Purchaser has the right to elect to fund an amount equal or greater than zero up to their respective preemptive right under the IQHQ Holdings or IQHQ, L.P. organizational documents less the total amount of advances previously made by such IQHQ Participating Purchaser. Upon receipt of a draw request, the OP will also have the right to elect to fund an amount equal or greater than zero up to 50% of the total requested amount that is not funded by the IQHQ Participating Purchasers. NREF would be required to fund any amounts not funded by the IQHQ Participating Purchasers and the OP. At any time that the IQHQ Participating Purchasers have funded less than their respective participation amounts, the IQHQ Participating Purchasers have the option to pay NREF or the OP (to the extent it has funded) any amount of such unfunded amount. Upon such payment, the IQHQ Participating Purchaser would become entitled to all interest accrued on the amounts paid to NREF or the OP, if applicable, on and after the date of such payment. Bridge Investor I can allocate all or any portion of the IQHQ Warrant to any parties to the participation rights agreement.

As of December 31, 2024, the OP had not funded any amounts.

Separation Agreement with Matthew Goetz

Mr. Goetz resigned from his position as Senior VP-Investments and Asset Management of Old NXDT on November 9, 2023 (the “Separation Date”). In connection with his resignation, Mr. Goetz and Old NXDT, the Adviser, the Sponsor, NREF, NexPoint Real Estate Advisors VII, L.P., NXDT, NexPoint Real Estate Advisors X, L.P., VineBrook and NexPoint Real Estate Advisors V, L.P. entered into a separation agreement, dated November 9, 2023 (the “Separation Agreement”). Pursuant to the Separation Agreement, the Sponsor will subsidize Mr. Goetz's COBRA premium for a period of twelve months and 11,300 restricted share units granted to Mr. Goetz by Old NXDT immediately vested as of the Separation Date and will settle on the original scheduled vesting dates, subject to Mr. Goetz’s continued compliance with existing restrictive covenants. In addition, pursuant to the Separation Agreement, 72,675 RSUs granted to Mr. Goetz by NREF, 11,452 RSUs granted to Mr. Goetz by NXRT and 4,279 RSUs granted to Mr. Goetz by VineBrook immediately vested as of the Separation Date and will settle on the original scheduled vesting dates, subject to Mr. Goetz’s continued compliance with existing restrictive covenants. The approximate value of the RSUs of Old NXDT that vested on the Separation Date is $113,000 and the approximate value of the aggregate RSUs of Old NXDT, NREF, NXRT and VineBrook that vested on the Separation Date is $2 million.

The Separation Agreement additionally contains, among other things, mutual non-disparagement provisions and a mutual release of claims by Mr. Goetz and Old NXDT.

In connection with the Separation Agreement, Mr. Goetz, Old NXDT, NREF, NXRT and VineBrook entered into a vesting agreement pursuant to which, among other things, the award agreements between Mr. Goetz and Old NXDT relating to his RSU grants were amended to account for his separation and accelerated vesting of a portion of his outstanding RSU grants pursuant to the Separation Agreement.

Banking Relationship with NexBank

Old NXDT holds multiple operating accounts at NexBank. A director and officer of Old NXDT also (i) is the beneficiary of a trust that indirectly owns 100% of the limited partnership interests in the parent of the Adviser and directly owns 100% of the general partnership interests in the parent of the Adviser and (ii) is a director of NexBank Capital, Inc., the holding company of NexBank, directly owns a minority of the common stock of NexBank, and is the beneficiary of a trust that directly owns a substantial portion of the common stock of NexBank.

NexPoint Hospitality Trust Convertible Notes

As of December 31, 2024, the operating partnership of NHT has entered into several convertible notes with certain affiliates of the NHT Adviser. The fixed rate notes have rates ranging from 1.82% to 7.50% (which were market interest rates at the time of their issuance) while outstanding and mature in 20 years from their date of issuance. As of December 31, 2024, the net carrying amount of the convertible notes due to affiliates of the NHT Adviser was $51.6 million.

Related Party Investments

NexPoint Real Estate Finance, Inc.

As of December 31, 2024, Old NXDT held owns 12.0%, of NREF’s common stock and approximately 15.6% of the outstanding of units of limited partnership of NexPoint Real Estate Finance Operating Partnership, L.P. (“NREF OP”). As of December 31, 2024, the fair value of Old NXDT’s holdings of NREF was approximately $33.0 million, and the fair value of Old NXDT’s holdings of the NREF OP was $76.4 million.

NexPoint SFR Operating Partnership, L.P.

On June 8, 2022, Old NXDT, directly or through one or more subsidiaries, contributed $25.0 million to the newly formed NexPoint SFR Operating Partnership, L.P. (the “SFR OP”) in exchange for common units of the SFR OP (“SFR OP Units”). Additionally, on June 8, 2022, Old NXDT, directly or through one or more subsidiaries, loaned $25.0 million to the SFR OP in exchange for $25.0 million of 7.50% convertible notes of the SFR OP (“SFR OP Convertible Notes”) that are interest only during the term and mature on June 30, 2027. The SFR OP is a subsidiary of NXHT, a private SFR REIT managed by an affiliate of the Adviser. Subsequent to June 8, 2022 and through December 31, 2022, Old NXDT, directly or through one or more subsidiaries, contributed approximately an additional $27.5 million to the SFR OP in exchange for SFR OP Units. Additionally, subsequent to June 8, 2022 and before December 31, 2022, Old NXDT, directly or through one or more subsidiaries, loaned an additional $5.0 million to the SFR OP in exchange for $5.0 million of SFR OP Convertible Notes.

On October 25, 2023, Old NXDT contributed approximately $0.5 million to the SFR OP in exchange for a promissory note in the principal amount of $0.5 million made by the SFR OP (the “SFR OP Promissory Note”). The SFR OP Promissory note has a maturity date of April 25, 2025 and accrues interest at a fixed rate of 8.80% per annum. Additionally, on April 18, 2023, the SFR OP paid down approximately $8.5 million of SFR OP Convertible Notes. Subsequent to December 31, 2023 and through December 31, 2024, Old NXDT, directly or through one or more subsidiaries, received approximately $2.5 million of SFR OP Units through continued participation in the SFR OP distribution reinvestment plan. As of December 31, 2024, Old NXDT owns approximately 30.8% of the outstanding SFR OP Units, $21.5 million in outstanding principal balance of SFR OP Convertible Notes and $0.5 million of the SFR OP Promissory Note. As of December 31, 2024, the fair value of the SFR OP Units owned by Old NXDT was approximately $37.9 million, the fair value of the SFR OP Convertible Notes was approximately $20.8 million and the fair value of the SFR Promissory Note was approximately $0.5 million.

NexPoint Residential Trust, Inc.

Old NXDT holds approximately 0.38% of the outstanding common stock of NXRT, a publicly traded multifamily REIT advised by an affiliate of the Adviser. Old NXDT’s fair value measurement of this investment as of December 31, 2024 was approximately $4.0 million.

NexPoint Storage Partners, Inc.

In November 2020, Old NXDT’s preferred stock investment in Jernigan Capital, Inc. was converted into common shares of NSP, a privately owned self-storage REIT indirectly managed by an affiliate of the Adviser, as part of a transaction where affiliates of the Adviser took Jernigan Capital, Inc. private. Old NXDT owns 52.8% of the outstanding common stock of NSP. As of December 31, 2024, the fair value of the common shares of NSP owned by Old NXDT was approximately $62.7 million.

NexPoint Storage Partners Operating Company, LLC

On November 9, 2023, Old NXDT, directly or through one or more subsidiaries contributed approximately $5.0 million to the NSP OC in exchange for a promissory note in the principal amount of $5.0 million made by NexPoint Storage Partners Operating Company, LLC (the “NSP OC”) (the “NSP OC Promissory Note”). The NSP OC Promissory Note has a maturity date of May 8, 2024 and accrues interest at a fixed rate of 5.32% per annum. As of December 31, 2024, Old NXDT owns 47,064 units, or 29.5% of the outstanding combined classes of common units of the NSP OC (the “NSP OC Common Units”). As of December 31, 2024, the fair value of the NSP OC Common Units owned by Old NXDT was approximately $34.1 million.

Claymore and Allenby

Old NXDT owns a 50% interest in each of Claymore Holdings, LLC and Allenby, LLC, entities created to hold litigation claims which are managed by an affiliate of the Adviser. The probability, timing and potential amount of recovery, if any, are unknown.

VineBrook Homes Operating Partnership, L.P.

On November 1, 2018, Old NXDT through NREO contributed $70.7 million to the VB OP in exchange for limited partnership units. Subsequent to December 31, 2022 and through December 31, 2024, Old NXDT, directly or through one or more subsidiaries, contributed approximately $2.9 million to the VB OP in exchange for limited partnership units of VB OP through dividend reinvestments. The VB OP is the operating partnership of VineBrook, which is advised by an affiliate of the Adviser. Old NXDT, through NREO, owns approximately 11.4% of the limited partnership units of VB OP as of December 31, 2024. As of December 31, 2024 the fair value of the limited partnership units of VB OP owned by NXDT was approximately $151.7 million.

Capital Acquisition Partners, LLC

As of December 31, 2024, Old NXDT owns approximately 20.9% of the total outstanding membership interests of Capital Acquisitions Partners, LLC, an entity that invests in multifamily housing. The remaining membership interests are held by NREF OP.

Related Party Transaction Policy

The Board has adopted a written Related Party Transaction Policy for the review, approval or ratification of any related person transaction. This policy provides that all related party transactions must be reviewed and approved by the disinterested members of the audit committee. The term “related party transaction” refers to any transaction, arrangement or relationship (including charitable contributions and including any series of similar transactions, arrangements or relationships) with the Company in which any Related Party (as defined below) has a direct or indirect material interest, other than: (a) transactions available to employees generally; (b) transactions involving less than $50,000 when aggregated with all related or similar transactions, except if receipt of any amount would result in a trustee no longer being considered independent under NYSE rules or would disqualify a trustee from serving as a member of a committee of the Board; (c) transactions involving compensation or indemnification of executive officers and trustees duly authorized by the Board or an authorized Board committee; (d) transactions involving reimbursement for routine expenses in accordance with our policies; and (e) purchases of any products on terms generally available to third parties.

For purposes of our Related Party Transaction Policy, “Related Parties” include:

●	our trustees (and nominees for trustee) and executive officers;
●	immediate family members of such trustees and executive officers;
●	our Adviser;
●	a shareholder owning in excess of five percent of our voting securities or an immediate family member of such a shareholder; or

an entity which is owned or controlled by any of the above persons.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of certain of our investment, financing and other policies. These policies have been determined by the Board and, in general, may be amended and revised from time to time at the discretion of the Board without notice to or a vote of our shareholders. We intend to disclose any changes in our investment policies in our next required periodic report.

If our Board determines that additional funding is required, we may raise such funds through additional public and private offerings of common and preferred equity or debt securities or the retention of cash flow (subject to the distribution requirements applicable to REITs and our desire to minimize our U.S. federal income tax obligations) or a combination of these methods. In the event that our Board determines to raise additional equity or debt capital, it has the authority, without shareholder approval, to cause us to issue additional Old Common Shares, Old Preferred Shares or debt securities in any manner and on such terms and for such consideration as it deems appropriate, at any time, and has similarly broad authority to incur debt.

In addition, we may finance the acquisition of investments using the various sources of financing discussed below under “—Investment Policies.” Our investment guidelines, the assets in our portfolio and the decision to utilize, and the appropriate levels of, leverage are periodically reviewed by our Board as part of their oversight of our Adviser.

We may offer equity or debt securities in exchange for property and may repurchase or otherwise reacquire our shares. Subject to the requirements for qualification as a REIT, we may in the future invest in debt securities of other REITs, other entities engaged in real estate-related activities or securities of other issuers, including for the purpose of exercising control over these entities. We do not intend that our investments in securities will require us to register as an investment company under the Investment Company Act, and we would intend to divest such securities before any such registration would be required.

We engage in the purchase and sale of investments. Consistent with our investment guidelines, we may in the future make loans to third parties in the ordinary course of business for investment purposes. We do not expect to underwrite the securities of other issuers.

We intend to make our annual reports available to our shareholders, including our audited financial statements. We are subject to the information reporting requirements of the Exchange Act. Pursuant to those requirements, we will be required to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

Our Board may change any of these policies without prior notice to you or a vote of our shareholders.

Investment Policies

We invest in real estate and interests in real estate.

We also invest in real estate mortgages, securities of or interests in persons primarily engaged in real estate activities or investments in other securities.

Investments in Interests in Real Estate

We conduct all of our investment activities through the OP. Our primary investment objective is to provide both current income and capital appreciation. We seek to achieve this objective through our focus on investing across the capital structure in various commercial real estate property types. Target underlying property types primarily include, but are not limited to, SFR, multifamily, self-storage, life science, office, industrial, hospitality, net lease and retail. We may, to a limited extent, hold, acquire or transact in certain non-real estate securities.

We focus on opportunistic investments in real estate properties with a value-add component and real estate credit with the objective to increase the cash flow and value of our properties, acquire properties with cash flow growth potential and achieve capital appreciation for shareholders through a value-add program. We pursue real estate credit investments based on where the Adviser believes the various real estate subsectors are performing within the broader real estate cycle and tactically allocate our investments among these opportunities. We believe a diversified investment approach is appropriate for the current market environment. However, to capitalize on investment opportunities at different times in the economic and real estate investment cycle, we may change our investment strategy from time to time. We believe that the flexibility of our investment strategy and the experience and resources of the Adviser and its affiliates will allow us to take advantage of changing market conditions to provide both current income and generate capital appreciation. The Board is able to modify our strategies to the extent it determines it is in our best interest.

The structure and terms of our investments may vary and will depend on market conditions.

Investments in Real Estate Mortgages

As a diversified REIT which focuses on investing across the capital structure, in both debt and equity investments, we may engage in mortgage activities, including without limitation, originating, servicing and warehousing mortgages. We may, at the discretion of our Board, invest in mortgages, including non-performing loans, and other types of real estate interests in the future, including, without limitation participating in convertible mortgages; provided in each case, that such investment is consistent with our qualification as a REIT. Investments in real estate mortgages run the risk that one or more borrowers may default under certain mortgages and that the collateral securing such mortgages may not be sufficient to enable us to recoup our full investment. We may also invest in securities of or interests in persons primarily engaged in real estate mortgage activities.

Investments in Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

Subject to the gross income and asset tests necessary for REIT qualification, we may invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. We do not currently have any policy limiting the types of entities in which we may invest or the proportion of assets to be so invested, whether through acquisition of an entity’s common shares, limited liability or partnership interests, interests in another REIT or entry into a joint venture. We do not intend to underwrite securities of other issuers.

Investments in Other Securities

In addition to investments in real estate, we may, to a limited extent and subject to the gross income and asset tests for REIT qualification, hold, acquire or transact in certain non-real estate securities, including common equity, preferred equity, loans, CLOs, rights and warrants, U.S. life settlement contracts, convertible notes and bonds from a number of diverse issuers and investment vehicles.

Dispositions. We may dispose of some of our investments if, based upon management’s periodic review of our investments, the Adviser or the Board determines that such action would be in the best interest of us and our shareholders.

Financings and Leverage Policy. In the future, we anticipate using a number of different sources to finance our acquisitions, developments and operations, including, but not limited to, cash flows from operations, asset sales, seller financing, issuance of debt securities, private financings (such as bank credit facilities, which may or may not be secured by our assets), common or preferred equity issuances or any combination of these sources, to the extent available to us, or other sources that may become available from time to time. Any debt that we incur may be recourse or non-recourse and may be secured or unsecured. We also may take advantage of joint venture or other partnering opportunities as such opportunities arise in order to acquire properties that would otherwise be unavailable to us or if we believe joint ventures or other partnering structures are more favorable to us compared with owning the properties outright. We may use the proceeds of our borrowings to acquire assets, to refinance existing debt or for general corporate purposes.

While we do not have any formal restrictions or policy with respect to our debt-to-equity leverage ratio, we currently expect that our leverage will not exceed a ratio of 3-to-l. We believe this leverage ratio is prudent given that leverage typically exists at the asset level. The amount of leverage we may employ for particular assets depends upon the availability of particular types of financing and our Adviser’s assessment of the credit, liquidity, price volatility and other risks of those assets and financing counterparties. Our decision to use leverage to finance our assets is at the discretion of our Adviser, subject to review by our Board, and is not subject to the approval of our shareholders. We generally intend to match leverage term and structure to that of the underlying investment financed.

Lending Policies. As a diversified REIT which focuses on investing across the capital structure, in both debt and equity investments, we may engage in lending activities, such as by originating or servicing loans. We do not have a policy limiting our ability to make loans to other persons, although our ability to do so may be limited by applicable law, such as the Sarbanes-Oxley Act. Subject to tax rules applicable to REITs, we may choose to guarantee debt of certain joint ventures with third parties. Our board of trustees may adopt a formal lending policy in the future without notice to or consent of our shareholders.

Equity Capital Policies. If our Board determines that obtaining additional capital would be advantageous to us, we may, without shareholder approval (unless such approval is required by applicable law, the terms of any other class or series of our shares or the rules of any stock exchange or automated quotation system on which any of our shares are traded), issue equity securities, including causing our operating partnership to issue OP Units, retain earnings (subject to the REIT distribution requirements for U.S. federal income tax purposes) or pursue a combination of these methods. As long as the OP is in existence, we will generally contribute the proceeds of all equity capital raised by us to the OP in exchange for additional interests in the OP.

Existing shareholders will have no preemptive rights to common or preferred shares or units issued in any securities offering by us, and any such offering might cause a dilution of a shareholder’s investment in us. We may in the future issue shares of Old Common Shares or units in connection with acquisitions of investments.

We may, under certain circumstances and subject to there being funds legally available, purchase our shares or other securities in the open market or in private transactions with our shareholders, provided that those purchases are approved by the Board. Any repurchases of our shares or other securities would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualification as a REIT.

Conflict of Interest Policies. We have adopted certain policies designed to eliminate or minimize certain potential conflicts of interest. Specifically, we have adopted a Code of Business Conduct and Ethics that generally prohibits conflicts of interest between our officers and employees on the one hand, and our company on the other hand. Our Code of Business Conduct and Ethics will also generally limit our employees and officers from competing with our company or taking for themselves opportunities that are discovered through use of property or information of or position with our company. Waivers of our Code of Business Conduct and Ethics may be granted by the board of trustees or a committee thereof. However, we cannot assure you these policies or provisions of law will always succeed in eliminating the influence of such conflicts. If they are not successful, decisions could be made that might fail to reflect fully the interests of all shareholders.

Policies with Respect to Certain Other Activities. We have authority to offer Old Common Shares, Old Preferred Shares, options to purchase shares or other securities in exchange for property, repurchase or otherwise acquire our common shares or other securities in the open market or otherwise, and we may engage in such activities in the future. We may issue preferred shares from time to time, in one or more series, as authorized by our board of trustees without the need for shareholder approval. We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and do not intend to do so. At all times, we intend to make investments in such a manner as to qualify as a REIT, unless because of circumstances or changes in the Code or the Treasury regulations our board of trustees determines that it is no longer in our best interest to qualify as a REIT. We may make loans to third parties, including, without limitation, to joint ventures in which we participate. We intend to make investments in such a way that we will not be treated as an investment company under the Investment Company Act.

Conflicts of Interest

The following briefly summarizes the material potential and actual conflicts of interest which may arise from the overall investment activity of our Adviser, its clients and its affiliates, but is not intended to be an exhaustive list of all such conflicts. The scope of the activities of the affiliates of our Adviser and the funds and clients advised by affiliates of our Adviser may give rise to conflicts of interest or other restrictions and/or limitations imposed on us in the future that cannot be foreseen or mitigated at this time.

Advisory Agreement

Under the Advisory Agreement, our Adviser or its affiliates are entitled to fees based on our “Managed Assets.” Because the Adviser’s compensation is not directly based on our performance, our Adviser’s interests are not wholly aligned with those of our shareholders. In that regard, our Adviser could be motivated to recommend riskier or more speculative investments that would entitle our Adviser to a higher fee. For example, because leverage other than accrued expenses incurred in the normal course of operations is included in the calculation of Managed Assets, our Adviser may have an incentive to utilize leverage more heavily than it otherwise would in order to increase its fees.

Other Accounts and Relationships

As part of their regular business, our Adviser, its affiliates and their respective officers, directors, trustees, shareholders, members, partners and employees and their respective funds and investment accounts (collectively, the “Related Parties”) hold, purchase, sell, trade or take other related actions both for their respective accounts and for the accounts of their respective clients, on a principal or agency basis, subject to applicable law with respect to loans, securities and other investments and financial instruments of all types. The Related Parties also provide investment advisory services, among other services, and engage in private equity, real estate and capital markets-oriented investment activities. The Related Parties are not restricted in their performance of any such services or in the types of debt, equity, real estate or other investments which they may make. The Related Parties may have economic interests in or other relationships with respect to investments made by us. In particular, the Related Parties may make and/or hold an investment, including investments in securities, that may compete with, be pari passu, senior or junior in ranking to an, investment, including investments in securities, made and/or held by us or in which partners, security holders, members, officers, directors, agents or employees of such Related Parties serve on boards of directors or otherwise have ongoing relationships. Each of such ownership and other relationships may result in restrictions on transactions by us and otherwise create conflicts of interest for us. In such instances, the Related Parties may in their discretion make investment recommendations and decisions that may be the same as or different from those made with respect to our investments. In connection with any such activities described above, the Related Parties may hold, purchase, sell, trade or take other related actions in securities or investments of a type that may be suitable for us. The Related Parties are not required to offer such securities or investments to us or provide notice of such activities to us. In addition, in managing our portfolio, our Adviser may take into account its relationship or the relationships of its affiliates with obligors and their respective affiliates, which may create conflicts of interest. Furthermore, in connection with actions taken in the ordinary course of business of our Adviser in accordance with its fiduciary duties to its other clients, our Adviser may take, or be required to take, actions which adversely affect our interests.

The Related Parties have invested and may continue to invest in investments that would also be appropriate for us. Such investments may be different from those made on our behalf. Neither our Adviser nor any Related Party is necessarily prohibited from making or maintaining such investments, even if they are not favorable to us, subject to their fiduciary duties and disclosure obligations, and subject to our Adviser’s allocation policy set forth below. The investment policies, fee arrangements and other circumstances applicable to such other parties may vary from those applicable to us. Our Adviser and/or any Related Party may also provide advisory or other services for a customary fee with respect to investments made or held by us, and neither our shareholders nor we have any right to such fees. Our Adviser and/or any Related Party may also have ongoing relationships with, render services to or engage in transactions with other clients, including HFRO, NREF, NRESF, NexPoint Capital and GAF as well as VineBrook, NXRT, NSP and other REITs, who make investments of a similar nature to ours, Delaware statutory trusts (“DSTs”) and with companies whose securities or properties are acquired by us. In connection with the foregoing activities our Adviser and/or any Related Party may from time to time come into possession of material nonpublic information that limits the ability of our Adviser to affect a transaction for us, and our investments may be constrained as a consequence of our Adviser’s inability to use such information for advisory purposes or otherwise to effect transactions that otherwise may have been initiated on our behalf. In addition, officers or affiliates of our Adviser and/or Related Parties may possess information relating to our investments that is not known to the individuals at our Adviser responsible for monitoring our investments and performing the other obligations under the Advisory Agreement.

The Related Parties currently provide services to HFRO, NREF, NRESF, NexPoint Capital, GAF, VineBrook, NXRT, NSP, DSTs and may in the future provide services to other REITs, funds or other entities that compete with us for similar investments.

Although the professional staff of our Adviser will devote as much time to our business and investments as our Adviser deems appropriate to perform its duties in accordance with the Advisory Agreement and in accordance with reasonable commercial standards, the staff may have conflicts in allocating its time and services among us and any Related Parties’ other accounts. The Advisory Agreement places restrictions on our Adviser’s ability to buy and sell investments for us. Accordingly, during certain periods or in certain circumstances, our Adviser may be unable to buy or sell investments or to take other actions that it might consider to be in our best interest as a result of such restrictions.

The directors, officers, employees and agents of the Related Parties, and our Adviser may, subject to applicable law, serve as directors (whether supervisory or managing), officers, employees, partners, agents, nominees or signatories, and receive arm’s length fees in connection with such service, for us or any Related Party, or for any of our investments or any affiliate thereof, and neither we nor our shareholders have the right to any such fees.

The Related Parties serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as us, or of other investment funds managed by our Adviser or its affiliates. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in our best interest. We may compete with other entities managed by our Adviser and its affiliates for capital and investment opportunities.

There is no limitation or restriction on our Adviser or any of its Related Parties with regard to acting as investment manager (or in a similar role) to other parties or persons. This and other future activities of our Adviser and/or its Related Parties may give rise to additional conflicts of interest. Such conflicts may be related to obligations that our Adviser or its affiliates have to other clients.

Subject to prior approval of our Board, certain Related Parties, including NexBank and Governance Re, Ltd. among others, may provide banking, agency, insurance and other services to us and its operating affiliates for customary fees, and neither we, nor our subsidiaries will have a right to any such fees.

Allocation of Investment Opportunities

In addition, the Related Parties may, from time to time, be presented with investment opportunities that fall within our investment objectives and the investment objectives of other clients, funds or other investment accounts managed by the Related Parties, and in such circumstances, the Related Parties expect to allocate such opportunities among us and such other clients, funds or other investment accounts on a basis that the Related Parties determine in good faith is appropriate taking into consideration such factors as the fiduciary duties owed to us and such other clients, funds or other investment accounts, our primary mandates and the primary mandates of such other clients, funds or other investment accounts, the capital available to us and such other clients, funds or other investment accounts, any restrictions on investment, the sourcing of the transaction, the size of the transaction, the amount of potential follow-on investing that may be required for such investment and our other investments and the other investments of such other clients, funds or other investment accounts, the relation of such opportunity to our investment strategy and the strategy of such other clients, funds or other investment accounts, reasons of portfolio balance and any other considerations deemed relevant by the Related Parties in good faith. Our Adviser allocates investment opportunities across the entities for which such opportunities are appropriate, consistent with (1) its internal conflict of interest and allocation policies and (2) the requirements of the Advisers Act. Our Adviser seeks to allocate investment opportunities among such entities in a manner that is fair and equitable over time and consistent with its allocation policy. However, there is no assurance that such investment opportunities will be allocated to us fairly or equitably in the short-term or over time, and there can be no assurance that we will be able to participate in all such investment opportunities that are suitable for us.

Cross Transactions and Principal Transactions

As further described below, our Adviser may effect client cross-transactions where our Adviser causes a transaction to be affected between us and another client advised by our Adviser or any of its affiliates. Our Adviser may engage in a client cross-transaction involving us any time that our Adviser believes such transaction to be fair to us and the other client of our Adviser or its affiliates in accordance with our Adviser’s internal written cross-transaction policies and procedures.

As further described below, our Adviser may affect principal transactions where we may make and/or hold an investment, including an investment in securities, in which our Adviser and/or its affiliates have a debt, equity or participation interest, in each case in accordance with applicable law and with our Adviser’s internal written policies and procedures for principal transactions, which may include our Adviser obtaining our consent and approval prior to engaging in any such principal transaction between us and our Adviser or its affiliates.

Our Adviser may direct us to acquire or dispose of investments in cross trades between us and other clients of our Adviser or its affiliates in accordance with applicable legal and regulatory requirements. In addition, we may make and/or hold an investment, including an investment in securities, in which our Adviser and/or its affiliates have a debt, equity or participation interest, and the holding and sale of such investments by us may enhance the profitability of our Adviser’s own investments in such companies. Moreover, we, along with our principals and persons or entities controlling, controlled by or under common control with the Adviser, may invest in assets originated by, or enter into loans, borrowings and/or financings with our Adviser or its affiliates, including but not limited to NexBank and NexPoint Securities, Inc., including in primary and secondary transactions with respect to which our Adviser or a Related Party may receive customary fees from the applicable issuer, and neither we nor our subsidiaries have the right to any such fees. In each such case, our Adviser and principals and persons or entities controlling, controlled by or under common control with the Adviser may have a potentially conflicting division of loyalties and responsibilities regarding us and the other parties to such investment. Under certain circumstances, our Adviser and its affiliates may determine that it is appropriate to avoid such conflicts by selling an investment at a fair value that has been calculated pursuant to our Adviser’s valuation procedures to another fund managed or advised by our Adviser or principals and persons or entities controlling, controlled by or under common control with the Adviser. In addition, our Adviser may enter into agency cross-transactions where it or any of its affiliates acts as broker for us and for the other party to the transaction, to the extent permitted under applicable law. Our Adviser may obtain our written consent as provided herein if any such transaction requires the consent of our Board.

Participation in Creditor Committees, Underwriting and Other Activities

Our Adviser and/or its Related Parties may participate in creditors or other committees with respect to the bankruptcy, restructuring or workout or foreclosure of our investments. In such circumstances, our Adviser may take positions on behalf of itself or Related Parties that are adverse to our interests.

Our Adviser and/or its Related Parties may act as an underwriter, arranger or placement agent, or otherwise participate in the origination, structuring, negotiation, syndication or offering of investments purchased by us. Such transactions are on an arm’s-length basis and may be subject to arm’s-length fees. There is no expectation for preferential access to transactions involving investments that are underwritten, originated, arranged or placed by our Adviser and/or its Related Parties and neither we nor our shareholders have the right to any such fees.

Material Non-Public Information

There are generally no ethical screens or information barriers among our Adviser and certain of its affiliates of the type that many firms implement to separate persons who make investment decisions from others who might possess material, non-public information that could influence such decisions. If our Adviser, any of its personnel or its affiliates were to receive material non-public information about an investment or issuer, or have an interest in causing us to acquire a particular investment, our Adviser may be prevented from causing us to purchase or sell such asset due to internal restrictions imposed on our Adviser. Notwithstanding the maintenance of certain internal controls relating to the management of material non-public information, it is possible that such controls could fail and result in our Adviser, or one of its investment professionals, buying or selling an asset while, at least constructively, in possession of material non-public information. Inadvertent trading on material non-public information could have adverse effects on our Adviser’s reputation, result in the imposition of regulatory or financial sanctions, and as a consequence, negatively impact our Adviser’s ability to perform its investment management services to us. In addition, while our Adviser and certain of its affiliates currently operate without information barriers on an integrated basis, such entities could be required by certain regulations, or decide that it is advisable, to establish information barriers. In such event, our Adviser’s ability to operate as an integrated platform could also be impaired, which would limit our Adviser’s access to personnel of its affiliates and potentially impair its ability to manage our investments.

Other Benefits to Our Adviser

Our 2023 Plan provides us with the ability to grant awards to directors and officers of, and certain consultants to, us, our Adviser and its respective affiliates and other entities that provide services to us. The management team of our Adviser may receive awards under the 2023 Plan and will benefit from the compensation provided by these awards.

In addition to the compensation provided to our Adviser by the Advisory Agreement and any long-term incentive plan, our Adviser may also receive reputational benefits from our future growth through capital-raising transactions and acquisitions. The reputational benefit to our Adviser from our future growth could assist our Adviser and its affiliates in pursuing other real estate investments. These investments could be made through other entities managed by our Adviser or its affiliates, and there can be no assurance that we will be able to participate in all such investment opportunities.

INFORMATION REGARDING OLD NXDT’S PROPERTIES

Old NXDT’s investment portfolio (the “Portfolio”) includes properties held in both its NXDT segment and its NHT segment. As of December 31, 2024, the Portfolio includes four operating properties in the NXDT segment located in Texas, and seven operating properties in the NHT segment located in Texas, Florida and Utah. In the opinion of management, each of the properties described below are adequately covered by insurance. The operating properties in the NXDT segment are geographically concentrated in Texas and are dependent upon regional and local economic conditions. The properties in the NHT segment compete on the basis of location, room rates, quality, service levels, reputation, and reservations systems, among many factors. The NHT segment also faces competition from alternative lodging options such as Airbnb that have and may continue to add guest accommodations that compete with hotel inventory. Such competition may reduce occupancy rates and revenues of the NHT segment and could have an adverse effect on the NHT segment’s business, cash flows, financial condition, and results of operations and NHT’s ability to make distributions to unitholders.

NXDT Segment

Cityplace Tower

Cityplace Tower is a Class-A office building that was originally constructed in 1988, located less than one mile from downtown Dallas. Cityplace Tower is 42 stories and currently contains 1.36 million square feet of office space and common areas. NXDT acquired Cityplace Tower in August of 2018 for $195.75 million.

Old NXDT has debt on the Cityplace Tower pursuant to a Loan Agreement, originally dated August 15, 2018 and subsequently amended (the “Loan Agreement”). The debt is limited recourse to Old NXDT and encumbers the property. The debt had an original maturity of September 8, 2022, and Old NXDT deferred the maturity date with the lender to May 8, 2023, with the possibility to extend for an additional four months to September 8, 2023 provided certain metrics were met. On May 8, 2023, the lender agreed to defer the maturity of the Cityplace debt by four months to September 8, 2023. Also on May 8, 2023, the parties to the Loan Agreement agreed to convert the index upon which the interest rate is based to SOFR effective as of the first interest period beginning on or after May 8, 2023. On September 8, 2023, the lender agreed to defer the maturity of the Cityplace debt by six months to March 8, 2024. On March 8, 2024, the lender agreed to defer the maturity of the Cityplace debt by twelve months to March 8, 2025. On April 15, 2025, the lender agreed to defer the maturity of the Cityplace debt by twelve months to March 8, 2026. The below table contains summary information related to the mortgages payable (dollars in thousands):

	Outstanding principal as of December 31, 2024	Interest Rate	Maturity Date
Note A-1	$99,435	6.85%	3/8/2026
Note A-2	21,751	10.85%	3/8/2026
Note B-1	12,517	6.85%	3/8/2026
Note B-2	3,107	10.85%	3/8/2026
Mezzanine Note 1	2,738	10.85%	3/8/2026
Mezzanine Note 2	391	10.85%	3/8/2026
Mortgages payable	139,939
Deferred financing costs, net	(61)
Mortgages payable, net	$139,878

The weighted average interest rate of Old NXDT’s debt related to its Cityplace investment was 7.65% as of December 31, 2024 and 5.35% as of December 31, 2023. The one-month SOFR was 4.33% as of December 31, 2024 and 5.35% as of December 31, 2023.

The Loan Agreement contains customary events of default, including defaults in the payment of principal or interest, defaults in compliance with the covenants contained in the documents evidencing the loan, defaults in payments under any other security instrument covering any part of the property, whether junior or senior to the loan, and bankruptcy or other insolvency events. As of December 31, 2024, Old NXDT believes it is in compliance with all such covenants.

Cityplace Tower is subject to an ongoing renovation which will convert a portion of the property into a hotel. Former office floors will be converted to a 221-key full-service hotel to attract both business and leisure travelers and approximately 500 units of a mix of affordable and luxury multifamily residences. Residents will have access to some of the best views in Dallas, sprawling floor plans and a full-service hotel. The hotel’s main lobby level will contain a 7-level atrium with a lobby lounge, reception area, bars, and a full-service upmarket restaurant. The southside of the main lobby level will contain a multi-function pool, pool deck and outdoor bar. Existing event space will be upgraded with new furniture, fixtures and equipment, including updating of food and beverage catering spaces. Old NXDT estimates an additional $190 million to $210 million of capital expenditures to complete the Cityplace renovation.

Other Properties

The Portfolio includes three additional operating properties in the NXDT segment, each located in Texas. Two of these operating properties are retail properties that were acquired in 2013. These properties include approximately 1.1 million rentable square feet. NXDT also owns a property consisting of 21.5 acres of undeveloped land in Plano, Texas.

In the opinion of Old NXDT’s management, each of its operating properties is adequately covered by insurance.

NHT Segment

Dallas Hilton Garden Inn

The Dallas Hilton Garden Inn is an upscale select-service hotel that was originally constructed in 1995, centrally located and proximate to many of the region’s major demand generators, including the Dallas Love Field and several medical facilities in the Dallas Medical District. The 240-room hotel is also within walking distance to the Dallas Market Center and one of the largest convention hotels in the southwest United States, the Hilton Anatole. The Dallas Hilton Garden Inn is wholly-owned by NHT. NHT currently has approximately $18 million of debt owing on the Dallas property, which matures on September 8, 2025, with a 3.45% interest rate and 30-year amortization. NHT is planning to start approximately $4.7 million of total renovations to the public spaces of the Dallas property in the second half of 2025.

St. Petersburg Marriott

The St. Petersburg Marriott is an upper upscale, full-service hotel that was originally constructed in 2001. The 209-room hotel is located less than a mile from Raymond James Ltd., one of the largest employers in the greater Tampa Bay MSA as well as a variety of corporate and leisure demand generators including Tampa International Airport and the world class beaches of Clearwater. The St. Petersburg Marriott is wholly-owned by NHT. NHT currently has approximately $28 million of debt owing on the St. Petersburg property, which matures on September 8, 2025, with a 3.45% interest rate and 30-year amortization. NHT is planning to start approximately $2.2 million of total renovations to the public spaces of the St. Petersburg property in the third quarter of 2025.

Hyatt Place Park City

The Hyatt Place Park City is an upscale, full-service hotel located near the Park City ski mountain. The 122-room hotel was originally built in 2016, and is almost exclusively focused on leisure travel given its sort distance from the base of the Park City Mountain. Park City is one of the most accessible year-round destinations in North America, located 25 miles southeast of Salt Lake City International Airport (SLC). The Hyatt Place Park City is wholly-owned by NHT. NHT currently has approximately $20 million of debt owing on the Park City property, which matures on February 5, 2026, with a 4.70% interest rate and 30-year amortization. NHT is planning to start approximately $1.8 – $3.6 million of total renovations to the guest rooms of the Park City property in the first half of 2026.

Bradenton Hampton Inn & Suites

The Bradenton Hampton Inn & Suites is an upper midscale, full-service 119-room hotel that was originally constructed in 1926. Bradenton hosts multiple major league baseball teams during spring training and is a leisure destination area year-round given the temperate climate in the winter and access to the beach. The Bradenton Hampton Inn & Suites is wholly-owned by NHT. NHT currently has approximately $18 million of debt owing on the Bradenton property, which matures on February 5, 2026, with a 4.70% interest rate and 30-year amortization. NHT is planning to start approximately $2.4 million of total renovations to the public spaces and guestrooms of the Bradenton property in the second half of 2025.

In the opinion of NHT’s management, each of its operating properties is adequately covered by insurance.

Other Information

The following table sets forth information with respect to Old NXDT’s and NHT’s properties separately described above as of December 31, 2024.

Property	Location	Property Type	Percentage Leased	Number of Leases	Property Tax Rate	Annual Property Tax
NXDT
Cityplace Tower	Dallas, TX	Office & Hospitality	75.3%	15	2.23503%	$3,670,863.56
NHT
Dallas Hilton Garden Inn	Dallas, TX	Hospitality	N/A	0	2.29478%	346,862
St. Petersburg Marriott	St Petersburg, FL	Hospitality	N/A	0	1.90412%	350,745
Hyatt Place Park City	Park City, UT	Hospitality	N/A	0	0.55259%	121,087
Bradenton Hampton Inn & Suites	Bradenton, FL	Hospitality	N/A	0	1.886901%	217,793

Historical Information About Old NXDT’s and NHT’s Properties

Property	Occupancy Rate	Average Effective Rental per Sq. Ft.
NXDT
Cityplace Tower
2024	46.4%	$2.16
2023	46.6%	$2.16
2022	32.9%	$2.10
2021	41.8%	$2.18
2020	71.2%	$2.13

Property	Occupancy Rate	RevPAR
NHT
Dallas Hilton Garden Inn
2024	57.5%	$74.11
2023	63.9%	$83.46
2022	61.2%	$77.20
2021	44.9%	$48.56
2020	34.1%	$34.80
St. Petersburg Marriott
2024	67.6%	$112.12
2023	68.3%	$112.27
2022	66.4%	$104.91
2021	48.7%	$60.53
2020	36.2%	$47.37
Hyatt Place Park City
2024	57.5%	$107.22
2023	58.7%	$112.26
2022	57.9%	$99.43
2021	NA	NA
2020	NA	NA
Bradenton Hampton Inn & Suites
2024	79.5%	$150.71
2023	70.8%	$135.83
2022	71.6%	$133.84
2021	NA	NA
2020	NA	NA

Lease Expirations

The following table sets forth information with respect to the lease expirations of Old NXDT’s properties separately described above as of December 31, 2024. NHT does not have any leases on its properties.

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)		% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
2024	N/A	N/A	0%	0%	$	N/A	0%	N/A
2025	1	13,695	1.00%	2.15%		$337.5	1.0%	24.65
2026	4	47,588	3.48%	7.48%		$929.3	12.4%	19.53
2027	2	41,170	3.01%	6.47%		$1,116.05	14.89%	27.11
2028	3	51,323	3.76%	8.06%		$1,446.11	19.29%	28.18
2029	N/A	N/A	0%	0%	$	N/A	0%	N/A
2030	2	33,653	2.46%	5.29%		$788.98	10.52%	23.44
2031	1	10,101	0.74%	1.59%		$259.72	3.46%	25.71
2032	N/A	N/A	0%	0%	$	N/A	0%	N/A
2033 and thereafter	3	91,320	6.69%	14.35%		2,619.76	34.94%	28.69
Total	16	288,850	21.15%	45.38%		7,497.47	100.0%

TAX BASIS AND DEPRECIATION

The following table presents the federal tax basis, life claimed and depreciation percentage and method of our properties and improvements made, exclusive of furnishing costs, as of December 31, 2024:

Property	Federal Tax Basis	Rate	Method	Life claimed
NXDT
Cityplace	$199,924,332	7.88%	Straight-line	2.2 years
NHT
Dallas Hilton Garden Inn	$18,358,455	2.5%	Straight-line	10 years
St. Petersburg Marriott	$20,325,604	2.5%	Straight-line	5.5 years
Hyatt Place Park City	$20,021,288	2.5%	Straight-line	2 years
Bradenton Hampton Inn & Suites	$19,871,818	2.5%	Straight-line	2 years
Total	$278,501,497

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The tables below set forth the beneficial ownership information of our Old Common Shares, Old Series A Preferred Shares and Old Series B Preferred Shares as of February 25, 2025 for:

●	each person known to us to be the beneficial owner of more than 5% of our Old Common Shares and Old Series A Preferred Shares;

●	each of our named executive officers;

●	each of our trustees; and

●	all of our executive officers and trustees as a group.

Unless otherwise noted below, the address of the persons and entities listed in the table is the address of our Adviser’s office, 300 Crescent Court, Suite 700, Dallas, Texas 75201. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all Old Common Shares and Old Series A Preferred Shares reflected as beneficially owned, subject to applicable community property laws. No trustee or named executive officer owns any of the Old Series B Preferred Shares.

Beneficial ownership and percentage of beneficial ownership is based on 42,937,121.24 Old Common Shares outstanding at February 25, 2025, 3,359,593 Old Series A Preferred Shares outstanding at February 25, 2025 and 12,700 Old Series B Preferred Shares outstanding at February 25, 2025. Old Common Shares that a person has the right to acquire within 60 days of February 25, 2025 are deemed to be outstanding and beneficially owned by the person for the purpose of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the beneficial ownership for any other person.

CLASS	NAME	BENEFICIALLY OWNED	PERCENT OF CLASS
Old Common	5% Shareholders
Shares	James Dondero(1)	9,297,403	21.65%
	Vanguard(2)	3,273,881	7.62%
	BlackRock, Inc.(3)	2,316,321	5.39%
	Morgan Stanley(4)	2,209,098	5.15%
	Named Executive Officers and Trustees
	James Dondero(1)	9,297,403	21.65%
	Edward Constantino(5)	27,479	*
	Dustin Norris(6)	197,497	*
	Matt McGraner(7)	200,271	*
	Scott Kavanaugh(8)	60,883	*
	Brian Mitts(9)	31,767	*
	Dr. Arthur Laffer(8)(10)	120,048	*
	Catherine Wood(8)	32,423	*
	Dr. Carol Swain(8)	19,161	*
	All Trustees and Executive Officers as a group (11 persons)(11)	10,035,600	23.37%
	5% Shareholders
Old Series A	Named Executive Officers and Trustees
Preferred	James Dondero(12)	105,670.29	3.15%
Shares	Edward Constantino	0	*
	Dustin Norris	0	*
	Matt McGraner	0	*
	Scott Kavanaugh	0	*
	Brian Mitts	0	*
	Dr. Arthur Laffer	0	*
	Catherine Wood	0	*
	Dr. Carol Swain	0	*
	All Trustees and Executive Officers as a group (11 persons)	105,670.29	3.15%

*	Less than 1%

1.	Mr. Dondero and Nancy Marie Dondero have sole voting power, shared voting power, sole dispositive power and shared dispositive power as follows:

Name of Reporting Person	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
James D. Dondero(a)	4,662,487.536	4,542,447.536	4,662,487.536	3,866,955.51
Nancy Marie Dondero(b)	25,509.8617	809,820	25,509.8617	809,820

(a)

Includes shares held by Mr. Dondero directly and indirectly through certain managed accounts ultimately advised by Mr. Dondero, an employee benefit plan and a trust. Also includes shares that Mr. Dondero has the right to acquire beneficial ownership of that are held by a trust, for which he does not serve as trustee. Mr. Dondero disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Includes 120,040 shares issuable upon vesting of restricted share units within 60 days after February 25, 2025.

(b)

Includes shares held by Ms. Dondero directly, in a joint account, and indirectly through a trust that Ms. Dondero may be deemed to beneficially own as the trustee of the trust. Ms. Dondero is the sister of Mr. Dondero. Ms. Dondero and Mr. Dondero disclaim beneficial ownership of such shares.

2.

According to a Schedule 13G filed on February 13, 2024 by The Vanguard Group, Inc. (“Vanguard”), Vanguard has sole dispositive power with respect to 3,245,218 of Old Common Shares, shared voting power with respect to 13,979 of our Old Common Shares and shared dispositive power with respect to 28,663 of our Old Common Shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 1935.

3.

According to a Schedule 13G filed on January 29, 2024 by BlackRock, Inc. (“BlackRock”), BlackRock has sole voting power with respect to 2,276,835 of our Old Common Shares and sole dispositive power with respect to 2,316,321 of our Old Common Shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.

4.

According to a Schedule 13G filed on February 9, 2024 by Morgan Stanley (“MS”) and Morgan Stanley Smith Barney LLC (“MSSB”), MS has shared voting power with respect to 81,792 of our Old Common Shares and MS has shared dispositive power with respect to 2,209,098 of our Old Common Shares. MSSB has shared dispositive power with respect to 2,127,306 of our Old Common Shares. The address of MS and MSSB is 1585 Broadway, New York, NY 1003.

5.	Includes 5,849 shares issuable upon vesting of restricted share units within 60 days after February 25, 2025.

6.	Includes 30,296 shares issuable upon vesting of restricted share units within 60 days after February 25, 2025.

7.	Includes 118,249 shares issuable upon vesting of restricted share units within 60 days after February 25, 2025.

8.	Includes 11,698 shares issuable upon vesting of restricted share units within 60 days of February 25, 2025.

9.	Includes 12,821 shares issuable upon vesting of restricted share units within 60 days after February 25, 2025 and 5,457 shares held in a margin account with J.P. Morgan Chase.

10.

Includes 45,499 shares which Dr. Laffer holds indirectly through a limited liability company in which Dr. Laffer has control. Dr. Laffer disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

11.	Includes 353,738 shares issuable upon vesting of restricted share units within 60 days after February 25, 2025.

12.

Mr. Dondero has shared voting and dispositive power with respect to 58,990 Old Series A Preferred Shares. Ms. Dondero has shared voting and dispositive power with respect to 45,986 Old Series A Preferred Shares.

AUDIT COMMITTEE REPORT

The audit committee reviewed and discussed with both management and Old NXDT’s independent registered public accounting firm, KPMG LLP, the audited financial statements of Old NXDT for the year ended December 31, 2024 prior to their issuance. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The audit committee also discussed with its independent registered public accounting firm matters relating to its independence and received the written disclosures and letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence.

Taking all of these reviews and discussions into account, all of the audit committee members, whose names are listed below, recommended to the Board that it approve the inclusion of Old NXDT’s audited financial statements in Old NXDT’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

Members of the Audit Committee

Edward Constantino (Chair)	Scott Kavanaugh	Dr. Arthur Laffer	Cathie Wood	Carol Swain

SHAREHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING OF SHAREHOLDERS

In order to be included in Old NXDT’s proxy materials for the 2026 annual meeting of shareholders, a shareholder proposal must be received in writing by Old NXDT at 300 Crescent Court, Suite 700, Dallas, Texas 75201 by January 2, 2026 and otherwise comply with all requirements of the SEC for shareholder proposals.

In addition, Old NXDT’s Bylaws provide that any shareholder who desires to make a trustee nomination or a proposal of other business at an annual meeting without including the nomination or proposal in Old NXDT’s proxy materials must give timely written notice of the proposal to Old NXDT’s Secretary. To be timely, the notice must be delivered to the above address not less than 120 nor more than 150 calendar days prior to the anniversary date of the immediately preceding year’s annual meeting (as defined in Old NXDT’s Bylaws). In the event the annual meeting is advanced or delayed by 25 calendar days of the date of the anniversary of the preceding year’s annual meeting, the notice must be received not earlier than 150 calendar days prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th calendar day prior to such annual meeting and the tenth calendar day following the day on which notice of the date of the annual meeting is mailed or public announcement of the date of the annual meeting is first made, whichever first occurs. To be timely, a notice must be received no earlier than November 30, 2025 and no later than December 30, 2025. The notice must also describe the shareholder proposal in reasonable detail and provide certain other information required by Old NXDT’s Bylaws. A copy of Old NXDT’s Bylaws is available upon request from Old NXDT’s Secretary.

In addition to satisfying the foregoing requirements under Old NXDT’s Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of trustee nominees other than Old NXDT’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 13, 2026.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one set of proxy materials will be delivered to two or more shareholders who share an address, unless Old NXDT has received contrary instructions from one or more of the shareholders. Old NXDT will deliver promptly upon written or oral request a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the proxy materials was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to shareholders who share an address, should be directed by writing to Investor Relations at c/o NexPoint Diversified Real Estate Trust, 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attn: Investor Relations or by calling (214) 276-6300. In addition, shareholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting Old NXDT at the address and phone number set forth in the prior sentence.

COMPARISON OF SHAREHOLDERS’ RIGHTS

The following is a summary comparison of material differences between the rights of Old NXDT’s shareholders under Delaware law and the Declaration of Trust, Statement of Preferences of 5.50% Series A Cumulative Preferred Shares (the “Series A Statement of Preferences”), Statement of Preferences of 9.00% Series B Cumulative Redeemable Preferred Shares (the “Series B Statement of Preferences” and, together with the Series A Statement of Preferences, the “Statements of Preferences”) and Old NXDT’s bylaws (the “Old Bylaws”; and together with the Declaration of Trust and the Statements of Preferences, the “Old NXDT organizational documents”), on the one hand, and the rights of New NXDT stockholders under the MGCL, the New NXDT Charter and the New NXDT Bylaws, on the other hand. The summary set forth below is not intended to be an exhaustive discussion of the foregoing and may not contain all the information that is important to you. The summary set forth below assumes, except as otherwise indicated, that the Conversion Proposal will be adopted at the Annual Meeting. We encourage you to carefully read the Declaration of Trust, the Old Bylaws and the Delaware Statutory Trust Act and the New NXDT Charter, the New NXDT Bylaws and the MGCL in their entirety. For information on how to obtain the Old NXDT organizational documents, see “Additional Information.” Copies of the New NXDT Charter and the New NXDT Bylaws are attached as Annex B and Annex C, respectively, to this proxy statement/prospectus, and to the extent that this proxy statement/prospectus, including the following summary, relates to those documents, it is qualified in its entirety by reference thereto.

GENERAL

As a holder of shares of Old NXDT, your rights are governed by Delaware law, and the Declaration of Trust, the Statements of Preferences and the Old NXDT Bylaws. If the Conversion is completed, shareholders of Old NXDT will become stockholders of New NXDT and your rights as a holder of shares of New Stock will be governed by the MGCL, the New NXDT Charter and the New NXDT Bylaws. There are differences between Delaware and Maryland law, as well as between the organizational documents of Old NXDT and New NXDT.

The New NXDT Charter and the New NXDT Bylaws and the MGCL may contain provisions that could have the effect of delaying, deferring or preventing a transaction or a change in control of New NXDT by means of a tender offer, proxy contest or otherwise that might involve a premium price for holders of shares of New Common Stock or otherwise be in the best interest of New NXDT stockholders. See “Certain Takeover Defense Provisions of Maryland Law and the New NXDT Charter and the New NXDT Bylaws.”

Old NXDT	New NXDT

Corporate Structure

Old NXDT is a Delaware statutory trust that qualifies as a REIT under the Code. The rights of Old NXDT’s shareholders are governed by Delaware law and Old NXDT’s organizational documents (i.e., the Declaration of Trust, Statements of Preferences and the Old NXDT Bylaws).

New NXDT is a Maryland corporation that will be organized in a manner designed to enable it to qualify as a REIT under the Code. The rights of New NXDT stockholders will be governed by the MGCL, the New NXDT Charter and the New NXDT Bylaws.

Purpose/Investment Objective

The Declaration of Trust provides that Old NXDT may conduct, operate and carry on any lawful business activity and subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to interests in real estate and securities of any type whatsoever, whether equity or non-equity, of any issuer, evidences of indebtedness of any person and any other rights, interests, instruments or property of any sort and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons to exercise any of said rights, powers and privileges in respect of any of said investments. The Declaration of Trust further provides that, if Old NXDT elects to qualify as a REIT (as Old NXDT has), the Board shall use reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of Old NXDT as a REIT, however, if the Board determines that it is no longer in the best interests of Old NXDT to attempt to, or continue to qualify as a REIT, the Board may revoke or otherwise terminate its REIT election pursuant to the Code.

The New NXDT Charter states that New NXDT is formed to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a REIT under the Code) for which corporations may be organized under the general laws of the State of Maryland. The New NXDT Charter further provides that for so long as New NXDT elects to qualify for federal income tax treatment as a REIT, the New NXDT board of directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of New NXDT as a REIT; however, if the New NXDT board of directors determines that it is no longer in the best interests of New NXDT to attempt to, or continue to, qualify as a REIT under the Code, such board may authorize New NXDT to revoke or otherwise terminate its REIT election pursuant to the Code.

Old NXDT	New NXDT

Duration

The Declaration of Trust provides that the duration of Old NXDT is perpetual, subject to its earlier termination in accordance with the provisions of the Declaration of Trust.	The duration of New NXDT is perpetual, subject to earlier termination as provided for by the MGCL.

Personal Liability Shareholders

Delaware law provides that shareholders of a Delaware statutory trust are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law.

The MGCL provides that stockholders of a Maryland corporation are generally shielded from personal liability for the corporation’s debts or obligations.

Limitation of Liability

Delaware law permits Old NXDT to include in its governing instruments a provision limiting any fiduciary or other duties of Old NXDT’s trustees and officers to our shareholders and Old NXDT for money damages, as well as liabilities for breach of contract, provided that a governing instrument may not limit or eliminate liability for any act or omission that constitutes a bad faith violation of the implied covenant of good faith and fair dealing. Further, Delaware law provides that a trustee, when acting in such capacity, shall not be personally liable to any person other than the statutory trust or shareholder for any act, omission or obligation of the statutory trust or any trustee thereof; and an officer, when acting in such capacity, shall not be personally liable to any person other than the statutory trust or a trustee or shareholder for any act, omission or obligation of the statutory trust or any trustee thereof. The Declaration of Trust provides that the trustees and officers of Old NXDT shall have no personal liability in such capacity whatsoever to any person.

As permitted by Maryland law, the New NXDT Charter contains a provision that eliminates the liability of directors and officers to New NXDT and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. See “Limitation of Liability and Indemnification of Directors and Officers.”

Old NXDT	New NXDT

Indemnification

Delaware law grants Old NXDT (subject to any limitations set forth in the governing instruments of Old NXDT) the power to indemnify and hold harmless a trustee or officer against any and all claims and demands whatsoever.

The Declaration of Trust obligates Old NXDT to indemnify any present or former trustee or officer (each such person being an “Old Indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such Old Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he or she may be or may have been involved as a party or otherwise or with which he or she may be or may have been threatened, while acting as a trustee or officer by reason of his or her having acted in any such capacity, except with respect to any matter as to which he or she shall not have acted in good faith in the reasonable belief that his or her action was in the best interest of Old NXDT or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful. Subject to (a) the party seeking indemnification providing a written affirmation that he or she possesses a good faith belief that the standards of conduct necessary for indemnification have been met and undertaking to reimburse Old NXDT unless it is subsequently determined that the party is entitled to such indemnification and a majority of the Board determines that the standards of conduct necessary for indemnification appear to have been met, and (b) at least one of the following conditions being met: (x) the Old Indemnitee providing adequate security for the undertaking, (y) Old NXDT being insured against losses arising by reason of any lawful advances or (z) a majority of a quorum of the Board not party to the action, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, concluding, based on a review of readily available facts, that there is substantial reason to believe that the party ultimately will be found entitled to indemnification—Old NXDT has agreed to make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought under the Declaration of Trust.

The Declaration of Trust also grants Old NXDT the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other persons providing services to Old NXDT or serving in any capacity at the request of Old NXDT to the full extent permitted by law, provided that such indemnification has been approved by a majority of Old NXDT’s trustees.

The New NXDT Charter gives New NXDT the power to, and the New NXDT Bylaws obligate New NXDT to, to the maximum extent permitted by Maryland law in effect from time to time, indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

●     any individual who is a present or former director or officer of New NXDT or any of its predecessors who is made or threatened to be made a party to, or witness in a proceeding by reason of his or her service in such capacity; and

●     any individual who, while a director or officer of New NXDT or any of its predecessors and at New NXDT’s or any of its predecessors’ request, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in a proceeding by reason of his or her service in such capacity;

in either case, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity.

The New NXDT Charter also provides that New NXDT may indemnify and advance expenses to any person who served a predecessor of New NXDT (including, without limitation, Old NXDT and its direct and indirect subsidiaries) in any of the capacities described above and any employee or agent of New NXDT or a predecessor of New NXDT.

See “Limitation of Liability and Indemnification of Directors and Officers”.

Old NXDT	New NXDT

Authorized Capital

The Declaration of Trust authorizes the issuance of an unlimited number of transferable units of beneficial interest of Old NXDT in such classes or series as the Board may determine, of which 4,800,00 have been classified as Old Series A Preferred Shares and 16,000,000 have been classified as Old Series B Preferred Shares. As of February 25, 2025, 42,937,121.24 Old Common Shares were issued and outstanding, 3,359,593 Old Series A Preferred Shares were issued and outstanding and 12,700 Old Series B Preferred Shares were issued and outstanding.

The New NXDT Charter provides that New NXDT has authority to issue up to 600,000,000 shares of capital stock, consisting of 500,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share.

As permitted by the MGCL, the New NXDT Charter provides that New NXDT’s board of directors, with the approval of a majority of the entire board, and without action by the stockholders, may amend the New NXDT Charter to increase or decrease the aggregate number of shares of stock that New NXDT is authorized to issue or the number of shares of stock of any class or series that New NXDT is authorized to issue.

The New NXDT Charter provides that 4,800,000 shares of preferred stock are classified and designated as New Series A Preferred Stock and 16,000,000 shares of preferred stock are classified and designated as New Series B Preferred Stock.

We expect that, upon completion of the Conversion, 44,517,013.24 shares of New Common Stock will be issued and outstanding, 3,359,593 shares of New Series A Preferred Stock will be issued and outstanding and 12,900 shares of New Series B Preferred Stock will be issued and outstanding (subject to further shares being issued pursuant to sales in the ongoing continuous offering of Old Series B Preferred Shares prior to the Conversion).

Classification and Issuance of Stock

The Declaration of Trust authorizes Board to authorize and issue an unlimited number of shares, in such classes or series as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Board sees fit, including multiple classes of common shares, preferred interests, debt securities and other senior securities. See also “–Amendment of Articles or Charter.”

As permitted under the MGCL, the New NXDT Charter authorizes New NXDT’s board of directors, without stockholder approval, to classify and reclassify any unissued shares of New NXDT stock into other classes or series of stock. Prior to the issuance of shares of each new class or series, New NXDT’s board of directors is required by Maryland law and by the New NXDT Charter to set, subject to the provisions of the New NXDT Charter regarding the restrictions on ownership and transfer of New NXDT stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series.

Old NXDT	New NXDT

Amendment of Declaration of Trust or Charter

The Declaration of Trust may be amended (except as to limitations of personal liability of the shareholders and trustees, indemnification of trustees, officers and employees, certain provisions related to the shareholders’ voting rights, the procedures for winding up Old NXDT, the procedures for amending the Declaration of Trust, the approval thresholds for extraordinary actions such as mergers, and the provisions related to transactions with certain major shareholders) by the approval of the majority of the trustees without any vote of the shareholders. Notwithstanding the foregoing, no amendment may be made to the limitations of liability of shareholders and trustees, indemnification of trustees and officers, certain provisions related to the shareholders’ voting rights, the procedures for winding up Old NXDT, the procedures for amending the Declaration of Trust, the approval thresholds for extraordinary actions such as mergers, provisions related to transactions with certain major shareholders, which would change the rights with respect to any shares of Old NXDT by reducing any stated amount payable thereon in preference over all other classes or series of shares of Old NXDT upon liquidation or by eliminating any voting rights pertaining to such a liquidation, except after a majority of the trustees have approved a resolution therefor, by the affirmative vote of holders of not less than seventy-five percent of the shares of Old NXDT of each affected class or series outstanding, voting as separate classes or series, unless such amendment has been approved by eighty percent of the trustees, in which case it will be approved by a vote of the majority of shares of Old NXDT present in person or represented by proxy at a meeting of the shareholders at which a quorum is present and entitled to vote on the subject matter.

Under the MGCL, a Maryland corporation generally may not amend its charter unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter.

The New NXDT Charter generally may be amended only if such amendment is declared advisable by New NXDT’s board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter, except with respect to amendments to the provisions of the New NXDT Charter relating to the removal of directors, which require the affirmative vote of stockholders entitled to cast at least two-thirds of all votes entitled to be cast on the matter.

Amendment of Bylaws

The Declaration of Trust provides that the trustees shall have the exclusive authority to adopt and amend or repeal the bylaws of Old NXDT. The Old Bylaws provide that the bylaws may be amended by the majority vote of the Old NXDT trustees.

The New NXDT Bylaws may be altered, amended or repealed, in whole or in part, and new bylaws may be adopted by (1) the board of directors or (2) the stockholders with the affirmative vote of a majority of the votes entitled to be cast on the matter by stockholders entitled to vote generally in the election of directors.

Amendment of Statements of Preferences

The Series A Statement of Preferences and the Series B Statement of Preferences each provide that, so long as any Old Preferred Shares are outstanding, Old NXDT shall not, without the affirmative vote of the holders of at least two-thirds of the Old Series A Preferred Shares or Old Series B Preferred Shares, respectively, outstanding at the time, voting separately as one class, amend, alter, or repeal the provisions of the Statements of Preferences so as to materially and adversely affect the rights and preferences set forth in the applicable Statement of Preferences.

The New NXDT Charter provides that, so long as any shares of New Preferred Stock are outstanding, New NXDT shall not, without the affirmative vote of the holders of at least two-thirds of the adversely affected class of New Preferred Stock outstanding at the time, voting separately as one class, amend, alter, or repeal the provisions of the section of the New NXDT Charter setting forth the rights and terms of the applicable class of New Preferred Stock so as to adversely affect the rights and preferences of such class of New Preferred Stock.

Old NXDT	New NXDT

Extraordinary Actions

The Declaration of Trust provides that, subject to the Statements of Preferences, any merger or consolidation must be authorized by two-thirds of the trustees; provided that any merger or consolidation in which Old NXDT is not the surviving entity, or sale, lease or exchange of all or substantially all of Old NXDT’s property shall require the approval of the shareholders, in which case such action shall require the approval of not less than seventy-five percent of the shares of each affected class or series, unless such action has been approved by eighty percent of the trustees, in which case the action will require the approval of a vote of the majority of shares of Old NXDT present in person or represented by proxy at a meeting of the shareholders at which a quorum is present and entitled to vote on the subject matter.

Under the MGCL, a Maryland corporation generally may not dissolve, merge or consolidate with, or convert to, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. The New NXDT Charter provides that such actions will be effective and valid if declared advisable by the board of directors and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all votes entitled to be cast on the matter.

Shareholder Action by Consent

The Declaration of Trust provides that, except otherwise provided by a majority of trustees, shareholder action may only be taken at a duly called and held meeting of the shareholders called for such purpose, and not by written consent.

Under the MGCL, holders of common stock may take action only at an annual or special meeting of shareholders or by unanimous consent in lieu of a meeting unless the charter provides for a lesser percentage. The New NXDT Charter permits shareholder action by consent in lieu of a meeting in any manner and by any vote permitted by the MGCL as set forth in the New NXDT Bylaws.

Number of Trustees/Directors

The Declaration of Trust provides that there shall be not less than two nor more than 11 trustees and, within these limits, the number of trustees may be increased or decreased from time to time by the trustees. No reduction in the number of trustees shall have the effect of removing any trustee from office prior to the expiration of his or her term.

The New NXDT Charter provides that the number of New NXDT directors may only be increased or decreased pursuant to the New NXDT Bylaws but shall never be less than the minimum required by the MGCL, which is one. The New NXDT Charter provides that the initial number of directors shall be seven. The New NXDT Bylaws provide that the number of New NXDT directors may be established, increased or decreased by New NXDT’s board of directors but, unless the New NXDT Bylaws are amended, may not be fewer than the minimum number required by the MGCL, which is one, nor more than 15.

Election of Trustees/Directors

The Declaration of Trust provides that the trustees shall be elected at an annual meeting of the shareholders or special meeting in lieu thereof for terms that will expire at the next annual meeting of the shareholders or until their successors shall have been elected and qualified. The Declaration of Trust provides that the election of trustees is to be by the affirmative vote of a plurality of the shares of Old NXDT represented in person or by proxy at any meeting at which a quorum is present.

The Series A Statement of Preferences provides that during any period in which accumulated dividends and distributions on the outstanding Old Series A Preferred Shares equal to at least six full quarters’ dividends and distributions shall be due and unpaid and sufficient assets shall not have been deposited with the dividend-dispersing agent for the payment of such dividends and distributions, the holders of the Old Series A Preferred Shares, voting separately as one class, shall be entitled to elect two of the trustees.

The New NXDT Charter provides for a board of directors organized in a single class, elected annually for terms lasting until the next annual meeting of the shareholders. The New NXDT Bylaws provide that the directors will be elected by the plurality of all votes cast at a meeting of the stockholders duly called and at which a quorum is present.

The New NXDT Charter provides that during any period in which accumulated dividends and distributions on the outstanding New Series A Preferred Stock equal to at least six full quarters’ dividends and distributions shall be due and unpaid and sufficient assets shall not have been deposited with the dividend dispersing agent for the payment of such dividends and distributions, the holders of the New Series A Preferred Stock, voting separately as one class, shall be entitled to elect two of the directors.

Old NXDT	New NXDT

Appraisal Rights

Neither Delaware law nor the Declaration of Trust provide for appraisal rights for shareholders.

The New NXDT Charter provides that holders of New Stock will not be entitled to exercise any rights of an objecting stockholder provided for under the MGCL unless New NXDT’s board of directors determines that such rights apply, with respect to all or any classes or series of New NXDT stock, to one or more transactions in connection with which holders of such shares would otherwise be entitled to exercise such rights and occurring after the date of such determination by New NXDT’s board of directors.

Dividends and Other Distributions

The Declaration of Trust provides that the trustees shall from time to time distribute ratably among the shareholders of any class of shares of Old NXDT such proportion of the net profits, surplus, capital or assets of Old NXDT as they may deem proper.

The Series A Statement of Preferences provides that the Old Series A Preferred Shares shall be entitled to receive, when, as and if declared by, or under authority granted by, the Board, out of funds legally available therefor, cumulative cash dividends and distributions at a rate of 5.50% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) of the liquidation preference of the Old Series A Preferred Shares, payable quarterly.

The Series B Statement of Preferences provides that the Old Series B Preferred Shares shall be entitled to receive, when, as and if declared by, or under authority granted by, the Board, out of funds legally available therefor, cumulative cash dividends and distributions at a rate of 9.00% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) of the $25.00 stated value of the Old Series B Preferred Shares, subject to appropriate adjustment in relation to any recapitalizations, share dividends, share splits, share combinations, reclassifications or other similar events which affect the Old Series B Preferred Shares, payable monthly.

Under the MGCL, no dividend or distribution may be made if, after giving effect to the dividend or other distribution: (i) the corporation would not be able to pay its debts as they become due in the usual course of business or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus, unless the charter permits otherwise, any amount required to be paid to holders of preferred stock in the event of a liquidation of the corporation. Notwithstanding clause (ii) in the immediately preceding sentence, a corporation may make a dividend or other distribution from: (a) the net earnings of the corporation for the fiscal year in which the dividend or other distribution is made; (b) the net earnings of the corporation for the preceding fiscal year; or (c) the sum of the net earnings of the corporation for the preceding eight fiscal quarters.

The New NXDT Charter provides that, subject to the provisions of any class or series of shares of New NXDT’s stock, the board of directors may authorize New NXDT to declare and pay to stockholders such dividends or other distributions in cash or other assets or in securities of New NXDT, including shares of one class or series of stock of New NXDT payable to holders of shares of another class or series of stock of New NXDT, or from any other source as the board of directors in its sole and absolute discretion may determine.

Old NXDT	New NXDT

The New NXDT Charter provides that holders of the New Series A Preferred Stock shall be entitled to receive, when, as and if declared by, or under authority granted by, the board of directors, out of funds legally available therefor, cumulative cash dividends and distributions at a rate of 5.50% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) of the liquidation preference of the New Preferred Stock, payable quarterly.

The New NXDT Charter provides that holders of the New Series B Preferred Stock shall be entitled to receive, when, as and if declared by, or under authority granted by, the board of directors, out of funds legally available therefor, cumulative cash dividends and distributions at a rate of 9.00% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) of the $25.00 stated value of the New Series B Preferred Stock, subject to appropriate adjustment in relation to any recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or other similar events which affect the New Series B Preferred Stock, payable monthly.

Related Party Transactions

Under the Declaration of Trust, certain transactions require the affirmative vote or consent of a majority of our trustees followed by the affirmative vote of the holders of not less than seventy-five percent of the shares of Old NXDT of each affected class or series outstanding, voting as separate classes or series (the “Principal Shareholder Requirements”), when a Principal Shareholder (defined generally to mean any corporation, person or other entity which is the beneficial owner, directly or indirectly, of five percent or more of our outstanding shares of Old NXDT of all outstanding classes or series and includes any affiliate or associate, as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, of a Principal Shareholder) is a party to the transaction. These transactions include any:

●     merger or consolidation of Old NXDT or any subsidiary of Old NXDT with or into any Principal Shareholder;

●     issuance of any securities of Old NXDT to any Principal Shareholder for cash (other than pursuant to any automatic dividend reinvestment plan);

●   sale, lease or exchange of all or any substantial part of the assets of Old NXDT to any Principal Shareholder (except assets having an aggregate fair market value of less than 2% of the total assets of Old NXDT, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period); or

●   sale, lease or exchange to Old NXDT or any subsidiary thereof, in exchange for securities of Old NXDT, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than two percent of the total assets of Old NXDT, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

The MGCL provides that a contract or other transaction between a corporation and any of its directors (including an entity in which the director is a director of such entity or has a material financial interest) is not void or voidable solely because of the common directorship or interest, the presence of the director at the meeting of the board which approves the transaction, or the counting of the vote of the interested director for the approval of the transaction if: (1) the fact of the relationship or interest is disclosed or known to: (i) the board of directors, and the board of directors approves the transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum; or (ii) the stockholders entitled to vote, and the transaction is approved by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned by the interested director or entity; or (2) the transaction is fair and reasonable to the corporation. Consistent with the requirements of the NYSE, New NXDT’s audit committee charter will provide that the audit committee will review and approve, if appropriate, all related party transactions involving, among others, New NXDT and any affiliate.

Old NXDT	New NXDT
The Principal Shareholder Requirements are not applicable if (i) eighty percent of our trustees approve by resolution a memorandum of understanding with the Principal Shareholder with respect to and substantially consistent with such transaction followed by, subject to a resolution of the trustees specifying a greater or lesser requirement with respect to the vote or quorum, the affirmative vote of a majority of the shares of Old NXDT present in person or represented by proxy and entitled to vote thereon, at a meeting where the holders of a majority of our shares of Old NXDT entitled to vote on the matter are present in person or by proxy, or (ii) the transaction is with an entity of which a majority of the outstanding shares of all classes and series of a stock normally entitled to vote in elections of trustees is owned of record or beneficially by Old NXDT and its subsidiaries.

CERTAIN TAKEOVER DEFENSE PROVISIONS OF MARYLAND LAW AND
THE NEW NXDT CHARTER AND THE NEW NXDT BYLAWS

The New NXDT Charter and the New NXDT Bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of New NXDT stock or otherwise be in the best interest of New NXDT’s stockholders.

Old NXDT	New NXDT

Removal of Directors

The Declaration of Trust provides that a trustee may be removed with or without cause by the affirmative vote of a majority of the remaining trustees.

The MGCL provides that the stockholders may remove any director of a corporation, with or without cause, by the affirmative vote of a majority of all votes entitled to be cast generally for the election of directors, unless the charter provides otherwise or the corporation elects to be subject to certain provisions of the MGCL, as discussed below. Under the MGCL, unless the charter provides otherwise, if the stockholders of any class or series are entitled separately to elect one or more directors, such a director may not be removed without cause except by the affirmative vote of a majority of all the votes of that class or series. The New NXDT Charter provides that, subject to the rights of holders of shares of one or more classes or series of preferred stock to elect or remove one or more directors, any director may be removed from office at any time, but only for cause and only by the affirmative vote of holders of shares entitled to cast at least a majority of all votes entitled to be cast generally in the election of directors.

Board Vacancies

The Declaration of Trust provides that any vacancy on the Board may be filled by the Board appointing any individual having the qualifications applicable to trustees by a written instrument signed by a majority of the trustees or may leave such vacancy unfilled or may reduce the number of trustees.

New NXDT will be subject to a provision of Title 3, Subtitle 8 of the MGCL that provides that, except as may be provided by the New NXDT board of directors in setting the terms of any class or series of preferred stock, any vacancy on the board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any individual elected to fill a vacancy as a director will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualified.

Right to Call Special Shareholder Meetings

The Declaration of Trust provides that (i) special meetings of shareholders may be called by the president or a majority of the trustees, and shall be called upon the written request shareholders holding not less than 51% of the outstanding shares having voting rights, such request to specify the purpose(s) for which such meeting is to be called, and (ii) such meetings may be held within or without of the State of Delaware on such date and time as the trustees determine.

The New NXDT Bylaws provide that: (a) New NXDT’s chairman, chief executive officer, president or New NXDT’s board of directors may call special meetings of stockholders; and (b) subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders must also be called by New NXDT’s secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting. See “–Advance Notice of Director Nominations and Shareholder Proposals.”

Old NXDT	New NXDT

Advance Notice of Director Nominations and Shareholder Proposals

Old NXDT’s Bylaws provide that any shareholder who desires to make a trustee nomination or a proposal of other business at an annual meeting without including the nomination or proposal in Old NXDT’s proxy materials must give timely written notice of the proposal to Old NXDT’s secretary. To be timely, the notice must be delivered to Old NXDT not less than 120 nor more than 150 calendar days prior to the anniversary date of the immediately preceding year’s annual meeting. In the event the annual meeting is advanced or delayed by 25 calendar days of the date of the anniversary of the preceding year’s annual meeting, the notice must be received not earlier than 150 calendar days prior to the date of the annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th calendar day prior to such annual meeting and the tenth calendar day following the day on which notice of the date of the annual meeting is mailed or public announcement of the date of the annual meeting is first made, whichever first occurs. The notice must also describe the shareholder proposal in reasonable detail and provide certain other information required by Old NXDT’s Bylaws.

Pursuant to the Old Bylaws, only business specified in the notice of meeting may be brought before a special meeting of shareholders. Nominations of individuals for election as trustees at a special meeting of shareholders may be made only (1) by or at the direction of the Board or (2) if the special meeting has been called in accordance with the Old Bylaws for the purpose of electing trustees, by any shareholder who was a shareholder of record at the record date set by Old NXDT’s Board for the purpose of determining shareholders entitled to vote at the meeting, at the time of giving the notice required by the Old Bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of the Old Bylaws. Shareholders generally must provide notice to Old NXDT’s secretary not earlier than the 150th day before such special meeting or later than the close of business on the 120th day before the special meeting or, if later, the tenth day after the first public announcement of the date of the special meeting and the nominees proposed by Old NXDT’s board of directors to be elected at the meeting.

A shareholder’s notice must contain certain information specified by the Old Bylaws about the shareholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interests of the shareholder, its affiliates and any proposed nominee in Old NXDT.

The New NXDT Bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to New NXDT’s notice of the meeting, (2) by or at the direction of New NXDT’s board of directors or (3) by any stockholder who was a stockholder of record at the record date set by New NXDT’s board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the notice required by the New NXDT Bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each of the individuals so nominated or on such other proposed business and who has complied with the advance notice procedures of the New NXDT Bylaws. Stockholders generally must provide notice to New NXDT’s secretary not earlier than the 150th day or later than the close of business on the 120th day before the first anniversary of the date that New NXDT’s proxy statement is released to the stockholders for the preceding year’s annual meeting of stockholders.

Pursuant to the New NXDT Bylaws, only the business specified in the notice of the meeting may be brought before a special meeting of stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of New NXDT’s board of directors or (2) if the special meeting has been called in accordance with the New NXDT Bylaws for the purpose of electing directors, by any stockholder who was a stockholder of record at the record date set by New NXDT’s board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the notice required by the New NXDT Bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of the New NXDT Bylaws. Stockholders generally must provide notice to New NXDT’s secretary not earlier than the 120th day before such special meeting or later than the close of business on the 90th day before the special meeting or, if later, the tenth day after the first public announcement of the date of the special meeting and the nominees proposed by New NXDT’s board of directors to be elected at the meeting.

A stockholder’s notice must contain certain information specified by the New NXDT Bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interests of the stockholder, its affiliates and any proposed nominee in New NXDT.

Old NXDT	New NXDT

Ownership and Transfer Restrictions

The Declaration of Trust provides that, subject to exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding Old Common Shares, or 9.8%, in value or in number of shares, whichever is more restrictive, of the aggregate of the outstanding shares of Old NXDT of any class or series.

The ownership limits apply during the period commencing on the date on which the shareholders approved the conversion of Old NXDT from an investment company registered under the 1940 Act, as amended, to a REIT (the “Initial Date”) and prior to the date on which the Board may determine that compliance with the restrictions and limitations on beneficial ownership, constructive ownership and transfers set forth below (the “Restrictions”) are no longer in the best interests of Old NXDT (the “Restriction Termination Date”), but subject to the provision of the Declaration of Trust providing that such Restrictions will not preclude the settlement of any transaction entered into the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. During such period:

(i)     (1) No person, other than a person (an “Excepted Holder”) for whom a percentage limit (subject to the terms of the Declaration of Trust, an “Excepted Holder Limit”) is established by the Board in accordance with the Declaration of Trust, will beneficially own or constructively own shares of Old NXDT in excess of the aggregate share ownership limit, or such other percentage determined by the Board in accordance with provisions in the Declaration of Trust pertaining to the increase or decrease of such percentage, (2) no person, other than an Excepted Holder, will beneficially own or constructively own shares of Old NXDT in excess of the common share ownership limit, or such other percentage determined by the Board in accordance with provisions in the Declaration of Trust pertaining to the increase or decrease of such percentage, and (3) no Excepted Holder will beneficially own or constructively own shares of Old NXDT in excess of the Excepted Holder Limit for such Excepted Holder.

Except with regard to persons exempted by New NXDT’s board of directors from the ownership and transfer restrictions of the New NXDT Charter, no person may beneficially or constructively own more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding New Common Stock or more than 9.8% in value of the outstanding New Stock. The New NXDT Charter contains additional restrictions on ownership and transfer of New Common Stock and New Preferred Stock intended, among other things, to assist New NXDT in qualifying as a REIT under the Code. See “Description of New NXDT’s Capital Stock-Restrictions on Ownership and Transfer.”

Old NXDT	New NXDT

(ii)      No person will beneficially own or constructively own shares of Old NXDT to the extent that such beneficial ownership or constructive ownership of shares of Old NXDT would result in Old NXDT being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, beneficial ownership or constructive ownership that would result in Old NXDT (or any subsidiary REIT thereof, as applicable) owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by Old NXDT (or such subsidiary) from such tenant would cause Old NXDT (or such subsidiary) to fail to satisfy any of the gross income requirements of Section 856(c) of the Code, taking into account any other income of Old NXDT (or such subsidiary) that would not constitute qualifying income under such requirements).

(iii)     Any transfer of shares of Old NXDT that, if effective, would result in such shares being beneficially owned by less than 100 persons (determined under the principles of Section 856(a)(5) of the Code) will be void ab initio, and the intended transferee will acquire no rights in such shares.

(iv)     No person will beneficially own or constructively own shares of Old NXDT to the extent that such beneficial ownership or constructive ownership of shares of Old NXDT would result in Old NXDT failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

Old NXDT	New NXDT

In addition, if any transfer of shares of Old NXDT (whether or not such transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) occurs which, if effective, would result in any person beneficially owning or constructively owning shares of Old NXDT in violation of the Restrictions, then that number of shares of beneficial ownership the beneficial ownership or constructive ownership of which otherwise would cause such person to violate the Restrictions (rounded up to the nearest whole share) will be automatically transferred to a charitable trust for the benefit of a charitable beneficiary, effective as of the close of business on the business day prior to the date of such transfer (a “Charitable Transfer”), and such person will acquire no rights in such shares; provided, that if the transfer to the charitable trust described by the foregoing would not be effective for any reason to prevent the violation of the Restrictions, then the transfer of that number of shares of Old NXDT that otherwise would cause any person to violate the Restrictions will be void ab initio, and the intended transferee will acquire no rights in such shares of Old NXDT.

(i)        To the extent that, upon a Charitable Transfer, a violation of any provision of the Declaration of Trust governing restrictions on transfer and ownership of shares would nonetheless be continuing (for example where the ownership of shares of Old NXDT by a single charitable trust would violate the 100 shareholder requirement applicable to REITs), then shares of Old NXDT will be transferred to that number of charitable trusts, each having a distinct charitable trustee and a charitable beneficiary or charitable beneficiaries that are distinct from those of each other trust, such that there is no violation of any such provisions.

(ii)         In determining which shares of Old NXDT should be subject to a Charitable Transfer, shares of Old NXDT will be so transferred to a charitable trust in such manner that minimizes the aggregate value of the shares of Old NXDT that are transferred to the charitable trust (except to the extent that the Board determines that the shares of Old NXDT transferred to the charitable trust will be those directly or indirectly held or beneficially owned or constructively owned by a person or persons that caused or contributed to the application of the provision of the Declaration of Trust requiring a Charitable Transfer), and to the extent not inconsistent therewith, on a pro rata basis.

Old NXDT	New NXDT

If the Board at any time determines that a transfer or other event has taken place that results in a violation of the Restrictions or the terms relating to a Charitable Transfer, or that a person intends to acquire or has attempted to acquire beneficial ownership or constructive ownership of any shares in violation of the same (whether or not such violation is intended), the Board will take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including, without limitation, causing Old NXDT to redeem shares of Old NXDT, refusing to give effect to such transfer on the books of Old NXDT or instituting proceedings to enjoin such transfer or other event; provided, however, that any transfer or attempted transfer or other event in violation of the Restrictions will automatically result in the transfer to the charitable trust described above, and, where applicable, such transfer (or other event) will be void ab initio as provided above irrespective of any action (or non-action) by the Board.

The Declaration of Trust requires that any person who acquires or attempts or intends to acquire beneficial ownership or constructive ownership of shares of beneficial ownership that will or may violate the Restrictions or any person who would have owned shares of Old NXDT that resulted in a Charitable Transfer will immediately give written notice to Old NXDT of such event or, in the case of such a proposed or attempted transaction, give at least 15 days’ prior written notice, and will provide to Old NXDT such other information as Old NXDT may request in order to determine the effect, if any, of such transfer on Company’s status as a REIT.

The Declaration of Trust also requires that, from the Initial Date and prior to the Restriction Termination Date, (a) every owner of five percent or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) in number or value of the outstanding shares of Old NXDT, within 30 days after the end of each taxable year, shall give written notice to Old NXDT stating the name and address of such owner, the number of shares of Old NXDT beneficially owned and a description of the manner in which such shares are held. Each such owner must provide to Old NXDT such additional information as Old NXDT may request in order to determine the effect, if any, of such beneficial ownership on Old NXDT’s status as a REIT and to ensure compliance with the aggregate share ownership limit and the common share ownership limit and the other restrictions set forth herein; and (b) each person who is a beneficial owner or constructive owner of shares of Old NXDT and each person (including the shareholder of record) who is holding shares of Old NXDT for a beneficial owner or constructive owner shall provide to Old NXDT such information as Old NXDT may request in good faith in order to determine Old NXDT’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Old NXDT	New NXDT

Subject to the Restrictions (ii), (iii) and (iv), the Board may exempt (prospectively or retroactively) a person from the aggregate share ownership limit or the common share ownership limit, as the case may be, and may establish or increase an Excepted Holder Limit for such person if Old NXDT obtains such representations and undertakings from such person as are reasonably necessary for the Board to determine that:

(i)         no person’s beneficial or constructive ownership of shares of Old NXDT will violate (ii), (iii) and (iv) of the Restrictions; and

(ii)       such person does not and will not own, actually or constructively, an interest in a tenant of Old NXDT (or a tenant of any entity owned or controlled by Old NXDT, including a subsidiary REIT) that would cause Old NXDT (or such subsidiary REIT) to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (for this purpose, a tenant shall not be treated as a tenant of Old NXDT if Old NXDT (or an entity owned or controlled by Old NXDT, including such subsidiary REIT) derives (and is expected to continue to derive) a sufficiently small amount of revenue from such tenant such that, in the judgment of the Board, rent from such tenant would not adversely affect Old NXDT’s (or such subsidiary REIT’s) ability to qualify as a REIT).

Any violation or attempted violation of any such representations or undertakings (or other action which is contrary to the Restrictions) will result in such shares of Old NXDT being automatically subject to a Charitable Transfer.

Prior to granting any exception pursuant to the foregoing (a “Representation Exception”), the Board may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board as it may deem necessary or advisable in order to determine or ensure Old NXDT’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

Subject to the Restrictions (ii), an underwriter or placement agent that participates in a public offering or a private placement of the shares of Old NXDT (or securities convertible into or exchangeable for shares of Old NXDT) may beneficially own or constructively own shares of Old NXDT (or securities convertible into or exchangeable for shares of Old NXDT) in excess of the aggregate share ownership limit, the common share ownership limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

Old NXDT	New NXDT

The Board may only reduce the Excepted Holder Limit for an Excepted Holder with the written consent of such Excepted Holder or pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit will be reduced to a percentage that is less than the aggregate share ownership limit or the common share ownership limit, as the case may be.

In addition, subject to the Restrictions (ii) and the following, the Board may from time to time increase or decrease the common share ownership limit or the aggregate share ownership limit for one or more persons and increase or decrease the common share ownership limit or the aggregate share ownership limit for all other persons. No decreased common share ownership limit or aggregate share ownership limit will be effective for any person whose percentage of ownership of shares of Old NXDT is in excess of such decreased common share ownership limit or aggregate share ownership limit, as applicable, until such time as such person’s percentage of ownership of shares of Old NXDT equals or falls below the decreased common share ownership limit or aggregate share ownership limit, as applicable; provided, however, any further acquisition of shares of Old NXDT by any such person (other than a person for whom an Representation Exception has been granted or an Excepted Holder) in excess of the shares of Old NXDT owned by such person on the date the decreased common share ownership limit or aggregate share ownership limit, as applicable, became effective will be in violation of the common share ownership limit or aggregate share ownership limit. No increase to the common share ownership limit or aggregate share ownership limit may be approved if the new common share ownership limit and/or aggregate share ownership limit would allow five or fewer persons to beneficially own, in the aggregate more than 49.8% in value of the outstanding shares of Old NXDT.

Any certificates representing shares of Old NXDT will bear a legend referring to the restrictions on ownership and transfer of our shares described above.

These restrictions on ownership and transfer of our shares of Old NXDT will not apply upon the Restriction Termination Date.

Old NXDT	New NXDT

Change in Control

Business Combinations. The Declaration of Trust provides that a merger or consolidation requires approval by two-thirds of the trustees without a requirement for approval by our shareholders, except that, subject to the Statements of Preferences, any merger or consolidation in which Old NXDT is not the surviving entity requires approval of seventy-five percent of the holders of shares of each affected class or series outstanding, voting as separate classes or series, unless such merger or consolidation has been approved by eighty percent of the trustees, in which case it must be approved by the affirmative vote of a majority of Old NXDT’s shares present in person or represented by proxy and entitled to vote thereon, at a meeting where a quorum is present.

Also, as described under “Comparison of Stockholders Rights—General—Related Party Transactions,” certain transactions, including mergers and consolidations, with a Principal Shareholder are subject to additional approval requirements.

Business Combinations. See “Certain Provisions of Maryland Law and of the New NXDT Charter and New NXDT Bylaws–Business Combinations” for a description of the provisions of MGCL applicable to business combinations. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a Maryland corporation’s board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, New NXDT’s board of directors will elect, by resolution, to exempt from the Maryland Business Combination Act all business combinations (a) between New NXDT and the Adviser, Jim Dondero and certain of his affiliates or their respective affiliates and (b) between New NXDT and any other person, provided that in the latter case the business combination is first approved by New NXDT’s board of directors (including a majority of directors who are not affiliates or associates of such person)

The business combination provisions of the MGCL may discourage others from trying to acquire control of New NXDT and increase the difficulty of consummating any offer to acquire control of New NXDT.

Control Share Acquisitions. See “Certain Provisions of Maryland Law and of the New NXDT Charter and New NXDT Bylaws–Control Share Acquisitions” for a description of the control share acquisition provisions of the MCGL. As permitted by the MGCL, the New NXDT Bylaws, attached hereto as Annex C, contain a provision opting out of the control acquisition provisions of the MGCL. This provision may be amended or eliminated at any time in the future by New NXDT’s board of directors.

Subtitle 8. Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by a provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the New NXDT Charter or New NXDT Bylaws, to any or all of five provisions of the MGCL which provide for certain corporate governance matters.

See “Certain Provisions of Maryland Law and of the New NXDT Charter and the New NXDT Bylaws.”

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

Maryland law permits New NXDT to include in its charter a provision eliminating the liability of New NXDT’s directors and officers to its stockholders and New NXDT for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The MGCL requires New NXDT (unless the New NXDT Charter provides otherwise, which the New NXDT Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL allows current and former directors and officers, among others, to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those capacities unless the following can be established:

●

an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

●	the director or officer actually received an improper personal benefit in money, property or services; or

●	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good-faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

To the maximum extent permitted by Maryland law, the New NXDT Charter contains a provision that limits directors’ and officers’ liability to New NXDT and its stockholders for monetary damages, and the New NXDT Charter and New NXDT Bylaws require New NXDT to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to New NXDT’s directors and officers and permit New NXDT to provide such indemnification and advance of expenses to its employees and agents.

Indemnification may reduce the legal remedies available to New NXDT and New NXDT’s stockholders against the indemnified individuals. The aforementioned provisions of the New NXDT Charter and New NXDT Bylaws may not reduce the exposure of directors and officers to liability under securities laws’ nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to New NXDT or New NXDT’s stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

New NXDT intends to enter into indemnification agreements with its directors and executive officers that provide for indemnification to the maximum extent permitted by Maryland law. We maintain a general liability insurance policy that will cover certain liabilities of New NXDT’s directors and officers arising out of claims based on acts or omissions in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling New NXDT pursuant to the foregoing provisions, New NXDT has been advised that in the opinion of the staff of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the Conversion, and to the ownership and disposition of New Common Stock, as applicable. This discussion is for your general information only. This summary is not tax advice. The tax treatment of a holder will vary depending upon the holder’s particular situation, and this summary addresses only holders that hold Old Shares and shares of New Stock, as applicable, as capital assets within the meaning of Section 1221 of the Code and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This summary also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the U.S. federal income tax laws apply, including:

●	dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting;

●	financial institutions;

●	insurance companies;

●	REITs;

●	regulated investment companies;

●	pension plans or other tax exempt organizations;

●	partnerships or entities treated as partnerships for U.S. federal income tax purposes and investors therein, S corporations or other pass-through entities;

●	persons liable for the alternative minimum tax;

●	persons that hold Old Shares or shares of New Stock, as applicable, that are a hedge, that are hedged against interest rate or currency risks or that are part of a straddle or conversion transaction;

●	persons that purchase or sell Old Shares or New Stock, as applicable, as part of a wash sale for tax purposes; and

●	U.S. shareholders whose functional currency is not the U.S. dollar.

No ruling on the U.S. federal, state or local tax considerations relevant to the Conversion, our operation or to the purchase, ownership or disposition of New Stock, has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax consequences described below.

This summary is based on the Code, existing temporary, proposed and final Treasury regulations promulgated thereunder, current administrative interpretations, practices and rulings, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations. In addition, no assurance can be given that future legislative, judicial or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes. No assurance can be given that the IRS would not assert, or that a court of competent jurisdiction would not sustain, a position contrary to any tax consequences described below.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds Old Shares or shares of New Stock, as applicable, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding Old Shares or shares of New Stock, as applicable, should consult such partner’s tax advisor with regard to the U.S. federal income tax treatment of an investment in the Old Shares or shares of New Stock, as applicable.

We urge you to consult with your own tax advisors regarding the U.S. federal, state, local and foreign tax consequences to you of the Conversion, owning and selling the Old Shares or shares of New Stock, as applicable, the tax treatment of a REIT, and potential changes in applicable tax laws.

As used in this section, the term “U.S. shareholder” means a holder of Old Shares or New Stock, as applicable, who, for U.S. federal income tax purposes, is:

●	a citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of the income’s source; or

●

a trust (i) if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons have authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Nonresident alien individuals, foreign corporations, foreign partnerships and estates or trusts that in either case are not subject to U.S. federal income tax on a net income basis, who own Old Shares or shares of New Stock, as applicable, are referred to in this section as “non-U.S. shareholders.”

U.S. Federal Income Tax Consequences of the Conversion

The Conversion is intended to qualify as a reorganization under Section 368(a)(1)(F) of the Code, and the federal income tax consequences summarized below assume that the Conversion will so qualify.

Neither New NXDT nor Old NXDT will recognize any gain or loss as a result of the Conversion. Furthermore, shareholders will not recognize any gain or loss upon the exchange of Old Shares for shares of New Stock pursuant to the Conversion. The initial tax basis of the shares of New Stock received by a shareholder pursuant to the Conversion will be the same as such shareholder’s adjusted tax basis in the Old Shares being exchanged pursuant to the Conversion. The holding period of the shares of New Stock received by a shareholder pursuant to the Conversion will include such shareholder’s holding period with respect to the Old Shares being exchanged pursuant to the Conversion.

Taxation of New NXDT as a Real Estate Investment Trust

New NXDT’s qualification as a REIT under the Code will depend upon the satisfaction by Old NXDT for the period ending immediately prior to the Conversion, and New NXDT, thereafter, of requirements of the Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. Accordingly, while New NXDT intends to qualify to be taxed as a REIT for U.S. federal income tax purposes, the actual results of New NXDT for any particular year (and combined with Old NXDT for the calendar year in which the Conversion is effective), might not satisfy these requirements.

The sections of the Code applicable to New NXDT are highly technical and complex. The following discussion summarizes material aspects of these sections of the Code.

As a REIT, New NXDT generally will not have to pay U.S. federal corporate income taxes on New NXDT’s net income that New NXDT currently distributes to its stockholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from investment in a regular corporation. New NXDT’s dividends, if any, however, generally will not be eligible for (i) the reduced rates of tax applicable to dividends received by noncorporate holders and (ii) the corporate dividends-received deduction.

However, New NXDT will have to pay U.S. federal income tax as follows:

●

New NXDT will have to pay tax at the U.S. federal corporate income tax rate on any REIT taxable income, including net capital gains, that we do not distribute to New NXDT shareholders during, or within a specified time after, the calendar year in which the income is earned, to the extent we cannot otherwise offset such income with our tax NOL carryforward.

●	Under certain circumstances, New NXDT may have to pay the alternative minimum tax on New NXDT’s items of tax preference.

●

If New NXDT elects to treat property that acquired in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” New NXDT may thereby avoid a 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction, as discussed below), but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the U.S. federal corporate income tax rate.

●

If New NXDT has net income from “prohibited transactions,” as defined in the Code, New NXDT will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

●

If New NXDT should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under “–Requirements for Qualification–Income Tests,” but has nonetheless maintained New NXDT’s qualification as a REIT because it has satisfied some other requirements, New NXDT will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of New NXDT’s gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of New NXDT’s gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect New NXDT’s profitability.

●

If after consideration of New NXDT’s net operating loss carryforwards, New NXDT should fail to distribute during each calendar year at least the sum of (1) 85% of New NXDT’s REIT ordinary income for that year, (2) 95% of New NXDT’s REIT capital gain net income for that year and (3) any undistributed taxable income from prior periods, New NXDT would have to pay a 4% excise tax on the excess of that required distribution over the sum of the amounts actually distributed and retained amounts on which income tax is paid at the corporate level.

●

If New NXDT acquires any asset from a C corporation in certain transactions in which New NXDT must adopt the basis of the asset or any other property in the hands of the C corporation as the basis of the asset in the hands of New NXDT, and New NXDT recognizes gain on the disposition of that asset during the five-year period beginning on the date on which New NXDT acquired that asset, then New NXDT will have to pay tax at the U.S. federal corporate income tax rate on the lesser of the gain recognized at the time of sale or disposition or the built-in gain that would have been recognized if New NXDT had sold the asset at the time of acquisition. A C corporation generally refers to a corporation that has to pay full corporate-level tax.

●

If New NXDT derives “excess inclusion income” from a residual interest in a real estate mortgage investment conduit, or “REMIC,” or certain interests in a taxable mortgage pool, or “TMP,” New NXDT could be subject to U.S. federal corporate income tax to the extent that such income is allocable to certain types of tax-exempt stockholders that are not subject to unrelated business income tax, such as government entities.

●

If New NXDT receives non-arm’s-length income from a TRS (as defined under “–Requirements for Qualification–Asset Tests”), or as a result of services provided by a TRS to tenants of New NXDT, New NXDT will be subject to a 100% tax on the amount of New NXDT’s non-arm’s-length income.

●

If New NXDT fails to satisfy a REIT asset test, as described below, due to reasonable cause and New NXDT nonetheless maintains its REIT qualification because of specified cure provisions, New NXDT will generally be required to pay an excise tax. In such case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain REIT asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the U.S. federal corporate income tax rate if that amount exceeds $50,000 per failure.

●

If New NXDT fails to satisfy any provision of the Code that would result in New NXDT’s failure to qualify as a REIT (other than a violation of the REIT gross income tests or a violation of the asset tests described below) and the violation is due to reasonable cause, New NXDT may retain its REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

●

New NXDT may be required to pay monetary penalties to the IRS in certain circumstances, including if New NXDT fails to meet recordkeeping requirements intended to monitor New NXDT’s compliance with votes relating to the composition of its stockholders.

●	The earnings of any of our subsidiaries that are C corporations, including any subsidiary we may elect to treat as a TRS, are subject to U.S. federal corporate income tax.

Requirements for Qualification

Organizational Requirements. The Code defines a REIT as a corporation, trust or association:

●	that is managed by one or more trustees or directors;

●	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

●	that would otherwise be taxable as a domestic corporation, but for its election to be subject to tax as a REIT;

●	that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

●	except for the first taxable year in which an election is made to treat the corporation, trust or association as a REIT, the beneficial ownership of which is held by 100 or more persons;

●

during the last half of each taxable year (other than the first taxable year in which an election is made to treat the corporation, trust or association as a REIT), not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to include certain entities (the “not closely held requirement”);

●

that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT;

●	that meets other tests described below, including with respect to the nature of its income and assets; and

●	that uses a calendar year for U.S. federal income tax purposes.

The Code provides that the conditions described in the first through fourth and seventh and eighth such bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met (other than the first taxable year in which an election is made to treat the corporation, trust or association) during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) have applied to Old NXDT beginning with its 2021 taxable year.

New NXDT expects to satisfy the conditions described in the first through sixth bullet points of the second preceding paragraph for the taxable year in which the Conversion takes place and subsequent taxable years. In addition, the New NXDT Charter will provide for restrictions regarding the ownership and transfer of the shares of New Stock. These restrictions are intended to, among other things, assist New NXDT in satisfying the share ownership requirements described in the fifth and sixth bullet points of the preceding paragraph. The ownership and transfer restrictions pertaining to the shares of New Stock are described in this proxy statement/prospectus under the heading “Description of New NXDT Stock–Restrictions on Ownership and Transfer.”

Old NXDT made its election to be taxable as a REIT commencing with its taxable year ended December 31, 2021 and that election has not been revoked or terminated. New NXDT will succeed to Old NXDT’s REIT election at the effective time of the Conversion. Old NXDT and New NXDT have adopted December 31 as their year-end, thereby satisfying the last bullet. For purposes of applying the foregoing conditions during the calendar year in which the Conversion takes place, New NXDT will treated as the continuation of Old NXDT.

Disregarded Entity Subsidiaries. A corporation that is a qualified REIT subsidiary, or QRS, will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a QRS will be treated as assets, liabilities and items of these kinds of New NXDT, unless New NXDT makes an election to treat such corporation as a TRS. Thus, in applying the requirements described in this section, New NXDT’s QRSs (if any) will be ignored, and all assets, liabilities and items of income, deduction and credit of these subsidiaries will be treated as assets, liabilities and items of these kinds of New NXDT. Other domestic entities that are wholly owned by New NXDT, including single-member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests.

In the event that a disregarded subsidiary of New NXDT ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than New NXDT or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect New NXDT’s ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation.

Investments in Partnerships. Following the Conversion, we expect that all of our investments will be by New NXDT directly or indirectly in the same manner as they were held by Old NXDT. In addition, New NXDT may hold certain of its investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are classified as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay entity-level U.S. federal income tax. If a REIT is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that proportionate share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the rules of the Code defining REITs, including satisfying the gross income tests and the asset tests. Thus, New NXDT’s proportionate share of the assets, liabilities and items of income of any partnership in which New NXDT is a partner, will be treated as assets, liabilities and items of income of New NXDT for purposes of applying the requirements described in this section. Thus, actions taken by partnerships in which New NXDT owns an interest, either directly or through one or more tiers of partnerships or disregarded entity subsidiaries, can affect New NXDT’s ability to satisfy the REIT income and asset tests and the determination of whether New NXDT has net income from prohibited transactions. See the fourth bullet point under the heading “Taxation of New NXDT as a Real Estate Investment Trust” above for a brief description of prohibited transactions.

Taxable Real Estate Investment Trust Subsidiaries. A TRS is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds, directly or indirectly, more than 35% of the securities of any other corporation other than a REIT (by vote or by value), then that other corporation is also treated as a TRS. A corporation can be a TRS with respect to more than one REIT.

A TRS is subject to U.S. federal income tax as a C corporation at the corporate rate and may also be subject to state and local taxation. New NXDT is not treated for U.S. federal income tax purposes as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the interests issued by a TRS to New NXDT is an asset in the hands of New NXDT, and any dividends paid or deemed paid by any TRS will also be taxable; either (1) to New NXDT to the extent the dividend is retained by New NXDT, or (2) to New NXDT’s stockholders to the extent the dividends received from the TRS are paid to New NXDT’s stockholders. New NXDT may hold more than 10% of the stock of a TRS without jeopardizing its qualification as a REIT under the Code notwithstanding the rule described below under “–Asset Tests” that generally precludes ownership of more than 10% of any issuer’s securities. However, as noted below, in order for New NXDT to qualify as a REIT under the Code, the securities of all of the TRSs in which New NXDT has invested either directly or indirectly may not represent more than 20% of the total value of New NXDT’s assets. We expect that the aggregate value of all of New NXDT’s interests in TRSs will represent less than 20% of the total value of New NXDT’s assets; however, we cannot assure you that New NXDT will always satisfy this requirement. Other than certain activities related to operating or managing a lodging or health care facility, a TRS may generally engage in any business, including the provision of customary or non-customary services to tenants of the parent REIT. As a result, New NXDT may use such entities to indirectly undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries. For example, New NXDT may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated if undertaken directly by it as prohibited transactions.

Certain restrictions imposed on TRSs (as well as on taxable corporations generally) are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, overall limitations on the deductibility of net interest expense by businesses could apply to a TRS. In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of New NXDT’s transactions with any of its subsidiaries that are treated as a TRS in an effort to ensure that New NXDT does not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Income Tests. In order to maintain New NXDT’s qualification as a REIT, New NXDT annually must satisfy two gross income requirements.

●

First, New NXDT must derive at least 75% of its gross income for each taxable year, excluding gross income from prohibited transactions, directly or indirectly from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property or interests in real property (including certain types of CMBS), “rents from real property,” distributions received from other REITs, income derived from REMICs, in proportion to the real estate mortgages held by the REMIC, and gains from the sale of real estate assets, as well as specified income from temporary investments.

●

Second, at least 95% of New NXDT’s gross income for each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from real property investments as described in the preceding bullet point, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these types of sources, which need not have any relation to real property.

New NXDT may earn “interest” income to satisfy the tests above, but the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely because the amount of the interest is based on a fixed percentage of percentages of receipts or sales.

Rents that New NXDT receives will qualify as rents from real property in satisfying the gross income requirements for a New NXDT described above only if the rents satisfy several conditions.

●

First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely because the rent is based on a fixed percentage or percentages of receipts or sales.

●

Second, the Code provides that rents received from a tenant will not qualify as rents from real property in satisfying the gross income tests if New NXDT, directly or under the applicable attribution rules, owns a 10% or greater interest in that tenant; except that rents received from a TRS under certain circumstances qualify as rents from real property even if New NXDT owns more than a 10% interest in the subsidiary. We refer to a tenant in which New NXDT owns a 10% or greater interest as a “related party tenant.”

●

Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

●

Finally, for rents received to qualify as rents from real property, except as described below, New NXDT generally must not operate or manage the property or furnish or render services to the tenants of the property, other than through an independent contractor from whom New NXDT derives no revenue or through a TRS. However, New NXDT may directly perform certain services that landlords usually or customarily render when renting space for occupancy only or that are not considered rendered to the occupant of the property.

New NXDT may directly perform services for some of its tenants. New NXDT does not believe that the provision of these services will cause its gross income attributable to these tenants to fail to be treated as rents from real property. If New NXDT were to provide services to a tenant of a property of New NXDT other than those services landlords usually or customarily provide to tenants of properties of a similar class in the same geographic market when renting space for occupancy only, amounts received or accrued by New NXDT for any of these services will not be treated as rents from real property for purposes of the REIT gross income tests. However, the amounts received or accrued for these services will not cause other amounts received with respect to the property to fail to be treated as rents from real property unless the amounts treated as received in respect of the service (valued at no less than 150% of the direct cost of providing such service), together with amounts received for certain management services, exceed 1% of all amounts received or accrued by New NXDT during the taxable year with respect to the property. If the sum of the amounts received in respect of the services to tenants and management services described in the preceding sentence exceeds the 1% threshold, then all amounts received or accrued by New NXDT with respect to the property will not qualify as rents from real property, even if New NXDT provides the impermissible service to some, but not all, of the tenants of the property.

New NXDT may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that New NXDT receives from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

From time to time, New NXDT may enter into hedging transactions with respect to one or more of New NXDT’s assets or liabilities. New NXDT’s hedging activities may include entering into interest rate swaps, caps and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury regulations, any income from a hedging transaction New NXDT enters into (1) in the normal course of business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered to, will not constitute gross income for purposes of the 75% or 95% gross income tests, or (3) in connection with the effective termination of certain hedging transactions described above will not constitute gross income for purposes of both the 75% or 95% gross income tests. To the extent that New NXDT enters into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize New NXDT’s qualification as a REIT; however, no assurance can be given that any hedging activities will give rise to income that is excluded from gross income for purposes of either or both of the gross income tests.

If New NXDT fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, New NXDT may nevertheless qualify as a REIT for that year if New NXDT satisfies the requirements of other provisions of the Code that allow relief from disqualification as a REIT. These relief provisions will generally be available if:

●	New NXDT’s failure to meet the income tests was due to reasonable cause and not due to willful neglect; and

●

Following identification of the failure to meet the 75% and/or 95% gross income test for any taxable year, New NXDT files a schedule of each item of income in excess of the limitations described above with the IRS in accordance with regulations to be prescribed by the IRS.

New NXDT might not be entitled to the benefit of these relief provisions, however. Even if these relief provisions apply, New NXDT would have to pay a tax on the excess income. The tax will be a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of New NXDT’s gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of New NXDT’s gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect New NXDT’s profitability.

Due to the nature of the assets in which New NXDT will invest, New NXDT may be required to recognize taxable income from certain assets in advance of its receipt of cash flow from or proceeds from disposition of such assets and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

New NXDT may originate loans with original issue discount. In general, New NXDT will be required to accrue original issue discount based on the constant yield to maturity of the loan, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such loan.

New NXDT generally will be required to take certain amounts in income no later than the time such amounts are reflected in its financial statements. Section 451(b) of the Code has been amended to provide that the “all events” test for the realization of income for accrual method taxpayers is treated as being met no later than when the item is taken into account as revenue by the taxpayer in certain financial statements (including any financial statement presented in accordance with generally accepted accounting principles such as a Form 10-K annual statement, an audited financial statement or a financial statement filed with any federal agency for non-tax purposes). This rule may require the accrual of income earlier than would be the case under the general tax rules; however, Treasury regulations generally exclude original issue discount from this rule.

In addition, in the event that any loan is delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular loan are not made when due, New NXDT may nonetheless be required to continue to recognize the unpaid interest as taxable income.

Finally, New NXDT may be required under the terms of indebtedness that it incurs to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our shareholders.

As a result of potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that New NXDT may have substantial taxable income in excess of cash available for distribution. In that event, New NXDT may need to borrow funds or take other action (such as paying dividends consisting of a combination of cash and shares) to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized.

Asset Tests. New NXDT, at the close of each quarter of its taxable year, must also satisfy five tests relating to the nature of its assets.

●

First, at least 75% of the value of New NXDT’s total assets must be represented by “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, temporary investments in stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, equity interests in other entities that qualify as REITs, debt instruments of “publicly offered” REITs (i.e., REITs that are required to file periodic and annual reports with the SEC under the Exchange Act), mortgage loans secured by real property or interests in real property, certain kinds of CMBS, and residual and regular interests in REMICs if at least 95% of the REMIC’s assets constitute qualifying mortgage loans. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

●	Second, of the investments not included in the 75% asset class, the value of any one issuer’s securities owned by New NXDT may not exceed 5% of the value of New NXDT’s total assets.

●	Third, of the assets not included in the 75% asset class, New NXDT may not own more than 10% of the vote or value of the outstanding securities of any one issuer.

●	Fourth, not more than 20% of New NXDT’s total assets may constitute securities issued by TRSs.

●

Fifth, not more than 25% of the value of New NXDT’s total assets may be represented by debt instruments issued by publicly offered REITs to the extent not secured by real property or interests in real property.

For purposes of the 5% and 10% asset tests described in the second and third bullets above, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, or equity interests in a partnership.

Additionally, solely for the purposes of the 10% value test described in the third bullet above, the determination of New NXDT’s interest in the assets of any partnership or limited liability company in which New NXDT owns an interest will be based on New NXDT’s proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

For purposes of the 10% value test, the term “securities” does not include:

●

“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which New NXDT owns directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies;

●

a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

●	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

●	Any loan to an individual or an estate.

●	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

●	Any obligation to pay “rents from real property.”

●	Certain securities issued by governmental entities.

●	Any security issued by a REIT.

●	Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes to the extent of our interest as a partner in the partnership.

●

Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “Income Tests.”

A real property mortgage loan is generally a qualifying asset for purposes of the 75% asset test to the extent that the fair market value of the real property securing the loan exceeds the principal amount of the loan. If a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of (1) the date the REIT agreed to acquire or originate the loan; or (2) in the event of a significant modification, the date the REIT modified the loan, then a portion of the mortgage loan will not be a qualifying asset for purposes of the 75% asset test. Generally, the non-qualifying portion of such loan will be equal to the portion of the loan amount that exceeds the value of the associated real property that is securing that loan. Mortgage loans that are qualifying real estate assets for purposes of the 75% asset test are also not considered securities for purposes of the 5% and 10% asset tests mentioned above.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests New NXDT is treated as owning its proportionate share of the underlying assets of a subsidiary partnership, if New NXDT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify unless such debt was issued by a “publicly offered” REIT.

There is limited case law and administrative guidance addressing whether instruments that are in the form of mezzanine loans or preferred equity will be treated as equity or debt for U.S. federal income tax purposes. If the IRS successfully recharacterizes a mezzanine loan or preferred equity investment that New NXDT has treated as debt for U.S. federal income tax purposes as equity for U.S. federal income tax purposes, New NXDT would be treated as owning the assets held by the partnership or limited liability company that issued the security. If that partnership or limited liability company owned nonqualifying assets, New NXDT may not be able to satisfy all of the asset tests. Alternatively, if the IRS successfully recharacterizes a mezzanine loan or preferred equity investment that New NXDT has treated as equity for U.S. federal income tax purposes as debt for U.S. federal income tax purposes, then that investment may be treated as a nonqualifying asset for purposes of the 75% asset test and would be subject to the 5% and 10% asset tests.

If the IRS successfully challenges the partnership status of any of the partnerships in which New NXDT maintains a more than 10% vote or value interest, and the partnership is reclassified as a corporation or a publicly traded partnership taxable as a corporation, New NXDT could lose its REIT status. In addition, in the case of such a successful challenge, New NXDT could lose its REIT status if such recharacterization results in New NXDT otherwise failing one of the asset tests described above.

New NXDT will monitor the status of its assets for purposes of the various asset tests and will seek to manage our assets to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Although New NXDT will seek to be prudent in estimating the value of its assets, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case New NXDT might not satisfy the 75% and the other asset tests and would fail to qualify as a REIT. If New NXDT fails to satisfy the asset tests at the end of a calendar quarter, New NXDT will not lose its REIT qualification if:

●	New NXDT satisfied the asset tests at the end of the preceding calendar quarter; and

●

the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of New NXDT’s assets and was not wholly or partially caused by the acquisition of one or more nonqualifying assets.

Certain relief provisions may be available to New NXDT if it fails to satisfy the asset tests described above after a 30-day cure period. Under these provisions, New NXDT will be deemed to have met the 5% and 10% REIT asset tests if the value of New NXDT’s nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of New NXDT’s assets at the end of the applicable quarter and (b) $10,000,000, and (ii) either the relevant tests are satisfied or New NXDT disposes of the nonqualifying assets within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations due to reasonable cause and not willful neglect that are not described in the preceding sentence, New NXDT may avoid disqualification as a REIT under any of the asset tests, after the 30-day cure period, by taking steps including (i) either otherwise satisfying the relevant or disposing of the nonqualifying assets to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Annual Distribution Requirements. New NXDT, in order to qualify as a REIT, is required to distribute dividends, other than capital gain dividends, to New NXDT’s shareholders in an amount at least equal to (1) the sum of (a) 90% of New NXDT’s “real estate investment trust taxable income,” computed without regard to the dividends paid deduction and New NXDT’s net capital gain, and (b) 90% of New NXDT’s net after-tax income, if any, from foreclosure property minus (2) the sum of certain items of noncash income (including original issue discount on any loans) over 5% of our real estate investment trust taxable income, computed without regard to the dividends paid deduction and excluding our net capital gain.

In addition, if New NXDT acquires an asset from a C corporation in a carryover basis transaction and disposes of such asset within ten years of acquiring the asset, New NXDT may be required to distribute at least 90% of the after-tax built-in gain, if any, recognized on the disposition of the asset.

These distributions must be paid in the taxable year to which the distributions relate, or in the following taxable year if either (1) such distributions are declared before New NXDT timely files its tax return for the year to which the distributions relate and are paid on or before the first regular dividend payment in the 12-month period after such declaration, provided New NXDT elects to do so in such U.S. federal income tax return for the year or (2) such distributions are declared in October, November or December of the taxable year, payable to shareholders of record on a specified day in any such month, and actually paid before the end of January of the following year. The distributions under clause (1) are taxable to the holders of our shares in the taxable year in which paid, and the distributions in clause (2) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement to the extent of our earnings and profits for such prior taxable year.

To the extent that New NXDT distributes at least 90%, but less than 100%, of New NXDT’s REIT taxable income, as adjusted, New NXDT will have to pay tax on the undistributed amounts at the corporate U.S. federal income tax rate. New NXDT may elect to retain, rather than distribute, net long-term capital gains and pay tax on such gains. In this case, New NXDT could elect for shareholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that New NXDT paid. New NXDT’s shareholders would then increase their adjusted tax basis of their shares by the difference between (a) the amounts of capital gain distributions that New NXDT designated and that such shareholders include in their taxable income, minus (b) the tax that New NXDT paid on their behalf with respect to that income.

To the extent that New NXDT has available net operating losses carried forward from prior taxable years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of New NXDT’s shareholders, of any distributions that are actually made as ordinary dividends or capital gains.

Furthermore, if New NXDT fails to distribute during each calendar year at least the sum of (a) 85% of New NXDT’s ordinary income for that year, (b) 95% of New NXDT’s capital gain net income for that year and (c) any undistributed taxable income from prior periods, New NXDT would have to pay a 4% excise tax on the excess of the required distribution over the sum of the amounts actually distributed and retained amounts on which income tax is paid at the corporate level.

We anticipate that New NXDT will satisfy the annual distribution requirements. New NXDT may satisfy the 90% distribution test with taxable distributions of our shares or debt securities. The IRS has issued a revenue procedure creating a safe harbor authorizing publicly traded REITs to make elective cash/shares dividends that fully qualify for the dividends paid deduction. Old NXDT has previously paid portions of dividends on its common shares in common shares of Old NXDT pursuant to this revenue procedure in order to conserve cash for additional investments. If New NXDT elects to do so in the future, we expect that any such distribution would comply with the requirements of the revenue procedure. Subsequently, New NXDT may pay dividends solely in cash at some point in the future when cash flow from operations supports such a cash dividend. However, there can be no assurance that cash flow from operations will be able to support a cash dividend in the future.

Furthermore, from time to time, New NXDT may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between (a) when New NXDT actually receives income and when New NXDT actually pays deductible expenses and (b) when New NXDT includes the income and deducts the expenses in arriving at New NXDT’s taxable income. If timing differences of this kind occur, in order to meet the 90% distribution requirement, New NXDT may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

Under certain circumstances, New NXDT may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in New NXDT’s deduction for dividends paid for the earlier year. Thus, New NXDT may be able to avoid being taxed on amounts distributed as deficiency dividends; however, New NXDT will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements. New NXDT is required to maintain records and request on an annual basis information from specified shareholders. These requirements are designed to assist New NXDT in determining the actual ownership of its stock and maintaining its qualification as a REIT. New NXDT intends to comply with these requirements. A shareholder that fails or refuses to comply with such requests is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of our shares and other information.

Failure to Qualify as a Real Estate Investment Trust

If New NXDT would otherwise fail to qualify as a REIT because of a violation of one of the requirements described above, New NXDT’s qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect and New NXDT pays a penalty tax of $50,000 for the violation. The immediately preceding sentence does not apply to violations of the income tests described above or a violation of the asset tests described above, each of which has specific relief provisions that are described above.

If New NXDT fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, New NXDT will have to pay tax, including any applicable alternative minimum tax, on New NXDT’s taxable income at the U.S. federal corporate income tax rate. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to shareholders, which in turn could have an adverse impact on the value of, and trading prices for, New NXDT’s shares. New NXDT will not be able to deduct distributions to shareholders in any year in which New NXDT fails to qualify, nor will New NXDT be required to make distributions to shareholders. In this event, to the extent of current and accumulated earnings and profits, all distributions to shareholders would be taxable to the shareholders as dividend income (which may be subject to tax at preferential rates) and corporate distributees may be eligible for the dividends-received deduction if such distributees satisfy the relevant provisions of the Code. Unless entitled to relief under specific statutory provisions, New NXDT will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. New NXDT might not be entitled to the statutory relief described above in all circumstances.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Code if:

●	substantially all of its assets consist of debt obligations or interests in debt obligations;

●	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

●	the entity has issued debt obligations that have two or more maturities; and

●

the payments required to be made by the entity on the debt obligations described in the third bullet “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under applicable Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are not considered to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes and cannot be included in any consolidated U.S. federal corporate income tax return. However, if a REIT is a taxable mortgage pool, or if a REIT owns a qualified REIT subsidiary that is a taxable mortgage pool, then the REIT or the qualified REIT subsidiary will not be taxable as a corporation, but a portion of the REIT’s income will be treated as “excess inclusion income” and a portion of the dividends the REIT pays to its shareholders will be considered to be excess inclusion income. Securitizations by New NXDT or its subsidiaries could result in the creation of taxable mortgage pools for U.S. federal income tax purposes. As a result, New NXDT could have “excess inclusion income.” Certain categories of shareholders, such as non-U.S. shareholders eligible for treaty or other benefits, shareholders with net operating losses, and certain tax-exempt shareholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from New NXDT that is attributable to any such excess inclusion income. In addition, to the extent that New NXDT’s shares are owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business taxable income, New NXDT may incur a corporate level tax on a portion of any excess inclusion income. Moreover, New NXDT could face limitations in selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. These limitations may prevent New NXDT from using certain techniques to maximize returns from securitization transactions. New NXDT does not currently intend to hold REMIC residual interests (other than through a TRS) or engage in financing activities that may result in treatment of New NXDT or a portion of our assets as a taxable mortgage pool.

Prohibited Transactions

Net income that New NXDT derives from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct New NXDT’s operations so that no asset that it owns (or is treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any asset that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at the U.S. federal corporate income tax rate, nor does the tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Code.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that New NXDT acquires as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which New NXDT acquires the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which New NXDT makes a proper election to treat the property as foreclosure property. New NXDT generally will be subject to tax at the corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property subject to a nonrecourse mortgage loan, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that New NXDT receives any income from foreclosure property that does not qualify for purposes of the 75% gross income test, New NXDT intends to make an election to treat the related property as foreclosure property.

Tax Aspects of Investments in Partnerships

General

New NXDT currently holds and anticipates holding direct or indirect interests in one or more partnerships, including its OP, or other non-corporate entities. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts that would either be disregarded as entities for U.S. federal income tax purposes or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences of New NXDT’s investment in its OP if its OP is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by New NXDT in other entities classified as partnerships for such purposes.

A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. New NXDT will be required to take into account its allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of its REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from its OP will be sufficient to pay the tax liabilities resulting from an investment in its OP.

New NXDT intends that interests in its OP (and any partnership invested in by its OP) will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, New NXDT reserves the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be taxed as a corporation if at least 90% of its gross income each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our OP will have sufficient qualifying income so that it would be treated as a partnership, even if it were a publicly traded partnership.

To the extent that New NXDT’s OP (or any subsidiary partnership in which its OP owns an interest) were treated as a taxable mortgage pool, it would be taxable as a corporation for U.S. federal income tax purposes. In such case, New NXDT may not be able to qualify as a REIT. We do not believe that our OP (or any subsidiary partnership in which our OP owns an interest) will be treated as a taxable mortgage pool, but no assurance can be given that it will not be treated as such.

If for any reason New NXDT’s OP (or any partnership invested in by New NXDT’s OP) is taxable as a corporation for U.S. federal income tax purposes, the character of New NXDT’s assets and items of gross income would change, and as a result, New NXDT would most likely be unable to satisfy the applicable REIT requirements discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case New NXDT could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to U.S. federal corporate income tax, and the partners of any such partnership would be treated as shareholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of Partnerships and Their Partners

Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Section 704(b) of the Code and the Treasury regulations promulgated thereunder. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in our OP’s partnership agreement comply with the requirements of Section 704(b) of the Code and the Treasury regulations promulgated thereunder.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property contributed to New NXDT’s OP in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted tax basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. The application of the principles of Section 704(c) of the Code in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by New NXDT’s OP to cure any book-tax differences. In certain circumstances, New NXDT may create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Section 704(c) of the Code would apply to such differences as well.

New NXDT’s share of any gain realized by a partnership on the sale of any property held by the partnership as inventory or other property held primarily for sale to customers in the ordinary course of the partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon New NXDT’s ability to satisfy the income tests for REIT status. We do not presently intend to acquire or hold or to allow any partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of New NXDT’s or such partnership’s trade or business.

Partnership Audit Rules

Under rules applicable to U.S. federal income tax audits of partnerships, subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level, absent an election to the contrary. It is possible that these rules could result in New NXDT’s OP (or any partnership invested in by its OP) in which New NXDT directly or indirectly invests being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and New NXDT, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties. Shareholders are urged to consult their tax advisors with respect to these rules and their potential impact on their investment in shares of New NXDT.

Taxation of Holders of New Stock

U.S. Stockholders

Dividends Generally. As long as New NXDT qualifies as a REIT, distributions made by New NXDT out of its current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to New NXDT’s taxable U.S. stockholders as ordinary income. However, certain noncorporate U.S. stockholders may deduct up to 20% of certain pass-through income, including ordinary REIT dividends that are not “capital gain dividends” or “qualified dividend income,” subject to certain limitations. To qualify for this deduction, the noncorporate U.S. stockholder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property. Noncorporate U.S. stockholders should consult their own tax advisors to determine the impact of tax rates on dividends received from New NXDT. Distributions made by New NXDT will not be eligible for the dividends received deduction in the case of U.S. stockholders that are corporations. Distributions made by New NXDT that New NXDT properly designates as capital gain dividends will be taxable to U.S. stockholders as gain from the sale of a capital asset held for more than one year, to the extent that such dividends do not exceed New NXDT’s actual net capital gain for the taxable year, without regard to the period for which a U.S. stockholder has held the shares of New Stock. Thus, with certain limitations, capital gain dividends received by an individual U.S. stockholder may be eligible for preferential rates of taxation. Furthermore, New NXDT may designate a portion of its dividends as eligible for the preferential rate on qualified dividend income, provided that the amount so designated may not exceed that portion of distributions attributable to:

•         dividends received by New NXDT from non-REIT corporations, such as a TRS; and

•         income upon which New NXDT has paid U.S. federal corporate income tax (for example, if New NXDT distributes taxable income that it retained and paid tax on in the prior taxable year).

To the extent that New NXDT makes distributions not designated as capital gain dividends in excess of New NXDT’s current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. stockholder. Thus, these distributions will reduce the adjusted basis that the U.S. stockholder has in the shares of New Stock for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. stockholder’s adjusted basis in the shares of New Stock will be taxable as capital gains, provided that the shares of New Stock have been held as a capital asset. For purposes of determining the portion of distributions on separate classes of shares of New Stock that will be treated as dividends for U.S. federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of preferred stock before being allocated to other distributions.

As described above, dividends authorized by New NXDT in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by New NXDT and received by the stockholder on December 31 of that year, provided that New NXDT actually pays the dividend on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any net operating losses or capital losses of New NXDT.

New NXDT may make distributions to holders of shares of New Stock that are paid in shares of New Stock. In certain circumstances, these distributions may be intended to be treated as dividends for U.S. federal income tax purposes and a U.S. stockholder would, therefore, generally have taxable income with respect to such distributions of shares of New Stock and may have a tax liability on account of such distribution in excess of the cash (if any) that is received.

U.S. stockholders holding shares of New Stock at the close of New NXDT’s taxable year will be required to include, in computing the U.S. stockholders’ long-term capital gains for the taxable year in which the last day of New NXDT’s taxable year falls, the amount of New NXDT’s undistributed net capital gain that New NXDT designates in a written notice mailed to its stockholders. New NXDT may not designate amounts in excess of New NXDT’s undistributed net capital gain for the taxable year. Each U.S. stockholder required to include the designated amount in determining the stockholder’s long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by New NXDT in respect of the undistributed net capital gains. U.S. stockholders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax such stockholders are deemed to have paid. U.S. stockholders will increase their basis in the shares of New Stock by the difference between the amount of the includible gains and the tax deemed paid by the stockholder in respect of these gains.

Distributions made by New NXDT and gain arising from a U.S. stockholder’s sale or exchange of shares of New Stock will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any passive losses against that income or gain. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of New NXDT shares and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the U.S. stockholders will be taxed at ordinary income rates on such amount. Other distributions New NXDT makes (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of New NXDT shares, however, will not be treated as investment income under certain circumstances.

Retention of Net Long-Term Capital Gains. New NXDT may elect to retain, rather than distribute as a capital gain dividend, net long-term capital gains. If New NXDT makes this election (a “Capital Gains Designation”), New NXDT would pay tax on its retained net long-term capital gains. In addition, to the extent New NXDT makes a Capital Gains Designation, a U.S. shareholder generally would:

•         include its proportionate share of its undistributed long-term capital gains in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of New NXDT’s taxable year falls (subject to certain limitations as to the amount that is includable);

•         be deemed to have paid the capital gains tax imposed on New NXDT on the designated amounts included in the U.S. shareholder’s long-term capital gains;

•         receive a credit or refund for the amount of tax deemed paid by it;

•         increase the adjusted tax basis of its shares of the Company by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•         in the case of a U.S. shareholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated.

Sale or Exchange of Shares of New Stock. When a U.S. stockholder sells or otherwise disposes of shares of New Stock, the U.S. stockholder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the U.S. stockholder’s adjusted basis in the shares for tax purposes. This gain or loss will be capital gain or loss if the U.S. stockholder has held the shares as capital assets. The gain or loss will be long-term gain or loss if the U.S. stockholder has held the shares for more than one year at the time of sale or other disposition. Long-term capital gain of an individual U.S. stockholder is generally taxed at preferential rates. In general, any loss recognized by a U.S. stockholder when the stockholder sells or otherwise disposes of shares of New Stock that the stockholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the stockholder from New NXDT that were required to be treated as long-term capital gains.

Backup Withholding. New NXDT will report to its U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, backup withholding may apply to a stockholder with respect to dividends paid unless the holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The IRS may also impose penalties on a U.S. stockholder that does not provide New NXDT with such stockholder’s correct taxpayer identification number. Backup withholding is not an additional tax. A stockholder may credit any amount paid as backup withholding against the stockholder’s income tax liability. In addition, New NXDT may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to New NXDT.

Taxation of Tax-Exempt Stockholders. The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt stockholder is not one of the types of entity described below and has not held the shares of New Stock as “debt financed property” within the meaning of the Code, the dividend income from the shares of New Stock will not be unrelated business taxable income to a tax-exempt stockholder. Similarly, income from the sale of shares of New Stock will not constitute unrelated business taxable income unless the tax-exempt stockholder has held the shares as “debt financed property” within the meaning of the Code or has used the shares in a trade or business.

Notwithstanding the above paragraph, tax-exempt stockholders will be required to treat as unrelated business taxable income any dividends paid by New NXDT that are allocable to New NXDT’s “excess inclusion” income, if any.

Income from an investment in shares of New Stock will constitute unrelated business taxable income for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under the applicable subsections of Section 501(c) of the Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by the shares of New Stock. Prospective investors of the types described in the preceding sentence should consult such investors’ own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the foregoing, however, a portion of the dividends paid by a “pension-held REIT” will be treated as unrelated business taxable income to any trust that

●	is described in certain provisions of the Code relating to qualified pension, profit-sharing and stock bonus plans;

●	is described in certain provisions of the Code relating to tax-exempt organizations; and

●	holds more than 10% (by value) of the equity interests in New NXDT.

Tax-exempt pension, profit-sharing and stock bonus funds described in the first bullet point above are referred to below as “qualified trusts.” New NXDT will be treated as a “pension-held REIT” if:

●

New NXDT would not have qualified as a REIT but for the fact that the Code provides that stock owned by qualified trusts will be treated, for purposes of the “not closely held” requirement under Section 856(h)(3) of the Code, as owned by the beneficiaries of the trust (rather than by the trust itself); and

●

either (a) at least one qualified trust holds more than 25% by value of the outstanding capital stock of New NXDT or (b) one or more qualified trusts, each of which owns more than 10% by value of the outstanding capital stock of New NXDT, hold in the aggregate more than 50% by value of the outstanding capital stock of New NXDT.

If New NXDT is treated as a “pension-held REIT,” the percentage of any New NXDT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (a) the gross income of New NXDT from unrelated trades or businesses, determined as though New NXDT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of New NXDT, less direct expenses related to the total gross income. A de minimis exception applies where this percentage is less than 5% for any year. New NXDT does not expect to be classified as a “pension-held REIT.”

The rules described above under the heading “U.S. Stockholders” concerning the inclusion of New NXDT’s designated undistributed net capital gains in the income of New NXDT’s stockholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

Medicare Tax. A U.S. stockholder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes the holder’s dividend income and the holder’s net gains from the disposition of shares of New Stock, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. stockholder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in New Stock.

Non-U.S. Stockholders

The rules governing U.S. federal income taxation of non-U.S. stockholders are highly technical and complex. The following discussion is only a limited summary of these rules. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws or similar with regard to an investment in the shares of New Stock, including any reporting requirements.

Ordinary Dividends. Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by New NXDT of U.S. real property interests, as discussed below, and other than distributions designated by New NXDT as capital gain dividends, will be treated as ordinary income to the extent that the distributions are made out of New NXDT’s current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution generally will apply to distributions of this kind to non-U.S. stockholders, unless an applicable tax treaty reduces that tax rate. However, if income from the investment in New Stock is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. stockholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. stockholder to U.S. taxation on a net income basis, tax at regular graduated rates generally will apply to the non-U.S. stockholder in the same manner as U.S. stockholders are taxed with respect to dividends, and an additional 30% branch profits tax may also apply if the stockholder is a foreign corporation. New NXDT expects that it or the required withholding agent will withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. stockholder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is submitted to New NXDT or the appropriate withholding agent or (b) the non-U.S. stockholder files an IRS Form W-8-ECI or a successor form with New NXDT or the appropriate withholding agent claiming that the distributions are effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business and in either case, other applicable requirements were met.

If a non-U.S. stockholder receives an allocation of “excess inclusion income” with respect to a REMIC residual interest or an interest in a TMP owned by New NXDT, the non-U.S. stockholder will be subject to U.S. federal income tax withholding at the maximum rate of 30% with respect to such allocation, without reduction pursuant to any otherwise applicable income tax treaty.

Return of Capital. Distributions in excess of New NXDT’s current and accumulated earnings and profits, which are not treated as attributable to the gain from New NXDT’s disposition of a U.S. real property interest, will not be taxable to a non-U.S. stockholder to the extent that the distributions do not exceed the non-U.S. stockholder’s adjusted basis in such stockholder’s shares of New Stock. Distributions of this kind will instead reduce the adjusted basis of such shares. To the extent that distributions of this kind exceed the non-U.S. stockholder’s adjusted basis in such stockholder’s shares of New Stock, the distributions will give rise to tax liability if the non-U.S. stockholder otherwise would have to pay tax on any gain from the sale or disposition of the shares, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of New NXDT’s current and accumulated earnings and profits.

Also, New NXDT (or applicable withholding agent) could potentially be required to withhold at least 15% of any distribution in excess of New NXDT’s current and accumulated earnings and profits, even if the non-U.S. stockholder is not liable for U.S. tax on the receipt of that distribution. However, a non-U.S. stockholder may seek a refund of these amounts from the IRS if the non-U.S. stockholder’s tax liability with respect to the distribution is less than the amount withheld. Such withholding generally should not be required if a non-U.S. stockholder would not be taxed under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), upon a sale or exchange of shares of New Stock. See discussion below under “-Sales of Shares of New Stock”.

Capital Gain Dividends; Distributions Attributable to Sale or Exchange of Real Property. Except as described below, distributions to a non-U.S. stockholder that New NXDT properly designates as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation, unless (1) the investment in New NXDT shares is treated as effectively connected with a non-U.S. stockholder’s U.S. trade or business, in which case such non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or (2) such non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case such non-U.S. stockholder will be subject to a 30% tax on its capital gains.

Distributions that are attributable to gain from sales or exchanges of “U.S. real property interests” are taxable to a non-U.S. stockholder under FIRPTA. The term “U.S. real property interests” includes interests in U.S. real property including interests owned indirectly through investments in partnerships, but generally does not include mortgage loans or mortgage-backed securities, such as CMBS. As a result, we do not anticipate being a United States real property holding corporation, but no assurance can be given that we will not be treated as such. Under FIRPTA, a distribution attributable to gain from sales of U.S. real property interests is considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders (subject to a special alternative minimum tax adjustment in the case of nonresident alien individuals), without regard to whether the distribution is designated as a capital gain dividend. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. stockholder that is a corporation for U.S. federal income tax purposes. In addition, New NXDT will be required to withhold tax equal to 21% of the amount of distribution attributable to gain from the sale or exchange of the U.S. real property interest.

However, any distribution with respect to any class of equity securities which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. federal withholding tax described above, if the applicable non-U.S. stockholder did not own more than 10% of such class of equity securities at any time during the one-year period ending on the date of the distribution (the “10% Exception”). In addition, capital gains distributions by a REIT to “qualified shareholders” meeting certain statutory requirements, including that the shareholders be eligible for treaty benefits and publicly traded, or constitute a foreign partnership or other type of foreign collective investment vehicle, are not subject to FIRPTA. Instead, all such distributions will be treated as ordinary dividend distributions and, as a result, non-U.S. stockholders generally would be subject to withholding tax on such distributions in the same manner as they are subject to ordinary dividends.

“Qualified foreign pension funds” are not subject to the taxes imposed by FIRPTA. Accordingly, capital gains distributions by a REIT to a qualified foreign pension fund are not subject to the FIRPTA rules set forth above but may still be subject to regular U.S. federal withholding tax. To qualify, a pension fund must be created or organized under the law of a country other than the U.S. and have been established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by those employees) of one or more employers in consideration for services rendered, and meet other requirements. Shareholders that are non-U.S. pension funds are urged to contact their own tax advisors to determine whether they qualify for the exemption to FIRPTA. Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by a REIT as retained capital gains in respect of the shares held by non-U.S. stockholders generally should be treated in the same manner as actual distributions by a REIT of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by New NXDT on such retained capital gains, and to receive from the IRS a refund to the extent its proportionate share of such tax paid by New NXDT exceeds its actual U.S. federal income tax liability.

Share Distributions. New NXDT may make distributions to holders of shares of New Stock that are paid in shares of New Stock. In certain circumstances, these distributions may be intended to be treated as dividends for U.S. federal income tax purposes and, accordingly, would be treated in a manner consistent with the discussion above under “–Ordinary Dividends” and “–Capital Gain Dividends.” If New NXDT (or applicable withholding agent) is required to withhold an amount in excess of any cash distributed along with the shares of New Stock, some of the shares that would otherwise be distributed will be retained and sold in order to satisfy such withholding obligations.

Sales of Shares of New Stock. Gain recognized by a non-U.S. stockholder upon a sale or exchange of shares of New Stock generally will not be taxed under FIRPTA if New NXDT is a “domestically controlled REIT,” defined generally as a REIT, less than 50% of the fair market value of the outstanding stock of which is and was held directly or indirectly by foreign persons, including through a foreign-controlled domestic corporation, at all times during a specified testing period. New NXDT believes that it will be a “domestically controlled REIT” upon the Effective Time, and, therefore, assuming that New NXDT continues to be a “domestically controlled REIT,” that taxation under FIRPTA generally will not apply to the sale of shares of New Stock. However, gain to which FIRPTA does not apply will be taxable to a non-U.S. stockholder if investment in the shares of New Stock is treated as effectively connected with the non-U.S. stockholder’s U.S. trade or business or is attributable to a permanent establishment that the non-U.S. stockholder maintains in the United States (that is required by an applicable income tax treaty). In this case, the same treatment will apply to the non-U.S. stockholder as to U.S. stockholders with respect to the gain. In addition, gain to which FIRPTA does not apply will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, or maintains an office or a fixed place of business in the United States to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual’s capital gains. A similar rule will apply to capital gain dividends to which this statute does not apply.

If New NXDT does not qualify as a “domestically controlled REIT,” the tax consequences to a non-U.S. stockholder of a sale of shares of New Stock depends upon whether such stock is regularly traded on an established securities market and the amount of such stock that is held by the non-U.S. stockholder. Specifically, a non-U.S. stockholder that holds a class of shares of New Stock that is traded on an established securities market will only be subject to FIRPTA in respect of a sale of such shares if the stockholder owned more than 10% of the outstanding shares of such class at any time during a specified period. This period is generally the shorter of the period that the non-U.S. stockholder owned such shares or the five-year period ending on the date when the stockholder disposed of the shares. A non-U.S. stockholder that holds shares of a class of New Stock that is not traded on an established securities market will only be subject to FIRPTA in respect of a sale of such shares if on the date the shares were acquired by the stockholder such shares had a fair market value greater than the fair market value on that date of 10% of the regularly traded class of New NXDT’s outstanding shares with the lowest fair market value. If a non-U.S. stockholder holds a class of shares of New Stock that is not regularly traded on an established securities market, and subsequently acquires additional shares of the same class, then all such shares must be aggregated and valued as of the date of the subsequent acquisition for purposes of the 10% test that is described in the preceding sentence. If tax under FIRPTA applies to the gain on the sale of shares of New Stock, the same treatment would apply to the non-U.S. stockholder as to U.S. stockholders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

Backup Withholding and Information Reporting. If you are a non-U.S. stockholder, New NXDT and other payers are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. However, non-U.S. stockholders are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of shares of New Stock effected at a U.S. office of a broker, as long as:

●	the income associated with these payments is otherwise exempt from U.S. federal income tax; and

●	the payor or broker does not have actual knowledge or reason to know that such non-U.S. stockholder is a U.S. person and such non-U.S. stockholder has furnished to the payor or broker:

●	a valid IRS Form W-8BEN or W-8BEN-E, as applicable, or an acceptable substitute form upon which such non-U.S. stockholder certifies, under penalties of perjury, that it is a non-U.S. person, or

●	other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person in accordance with U.S. Treasury regulations; or

●	such non-U.S. shareholder otherwise establishes an exemption.

Payment of the proceeds from the sale of shares of New Stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of such shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

●	the proceeds are transferred to an account maintained by such non-U.S. stockholder in the United States;

●	the payment of proceeds or the confirmation of the sale is mailed to such non-U.S. stockholder at a United States address; or

●

the sale has some other specified connection with the United States as provided in U.S. Treasury regulations, unless the broker does not have actual knowledge or reason to know that such non-U.S. stockholder is a U.S. person and the documentation requirements described above are met or such non-U.S. stockholder otherwise establishes an exemption.

In addition, a sale of shares of New Stock will be subject to information reporting if such sale is effected at a foreign office of a broker that is:

●	a U.S. person,

●	a controlled foreign corporation for U.S. federal tax purposes,

●	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

●	a foreign partnership, if at any time during its tax year:

●

one or more of such foreign partnership’s partners are “U.S. persons,” as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

●

such foreign partnership is engaged in the conduct of a U.S. trade or business, unless the broker does not have actual knowledge or reason to know that such non-U.S. stockholder is a United States person and the documentation requirements described above are met or such non-U.S. stockholder otherwise establishes an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that such non-U.S. stockholder is a U.S. person.

A non-U.S. stockholder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed its income tax liability by timely filing a refund claim with the IRS.

FATCA Withholding

Pursuant to Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA Withholding”) may be imposed on certain payments to non-U.S. stockholders or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on a non-U.S. stockholder’s behalf if such persons fail to comply with certain information reporting requirements. Payments of dividends that a non-U.S. stockholder receives in respect of New Stock could be affected by this withholding if such non-U.S. stockholder is subject to the FATCA information reporting requirements and fails to comply with them or if such non-U.S. stockholder holds shares of New Stock through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to such non-U.S. stockholders would not otherwise have been subject to FATCA Withholding). 30% withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed Treasury regulations (which can currently be relied upon) that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Non-U.S. stockholders should consult their own tax advisors regarding the relevant U.S. law and other official guidance on FATCA Withholding.

Other Tax Considerations

State, Local and Foreign Taxes. State, local or foreign taxation may apply to New NXDT and its stockholders in various state or local jurisdictions, including those in which New NXDT or its stockholders transact business or reside. The state, local and foreign tax treatment of New NXDT and its stockholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, stockholders should consult their own tax advisors regarding the effect of state, local and foreign tax laws on an investment in New NXDT.

Legislative Proposals. You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing statutes and revised interpretations of established concepts occur frequently. We are not aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to the ownership and disposition of shares of New Stock.

DESCRIPTION OF NEW NXDT’S CAPITAL STOCK

The following description summarizes the material provisions of the New Stock. While we believe the following description covers the material provisions of our capital stock, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire proxy statement/prospectus, the New NXDT Charter and New NXDT Bylaws and the other documents we refer to for a more complete understanding of the New Stock following the Conversion. This description is not complete and is subject to, and is qualified in its entirety by reference to the New NXDT Charter and New NXDT Bylaws and applicable provisions of the MGCL.

Authorized Stock

New NXDT’s authorized stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share, 4,800,000 shares of which are classified and designated as New Series A Preferred Stock and 16,000,000 shares of which are classified and designated as the New Series B Preferred Stock. As of immediately following the Conversion, we anticipate that 44,517,013.24 shares of New Common Stock will be issued and outstanding, 3,359,593 shares of New Series A Preferred Stock will be issued and outstanding and 12,900 shares of New Series B Preferred Stock will be issued and outstanding (subject to further shares being issued pursuant to sales in the ongoing continuous offering of Old Series B Preferred Shares prior to the Conversion). We anticipate that the outstanding shares of New Stock immediately after the Conversion will be fully paid and nonassessable. Under the MGCL, New NXDT’s stockholders generally are not liable for our debts or obligations solely as a result of their status as stockholders.

New NXDT’s board of directors may, without stockholder approval, amend the New NXDT Charter from time to time to increase or decrease the number of authorized shares of stock or the number of authorized shares of stock of any class or series.

New Common Stock

Dividends

Subject to the preferential rights, if any, of holders of any other class or series of New Stock and the provisions of New NXDT Charter that restrict transfer and ownership of New Stock, the holders of shares of New Common Stock generally will be entitled to receive dividends and other distributions on such shares of stock when, as and if authorized by New NXDT’s board of directors and declared by New NXDT out of assets legally available for distribution to New NXDT’s stockholders. Subject to the preferential rights, if any, of the holders of any other class or series of New NXDT’s stock, including the New Series A Preferred Stock and New Series B Preferred Stock, the holders of shares of our New Common Stock are also entitled to share ratably in our net assets legally available for distribution to stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities.

Voting

Subject to the rights of any other class or series of New NXDT’s stock and the provisions of the New NXDT Charter that restrict transfer and ownership of New NXDT stock, each outstanding share of New Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of the stockholders, including the election of directors. The New NXDT Charter provides that to the extent the holders of shares of our preferred stock are entitled to vote on matters submitted to a vote of the New Common Stock, the holders of shares our preferred stock shall vote together with the common stock as a single class.

The New NXDT Charter provides that, except the Preferred Stock Trustees (defined below), the holders of the New Common Stock and New Series A Preferred Stock, voting as a single class, will elect the directors. The New NXDT Charter provides that the holders of shares of the New Series B Preferred Stock shall have no right to participate in the election of directors. Under the New NXDT Charter there is no cumulative voting in the election of directors. The New NXDT Bylaws require that each director be elected by a plurality of shares entitled to vote on the election of directors present or represented by proxy at a meeting at which a quorum is present. Consequently, other than the Preferred Stock Trustees, the holders of the New Common Stock and New Series A Preferred Stock can elect all of the directors then standing for election, and the holders of the remaining capital stock will not be able to elect any directors.

Other Matters

Holders of shares of New Common Stock generally have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of the New NXDT Charter that restrict transfer and ownership of New Stock, all shares of New Common Stock have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is advised by New NXDT’s board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. The New NXDT Charter provides that these actions must be approved by a majority of all of the votes entitled to be cast on the matter.

The MGCL also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity owned, directly or indirectly, by the corporation.

New Series A Preferred Stock

General

The New NXDT Charter authorizes the issuance of 100,000,000 shares of preferred stock in one or more classes or series. A series of 4,800,000 shares of preferred stock has been designated as the New Series A Preferred Stock. We anticipate that there will be 3,359,593 shares of New Series A Preferred Stock issued and outstanding immediately following the Conversion.

The New NXDT Charter provides that an increase in the number of authorized shares of preferred stock or the issuance of additional shares of any series of preferred stock, including New Series A Preferred Stock and New Series B Preferred Stock, pursuant to the New NXDT organizational documents will not in and of itself be considered to adversely affect the rights and preferences of the preferred stock and holders of shares of the New Series A Preferred Stock, by virtue of their acquisition of shares of New Series A Preferred Stock, will be deemed to have authorized such issuances by the board of directors. The board of directors may, without notice to or the consent of holders of shares of New Series A Preferred Stock, authorize the issuance and sale of additional shares of New Series A Preferred Stock and New Series B Preferred Stock and authorize and issue additional shares of stock ranking junior to the New Series A Preferred Stock and New Series B Preferred Stock with respect to distribution rights and rights upon liquidation, dissolution, termination, cancellation or winding up.

Ranking

The New Series A Preferred Stock, with respect to distribution rights and rights upon our liquidation, dissolution, termination, cancellation or winding up, will rank senior to the New Common Stock and any other stock ranking junior to the New Series A Preferred Stock as to such rights, and on a parity with any other series of preferred stock as to such rights to which such stock is entitled, including the New Series B Preferred Stock. The New Series A Preferred Stock effectively ranks junior in right of payment to all of our existing and future indebtedness.

Dividends

Holders of shares of New Series A Preferred Stock will be entitled to receive, when, as and if declared by, or under authority granted by, the board of directors, out of funds legally available therefor, cumulative cash dividends and distributions at the rate of 5.50% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) of the liquidation preference on the New Series A Preferred Stock (the “Series A Liquidation Preference”) and no more, payable quarterly on March 31, June 30, September 30 and December 31 in each year (each a “Series A Dividend Payment Date”) (or, if any such day is not a business day, then on the next succeeding business day). Dividends and distributions will be payable to holders of record of shares of New Series A Preferred Stock as they appear on the share register of New NXDT at the close of business on the fifth preceding business day (each, a “Series A Record Date”) in preference to dividends and distributions on New Common Stock and any other capital stock ranking junior to the New Series A Preferred Stock in payment of dividends and distributions. Dividends and distributions on shares of New Series A Preferred Stock that were originally issued on the Date of Original Issue (as defined in the New NXDT Charter) will accumulate from the Date of Original Issue. Dividends and distributions on all other shares of New Series A Preferred Stock will accumulate from (i) the date on which such shares are originally issued if such date is a Series A Dividend Payment Date, (ii) the immediately preceding Series A Dividend Payment Date if the date on which such shares are originally issued is other than a Series A Dividend Payment Date and is on or before a Series A Record Date or (iii) the immediately following Series A Dividend Payment Date if the date on which such shares are originally issued is during the period between a Series A Record Date and a Series A Dividend Payment Date. Each period beginning on and including a Series A Dividend Payment Date (or the Date of Original Issue, in the case of the first dividend period after the issuance of such shares) and ending on but excluding the next succeeding Series A Dividend Payment Date is a “Series A Dividend Period.” Dividends and distributions on account of arrears for any past Series A Dividend Period or in connection with the redemption of New Series A Preferred Stock may be declared and paid at any time, without reference to any Series A Dividend Payment Date, to holders of record on such date not exceeding 30 days preceding the payment date thereof as will be fixed by the board of directors.

No full dividends or distributions will be declared or paid on shares of New Series A Preferred Stock for any Series A Dividend Period or part thereof unless full cumulative dividends and distributions due through the most recent Series A Dividend Payment Dates therefor for all series of preferred stock ranking on a parity with the New Series A Preferred Stock as to the payment of dividends and distributions, including the New Series B Preferred Stock, have been or contemporaneously are declared and paid through the most recent Series A Dividend Payment Dates therefor. If full cumulative dividends and distributions due have not been paid on all such Outstanding (as defined in below) preferred stock, any dividends and distributions being paid on such preferred stock (including the New Series A Preferred Stock) will be paid as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on each such series of preferred shares on the relevant Series A Dividend Payment Date. No holders of shares of New Series A Preferred Stock will be entitled to any dividends or distributions, whether payable in cash, property or shares, in excess of full cumulative dividends and distributions as provided in this paragraph on New Series A Preferred Stock. No interest or sum of money in lieu of interest will be payable in respect of any dividend payments on any shares of New Series A Preferred Stock that may be in arrears.

For so long as shares of New Series A Preferred Stock are Outstanding, New NXDT will not declare or pay any dividend or other distribution (other than a dividend or distribution paid in common stock, options, warrants or rights to subscribe for or purchase common stock or other stock, if any, ranking junior to the New Series A Preferred Stock as to dividends and distribution of assets upon liquidation) in respect of the New Common Stock or any other stock of New NXDT ranking junior to the New Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any common stock or any other stock of New NXDT ranking junior to the New Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation (except by conversion into or exchange for stock of New NXDT ranking junior to the New Series A Preferred Stock as to dividends and distributions of assets upon liquidation), unless, in each case, all cumulative dividends and distributions on all New Series A Preferred Stock due on or prior to the date of the transaction have been declared and paid (or have been declared and sufficient funds for the payment thereof deposited with the applicable Dividend Disbursing Agent (as defined in the New NXDT Charter)).

Any dividend payment made on the New Series A Preferred Stock will first be credited against the dividends and distributions accumulated with respect to the earliest Series A Dividend Period for which dividends and distributions have not been paid.

Not later than the business day immediately preceding each Series A Dividend Payment Date, New NXDT will deposit with the Dividend Disbursing Agent Deposit Assets (as defined in the New NXDT Charter) having an initial combined value sufficient to pay the dividends and distributions that are payable on such Series A Dividend Payment Date, which Deposit Assets will mature (if such assets constitute debt securities or time deposits) on or prior to such Series A Dividend Payment Date (the “Requisite Deposit”). New NXDT may direct the Dividend Disbursing Agent with respect to the investment of any such Deposit Assets, provided that such investment consists exclusively of Deposit Assets and provided further that the proceeds of any such investment will be available at the opening of business on such Series A Dividend Payment Date.

Liquidation Rights

In the event of any liquidation, dissolution, termination, cancellation or winding up of the affairs of New NXDT, whether voluntary or involuntary, the holders of New Series A Preferred Stock will be entitled to receive out of the assets of New NXDT available for distribution to stockholders, after satisfying claims of creditors but before any distribution or payment will be made in respect of the New Common Stock or any other stock of New NXDT ranking junior to the New Series A Preferred Stock as to liquidation payments, the Series A Liquidation Preference plus an amount equal to all unpaid dividends and distributions accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by New NXDT, but excluding interest thereon), and such holders will be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution, termination, cancellation or winding up of New NXDT.

If, upon any liquidation, dissolution, termination, cancellation or winding up of the affairs of New NXDT, whether voluntary or involuntary, the assets of New NXDT available for distribution among the holders of all Outstanding New Series A Preferred Stock, and any other Outstanding class or series of preferred stock ranking on a parity with the New Series A Preferred Stock as to payment upon liquidation, including the New Series B Preferred Stock, will be insufficient to permit the payment in full to such holders of New Series A Preferred Stock of the Series A Liquidation Preference plus accumulated and unpaid dividends and distributions and the amounts due upon liquidation with respect to such other preferred stock, then such available assets will be distributed among the holders of shares of New Series A Preferred Stock and such other preferred stock ratably in proportion to the respective preferential liquidation amounts to which they are entitled. Unless and until the Series A Liquidation Preference plus accumulated and unpaid dividends and distributions has been paid in full to the holders of New Series A Preferred Stock, no dividends or distributions will be made to holders of the New Common Stock or any other stock of New NXDT ranking junior to the New Series A Preferred Stock as to liquidation.

Redemption

Generally

The New Series A Preferred Stock will not be subject to mandatory redemption. New NXDT may at any time upon Series A Notice of Redemption (defined below) redeem the New Series A Preferred Stock in whole or in part at a price equal to $25.00 per share plus accumulated but unpaid dividends and distributions (whether or not earned or declared by New NXDT) through, but not including, the date of redemption (the “Series A Redemption Price”), which notice will specify a redemption date of not fewer than 30 days nor more than 90 days after the date of such notice.

Redemption Procedures

If New NXDT determines to redeem shares of New Series A Preferred Stock, it will mail a written notice of redemption (“Series A Notice of Redemption”) with respect to such redemption by first class mail, postage prepaid, to each holder of the stock to be redeemed at such holder’s address as the same appears on the share register of New NXDT on the close of business on such date as the board of directors or its delegatee may determine, which date will not be earlier than the second business day prior to the date upon which such Series A Notice of Redemption is mailed or delivered electronically to the holders of New Series A Preferred Stock. Each such Series A Notice of Redemption will state: (A) the redemption date as established by the board of directors or its delegatee; (B) the number of shares of New Series A Preferred Stock to be redeemed; (C) the CUSIP number(s) of such shares; (D) the Series A Redemption Price (specifying the amount of accumulated dividends and distributions to be included therein); (E) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the board of directors or its delegatee so require and the Series A Notice of Redemption so states), if any, are to be surrendered for payment in respect of such redemption; (F) that dividends and distributions on the shares to be redeemed will cease to accrue on such redemption date; (G) the provisions of Section 6 of Exhibit A to the New NXDT Charter under which such redemption is made; and (H) any conditions precedent to such redemption. If fewer than all shares of New Series A Preferred Stock held by any holder are to be redeemed, the Series A Notice of Redemption mailed or delivered electronically to such holder also will specify the number or percentage of shares to be redeemed from such holder. No defect in the Series A Notice of Redemption or the mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law.

If New NXDT will give a Series A Notice of Redemption, then by the close of business on the business day preceding the redemption date specified in the Series A Notice of Redemption (so long as any conditions precedent to such redemption have been met) or, if the Dividend Disbursing Agent so agrees, another date not later than the redemption date, New NXDT will (A) deposit with the Dividend Disbursing Agent Deposit Assets that will mature (if such assets constitute debt securities or time deposits) on or prior to such redemption date having an initial combined value sufficient to effect the redemption of the New Series A Preferred Stock to be redeemed and (B) give the Dividend Disbursing Agent irrevocable instructions and authority to pay the Series A Redemption Price to the holders of the New Series A Preferred Stock called for redemption on the redemption date. New NXDT may direct the Dividend Disbursing Agent with respect to the investment of any Deposit Assets so deposited provided that the proceeds of any such investment will be available at the opening of business on such redemption date. Upon the date of such deposit (unless New NXDT defaults in making payment of the Series A Redemption Price), all rights of the holders of the New Preferred Stock so called for redemption will cease and terminate except the right of the holders thereof to receive the Series A Redemption Price thereof and such shares will no longer be deemed Outstanding for any purpose. New NXDT will be entitled to receive, promptly after the date fixed for redemption, any cash in excess of the aggregate Series A Redemption Price of the New Series A Preferred Stock called for redemption on such date and any remaining Deposit Assets. Any assets so deposited that are unclaimed at the end of two years from such redemption date will, to the extent permitted by law, be repaid to New NXDT, after which the holders of the New Series A Preferred Stock so called for redemption will look only to New NXDT for payment of the Series A Redemption Price thereof. New NXDT will be entitled to receive, from time to time after the date fixed for redemption, any interest on the Deposit Assets so deposited.

On or after the redemption date, each holder of New Series A Preferred Stock that are subject to redemption will surrender such shares to New NXDT as instructed in the Series A Notice of Redemption and will then be entitled to receive the cash Series A Redemption Price, without interest.

In the case of any redemption of less than all of the shares of New Series A Preferred Stock pursuant to the New NXDT Charter, such redemption will be made pro rata from each holder of New Series A Preferred Stock in accordance with the respective number of shares held by each such holder on the record date for such redemption.

Limitations

Notwithstanding the provisions with respect to redemption in the New NXDT Charter, New NXDT will not redeem any New Series A Preferred Stock unless all accumulated and unpaid dividends and distributions on all Outstanding New Series A Preferred Stock and other preferred stock ranking on a parity with the New Series A Preferred Stock with respect to dividends and distributions, including the New Series B Preferred Stock, for all applicable past Series A Dividend Periods (whether or not earned or declared by New NXDT) have been or are contemporaneously paid or declared and the Requisite Deposit with the Dividend Disbursing Agent has been made; provided, however, that the foregoing will not prevent the purchase or acquisition of Outstanding preferred stock pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to holders of all Outstanding New Series A Preferred Stock.

If New NXDT does not have funds legally available for the redemption of, or is otherwise unable to redeem, all the New Series A Preferred Stock or other preferred stock designated to be redeemed on any redemption date, New NXDT will redeem on such redemption date the number of New Series A Preferred Stock and other preferred stock so designated as it has legally available funds, or is otherwise able, to redeem ratably on the basis of the Series A Redemption Price from each holder whose shares are to be redeemed, and the remainder of the New Series A Preferred Stock and other preferred stock designated to be redeemed will be redeemed on the earliest practicable date on which New NXDT will have funds legally available for the redemption of, or is otherwise able to redeem, such shares upon Series A Notice of Redemption.

Voting Rights

The New NXDT Charter provides that, except as otherwise provided in the New NXDT Charter or New NXDT Bylaws or a resolution of the board of directors, or as required by applicable law, holders of New Series A Preferred Stock will have no power to vote on any matter except matters submitted to a vote of the New Common Stock. In any matter submitted to a vote of the holders of the New Common Stock, each holder of New Series A Preferred Stock will be entitled to one vote for each share of New Series A Preferred Stock held, and the holders of New Series A Preferred Stock and the New Common Stock will vote together as a single class.

In addition, so long as the rules of a national securities exchange on which any of New NXDT’s equity securities are listed requires holders of New Series A Preferred Stock to have such right, during any period in which accumulated dividends and distributions (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the Outstanding shares of New Series A Preferred Stock equal to at least six full quarters’ dividends and distributions will be due and unpaid and sufficient Deposit Assets will not have been deposited with the Dividend Disbursing Agent for the payment of such accumulated dividends and distributions (a “Voting Period”), holders of the Outstanding shares of New Series A Preferred Stock, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital stock of New NXDT, except for any other series of Outstanding preferred stock for which a like voting entitlement has arisen, with which the holders of the Outstanding shares of New Series A Preferred Stock will vote together as one class for this purpose), will be entitled to elect two of New NXDT’s directors (the “Preferred Stock Directors”). As soon as practicable after the accrual of any right of the holders of preferred stock to elect the Preferred Stock Directors, New NXDT will call a special meeting of such holders and instruct the Dividend Disbursing Agent to mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 40 days after the date of mailing of such notice. If New NXDT fails to send such notice to the Dividend Disbursing Agent or if New NXDT does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting will be the close of business on the day on which such notice is mailed or such other date as the board of directors will determine. At any such special meeting and at each stockholder meeting held during a Voting Period for the purpose of electing directors, such holders of preferred stock, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of New NXDT), will be entitled to elect the Preferred Stock Directors on a one-vote-per-share basis. At any such meeting, or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy will have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

For purposes of determining any rights of the holders of New Preferred Stock to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by the New NXDT Charter, by the other provisions of the New NXDT Charter or New NXDT Bylaws, by statute or otherwise, any New Preferred Stock which is not Outstanding will not be counted. “Outstanding” means, as of any date, preferred stock theretofore issued by New NXDT except:

(a) any such preferred stock theretofore cancelled by New NXDT or delivered to New NXDT for cancellation;

(b) any such preferred stock as to which a notice of redemption shall have been given and for whose payment at the redemption thereof Deposit Assets in the necessary amount are held by New NXDT in trust for, or have been irrevocably deposited with the relevant disbursing agent for payment to, the holder of such share pursuant to the New NXDT Charter with respect thereto; and

(c) any such preferred stock in exchange for or in lieu of which other stock been issued and delivered.

Notwithstanding the foregoing, for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any preferred stock as to which New NXDT or any subsidiary of New NXDT is the holder will be disregarded and deemed not Outstanding.

The New NXDT Charter provides that New NXDT and New NXDT’s board of directors will take all necessary actions, including effecting the removal of directors or amendment of the New NXDT Charter or New NXDT Bylaws, to effect an adjustment of the number and/or composition of directors as described with respect to the entitlement to elect the Preferred Stock Directors. Upon the expiration of a Voting Period, the terms of office of the Preferred Stock Directors will expire at the earliest time permitted by law and the voting rights with respect to the Preferred Stock Directors will cease, subject, however, to the preferred stock’s voting rights upon the further occurrence of any of the events described with respect to a Voting Period. Upon the expiration of the terms of office of the Preferred Stock Directors, the number of directors will be automatically reduced to the number of directors on New NXDT’s board of directors immediately preceding such Voting Period if the number of directors on New NXDT’s board of directors was increased in connection with a Voting Period.

Subject to a Rating Agency Amendment (defined below), so long as any New Series A Preferred Stock is Outstanding, we will not:

(a) amend, alter or repeal the provisions of the New NXDT Charter pertaining to the New Series A Preferred Stock so as to in the aggregate adversely affect the rights and preferences of the New Series A Preferred Stock set forth in the New NXDT Charter, including with respect to the New Series A Preferred Stock, without the affirmative vote of the holders of at least two-thirds of the preferred stock Outstanding at the time, voting separately as one class, provided that the New Series B Preferred Stock shall in no circumstances have the right to vote on the amendment, alteration or repeal of the provisions of terms and conditions of the New Series A Preferred Stock set forth in the New NXDT Charter; or

(b) to the extent permitted by the applicable exchange on which the preferred stock is listed, in the event that more than one series of preferred stock is Outstanding, amend, alter or repeal certain provisions of the New NXDT Charter pertaining to the New Series A Preferred Stock which in the aggregate adversely affects the rights and preferences set forth in the such provisions of the New NXDT Charter for a series of preferred stock differently than such rights and preferences for any other series of preferred stock without the affirmative vote of the holders of at least two-thirds of the preferred stock Outstanding of each series adversely affected (each such adversely affected series voting separately as a class to the extent its rights are affected differently); provided that the New Series B Preferred Stock shall in no circumstances have the right to vote on the amendment, alteration or repeal of the terms and conditions of the New Series A Preferred Stock set forth in the New NXDT Charter.

The class votes of holders of preferred stock described (a) and (b) above will in each case be in addition to a separate vote of the requisite percentage of New Common Stock and preferred stock, including New Series A Preferred Stock, voting together as a single class, necessary to authorize the action in question. An increase in the number of authorized shares of preferred stock pursuant to the New NXDT Charter and New NXDT Bylaws or the issuance of additional shares of any series of preferred stock (including New Series A Preferred Stock), pursuant to the New NXDT Charter and New NXDT Bylaws will not in and of itself be considered to adversely affect the rights and preferences of any series of preferred stock, including the holders of shares of New Series A Preferred Stock, by virtue of their acquisition of shares of New Series A Preferred Stock, will be deemed to have authorized such issuances by New NXDT’s board of directors.

The New NXDT Charter provides that, to the extent permitted by law, New NXDT’s board of directors or its delegatee, without the vote of the holders of the New Series A Preferred Stock or any other stock of New NXDT, may amend certain provisions of the New NXDT Charter pertaining to the New Series A Preferred Stock to resolve any inconsistency or ambiguity or to remedy any formal defect so long as the amendment does not in the aggregate adversely affect the rights and preferences of the New Series A Preferred Stock.

Restrictions on Ownership and Transfer

The New Series A Preferred Stock constitutes capital stock and, as such, is subject to the restrictions on ownership and transfer set forth in the New NXDT Charter applicable to capital stock. For information regarding restrictions on ownership and transfer of the New Series A Preferred Stock, see “Restrictions on Ownership and Transfer” below.

Preemptive Rights

No holders of New Series A Preferred Stock will, as the holders, have any preemptive rights to purchase or subscribe for New Common Stock, preferred stock or any other security of New NXDT.

New Series B Preferred Stock

Ranking

The New Series B Preferred Stock, with respect to distribution rights and rights upon our liquidation, dissolution, termination, cancellation or winding up, rank senior to the New Common Stock and any other capital stock ranking junior to the New Series B Preferred Stock as to such rights, on a parity with the New Series A Preferred Stock and any other series of preferred stock as to such rights to which such stock is entitled, and junior to any other class or series of stock, the terms of which expressly provide that it will rank senior to the Series B Preferred Stock, none of which exists on the date hereof, and subject to the payment of New NXDT’s debts and other liabilities. The New Series B Preferred Stock effectively ranks junior in right of payment to all of our existing and future indebtedness.

The New NXDT Charter does not require the consent of holders of preferred stock, including the New Series B Preferred Stock, for the Board to authorize and issue additional shares ranking junior to the New Series B Preferred Stock with respect to distribution rights and rights upon our liquidation, dissolution, termination, cancellation or winding up.

Dividends

Subject to the preferential rights of the holders of any class or series of New NXDT’s capital stock ranking senior to the New Series B Preferred Stock, if any such class or series is authorized in the future, holders of New Series B Preferred Stock are entitled to receive, when, as and if authorized by New NXDT’s board of directors and declared by New NXDT, out of funds legally available therefor, cumulative cash dividends each share of New Series B Preferred Stock at the rate of 9.00% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) of the initial stated value of $25.00 per share, subject to appropriate adjustment in relation to any recapitalization, stock dividends, stock splits, stock combinations, reclassifications or other similar events which affect the New Series B Preferred Stock (the “Series B Stated Value”). Dividends and distributions on the New Series B Preferred Stock will be payable monthly in arrears on or about the fifth day of each calendar month or, if such date is not a business day, on the next succeeding business day, with the same force and effect as if paid on such date (each, a “Series B Dividend Payment Date”). Dividends and distributions will be payable to holders of record of shares of New Series B Preferred Stock as they appear in the share register of New NXDT at the close of business on the 25th day of the calendar month preceding the applicable Series B Dividend Payment Date or, if such date is not a business day, on the immediately preceding business day, with the same force and effect as if paid on such date (each, a “Series B Dividend Record Date”), unless New NXDT’s results of operations, general financing conditions, general economic conditions, applicable provisions of Maryland law, or other factors make it imprudent to do so or New NXDT is contractually unable or New NXDT’s organizational documents prevent doing so. A “Series B Dividend Period” is the respective period commencing on and including the first day of each calendar month and ending on and including the day preceding the first day of the next succeeding Series B Dividend Period. If a share of New Series B Preferred Stock has an Original Issue Date (as defined in the New NXDT Charter) prior to the Series B Dividend Record Date for the Series B Dividend Period in which such share is issued, the dividends and distributions payable on such share shall begin accruing on, and be cumulative from and including, the first day of the Series B Dividend Period in which such share is issued. If a share of New Series B Preferred Stock has an Original Issue Date after the Series B Dividend Record Date for the Series B Dividend Period in which such share is issued, the dividends and distributions payable on such share shall begin accruing on, and be cumulative from and including, the first day of the first Series B Dividend Period commencing after its issuance. Dividends on the New Series B Preferred Stock will accrue whether or not (i) New NXDT has earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized by New NXDT’s board of directors or declared by New NXDT. Accrued dividends on the New Series B Preferred Stock will not bear interest.

When cumulative dividends are not paid in full (or a sum sufficient for such full payment is not set apart) upon the New Series B Preferred Stock and the shares of any class or series of stock ranking on a parity with the New Series B Preferred Stock as to the payment of dividends and distributions, including the New Series A Preferred Stock, all dividends and distributions declared upon the New Series B Preferred Stock and any class or series of stock ranking on a parity with the New Series B Preferred Stock as to the payment of dividends and distributions will be declared pro rata so that the amount of dividends and distributions declared per share of New Series B Preferred Stock and such class or series of stock ranking on a parity with the New Series B Preferred Stock as to the payment of dividends and distributions will in all cases bear to each other the same ratio that accumulated dividends and distributions per share on the New Series B Preferred Stock and such class or series of stock ranking on a parity with the New Series B Preferred Stock as to the payment of dividends and distributions (which will not include any accrual in respect of unpaid dividends for prior dividend periods if such stock ranking on a parity with the New Series B Preferred Stock as to the payment of dividends and distributions do not have a cumulative dividend) bear to each other. No holders of shares of New Series B Preferred Stock will be entitled to any dividend in excess of full dividends on the New Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend and distribution payment or payments on the New Series B Preferred Stock which may be in arrears.

Unless full cumulative dividends and distributions on the New Series B Preferred Stock for all past Series B Dividend Periods have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof in full is set apart for payment for all past Series B Dividend Periods that have ended, no dividends or other distributions of cash or other property may be declared and paid or declared and set apart for payment, directly or indirectly, on or with respect to the stock ranking junior to or on a parity with the New Series B Preferred Stock as to the payment of dividends and distributions (other than dividends or other distributions in stock ranking junior to the New Series B Preferred Stock in payment of dividends and the distribution of assets upon liquidation or in options, warrants or rights to subscribe for or purchase shares ranking junior to the New Series B Preferred Stock in payment of dividends and the distribution of assets upon liquidation), nor shall any shares ranking junior to or on a parity with the New Series B Preferred Stock as to the payment of dividends and distributions be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of New Common Stock or shares of any class or series of stock ranking on a parity with the New Series B Preferred Stock as to the payment of dividends and distributions made for purposes of and in compliance with requirements of any incentive, benefit or stock purchase plan of New NXDT or any subsidiary thereof, or a redemption, purchase or acquisition of stock of any class or series of stock ranking on a parity with the New Series B Preferred Stock as to the payment of dividends and distributions or stock ranking junior to the New Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation as permitted under the New NXDT Charter) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such stock), directly or indirectly, by New NXDT (except by conversion into or exchange for stock ranking junior to the New Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, or options, warrants or rights to subscribe for or purchase stock ranking junior to the New Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, and except for purchases or exchanges pursuant to a purchase or exchange offer made on the same terms to all holders of shares of New Series B Preferred Stock and all holders of shares of any class or series of stock ranking on a parity with the New Series B Preferred Stock as to the payment of dividends and distributions).

If, for any taxable year, New NXDT elects to designate as “capital gain dividends” (as defined in Section 857 of the Code) any portion (the “Capital Gains Amount”) of the dividends (as determined for U.S. federal income tax purposes) paid or made available for the year to holders of all classes and series of stock (the “Total Dividends”), then the portion of the Capital Gains Amount that will be allocable to the holders of shares of New Series B Preferred Stock will be the amount that the total dividends (as determined for U.S. federal income tax purposes) paid or made available to the holders of shares of New Series B Preferred Stock for the year bears to the Total Dividends. New NXDT may elect to retain and pay income tax on its net long-term capital gains. In such a case, the holders of shares of New Series B Preferred Stock would include in income their appropriate share of New NXDT’s undistributed long-term capital gains, as designated by New NXDT.

Any dividend or other distribution payment made on the New Series B Preferred Stock will first be credited against the earliest accrued but unpaid dividends and distributions due with respect to such shares which remain payable. Accrued but unpaid dividends and distributions on New Series B Preferred Stock will accumulate as of the Series B Dividend Payment Date on which they first become payable or on the date of redemption, as the case may be.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution, termination, cancellation or winding up of the affairs of New NXDT, the holders of shares of New Series B Preferred Stock then outstanding will be entitled to be paid, or have New NXDT declare and set apart for payment, out of the assets of New NXDT legally available for distribution to its stockholders, after payment of or provision for payment of New NXDT’s debts and other liabilities, the Series B Stated Value per share, plus an amount equal to any accrued and unpaid cash dividends on the New Series B Preferred Stock (whether or not authorized or declared) thereon to but not including the date of payment or the date the amount for payment is set apart, before any distribution or payment of assets is made to holders of stock ranking junior to the New Series B Preferred Stock as to the distribution of assets upon liquidation.

If the assets of New NXDT legally available for distribution to stockholders are insufficient to permit the payment in full to such holders of shares of New Series B Preferred Stock of the Series B Stated Value per share, plus an amount equal to any accrued and unpaid cash dividends on the New Series B Preferred Stock (whether or not authorized or declared) thereon to but not including the date of payment or the date the amount for payment is set apart, and the corresponding amounts payable on all outstanding shares of any class or series of stock ranking on a parity with the New Series B Preferred Stock as to the distribution of assets upon liquidation, then all assets distributed to the holders of the New Series B Preferred Stock and any class or series of stock ranking on a parity with the New Series B Preferred Stock as to the distribution of assets upon liquidation, including the New Series A Preferred Stock, shall be distributed ratably in proportion to the respective preferential liquidation amounts to which they are entitled.

After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of New Series B Preferred Stock will have no right or claim to any of New NXDT’s remaining assets. New NXDT’s consolidation or merger with or into another entity, the consolidation or merger of another entity with or into New NXDT, New NXDT’s conversion into a new form of organization, a change of New NXDT’s jurisdiction of organization, a statutory stock exchange by New NXDT or a sale, lease, transfer or conveyance of all or substantially all of New NXDT’s property or business will not be deemed to constitute a liquidation, dissolution, termination, cancellation or winding-up of New NXDT’s affairs.

Conversion at Option of Holders

Shares of the New Series B Preferred Stock will be convertible at the option of the holder thereof into New Common Stock beginning on the first day of the month following the third anniversary of the Original Issue Date of the shares to be converted if the 5-day volume weighted average price (“VWAP”) of the New Common Stock on the NYSE ending on the trading day immediately preceding the date the holder delivers a duly completed conversion notice to New NXDT (such 5-day VWAP, the “Market Price”) represents a 15.0% premium to the Applicable NAV (as defined below) (the “Minimum Market Price Trigger”).

As used herein, the “Applicable NAV” means the estimated fair market net asset value (“NAV”) of New NXDT per share of New Common Stock as most recently published by New NXDT at the time of issuance of the applicable share of New Series B Preferred Stock. New NXDT intends to determine NAV on a quarterly basis. New NXDT’s determination of the Applicable NAV is final and binding. Applicable NAV is subject to adjustments for any stock splits (including those effected pursuant to a distribution of New Common Stock), subdivisions or combinations with respect to New Common Stock (in each case, a “Stock Split”), with respect to New Common Stock as follows: the adjusted Applicable NAV as the result of any Stock Split will be equal to the product obtained by multiplying (i) the Applicable NAV in effect immediately prior to such Stock Split by (ii) a fraction, the numerator of which is the number of shares of New Common Stock outstanding after giving effect to such Stock Split and the denominator of which is the number of shares of New Common Stock outstanding immediately prior to such Stock Split.

The per share conversion rate will be as follows:

•	Beginning on the first day of the month following the third anniversary of the Original Issue Date of the shares to be converted: 94% of the Market Price

•	Beginning on the first day of the month following the fourth anniversary of the Original Issue Date of the shares to be converted: 90% of the Market Price

•	Beginning on the first day of the month following the fifth anniversary of the Original Issue Date of the shares to be converted: 88% of the Market Price

The number of shares of New Common Stock to be issued upon conversion will be equal to the quotient of (i) the Series B Stated Value of the shares of New Series B Preferred Stock, plus all accrued but unpaid cash dividends thereon, if any, to but not including the date of conversion, divided by (ii) the applicable per share conversion rate. The number of shares of New Common Stock issuable to a holder of shares of New Series B Preferred Stock upon conversion will be determined based on the per share conversion rate in effect as of the date the holder delivers a duly completed conversion notice to New NXDT. The conversion date for shares to be converted at the option of a holder will be a date selected by New NXDT in its discretion that is within 45 days of the date New NXDT receives a conversion notice from the holder.

No conversions of New Series B Preferred Stock into New Common Stock will be made at such time as (i) it is prohibited by law, (ii) the terms and provisions of any agreement to which we are a party prohibits such conversion or provides that such conversion would constitute a breach thereof or a default thereunder, or (iii) if such conversion would result in a Change of Control (as defined in the New NXDT Charter).

Prior to the receipt of the Requisite Stockholder Approval (as defined below), shares of the New Series B Preferred Stock are not convertible, in aggregate, into more than 19.99% of the number of shares of New Common Stock or voting power outstanding prior to the initial issuance of any share of New Series B Preferred Stock (subject to appropriate adjustment in relation to any recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or other similar events). As used herein, the “Requisite Stockholder Approval” means the approval of New NXDT’s stockholders as may be required under New NXDT’s governing documents, law and/or the listing standards of the NYSE (or any successor thereto or any trading market on which the New Common Stock is listed), including Rule 312.03 of the NYSE Listed Company Manual.

In addition, aggregate conversions by holders of the New Series B Preferred Stock will be subject to the following conversion limits: (i) no more than 5% of the outstanding New Series B Preferred Stock will be converted per calendar month; (ii) no more than 12% of the outstanding New Series B Preferred Stock will be converted per fiscal quarter; and (iii) no more than 33% of the outstanding New Series B Preferred Stock will be converted per fiscal year.

If, after applying these conversion limits, a holder would own less than one share of New Series B Preferred Stock, all of such holder’s share of New Series B Preferred Stock will be converted into New Common Stock. Otherwise, all conversion amounts will be rounded down such that after giving effect to any conversions, no holder is left owning a fractional share. For example, if after applying the conversion limits, an investor would own 2.5 shares, New NXDT will convert 0.5 fewer shares from such holder so that the holder is left owning three shares. If, after applying these conversion limits, the number of Series B Preferred Shares to be converted is less than the number of shares of New Series B Preferred Stock submitted for conversion by a holder, the excess shares of New Series B Preferred Stock will remain subject to conversion in future periods until the earlier of (i) all New Series B Preferred Stock submitted by such holder for conversion have been converted, or (ii) such holder delivers to New NXDT a written notice of withdrawal stating the number of withdrawn shares of New Series B Preferred Stock and the number of shares of New Series B Preferred Stock, if any, which remain subject to conversion.

If, as a result of such conversion, any holder of Series B Preferred Stock, other than a holder who has received an exception from the stock ownership restrictions included in the New NXDT organizational documents, would become a holder of a number of shares of New Common Stock in excess of the stock ownership limits, then New NXDT will convert only a number of shares of New Series B Preferred Stock of the holder such that the holder will not hold a number of shares of New Common Stock in excess of the stock ownership limits subsequent to such conversion.

New NXDT will not issue fractional shares of New Common Stock upon the conversion of the Series B Preferred Stock. As to any fraction of a share of New Common Stock which the stockholder would otherwise be entitled to receive upon such conversion, New NXDT will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the conversion price.

Conversion of the Series B Preferred Stock will be made at the option of the holder upon delivery by the holder of a duly completed notice to New NXDT or through the procedures of The Depository Trust Company (“DTC”), which will be irrevocable except upon written consent of New NXDT, in compliance with the required procedures, including those of New NXDT’s transfer agent and DTC. The number of shares of New Common Stock issuable to a holder of Series B Preferred Stock upon conversion will be determined based on the per share conversion rate in effect as of the date the holder delivers a duly completed notice to New NXDT. The conversion date for shares to be converted at the option of a holder will be a date selected by New NXDT in its discretion that is within 45 days of the date New NXDT receives a conversion notice from the holder. Each conversion notice will specify the number of shares of New Series B Preferred Stock to be converted, the number of shares of New Series B Preferred Stock owned prior to the conversion at issue and the number of shares of New Series B Preferred Stock owned subsequent to the conversion at issue.

In the event that New NXDT provides notice of its intent to redeem all or some portion of outstanding New Series B Preferred Stock for which a holder has provided a conversion notice, such holder may revoke its notice with respect to such New Series B Preferred Stock by delivering, prior to the applicable conversion date, a written notice of revocation to New NXDT or through the procedures of DTC (the “Stated Transfer Procedures”).

Redemption

Beginning on the first day of the month following the Original Issue Date, holders will have the right to require New NXDT to redeem such holder’s shares of New Series B Preferred Stock at a redemption price equal to the Series B Stated Value less a redemption fee calculated thereon, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption. The redemption fee will be equal to:

•	Beginning on the first day of the month following the Original Issue Date of the shares to be redeemed: 12% of the Series B Stated Value;

•	Beginning on the first day of the month following the first anniversary of the Original Issue Date of the shares to be redeemed: 9% of the Series B Stated Value;

•	Beginning on the first day of the month following the second anniversary of the Original Issue Date of the shares to be redeemed: 6% of the Series B Stated Value;

•	Beginning on the first day of the month following the third anniversary of the Original Issue Date of the shares to be redeemed: 3% of the Series B Stated Value;

•	Beginning on the first day of the month following the fourth anniversary of the Original Issue Date of the shares to be redeemed: 0% of the Series B Stated Value.

If a redemption date for a redemption at the option of the holder falls after a dividend record date and prior to the corresponding dividend payment date, each holder of record of New Series B Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such stock on the corresponding dividend payment date notwithstanding the redemption of such stock on or prior to such dividend payment date, and each holder of New Series B Preferred Stock that will be redeemed at the option of the holder will be entitled to an amount equal to the dividends accruing after the end of the Series B Dividend Period to which such dividend payment date relates, up to but not including, the redemption date.

If a holder of New Series B Preferred Stock causes New NXDT to redeem such New Series B Preferred Stock pursuant to a redemption at their option, for so long as the New Common Stock is listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, New NXDT has the right, in its sole discretion, to pay the redemption price in cash or in equal value of New Common Stock, based on the closing price per share of New Common Stock for the single trading day prior to the date of redemption.

New NXDT’s ability to redeem New Series B Preferred Stock in cash may be limited to the extent that it does not have sufficient funds available to fund such cash redemption. Further, New NXDT’s obligation to redeem any of the New Series B Preferred Stock submitted for redemption in cash may be restricted by Maryland law. No redemptions of New Series B Preferred Stock will be made at such time as the terms and provisions of any agreement to which New NXDT is a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder, or if such redemption would result in a Change of Control.

In addition, aggregate optional redemptions by holders of the New Series B Preferred Stock will be subject to the following redemption limits: (i) no more than 2% of the outstanding New Series B Preferred Stock will be redeemed per calendar month; (ii) no more than 5% of the outstanding New Series B Preferred Stock will be redeemed per fiscal quarter; and (iii) no more than 20% of the outstanding New Series B Preferred Stock will be redeemed per fiscal year.

Redemptions pursuant to an optional redemption by New NXDT or in connection with a Change of Control (described below) will not count toward the 2%/5%/20% limits applied to optional redemptions by holders of the New Series B Preferred Stock. Optional redemptions following death or qualifying disability of a holder (described below) will count toward the 2%/5%/20% limits but will not be subject to such limits.

If, after applying these redemption limits, a holder would own less than one share of New Series B Preferred Stock, all of such holder’s New Series B Preferred Stock will be redeemed. Otherwise, all redemption amounts will be rounded down such that after giving effect to any redemption, no holder is left owning a fractional share. For example, if after applying the redemption limits, an investor would own 2.5 shares, New NXDT will redeem 0.5 fewer shares from such holder so that the holder is left owning three shares. If, after applying these redemption limits, the number of shares of New Series B Preferred Stock to be redeemed is less than the number of shares of New Series B Preferred Stock submitted for redemption by a holder, the excess New Series B Preferred Stock will remain subject to redemption in future periods until the earlier of (i) all New Series B Preferred Stock submitted by such holder for redemption have been redeemed, or (ii) such holder delivers to us a written notice of withdrawal stating the number of withdrawn shares of New Series B Preferred Stock and the number of shares of New Series B Preferred Stock, if any, which remain subject to redemption.

Redemption of the New Series B Preferred Stock will be made at the option of the holder upon delivery by the holder of a duly completed notice to New NXDT or through the procedures of DTC, which will be irrevocable except upon written consent of New NXDT, in compliance with Stated Transfer Procedures. The redemption date for shares to be redeemed at the option of a holder will be a date selected by New NXDT in its discretion that is within 45 days of the date New NXDT receives a redemption notice from the holder.

Optional Redemption Following Death or Qualifying Disability of a Holder

Subject to certain restrictions, New NXDT will redeem upon notice from the holder of New Series B Preferred Stock, beginning on the first day of the month following the first anniversary of the Original Issue Date of such shares, held by a natural person upon his or her death or upon his or her suffering a qualifying disability, including shares held through a revocable grantor trust, or an individual retirement account (“IRA”) or other retirement or profit-sharing plan, where such notice is from (a) in the case of the death of a holder, the holder’s estate, the recipient of such shares through bequest or inheritance, or, with respect to shares held through a revocable grantor trust, the trustee of such trust, who will have the sole ability to give notice on behalf of the trust, or (b) in the case of the disability of a holder, the holder or the holder’s legal representative. If spouses are joint registered holders of shares of New Series B Preferred Stock, the notice to redeem such shares may be given upon the death or qualifying disability of either spouse. New NXDT must receive such notice within one year after the death or qualifying disability of the holder, but no sooner than the first day of the month following the first anniversary of the Original Issue Date of such shares. If the holder is not a natural person, such as a trust (other than a revocable grantor trust) or a partnership, corporation or similar legal entity, the right of redemption upon the death or qualifying disability of a beneficiary of such trust or the holder of an ownership interest in such partnership, corporation or similar legal entity will be subject to the approval of New NXDT’s board of directors in its sole discretion. Beginning on the first day of the month following the first anniversary of the Original Issue Date of the shares of New Series B Preferred Stock to be redeemed, New NXDT will redeem such shares at a redemption price equal to 95% of the Series B Stated Value, and beginning on the first day of the month following the second anniversary of the Original Issue Date of the shares of New Series B Preferred Stock to be redeemed, New NXDT will redeem such shares at a redemption price equal to 100% of the Series B Stated Value, in each case, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption.

If a redemption date for a redemption in connection with an optional redemption following death or qualifying disability of a holder falls after a dividend record date and prior to the corresponding dividend payment date, each holder of record of New Series B Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of Series B Preferred Shares that will be redeemed in connection with an optional redemption following death or qualifying disability of a holder will be entitled to an amount equal to the dividends accruing after the end of the Series B Dividend Period to which such dividend payment date relates, up to but not including, the redemption date.

In order for New NXDT to redeem New Series B Preferred Stock upon the death or qualifying disability of a holder thereof, the following conditions must be met: (i) the deceased or disabled holder must be the sole holder of the new Series B Preferred Stock to be redeemed or the beneficiary of a trust or an IRA or other retirement or profit-sharing plan that is a holder or, in the case of New Series B Preferred Stock owned by spouses who are joint registered holders (or holders by tenants in the entirety), one of the joint holders; (ii) the redemption notice must be received by New NXDT within one year after the death or qualifying disability of the holder but no sooner than the first day of the calendar month following the first anniversary of the Original Issue Date of the New Series B Preferred Stock to be redeemed; (iii) the redemption notice must be given by (A) in the case of the death of a holder, a recipient of the New Series B Preferred Stock through bequest or inheritance, (B) in the case of the death of a beneficiary of a trust, the trustee of the trust, or (C) in the case of the death of a holder of New Series B Preferred Stock owned by spouses who are joint registered holders (or holders by tenants in the entirety), the surviving spouse; and (iv) in the case of the qualifying disability of a holder, (A) such disability must meet the requirements of Section 72(m)(7) of the Code (i.e., the individual must be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of a long continued and indefinite duration), (B) a determination of disability must be made by the U.S. governmental agency responsible for reviewing the disability retirement benefits that the holder could be eligible to receive, (C) the condition causing the disability will have occurred after the date that the holder became a holder of New Series B Preferred Stock and (D) the condition causing the disability will have occurred before the holder reached full retirement age, which is the age at which workers can claim full Social Security retired-worker benefits. New NXDT may in its discretion request from the holder, and the holder must promptly provide, reasonable documentation supporting the satisfaction of the foregoing conditions.

If a holder of New Series B Preferred Stock causes New NXDT to redeem such New Series B Preferred Stock pursuant to an optional redemption following death or qualifying disability, for so long as the New Common Stock is listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, New NXDT has the right, in its sole discretion, to pay the redemption price in cash or in equal value of New Common Stock, based on the closing price per share of the New Common Stock for the single trading day prior to the date of redemption.

New NXDT’s ability to redeem New Series B Preferred Stock in cash may be limited to the extent that it does not have sufficient funds available to fund such cash redemption. Further, New NXDT’s obligation to redeem any of the New Series B Preferred Stock submitted for redemption in cash may be restricted by Maryland law. No redemptions of New Series B Preferred Stock will be made at such time as the terms and provisions of any agreement to which New NXDT is a party prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder, or if such redemption would result in a Change of Control.

Redemption of the New Series B Preferred Stock will be made following death or qualifying disability upon delivery by the holder of a duly completed notice to New NXDT or through the procedures of DTC, which will be irrevocable except upon written consent of New NXDT, in compliance with the requirements above and the Stated Transfer Procedures. The redemption date for shares to be redeemed at the option of a holder following death or qualifying disability will be a date selected by New NXDT in its discretion that is within 45 days of the date New NXDT receives a redemption notice from the holder.

Optional Redemption by New NXDT

Beginning on the first day of the first quarter following the second anniversary of the Original Issue Date of the shares of New Series B Preferred Stock to be redeemed, New NXDT will have the right (but not the obligation) to redeem all or some portion of outstanding New Series B Preferred Stock at a redemption price equal to 100% of the Series B Stated Value, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption. If New NXDT chooses to redeem any New Series B Preferred Stock, for so long as the New Common Stock is listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, New NXDT will have the right, in its sole discretion, to pay the redemption price in cash or in equal value of New Common Stock, based on the closing price per share of the New Common Stock for the single trading day prior to the date of redemption. Any such redemption may be made conditional on such factors as may be determined by the board of directors and as set forth in the notice of redemption.

If fewer than all of the outstanding New Series B Preferred Stock is to be redeemed pursuant to New NXDT’s redemption right, the New Series B Preferred Stock to be redeemed will be redeemed pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that New NXDT determines. If such redemption is to be by lot and, as a result of such redemption, any holder of New Series B Preferred Stock, other than a holder of New Series B Preferred Stock that has received an exemption, would become a holder of a number of New Series B Preferred Stock in excess of the aggregate stock ownership limit because such holder’s New Series B Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in Article VII of the New NXDT Charter, New NXDT will redeem the requisite number of New Series B Preferred Stock of such holder such that no holder will hold a number of shares in excess of the aggregate stock ownership limit subsequent to such redemption.

Unless full cumulative dividends on all New Series B Preferred Stock for all past Series B Dividend Periods that have ended will have been or contemporaneously are declared and paid in cash or New Common Stock or declared and a sum sufficient for the payment thereof is set apart for payment, (i) no New Series B Preferred Stock will be redeemed at the option of New NXDT unless all outstanding New Series B Preferred Stock is simultaneously redeemed, and (ii) New NXDT will not purchase or otherwise acquire directly or indirectly for any consideration, nor will any monies be paid to or be made available for a sinking fund for the redemption of, any New Series B Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for stock ranking junior to the New Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation); provided, however, that the foregoing will not prevent the redemption or purchase by New NXDT of New Series B Preferred Stock pursuant to Article VII of the New NXDT Charter or otherwise in order to ensure that New NXDT remains qualified as a REIT for U.S. federal income tax purposes or the purchase or acquisition of New Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of New Series B Preferred Stock and all holders of shares of parity stock.

If a redemption date for a redemption at the option of New NXDT falls after a dividend record date and prior to the corresponding dividend payment date, each holder of record of New Series B Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of New Series B Preferred Stock that will be redeemed at the option of New NXDT will be entitled to an amount equal to the dividends accruing after the end of the Series B Dividend Period to which such dividend payment date relates, up to but not including, the redemption date.

Notwithstanding the foregoing, at any time New NXDT may redeem or purchase shares of New Series B Preferred Stock to ensure that it continues to meet the requirements for qualification as a REIT pursuant to the New NXDT Charter. If New NXDT calls for redemption any shares of New Series B Preferred Stock pursuant to and in accordance with the New NXDT Charter, then the redemption price will be an amount equal to the Series B Stated Value per share, plus an amount equal to accrued but unpaid cash dividends on the shares of New Series B Preferred Stock, if any, to but not including the date of redemption, subject to any restrictions or limitations contained in the New NXDT Charter. New NXDT will not be required to provide advanced notice to the holder of shares of New Series B Preferred Stock in the event such holder’s New Series B Preferred Stock is redeemed in order for New NXDT to qualify or maintain the qualification of New NXDT as a REIT for U.S. federal income tax purposes.

Subject to applicable law and the limitation on purchases when dividends on the New Series B Preferred Stock are in arrears, New NXDT may, at any time and from time to time, purchase any New Series B Preferred Stock by tender or by private agreement.

Change of Control Redemption by New NXDT

Upon the occurrence of a Change of Control, New NXDT will have the right (but not the obligation) to redeem all or some portion of the outstanding shares of New Series B Preferred Stock, on a date specified by New NXDT no later than 120 days after the first date on which such Change of Control occurred, in cash at a redemption price equal to 100% of the Series B Stated Value, plus an amount equal to accrued but unpaid cash dividends thereon, if any, to but not including the date of redemption. Any such redemption may be made conditional on such factors as may be determined by the New NXDT board of directors and as set forth in the notice of redemption.

If fewer than all of the outstanding New Series B Preferred Stock is to be redeemed pursuant to New NXDT’s redemption right, the New Series B Preferred Stock to be redeemed will be redeemed pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that New NXDT determines. If such redemption is to be by lot and, as a result of such redemption, any holder of New Series B Preferred Stock, other than a holder of New Series B Preferred Stock that has received an exemption, would become a holder of a number of shares of New Series B Preferred Stock in excess of the aggregate stock ownership limit because such holder’s New Series B Preferred Stock was not redeemed, or was only redeemed in part, then, except as otherwise provided in Article VII of the New NXDT Charter, New NXDT will redeem the requisite number of New NXDT Series B Preferred Stock of such holder such that no holder will hold a number of shares in excess of the aggregate stock ownership limit subsequent to such redemption.

Unless full cumulative dividends on all New Series B Preferred Stock for all past Series B Dividend Periods that have ended will have been or contemporaneously are declared and paid in cash or New Common Stock or declared and a sum sufficient for the payment thereof is set apart for payment, (i) no New Series B Preferred Stock will be redeemed at the option of New NXDT in connection with a Change of Control unless all outstanding New Series B Preferred Stock simultaneously redeemed, and (ii) New NXDT will not purchase or otherwise acquire directly or indirectly for any consideration, nor will any monies be paid to or be made available for a sinking fund for the redemption of, any New Series B Preferred Stock (except by conversion into or exchange for shares of, or options, warrants or rights to purchase or subscribe for stock ranking junior to the New Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation); provided, however, that the foregoing will not prevent the redemption or purchase by New NXDT of New Series B Preferred Stock pursuant to Article VII of the New NXDT Charter or otherwise in order to ensure that New NXDT remains qualified as a REIT for U.S. federal income tax purposes or the purchase or acquisition of New Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of New Series B Preferred Stock and all holders of shares of parity stock.

If a redemption date for a redemption at the option of New NXDT in connection with a Change of Control falls after a dividend record date and prior to the corresponding dividend payment date, each holder of record of New Series B Preferred Stock at the close of business on such dividend record date will be entitled to the dividend payable on such shares on the corresponding dividend payment date notwithstanding the redemption of such shares on or prior to such dividend payment date, and each holder of New Series B Preferred Stock that will be redeemed at the option of New NXDT in connection with a Change of Control will be entitled to an amount equal to the dividends accruing after the end of the Series B Dividend Period to which such dividend payment date relates, up to but not including, the redemption date.

New NXDT Notice of Redemption

If New NXDT elects to redeem New Series B Preferred Stock pursuant to an optional redemption or in connection with a Change of Control, New NXDT will deliver a written notice of redemption to all of the holders of record of New Series B Preferred Stock to be redeemed. New NXDT will mail to you, if you are a record holder of the New Series B Preferred Stock, a notice of redemption no fewer than seven days before the redemption date. New NXDT will send the notice to your address shown on New NXDT’s share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any New Series B Preferred Stock except as to the holder to whom notice was defective or not given; provided, that notice given to the last address of record will be deemed to be valid notice. Each notice will state the following:

●	the redemption date;

●	the redemption price on a per share basis;

●	the CUSIP number(s) of the New Series B Preferred Stock to be redeemed;

●	the number of shares of Series B Preferred Stock to be redeemed, if fewer than all, or the method for determining such number;

●	that dividends on the New Series B Preferred Stock to be redeemed will cease to accrue on such redemption date;

●	if a redemption at New NXDT’s option, that the New Series B Preferred Stock is being redeemed pursuant to New NXDT’s option;

●

if a redemption in connection with a Change of Control, that the New Series B Preferred Stock is being redeemed pursuant to New NXDT’s option in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

●	any conditions to the redemption.

Rights Following Conversion or Redemption

If New NXDT (i) has received a notice of conversion and (ii) has given irrevocable instructions to issue such New Common Stock, then from and after the conversion date, those shares of New Series B Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of New Series B Preferred Stock will terminate. The holders of those shares of New Series B Preferred Stock will retain their right to receive New Common Stock at the conversion rate for their shares and an amount equal to all accrued but unpaid cash dividends, if any, to but not including the conversion date, without interest.

If New NXDT (i) has given or received a notice of redemption, (ii) (1) if the New Series B Preferred Stock will be redeemed in cash, has set apart sufficient funds for the redemption for the benefit of the holders of the New Series B Preferred Stock called for redemption or (2) if the New Series B Preferred Stock will be redeemed with New Common Stock, have instructed the transfer agent in writing that the New Series B Preferred Stock will be redeemed in New Common Stock and (iii) have given irrevocable instructions to pay or issue the redemption price, then from and after the redemption date, those shares of New Series B Preferred Stock will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those shares of New Series B Preferred Stock will terminate. The holders of those shares of New Series B Preferred Stock will retain their right to receive the redemption price for their shares and an amount equal to all accrued but unpaid cash dividends, if any, to but not including the redemption date, without interest.

Any New Series B Preferred Stock that will at any time have been converted, redeemed, repurchased or otherwise acquired by New NXDT will, after such conversion, redemption or acquisition, have the status of authorized but unissued New Series B Preferred Stock.

Voting Rights

Holders of shares of New Series B Preferred Stock have no voting rights, except as set forth in the New NXDT Charter. So long as any shares of New Series B Preferred Stock are outstanding, New NXDT will not:

(a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock expressly designated as ranking senior to the New Series B Preferred Stock as to distribution rights and rights upon New NXDT’s liquidation, dissolution, termination, cancellation or winding up, or reclassify any authorized shares of capital stock into any such stock, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such stock, without the affirmative vote of the holders of at least two-thirds of the then outstanding shares of New Series B Preferred Stock and all other classes or series of stock ranking on a parity with the New Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation upon which like voting rights have been conferred and are exercisable, voting together as a single class; or

(b) amend, alter or repeal the provisions of the New NXDT Charter, whether by merger, consolidation, conversion or otherwise, in each case in such a way that would materially and adversely affect any right, preference, privilege or voting power of the New Series B Preferred Stock or the holders thereof without the affirmative vote of the holders of at least two-thirds of the outstanding New Series B Preferred Stock at the time (voting as a separate class).

Notwithstanding the preceding sentence, with respect to the occurrence of a merger, consolidation, or other event, as such terms are defined in the NXDT Charter, so long as any shares of New Series B Preferred Stock remain outstanding with the terms thereof materially unchanged or the holders of New Series B Preferred Stock receive shares of, or options, warrants or rights to purchase or subscribe for shares of, capital stock or other securities with rights, preferences, privileges and voting powers substantially similar, taken as a whole, to those of the New Series B Preferred Stock, then the occurrence of any such event will not be deemed to materially and adversely affect the rights, privileges or voting powers of the shares of New Series B Preferred Stock or the holders thereof. In addition, any increase in the amount of authorized New Series B Preferred Stock or the creation or issuance or increase in the amounts authorized of any other class or series of New NXDT’s stock ranking on a parity with or junior to the New Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the New Series B Preferred Stock or the holders thereof. In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, New NXDT has redeemed all outstanding shares of New Series B Preferred Stock.

In any matter in which the holders of shares of New Series B Preferred Stock are entitled to vote separately as a single class, each such holder will have the right to one vote for each share of New Series B Preferred Stock held by such holder. If the holders of New Series B Preferred Stock and any other class or series of stock ranking on a parity with the New Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, including the New Series A Preferred Stock, are entitled to vote together as a single class on any matter, such holders of the New Series B Preferred Stock, and the shares of any class or series of stock ranking on a parity with the New Series B Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, including the New Series A Preferred Stock, will have one vote for each $25.00 of liquidation value, subject to appropriate adjustment in relation to any recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or other similar events which affect such preferred stock.

Restrictions on Ownership and Transfer

The New Series B Preferred Stock constitutes capital stock and, as such, is subject to the restrictions on ownership and transfer set forth in the New NXDT Charter applicable to capital stock. For information regarding restrictions on ownership and transfer of the New Series B Preferred Stock, see “Restrictions on Ownership and Transfer” below.

Preemptive Rights

No holders of New Series B Preferred Stock will, as the holders, have any preemptive rights to purchase or subscribe for New Common Stock, preferred stock or any other security of New NXDT.

Power to Increase or Decrease Authorized Shares of Stock, Reclassify Unissued Shares of Stock and Issue Additional Shares of Common and Preferred Stock

The New NXDT Charter authorizes the board of directors, with the approval of a majority of the board of directors and without stockholder approval, to amend the New NXDT Charter to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of stock that New NXDT is authorized to issue. In addition, the New NXDT Charter authorizes the board of directors to authorize the issuance from time to time of shares of New Common Stock and New Preferred Stock.

The New NXDT Charter also authorizes the board of directors to classify and reclassify any unissued shares of New Common Stock and New Preferred Stock into other classes or series of stock, including one or more classes or series of stock that have priority over New Common Stock with respect to voting rights, distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each new class or series, the board of directors is required by the MGCL and by the New NXDT Charter to set, subject to the provisions of the New NXDT Charter regarding the restrictions on ownership and transfer of New NXDT’s stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption for each class or series. Therefore, the board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of the New Common Stock or otherwise be in the best interest of New NXDT’s stockholders.

We believe that the power of the board of directors to approve amendments to our charter to increase or decrease the number of authorized shares of stock, to authorize us to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to authorize New NXDT to issue such classified or reclassified shares of stock will provide New NXDT with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Restrictions on Ownership and Transfer

In order for New NXDT to qualify as a REIT under the Code, shares of New NXDT’s stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to qualify as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of New NXDT’s stock may be owned, directly, indirectly, or constructively, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). Attribution rules in the Code determine if any individual or entity actually or constructively owns shares of New NXDT’s stock for purposes of this ownership limitation. To qualify as a REIT, New NXDT must satisfy certain other requirements as well.

The New NXDT Charter contains restrictions on the acquisition, ownership and transfer of New NXDT’s stock. The relevant sections of the New NXDT Charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of New Common Stock (the “common stock ownership limit”) or 9.8% in value of the outstanding shares of all classes or series of New NXDT’s stock (the “aggregate stock ownership limit”). We refer to the common stock ownership limit and the aggregate stock ownership limit collectively as the “ownership limits.” We refer to the person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of New NXDT’s stock as described below, would beneficially own or constructively own shares of New NXDT’s stock in violation of such limits or restrictions and, if appropriate in the context, a person or entity that would have been the record owner of such shares of New NXDT’s stock as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause shares of stock owned beneficially or constructively by a group of related individuals and/or entities to be owned beneficially or constructively by one individual or entity. As a result, the acquisition of less than 9.8%, in value or in number of shares, whichever is more restrictive, of the outstanding shares of New NXDT’s common stock, or less than 9.8% in value of the outstanding shares of all classes and series of New NXDT’s stock (or the acquisition by an individual or entity of an interest in an entity that owns, beneficially or constructively, shares of New NXDT’s stock), could, nevertheless, cause that individual or entity, or another individual or entity, to own beneficially or constructively shares of New NXDT’s stock in excess of the ownership limits.

New NXDT’s board of directors, in its sole discretion, may exempt, prospectively or retroactively, a particular stockholder from the ownership limits or establish a different limit on ownership (the “excepted holder limit”) if New NXDT’s board of directors determines that:

•

no individual’s beneficial or constructive ownership of New NXDT’s stock will result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise result in our failing to qualify as a REIT; and

•

such stockholder does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned or controlled by us) that would cause New NXDT to own, actually or constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (or the Board determines that revenue derived from such tenant will not affect our ability to qualify as a REIT).

The New NXDT Charter provides that any violation or attempted violation of any such representations or undertakings will result in such stockholder’s shares of stock being automatically transferred to a charitable trust, and the purported owner or transferee acquiring no rights in such shares. As a condition of granting the waiver or establishing the excepted holder limit, New NXDT’s board of directors may require an opinion of counsel or a ruling from the IRS, in either case in form and substance satisfactory to New NXDT’s board of directors, in its sole discretion, in order to determine or ensure our status as a REIT and such representations and undertakings from the person requesting the exception as New NXDT’s board of directors may require in its sole discretion to make the determinations above. New NXDT’s board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such a waiver or establishing an excepted holder limit. It is expected that New NXDT’s board of directors will grant waivers from the ownership limits applicable to holders of New NXDT’s stock to certain existing stockholders, including to James Dondero and his affiliates and others, and may grant additional waivers in the future. These waivers will be subject to certain initial and ongoing conditions designed to preserve New NXDT’s status as a REIT. Our Board previously granted James Dondero and certain of his affiliates such a wavier with respect to Old Common Shares of Old NXDT.

In connection with granting a waiver of the ownership limits or creating an excepted holder limit or at any other time, New NXDT’s board of directors may from time to time increase or decrease the common stock ownership limit, the aggregate stock ownership limit or both, for all other persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.8% in value of New NXDT’s outstanding stock or we would otherwise fail to qualify as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of New Common Stock or New NXDT’s stock of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of New Common Stock or New NXDT’s stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of New Common Stock or stock of all other classes or series, as applicable, will violate the decreased ownership limit.

The New NXDT Charter further prohibits:

•

any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of New NXDT’s stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT;

•

any person from transferring shares of New NXDT’s stock if the transfer would result in shares of New NXDT’s stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code); and

•

any person from beneficially owning shares of New NXDT’s stock to the extent such ownership would result in our failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code.

The New NXDT Charter provides that any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of New NXDT’s stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of New NXDT’s stock described above, or who would have owned shares of New NXDT’s stock transferred to the trust as described below, must immediately give notice to New NXDT of such event or, in the case of an attempted or proposed transaction, give New NXDT at least 15 days’ prior written notice and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on ownership and transfer of New NXDT’s stock will not apply if the board of directors determines that it is no longer in New NXDT’s best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limits on ownership and transfer of New NXDT’s stock described above is no longer required in order for New NXDT to qualify as a REIT.

The New NXDT Charter further provides that if any transfer of shares of New NXDT’s stock would result in shares of New NXDT’s stock being beneficially owned by fewer than 100 persons, the transfer will be null and void and the intended transferee will acquire no rights in the shares. In addition, the New NXDT Charter provides that if any purported transfer of shares of New NXDT’s stock or any other event would otherwise result in any person violating the ownership limits or an excepted holder limit established by New NXDT’s board of directors, or in New NXDT being “closely held” under Section 856(h)(4)(B) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT or as a “domestically controlled qualified investment entity” within the meaning of Section 897(h) of the Code, then that the number of shares (rounded up to the nearest whole share) that would cause the violation will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by New NXDT, and the intended transferee or other prohibited owner will acquire no rights in the shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above would not be automatically effective, for any reason, to prevent violation of the applicable ownership limits or New NXDT’s being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or New NXDT’s otherwise failing to qualify as a REIT or as a “domestically controlled qualified investment entity,” then the New NXDT Charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of New NXDT’s stock held in the trust will be issued and outstanding stock. The New NXDT Charter provides that the prohibited owner will not benefit economically from ownership of any shares of New NXDT’s stock held in the trust and will have no rights to distributions and no rights to vote or other rights attributable to the shares of New NXDT’s stock held in the trust. The trustee of the trust will exercise all voting rights and receive all distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any distribution made before New NXDT discovers that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand by New NXDT. Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the New NXDT Charter provides that the trustee will have the authority to rescind as void any vote cast by a prohibited owner before New NXDT’s discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if New NXDT has already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

Shares of New NXDT’s stock transferred to the trustee are deemed offered for sale to New NXDT, or New NXDT’s designee, at a price per share equal to the lesser of (a) the price paid by the prohibited owner for the stock (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (b) the market price on the date New NXDT accepts, or New NXDT’s designee, accepts such offer. New NXDT may reduce the amount so payable to the trustee by the amount of any distribution that New NXDT made to the prohibited owner before New NXDT discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above, and New NXDT may pay the amount of any such reduction to the trustee for distribution to the charitable beneficiary. New NXDT has the right to accept such offer until the trustee has sold the shares of New NXDT’s stock held in the trust as discussed below. Upon a sale to New NXDT, the New NXDT Charter provides that the interest of the charitable beneficiary in the shares sold terminates, and the trustee must distribute the net proceeds of the sale to the prohibited owner and must distribute any distributions held by the trustee with respect to such shares to the charitable beneficiary.

If New NXDT does not buy the shares, the trustee must, within 20 days of receiving notice from New NXDT of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of New NXDT’s stock. After the sale of the shares, the New NXDT Charter provides that the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (a) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (for example, in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the trust) and (b) the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any distribution that New NXDT paid to the prohibited owner before New NXDT discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be paid immediately to the charitable beneficiary, together with any distributions thereon. In addition, if, prior to the discovery by New NXDT that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then the New NXDT Charter provides that such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for, or in respect of, such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The New NXDT Charter provides that the prohibited owner has no rights in the shares held by the trustee.

In addition, if New NXDT’s board of directors determines in good faith that a transfer or other event has occurred that would violate the restrictions on ownership and transfer of New NXDT’s stock described above, New NXDT’s board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of New NXDT’s stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

The New NXDT Charter provides that every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of New NXDT’s stock, within 30 days after the end of each taxable year, must give us written notice stating the stockholder’s name and address, the number of shares of each class and series of New NXDT’s stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide to New NXDT in writing such additional information as New NXDT may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on New NXDT’s status as a REIT and to ensure compliance with the ownership limits. In addition, the New NXDT Charter provides that any person or entity that is a beneficial owner or constructive owner of shares of New NXDT’s stock and any person or entity (including the stockholder of record) who is holding shares of New NXDT’s stock for a beneficial owner or constructive owner must, on request, provide to New NXDT such information as New NXDT may request in good faith in order to determine New NXDT’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.

Any certificates representing shares of New NXDT’s stock will bear a legend referring to the restrictions on ownership and transfer of New NXDT’s stock described above.

These restrictions on ownership and transfer of New NXDT’s stock will not apply if New NXDT’s board of directors determines that it is no longer in New NXDT’s best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for New NXDT to qualify as a REIT.

The restrictions on ownership and transfer of New NXDT’s stock described above, including in Article VII of the New NXDT Charter, could delay, defer or prevent a transaction or a change in control that might involve a premium price for New Common Stock or otherwise be in the best interests of New NXDT’s stockholders.

Listing

New Common Stock will be listed on the NYSE under the symbol “NXDT.” The New Series A Preferred Stock will be listed on the NYSE under the symbol “NXDT PA.”. We do not intend to apply for a listing of the New Series B Preferred Stock on any national securities exchange.

Transfer Agent and Registrar

The transfer agent and registrar for New Common Stock and New Preferred Stock will be Equiniti Trust Company, LLC.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Old NXDT files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including Old NXDT, that file electronically with the SEC. The public can obtain any documents that Old NXDT files electronically with the SEC at www.sec.gov.

Our website address is located at https://nxdt.nexpoint.com. We make available free of charge our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any amendments to those reports and other information filed with, or furnished to, the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this proxy statement/prospectus. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (excluding exhibits) including financial statements and schedules thereto, filed with the SEC are also available without charge to shareholders upon written request addressed to NexPoint Diversified Real Estate Trust at our principal address, which is 300 Crescent Court, Suite 700, Dallas, Texas 75201, Attention: Investor Relations. Exhibits to the Annual Report on Form 10-K will be furnished upon payment of $0.25 per page to cover our expenses in furnishing the exhibits.

We have filed with the SEC a registration statement on Form S-4 relating to the securities covered by this proxy statement/prospectus. This proxy statement/prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. You will find additional information about us in the registration statement. Any statement made in this proxy statement/prospectus concerning a contract or other document of ours is not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this proxy statement/prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents and reports listed below (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules):

•	Old NXDT’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025; and

•	Old NXDT’s Current Reports on Form 8-K, filed with the SEC on January 30, 2025 and April 17, 2025.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein) after the date of the initial registration statement of which this proxy statement/prospectus forms a part and prior to the effectiveness of such registration statement, and on or after the date of this proxy statement/prospectus and prior to the date of the annual meeting of Old NXDT’s shareholders. The information contained in any such document will be considered part of this proxy statement/prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement/prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

We will provide to each person, including any beneficial owner, to whom a proxy statement/prospectus (or a notice of registration in lieu thereof) is delivered a copy of any or all of the documents incorporated by reference into this proxy statement/prospectus (including any exhibits that are specifically incorporated by reference in those documents) but not delivered with the proxy statement/prospectus at no cost upon written or oral request. Any such request can be made by writing or calling us at the following address and telephone number:

NexPoint Diversified Real Estate Trust

300 Crescent Court, Suite 700

Dallas, Texas 75201

(214) 276-6300

ATTN: Corporate Secretary

LEGAL MATTERS

The validity of the shares of the New Stock being offered hereby and certain matters of Maryland law have been passed upon for us by Ballard Spahr LLP, Baltimore, Maryland.

EXPERTS

The consolidated financial statements of NexPoint Diversified Real Estate Trust as of and for the years ended December 31, 2024 and 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

OTHER MATTERS

The Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is intended that the enclosed proxy will be voted in the discretion of the persons voting the proxy.

By Order of the Board of Trustees,

D.C. Sauter

General Counsel and Secretary

Dallas, Texas

April 25 , 2025

ANNEX A: PLAN OF CONVERSION

This Plan of Conversion (the “Plan”), dated as of February 24, 2025 and effective as of the Effective Time (as defined below), is made to convert NexPoint Diversified Real Estate Trust, a Delaware Statutory Trust (the “Trust”), into a Maryland corporation (the “Conversion”) to be named NexPoint Diversified Real Estate Trust, Inc. (the “Corporation”) pursuant to the provisions of Title 3, Subtitle 9 of the Maryland General Corporation Law (the “MGCL”).

1. Plan of Conversion.

(a) At the Effective Time:

(i) the Trust shall be converted into the Corporation, the Trust shall cease to exist as a Delaware statutory trust and shall continue to exist as a Maryland corporation, the Corporation shall be a continuation of the existence of the Trust in the form of a Maryland corporation and the Corporation shall be deemed to be the same entity as the Trust;

(ii) In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Corporation shall be the successor registrant to the Trust and thereby subject to the informational requirements of the Exchange Act and the rules and regulations promulgated thereunder;

(ii) all the assets of the Trust, including any legacies that it would have been capable of taking, shall vest in and devolve on the Corporation without further act or deed and shall be the property of the Corporation, and the title to any real property vested by deed or otherwise in the Trust shall not revert or be in any way impaired by reason of the Conversion;

(iii) all liabilities and obligations of the Trust shall continue to be liabilities and obligations of the Corporation without impairment or diminution by reason of the Conversion; and

(iv) any existing claim, action or proceeding pending by or against the Trust may be prosecuted to judgment as if the Conversion had not taken place, or, on motion of the other entity or any other party, the Corporation may be substituted as a party and a judgment against the Trust constitutes a lien on the property of the Corporation.

(b) Confirmatory deeds, assignments or similar instruments to evidence the Conversion may be executed and delivered at any time, before or after the Effective Time, in the name and on behalf of the Trust by its last acting officers or by the appropriate officers of the Corporation. The Conversion of the Trust to the Corporation shall not affect, invalidate, terminate, suspend or nullify any licenses, permits or registrations granted to the Trust before the Conversion. The Conversion shall have the effects on the Trust and the Corporation provided for in Section 3-904(c) of the MGCL and in this Plan.

(c) The Conversion shall become effective at the time (the “Effective Time”) set forth in the Articles of Conversion, the form of which is attached hereto as Exhibit A (the “Articles of Conversion”). The Articles of Conversion shall be filed prior to the Effective Time with the State Department of Assessments and Taxation of Maryland (the “SDAT”) together with the Articles of Incorporation of the Corporation, the form of which is attached hereto as Exhibit B. The Articles of Incorporation of the Corporation, as filed with the SDAT in accordance with the foregoing, are referred to herein as the “Articles of Incorporation.” The Effective Time shall not be more than 30 days after the time such Articles of Conversion are accepted for record by the SDAT.

(d) The Certificate of Conversion, the form of which is attached hereto as Exhibit C (the “Certificate of Conversion”) shall be filed prior to the Effective Time with the Delaware Secretary of State. The Certificate of Conversion shall specify that it shall be effective as of the Effective Time.

(e) The Conversion shall be effectuated pursuant to, and in accordance with the terms of, the Articles of Conversion and this Plan. In addition, at and after the Effective Time, the Corporation shall be governed by the Articles of Incorporation and the MGCL. The Articles of Incorporation shall continue in full force and effect as the charter of the Corporation until duly amended, restated or supplemented in accordance with the provisions thereof and the MGCL.

2. Treatment of Shares. At the Effective Time, by virtue of the Conversion and without any action on the part of the Trust, its shareholders or the Corporation, (a) each outstanding transferable unit of beneficial interest of the Trust, par value $0.001 per share (collectively, the “Common Shares”), regardless of any defect in the authorization or issuance of any of the Common Shares, shall be converted into one share of common stock of the Corporation, $0.001 par value per share (“Common Stock”), (b) each outstanding 5.50% Series A Cumulative Preferred Share of the Trust, par value $0.001 per share, liquidation preference $25.00 per share (collectively, the “Series A Preferred Shares”), regardless of any defect in the authorization or issuance of any of the Series A Preferred Shares, shall be converted into one share of 5.50% Series A Cumulative Preferred Stock of the Corporation, par value $0.001 per share, liquidation preference $25.00 per share (“Series A Preferred Stock”), and (c) each outstanding 9.00% Series B Cumulative Redeemable Preferred Share of the Trust, par value $0.001 per share, liquidation preference $25.00 per share (collectively, the “Series B Preferred Shares”), regardless of any defect in the authorization or issuance of any of the Series B Preferred Shares, shall be converted into one share of 9.00% Series B Cumulative Redeemable Preferred Stock of the Corporation, par value $0.001 per share, liquidation preference $25.00 per share (“Series B Preferred Stock”). All of such outstanding Common Shares, Series A Preferred Shares and Series B Preferred Shares when so converted, shall cease to exist as ownership interests in the Trust and shall continue to exist as shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, respectively, of the Corporation. The Common Stock, Series A Preferred Stock and Series B Preferred Stock issued to such holders shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the Articles of Incorporation and the MGCL. The Corporation may request that the holders of any such certificates surrender them for cancellation and replacement with new certificates representing the applicable shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock into which such Common Shares, Series A Preferred Shares or Series B Preferred Shares, respectively, converted or, to the extent such shares are to be uncertificated, evidence of such shares in book-entry form. As stock of the successor registrant to the Trust, the Common Stock, Series A Preferred Stock and Series B Preferred Stock will be deemed to be registered under Section 12(b) of the Exchange Act.

3. Board of Directors. The initial directors of the Corporation, who will be named in the Articles of Incorporation, shall be the same as the members of the Board of Trustees of the Trust immediately prior to submission of the Articles of Incorporation to the SDAT for filing. Each initial director of the Corporation shall hold office until the successors to the initial directors shall have been duly elected and qualified or until such initial director’s earlier resignation or removal in accordance with the applicable provisions of the MGCL, the Articles of Incorporation and the bylaws of the Corporation.

4. Treatment of Equity Incentive Plan. At the Effective Time, the rights and obligations of the Trust under the Trust’s 2023 Long Term Incentive Plan (including all amendments or modifications, the “Plan”), the awards made under the Plan outstanding immediately prior to the Effective Time and the related award agreements, and any and all other agreements respecting awards made under the Plan and in effect immediately prior to the Effective Time shall become the rights and obligations of the Corporation and, for purposes of the Plan, shall be deemed to have been assumed by the Corporation in accordance with the terms thereof, and all rights of the parties thereto and the participants therein to acquire Common Shares on the terms and subject to the conditions of the Plan, the award agreements and such other agreements will be converted on a one-for-one basis into rights to acquire shares of Common Stock, in each case, to the extent set forth in, and in accordance with, the terms of such Plan, awards and other agreements. From and after the Effective Time, the Corporation shall have all amendment and administrative authority with respect to such Plan, awards, and agreements to the extent that the Trust had such authority immediately prior to the Effective Time.

5. Income Tax Treatment. For U.S. federal income tax purposes, it is the intent of the Trust that (i) the Conversion qualify as a “reorganization” described in Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) this Plan of Conversion constitutes, and is adopted as, a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) for this purpose. The Conversion of the Trust into the Corporation shall be reported for U.S. federal income tax purposes and all relevant state and local income tax purposes as a reorganization governed by Section 368(a)(1)(F) of the Code, unless otherwise required by law or administrative action, and the parties hereto shall comply with any applicable tax reporting requirements.

6. Termination. This Plan may be terminated by the Board of Trustees of the Trust at any time prior to the Effective Time, in which case the Trust shall not file the Articles of Conversion and Articles of Incorporation with the SDAT and the Conversion shall not occur, or, if the Articles of Conversion and Articles of Incorporation have already been filed with the SDAT at the time that the Board of Trustees determines to terminate this Plan, the Conversion shall automatically be deemed abandoned and the Trust shall give notice of such abandonment promptly to the SDAT and the Trust shall further withdraw, amend or supplement such filings as necessary to prevent the Conversion from occurring.

7. Taxpayer ID Number. The Corporation shall have the same federal taxpayer identification number as the Trust.

Exhibit A

Articles of Conversion

[See attached.]

ARTICLES OF CONVERSION

converting

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

a Delaware statutory trust

to

NEXPOINT DIVERSIFIED REAL ESTATE TRUST, INC.

a Maryland corporation

THIS IS TO CERTIFY THAT:

FIRST: NexPoint Diversified Real Estate Trust is a Delaware statutory trust formed by filing its certificate of trust with the Secretary of State of the State of Delaware on March 9, 2006 (the “Converting Trust”).  By virtue of these Articles of Conversion and Articles of Incorporation filed for record herewith, the Converting Trust is converting (the “Conversion”) to NexPoint Diversified Real Estate Trust, Inc., a corporation formed under the general laws of the State of Maryland (the “Converted Corporation”), on the terms and conditions set forth herein.

SECOND: Upon the completion of the Conversion in accordance with the Maryland General Corporation Law and the Delaware Statutory Trust Act, the Converted Corporation shall, for all purposes of the laws of the State of Maryland, continue as the same entity as the Converting Trust, and the Conversion will have the effects set forth herein and in the Maryland General Corporation Law, the Delaware Statutory Trust Act and the Plan of Conversion, dated as of the date hereof, adopted by the Converting Trust (the “Plan”).  The manner and basis of converting or exchanging issued shares of beneficial interest of the Converting Trust into shares of stock of the Converted Corporation, or other consideration, and the treatment of any issued shares of beneficial interest of the Converting Trust not to be converted or exchanged, are as follows:

At the Effective Time (as defined below), by virtue of the Conversion and without any action on the part of the Converted Corporation, the Converting Trust, or the holders of any securities thereof:

(a)        Each outstanding transferable unit of beneficial interest in the Converting Trust, par value $0.001 per share (the “Converting Trust Common Shares”), shall, without any action on the part of any stockholder of the Converting Trust, be converted into one share of common stock of the Converted Corporation, par value $0.001 per share.

(b)        Each outstanding share of 5.50% Series A Cumulative Preferred Shares of the Converting Trust, par value $0.001 per share, liquidation preference $25.00 per share (the “Converting Trust Series A Preferred Shares”), shall, without any action on the part of any stockholder of the Converting Trust, be converted into one share of preferred stock of the Converted Corporation, designated “5.50% Series A Cumulative Preferred Stock,” par value $0.001 per share, liquidation preference $25.00 per share.

(c)        Each outstanding share of 9.00% Series B Cumulative Redeemable Preferred Shares of the Converting Trust, par value $0.001 per share, liquidation preference $25.00 per share (the “Converting Trust Series B Preferred Shares”), shall, without any action on the part of any stockholder of the Converting Trust, be converted into one share of preferred stock of the Converted Corporation, designated “9.00% Series B Cumulative Redeemable Preferred Stock,” par value $0.001 per share, liquidation preference $25.00 per share.

(d)       No transferable units of beneficial interest in the Converting Trust of any class or series other than Converting Trust Common Shares, Converting Trust Series A Preferred Shares and Converting Trust Series B Preferred Shares are issued or outstanding.

THIRD:  The terms and conditions of the Conversion were approved in accordance with the provisions of Subtitle 9 of Title 3 of the Maryland General Corporation Law (Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland).

FOURTH:   These Articles of Conversion shall become effective at [4:30 p.m. Eastern Time on [●], 2025] (the “Effective Time”).

FIFTH:  Prior to the Effective Time, the Conversion may be abandoned in the manner and by the vote required by the governing document of the Converting Trust, the laws of the State of Delaware and the Plan.

SIXTH: The undersigned acknowledges these Articles of Conversion to be the act and deed of the Converting Trust and, further, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts relating to the Converting Trust are true in all material respects and that this statement is made under the penalties of perjury.

Signature page follows

IN WITNESS WHEREOF, these Articles of Conversion have been duly executed and attested on behalf of the Converting Trust as of the _____ day of __________, 2024.

ATTEST: By: Name: Title:	NEXPOINT DIVERSIFIED REAL ESTATE TRUST a Delaware statutory trust By: Name: Title:

Exhibit B

Articles of Incorporation

[See attached.]

NEXPOINT DIVERSIFIED REAL ESTATE TRUST, INC.

ARTICLES OF INCORPORATION

Pursuant to Articles of Conversion filed with the State Department of Assessments and Taxation of Maryland (the “Department”) contemporaneously herewith (the “Articles of Conversion”), under which NexPoint Diversified Real Estate Trust, a Delaware statutory trust (the “Statutory Trust”), is converting to a Maryland corporation to be known as NexPoint Diversified Real Estate Trust, Inc., the undersigned, being authorized to execute and file these Articles of Incorporation, hereby forms a corporation on the terms and conditions hereinafter set forth, and hereby certifies to the Department as follows:

ARTICLE I

INCORPORATOR

[•], whose address is 300 Crescent Court, Suite 700, Dallas, Texas 75201, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

ARTICLE II

NAME

The name of the corporation (the “Corporation”) is:

NexPoint Diversified Real Estate Trust, Inc.

ARTICLE III

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of the charter of the Corporation (as the term charter is defined in the Maryland General Corporation Law, as amended from time to time (the “MGCL”), the “Charter”), the term “REIT” means a real estate investment trust under Sections 856 through 860 of the Code or any successor provisions.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville Timonium, Maryland 21093-2264. The name and address of the resident agent of the Corporation in the State of Maryland are The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville Timonium, Maryland 21093-2264. The resident agent is a Maryland corporation.

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS OF THE CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 5.1    Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be seven, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws of the Corporation (the “Bylaws”), but shall never be less than the minimum number required by the MGCL. The names of the directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualify are:

James Dondero

Brian Mitts

Edward Constantino

Scott Kavanaugh

Arthur Laffer

Carol Swain

Catherine Wood

The Corporation elects, effective at such time as it becomes eligible under Section 3-802 of the MGCL to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.

Section 5.2    Extraordinary Actions. Except as provided in Article VIII, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 5.3    Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

Section 5.4    Preemptive and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may otherwise be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors and upon such terms and conditions as specified by the Board of Directors, shall determine that such rights apply, with respect to all or any shares of all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights. Notwithstanding the foregoing, in the event the Corporation is subject to the Maryland Control Share Acquisition Act, holders of shares of stock shall be entitled to exercise rights of an objecting stockholder under Section 3-708(a) of the MGCL, unless otherwise provided in the Bylaws.

Section 5.5    Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Section 5.6    Determinations by Board. The determination as to any of the following matters, made by or pursuant to the direction of the Board of Directors, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, acquisition of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, cash flow, funds from operations, adjusted funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision of the Charter (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any shares of any class or series of stock of the Corporation) or of the Bylaws; the number of shares of stock of any class or series of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; any interpretation of the terms and conditions of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization; the compensation of directors, officers, employees or agents of the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 5.7    REIT Qualification. The Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors, in its sole and absolute discretion, also may (a) determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification and (b) make any other determination or take any other action pursuant to Article VII.

Section 5.8    Removal of Directors. Subject to the rights of holders of shares of one or more classes or series of Preferred Stock (as defined below) to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of holders of shares entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

Section 5.9    Advisor Agreements. Subject to such approval of stockholders and other conditions, if any, as may be required by the Charter or any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

Section 5.10 Corporate Opportunities. The Corporation shall have the power, by resolution of the Board of Directors, to renounce any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities or classes or categories of business opportunities that are presented to the Corporation or developed by or presented to one or more directors of officers of the Corporation.

ARTICLE VI

STOCK

Section 6.1    Authorized Shares. The Corporation has authority to issue 600,000,000 shares of stock, consisting of 500,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and 100,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”), of which (i) 4,800,000 are classified and designated as the 5.50% Series A Cumulative Preferred Stock of the Corporation, par value $0.001 per share, liquidation preference $25.00 per share having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions set forth in Exhibit A attached hereto which is incorporated herein by reference and made a part hereof, and (ii) 16,000,000 are classified and designated as the 9.00% Series B Cumulative Redeemable Preferred Stock of the Corporation, par value $0.001 per share, initial stated value $25.00 per share having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions set forth in Exhibit B attached hereto which is incorporated herein by reference and made a part hereof. The aggregate par value of all authorized shares of stock having par value is $600,000. If shares of one class of stock are classified or reclassified into shares of another class of stock in accordance with this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board of Directors and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 6.2    Common Stock. Subject to the provisions of Article VII and except as may otherwise be specified in the Charter, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time into one or more classes or series of stock.

Section 6.3    Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time into one or more classes or series of stock.

Section 6.4    Classified or Reclassified Shares. Prior to the issuance of classified or reclassified shares of any class or series of stock, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the “SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document.

Section 6.5    Stockholders’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the holders of Common Stock entitled to vote generally in the election of directors may be taken without a meeting by consent, in writing or by electronic transmission, in any manner and by any vote permitted by the MGCL and set forth in the Bylaws.

Section 6.6    Charter and Bylaws. The rights of all stockholders and the terms of all shares of stock of the Corporation are subject to the provisions of the Charter and the Bylaws.

Section 6.7    Distributions. The Board of Directors from time to time may authorize the Corporation to declare and pay to stockholders such dividends or other distributions in cash or other assets of the Corporation or in securities of the Corporation, including in shares of one class or series of the Corporation’s stock payable to holders of shares of another class or series of stock of the Corporation, or from any other source as the Board of Directors in its sole and absolute discretion shall determine. The exercise of the powers and rights of the Board of Directors pursuant to this Section 6.7 shall be subject to the provisions of any class or series of shares of the Corporation’s stock at the time outstanding.

ARTICLE VII

RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES OF STOCK

Section 7.1    Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean 9.8 percent in value of the aggregate of the outstanding shares of Capital Stock, or such other percentage determined by the Board of Directors in accordance with Section 7.2.8 of the Charter. For the purposes of determining the percentage ownership of Capital Stock by any Person, shares of Capital Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation directly or constructively held by such Person, but not shares of Capital Stock issuable with respect to the conversion, exchange or exercise of securities for the Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in Texas or New York are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock, or such other percentage determined by the Board of Directors in accordance with Section 7.2.8 of the Charter. For purposes of determining the percentage ownership of Common Stock by any Person, shares of Common Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation directly or constructively held by such Person, but not shares of Common Stock issuable with respect to the conversion, exchange or exercise of securities for the Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. The term “Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by this Article VII or by the Board of Directors pursuant to Section 7.2.7.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.7 and subject to adjustment pursuant to Section 7.2.8, the percentage limit established by the Board of Directors pursuant to Section 7.2.7.

Initial Date. The term “Initial Date” shall mean the date of the Statutory Trust’s conversion to the Corporation in accordance with the terms and conditions of the Articles of Conversion.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined by the Board of Directors.

NYSE. The term “NYSE” shall mean The New York Stock Exchange.

Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of this Article VII, would Beneficially Own or Constructively Own shares of Capital Stock in violation of Section 7.2.1, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Directors determines pursuant to Section 5.7 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. The term “Trust” shall mean any trust provided for in Section 7.3.1.

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner that is appointed by the Corporation to serve as trustee of the Trust.

Section 7.2    Capital Stock.

Section 7.2.1    Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 7.4:

(a)       Basic Restrictions.

(i)    (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)    No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii)    Any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(iv)    No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock could result in the Corporation failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

(b)      Transfer in Trust. If any Transfer of shares of Capital Stock occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i), (ii) or (iv),

(i)    then that number of shares of the Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i), (ii) or (iv) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

(ii)    if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i), (ii) or (iv), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i), (ii) or (iv) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(iii)    To the extent that, upon a transfer of shares of Capital Stock pursuant to this Section 7.2.1(b), a violation of any provision of this Article VII would nonetheless be continuing (for example where the ownership of shares of Capital Stock by a single Trust would violate the 100 stockholder requirement applicable to REITs), then shares of Capital Stock shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Charitable Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Article VII.

Section 7.2.2    Remedies for Breach. If the Board of Directors shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors.

Section 7.2.3    Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

Section 7.2.4    Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a)     every owner of five percent or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit; and

(b)     each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request in good faith in order to determine the Corporation’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit.

Section 7.2.5    Remedies Not Limited. Subject to Section 5.7 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation in preserving the Corporation’s status as a REIT.

Section 7.2.6    Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Directors may determine the application of the provisions of this Section 7.2 or Section 7.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors may determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3. Absent a decision to the contrary by the Board of Directors, if a Person would have (but for the remedies set forth in Section 7.2.2) acquired Beneficial or Constructive Ownership of Capital Stock in violation of Section 7.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

Section 7.2.7    Exceptions.

(a)     Subject to Section 7.2.1(a)(ii) and (iv), the Board of Directors may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if the Corporation obtains such representations and undertakings from such Person as are reasonably necessary (as determined by the Board of Directors) for the Board of Directors to determine that:

(i)     no individual’s Beneficial or Constructive Ownership of such shares of Capital Stock will violate Section 7.2.1(a)(ii) or (iv); and

(ii)    such Person does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (for this purpose, a tenant shall not be treated as a tenant of the Corporation if the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue from such tenant such that, in the judgment of the Board of Directors, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT).

Any violation or attempted violation of any such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 7.2.1(b) and 7.3.

(b)     Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c)     Subject to Section 7.2.1(a)(ii), an underwriter or placement agent that participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d)     The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit, as the case may be.

Section 7.2.8    Increase or Decrease in Common Stock Ownership or Aggregate Stock Ownership Limits. Subject to Section 7.2.1(a)(ii) and this Section 7.2.8, the Board of Directors may from time to time increase or decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for one or more Persons and increase or decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for all other Persons. No decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit will be effective for any Person whose percentage of ownership of Capital Stock is in excess of such decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit, as applicable, until such time as such Person’s percentage of ownership of Capital Stock equals or falls below the decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit, as applicable; provided, however, any further acquisition of Capital Stock by any such Person (other than a Person for whom an exemption has been granted pursuant to Section 7.2.7(a) or an Excepted Holder) in excess of the Capital Stock owned by such person on the date the decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit, as applicable, became effective will be in violation of the Common Stock Ownership Limit or Aggregate Stock Ownership Limit. No increase to the Common Stock Ownership Limit or Aggregate Stock Ownership Limit may be approved if the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would allow five or fewer Persons to Beneficially Own, in the aggregate more than 49.9% in value of the outstanding Capital Stock.

Section 7.2.9    Legend. Each certificate for shares of Capital Stock, if certificated, or the notice in lieu of a certificate shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of the Common Stock Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of the Aggregate Stock Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; (iv) any Transfer of shares of Capital Stock that, if effective would result in the Capital Stock of the Corporation being beneficially owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock; and (v) no Person may Beneficially Own or Constructively Own shares of Capital Stock that could result in the Corporation failing to qualify as a “domestically controlled qualified investment entity” under Section 897(h)(4)(B) of the Code. Any Person who Beneficially Owns or Constructively Owns or attempts or intends to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation in writing (or, in the case of any attempted transaction, give at least 15 days prior written notice). If any of the restrictions on transfer or ownership provided in (i), (ii), (iii) or (v) above are violated, the shares of Capital Stock in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, if the ownership restriction provided in (iv) above would be violated, or upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings given to them in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of shares of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

Instead of the foregoing legend, the certificate or notice may state that the Corporation will furnish a full statement about certain restrictions on ownership and transferability to a stockholder on request and without charge.

Section 7.3    Transfer of Capital Stock in Trust.

Section 7.3.1    Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.

Section 7.3.2    Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

Section 7.3.3    Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of Capital Stock held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trust, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trust and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its stock transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes and determining the other rights of stockholders.

Section 7.3.4   Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for, or in respect of, such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

Section 7.3.5    Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 7.3.6    Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary or Charitable Beneficiaries of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary or Charitable Beneficiaries and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided in Section 7.2.1(b) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.

Section 7.4    NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5    Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6    Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except for amendments to Section 5.8 of the Charter and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Any amendment to Section 5.8 or to this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast two-thirds of all the votes entitled to be cast on the matter.

ARTICLE IX

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this [•] day of [•], 2025.

__________________________________ [•], Incorporator

EXHIBIT A

NEXPOINT DIVERSIFIED REAL ESTATE TRUST, INC.

Terms and Conditions of 5.50% Series A Cumulative Preferred Stock

Section 1        5.50% Series A Cumulative Preferred Stock. A series of 4,800,000 shares of Preferred Stock, is hereby designated “5.50% Series A Cumulative Preferred Stock” (the “Series A Preferred Stock”). The par value of the Series A Preferred Stock shall be $0.001 per share. Each share of Series A Preferred Stock may be issued on a date to be determined by the Board of Directors or its delegates and as are set forth in these Terms and Conditions, and shall have such other preferences, rights, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Governing Documents (as defined herein) applicable to Preferred Stock, as are set forth in these Terms and Conditions. The Series A Preferred Stock shall constitute a separate series of Preferred Stock.

Section 2         Definitions. Unless the context or use indicates another or different meaning or intent, each of the following terms when used in these Terms and Conditions shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:

“1940 Act” means the Investment Company Act of 1940, as amended, or any successor statute. References to the 1940 Act in these Terms and Conditions shall apply to the Corporation for so long as, and only for so long as, the Corporation shall remain registered as an investment company act under the 1940 Act.

“1940 Act Asset Coverage” means, for so long as, and only for so long as, the Corporation shall remain registered as an investment company act under the 1940 Act, asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Corporation which are stock, including all Outstanding Series A Preferred Stock (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common stock), determined on the basis of values calculated as of a time within 48 hours (not including Saturdays, Sundays or holidays) next preceding the time of such determination. Effective immediately upon issuance of the Deregistration Order, the Corporation shall have no obligation to comply with 1940 Act Asset Coverage or any provisions related thereto in these Terms and Conditions.

“1940 Act Asset Coverage Cure Date” means, with respect to the failure by the Corporation to maintain 1940 Act Asset Coverage (as required by Section 8(a)(i)) as of the last Business Day of each March, June, September and December of each year, 49 days following such Business Day.

“1940 Act Voting Period” has the meaning set forth in Section 7(b)(i).

“Board of Directors” means the Board of Directors of the Corporation or any duly authorized committee thereof as permitted by applicable law.

“Business Day” means a day on which the NYSE is open for trading and that is neither a Saturday nor a Sunday.

“Date of Original Issue” means December 15, 2020 with respect to the 5.50% Series A Cumulative Preferred Shares of the Statutory Trust, and for the purposes of these Terms and Conditions shall have a correlative meaning with respect to any class or series of Preferred Stock.

“Deregistration Order” shall mean an order issued by the Securities and Exchange Commission declaring that the Corporation has ceased to be an investment company, as defined in the 1940 Act.

“Deposit Assets” means cash, Short Term Money Market Instruments and U.S. Government Obligations. Each Deposit Asset shall be deemed to have a value equal to its principal or face amount payable at maturity plus any interest payable thereon after delivery of such Deposit Asset but only if payable on or prior to the applicable payment date in advance of which the relevant deposit is made.

“Dividend Disbursing Agent” means, with respect to the Series A Preferred Stock, Equiniti Trust Company, LLC and its successors or any other dividend disbursing agent appointed by the Corporation and, with respect to any other class or series of Preferred Stock, the Person appointed by the Corporation as dividend disbursing or paying agent with respect to such class or series.

“Dividend Payment Date” means with respect to the Series A Preferred Stock, any date on which dividends and distributions declared by, or under authority granted by, the Board of Directors thereon are payable pursuant to the provisions of Section 4(a) and shall for the purposes of these Terms and Conditions have a correlative meaning with respect to any other class or series of Preferred Stock.

“Dividend Period” shall have the meaning set forth in Section 4(a), and for the purposes of these Terms and Conditions shall have a correlative meaning with respect to any other class or series of Preferred Stock.

“Governing Documents” means the Charter and the Bylaws.

“Liquidation Preference” shall, with respect to the Series A Preferred Stock, have the meaning set forth in Section 5(a) hereof, and for the purposes of these Terms and Conditions shall have a correlative meaning with respect to any other class or series of Preferred Stock.

“Notice of Redemption” shall have the meaning set forth in Section 6(c)(i).

“NYSE” means the New York Stock Exchange.

“Outside Redemption Date” means the 30th Business Day after a Cure Date.

“Outstanding” means, as of any date, Preferred Stock theretofore issued by the Corporation except:

(a)    any such Preferred Stock theretofore cancelled by the Corporation or delivered to the Corporation for cancellation;

(b)   any such Preferred Stock as to which a notice of redemption shall have been given and for whose payment at the redemption thereof Deposit Assets in the necessary amount are held by the Corporation in trust for, or have been irrevocably deposited with the relevant disbursing agent for payment to, the holder of such share pursuant to these Terms and Conditions with respect thereto; and

(c)    any such Preferred Stock in exchange for or in lieu of which other stock has been issued and delivered.

Notwithstanding the foregoing, for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any Preferred Stock as to which the Corporation or any subsidiary of the Corporation is the holder will be disregarded and deemed not Outstanding.

“Person” means and includes an individual, a partnership, the Corporation, a trust, a corporation, a limited liability company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Post-Deregistration Voting Period” has the meaning set forth in Section 7(b)(ii).

“Rating Agency” means any rating agency then providing a rating for the Series A Preferred Stock at the request of the Corporation, and for the purpose of these Terms and Conditions shall have a correlative meaning with respect to any other series of Preferred Stock.

“Record Date” shall have the meaning set forth in Section 4(a) hereof, and for the purposes of these Terms and Conditions shall have a correlative meaning with respect to any other class or series of Preferred Stock.

“Series A Preferred Stock” shall have the meaning set forth in Section 1 hereof.

“Redemption Price” has the meaning set forth in Section 6(a) hereof, and for the purposes of these Terms and Conditions shall have a correlative meaning with respect to any other class or series of Preferred Stock.

“Short Term Money Market Instruments” means the following types of instruments if, on the date of purchase or other acquisition thereof by the Corporation, the remaining term to maturity thereof is not in excess of 180 days:

(i)      commercial paper rated A-1 if such commercial paper matures in 30 days or A-1+ if such commercial paper matures in over 30 days;

(ii)     demand or time deposits in, and banker’s acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

(iii)    overnight funds; and

(iv)    U.S. Government Obligations.

“U.S. Government Obligations” means direct obligations of the United States or obligations issued by its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

“Voting Period” shall have the meaning set forth in Section 7(b)(ii) hereof.

Section 3           Number of Shares; Ranking.

(a)    The initial number of authorized shares of the Corporation’s Preferred Stock constituting the Series A Preferred Stock to be issued is 4,800,000. No fractional Series A Preferred Stock shall be issued.

(b)    Shares of Series A Preferred Stock which at any time have been redeemed or purchased by the Corporation shall, after such redemption or purchase, have the status of authorized but unissued Preferred Stock.

(c)    The Series A Preferred Stock shall rank on a parity with any other series of Preferred Stock as to the payment of dividends, distributions and liquidation preference to which such shares of Preferred Stock are entitled.

(d)    No holder of Series A Preferred Stock shall have, solely by reason of being such a holder, any preemptive or other right to acquire, purchase or subscribe for any Preferred Stock or Common Stock or other securities of the Corporation which it may hereafter issue or sell.

Section 4         Dividends and Distributions.

(a)    Holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by, or under authority granted by, the Board of Directors, out of funds legally available therefor, cumulative cash dividends and distributions at the rate of 5.50% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) of the Liquidation Preference on the Series A Preferred Stock and no more, payable quarterly on March 31, June 30, September 30 and December 31 in each year (each a “Dividend Payment Date”) which commenced on March 31, 2021 on the 5.50% Series A Cumulative Preferred Shares of the Statutory Trust (or, if any such day is not a Business Day, then on the next succeeding Business Day). Dividends and distributions will be payable to holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation at the close of business on the fifth preceding Business Day (each, a “Record Date”) in preference to dividends and distributions on Common Stock and any other capital stock of the Corporation ranking junior to the Series A Preferred Stock in payment of dividends and distributions. Dividends and distributions on Series A Preferred Stock that were originally issued on the Date of Original Issue shall accumulate from the Date of Original Issue. Dividends and distributions on all other Series A Preferred Stock shall accumulate from (i) the date on which such stock is originally issued if such date is a Dividend Payment Date, (ii) the immediately preceding Dividend Payment Date if the date on which such stock is originally issued is other than a Dividend Payment Date and is on or before a Record Date or (iii) the immediately following Dividend Payment Date if the date on which such stock is originally issued is during the period between a Record Date and a Dividend Payment Date. Each period beginning on and including a Dividend Payment Date (or the Date of Original Issue, in the case of the first dividend period after the issuance of such stock) and ending on but excluding the next succeeding Dividend Payment Date is referred to herein as a “Dividend Period.” Dividends and distributions on account of arrears for any past Dividend Period or in connection with the redemption of Series A Preferred Stock may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date not exceeding 30 days preceding the payment date thereof as shall be fixed by the Board of Directors.

(b)    (i) No full dividends or distributions shall be declared or paid on Series A Preferred Stock for any Dividend Period or part thereof unless full cumulative dividends and distributions due through the most recent Dividend Payment Dates therefor for all series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to the payment of dividends and distributions have been or contemporaneously are declared and paid through the most recent Dividend Payment Dates therefor. If full cumulative dividends and distributions due have not been paid on all such Outstanding Preferred Stock, any dividends and distributions being paid on such Preferred Stock (including the Series A Preferred Stock) will be paid as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on each such series of Preferred Stock on the relevant Dividend Payment Date. No holders of Series A Preferred Stock shall be entitled to any dividends or distributions, whether payable in cash, property or stock, in excess of full cumulative dividends and distributions as provided in this Section 4(b)(i) on Series A Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payments on any Series A Preferred Stock that may be in arrears.

(ii)    For so long as Series A Preferred Stock are Outstanding, the Corporation shall not declare or pay any dividend or other distribution (other than a dividend or distribution paid in Common Stock, or options, warrants or rights to subscribe for or purchase Common Stock or other stock, if any, ranking junior to the Series A Preferred Stock as to dividends and distribution of assets upon liquidation) in respect of the Common Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and distributions of assets upon liquidation), unless, in each case, (A) immediately thereafter, for so long as, and only for so long as, the Corporation shall remain registered as an investment company under the 1940 Act, the Corporation shall have 1940 Act Asset Coverage, (B) all cumulative dividends and distributions on all Series A Preferred Stock due on or prior to the date of the transaction have been declared and paid (or shall have been declared and sufficient funds for the payment thereof deposited with the applicable Dividend Disbursing Agent) and (C) the Corporation has redeemed the full number of shares of Series A Preferred Stock to be redeemed mandatorily pursuant to any provision contained herein for mandatory redemption.

(iii)    Any dividend payment made on the Series A Preferred Stock shall first be credited against the dividends and distributions accumulated with respect to the earliest Dividend Period for which dividends and distributions have not been paid.

(c)    Not later than the Business Day immediately preceding each Dividend Payment Date, the Corporation shall deposit with the Dividend Disbursing Agent Deposit Assets having an initial combined value sufficient to pay the dividends and distributions that are payable on such Dividend Payment Date, which Deposit Assets shall mature (if such assets constitute debt securities or time deposits) on or prior to such Dividend Payment Date. The Corporation may direct the Dividend Disbursing Agent with respect to the investment of any such Deposit Assets, provided that such investment consists exclusively of Deposit Assets and provided further that the proceeds of any such investment will be available at the opening of business on such Dividend Payment Date.

(d)    In determining whether a distribution (other than upon voluntary or involuntary liquidation), by distribution, redemption or other acquisition of the Corporation’s equity securities is legally available, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

Section 5         Liquidation Rights.

(a)    In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, after satisfying claims of creditors but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to liquidation payments, a liquidation distribution in the amount of $25.00 per share (the “Liquidation Preference”), plus an amount equal to all unpaid dividends and distributions accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Corporation, but excluding interest thereon), and such holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up of the Corporation.

(b)    If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the holders of all Outstanding Series A Preferred Stock, and any other Outstanding class or series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to payment upon liquidation, shall be insufficient to permit the payment in full to such holders of Series A Preferred Stock of the Liquidation Preference plus accumulated and unpaid dividends and distributions and the amounts due upon liquidation with respect to such other Preferred Stock, then such available assets shall be distributed among the holders of Series A Preferred Stock and such other Preferred Stock ratably in proportion to the respective preferential liquidation amounts to which they are entitled. Unless and until the Liquidation Preference plus accumulated and unpaid dividends and distributions has been paid in full to the holders of Series A Preferred Stock, no dividends or distributions will be made to holders of the Common Stock or any other shares of the Corporation ranking junior to the Series A Preferred Stock as to liquidation.

Section 6         Redemption. The Series A Preferred Stock shall be redeemed by the Corporation as provided below:

(a)    Mandatory Redemptions. For so long as, and only for so long as, the Corporation shall remain registered as an investment company under the 1940 Act, if the Corporation is required to redeem any Preferred Stock (which may include Series A Preferred Stock) pursuant to Section 8(b), then the Corporation shall, to the extent permitted by the MGCL and, if applicable, the 1940 Act, by the close of business on such 1940 Act Asset Coverage Cure Date fix a redemption date that is on or before the Outside Redemption Date and proceed to redeem shares as set forth in Section 6(c); provided, however, that the Corporation may fix a redemption date that is after the Outside Redemption Date if the Board of Directors determines in good faith that extraordinary market conditions exist as a result of which disposal by the Corporation of securities owned by it is not reasonably practicable, or is not reasonably practicable at fair value. On such redemption date, the Corporation shall redeem, out of funds legally available therefor, (i) the number of shares of Preferred Stock, which, to the extent permitted by the MGCL and, if applicable, the 1940 Act, at the option of the Corporation may include any proportion of Series A Preferred Stock or any other series of Preferred Stock, equal to the minimum number of shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such 1940 Act Asset Coverage Cure Date, would have resulted in the Corporation having 1940 Act Asset Coverage immediately prior to the opening of business on such 1940 Act Asset Coverage Cure Date or (ii) if such 1940 Act Asset Coverage cannot be so restored, all of the Outstanding Series A Preferred Stock, at a price equal to $25.00 per share plus accumulated but unpaid dividends and distributions (whether or not earned or declared by the Corporation) through, but not including, the date of redemption (the “Redemption Price”). In the event that shares of Preferred Stock are redeemed pursuant to Section 8(b), the Corporation may, but is not required to, redeem an additional number of shares of Series A Preferred Stock pursuant to this Section 6(a) which, when aggregated with other Preferred Stock redeemed by the Corporation, permits the Corporation to have with respect to the Preferred Stock (including the Series A Preferred Stock) remaining Outstanding after such redemption 1940 Act Asset Coverage of as much as 220%. In the event that all of the Series A Preferred Stock then Outstanding are required to be redeemed pursuant to Section 8(b), the Corporation shall redeem such shares at the Redemption Price and proceed to do so as set forth in Section 6(c). Effective immediately upon issuance of the Deregistration Order, this Section 6(a) shall be void and shall have no further effect.

(b)    Optional Redemptions. Prior to December 15, 2023, the Series A Preferred Stock are not subject to optional redemption by the Corporation unless such redemption is necessary, in the judgment of the Board of Directors, to maintain the Corporation’s status as a regulated investment company (“RIC”) or a REIT, as applicable, under Subchapter M of the Code. Commencing December 15, 2023, and thereafter, and prior thereto to the extent necessary to maintain the Corporation’s status as a RIC or a REIT, as applicable, under Subchapter M of the Code, to the extent permitted by MGCL and, if applicable, the 1940 Act, the Corporation may at any time upon Notice of Redemption redeem the Series A Preferred Stock in whole or in part at the Redemption Price per share, which notice shall specify a redemption date of not fewer than 30 days nor more than 90 days after the date of such notice.

(c)    Procedures for Redemption.

(i)      If the Corporation shall determine or be required to redeem Series A Preferred Stock pursuant to this Section 6, it shall mail a written notice of redemption (“Notice of Redemption”) with respect to such redemption by first class mail, postage prepaid, to each holder of the stock to be redeemed at such holder’s address as the same appears on the stock register of the Corporation on the close of business on such date as the Board of Directors or its delegatee may determine, which date shall not be earlier than the second Business Day prior to the date upon which such Notice of Redemption is mailed or delivered electronically to the holders of Series A Preferred Stock. Each such Notice of Redemption shall state: (A) the redemption date as established by the Board of Directors or its delegatee; (B) the number of shares of Series A Preferred Stock to be redeemed; (C) the CUSIP number(s) of such shares; (D) the Redemption Price (specifying the amount of accumulated dividends and distributions to be included therein); (E) the place or places where the certificate(s) for such stock (properly endorsed or assigned for transfer, if the Board of Directors or its delegatee shall so require and the Notice of Redemption shall so state), if any, are to be surrendered for payment in respect of such redemption; (F) that dividends and distributions on the stock to be redeemed will cease to accrue on such redemption date; (G) the provisions of this Section 6 under which such redemption is made; and (H) in the case of a redemption pursuant to Section 6(b), any conditions precedent to such redemption. If fewer than all Series A Preferred Stock held by any holder are to be redeemed, the Notice of Redemption mailed or delivered electronically to such holder also shall specify the number or percentage of shares to be redeemed from such holder. No defect in the Notice of Redemption or the mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

(ii)     If the Corporation shall give a Notice of Redemption, then by the close of business on the Business Day preceding the redemption date specified in the Notice of Redemption (so long as any conditions precedent to such redemption have been met) or, if the Dividend Disbursing Agent so agrees, another date not later than the redemption date, the Corporation shall (A) deposit with the Dividend Disbursing Agent Deposit Assets that shall mature (if such assets constitute debt securities or time deposits) on or prior to such redemption date having an initial combined value sufficient to effect the redemption of the Series A Preferred Stock to be redeemed and (B) give the Dividend Disbursing Agent irrevocable instructions and authority to pay the Redemption Price to the holders of the Series A Preferred Stock called for redemption on the redemption date. The Corporation may direct the Dividend Disbursing Agent with respect to the investment of any Deposit Assets so deposited provided that the proceeds of any such investment will be available at the opening of business on such redemption date. Upon the date of such deposit (unless the Corporation shall default in making payment of the Redemption Price), all rights of the holders of the Series A Preferred Stock so called for redemption shall cease and terminate except the right of the holders thereof to receive the Redemption Price thereof and such stock shall no longer be deemed Outstanding for any purpose. The Corporation shall be entitled to receive, promptly after the date fixed for redemption, any cash in excess of the aggregate Redemption Price of the Series A Preferred Stock called for redemption on such date and any remaining Deposit Assets. Any assets so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be repaid to the Corporation, after which the holders of the Series A Preferred Stock so called for redemption shall look only to the Corporation for payment of the Redemption Price thereof. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the Deposit Assets so deposited.

(iii)    On or after the redemption date, each holder of Series A Preferred Stock that are subject to redemption shall surrender such shares to the Corporation as instructed in the Notice of Redemption and shall then be entitled to receive the cash Redemption Price, without interest.

(iv)    In the case of any redemption of less than all of the Series A Preferred Stock pursuant to these Terms and Conditions, such redemption shall be made pro rata from each holder of Series A Preferred Stock in accordance with the respective number of shares held by each such holder on the record date for such redemption.

(v)    Notwithstanding the other provisions of this Section 6, the Corporation shall not redeem any Series A Preferred Stock unless all accumulated and unpaid dividends and distributions on all Outstanding Series A Preferred Stock and other Preferred Stock ranking on a parity with the Series A Preferred Stock with respect to dividends and distributions for all applicable past Dividend Periods (whether or not earned or declared by the Corporation) shall have been or are contemporaneously paid or declared and Deposit Assets for the payment of such dividends and distributions shall have been deposited with the Dividend Disbursing Agent as set forth in Section 4(c), provided, however, that the foregoing shall not prevent the purchase or acquisition of Outstanding Preferred Stock pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to holders of all Outstanding Series A Preferred Stock.

If the Corporation shall not have funds legally available for the redemption of, or is otherwise unable to redeem, all the Series A Preferred Stock or other Preferred Stock designated to be redeemed on any redemption date, the Corporation shall redeem on such redemption date the number of Series A Preferred Stock and other Preferred Stock so designated as it shall have legally available funds, or is otherwise able, to redeem ratably on the basis of the Redemption Price from each holder whose stock is to be redeemed, and the remainder of the Series A Preferred Stock and other Preferred Stock designated to be redeemed shall be redeemed on the earliest practicable date on which the Corporation shall have funds legally available for the redemption of, or is otherwise able to redeem, such stock upon Notice of Redemption.

Section 7         Voting Rights.

(a)    General. Except as otherwise provided in the Governing Documents or a resolution of the Board of Directors, or as required by applicable law, holders of Series A Preferred Stock shall have no power to vote on any matter except matters submitted to a vote of the Common Stock. In any matter submitted to a vote of the holders of the Common Stock, each holder of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock held and the holders of the Outstanding Preferred Stock, including Series A Preferred Stock, and the Common Stock shall vote together as a single class; provided, however, that the holders of the Outstanding Preferred Stock, including the Series A Preferred Stock, shall be entitled, as a separate class, to the exclusion of the holders of all other securities and classes of the capital stock of the Corporation, to elect two of the Corporation’s directors for so long as, and only for so long as, the Corporation is registered as an investment company under the 1940 Act and such entitlement shall cease immediately upon the issuance of the Deregistration Order. Subject to Section 7(b), the holders of the outstanding capital stock of the Corporation, including the holders of the Outstanding Preferred Stock, including the Series A Preferred Stock, voting as a single class, shall elect the balance of the directors.

(b)    Additional Voting Rights for Directors.

(i)    Right to Elect Majority of Board of Directors. For so long as, and only for so long as, the Corporation is registered as an investment company under the 1940 Act and such entitlement shall cease immediately upon the issuance of the Deregistration Order, during any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a “1940 Act Voting Period”), the number and/or composition of directors constituting the Board of Directors shall be automatically adjusted as necessary to permit the holders of Outstanding Preferred Stock, including the Series A Preferred Stock, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation) to elect the number of directors that, when added to the two directors elected exclusively by the holders of Preferred Stock pursuant to Section 7(a), would constitute a simple majority of the Board of Directors as so adjusted. The Corporation and the Board of Directors shall take all necessary actions, including effecting the removal of directors or amendment of the Charter, to effect an adjustment of the number and/or composition of directors as described in the preceding sentence. A 1940 Act Voting Period shall commence:

(A)    if at any time accumulated dividends and distributions (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the Outstanding Series A Preferred Stock equal to at least two full years’ dividends and distributions shall be due and unpaid and sufficient Deposit Assets shall not have been deposited with the Dividend Disbursing Agent for the payment of such accumulated dividends and distributions; or

(B)    if at any time holders of any other Preferred Stock are entitled to elect a majority of the directors of the Corporation under the 1940 Act or Terms and Conditions creating such shares.

Effective immediately upon issuance of the Deregistration Order, this Section 7(b)(i) shall be void and shall have no further effect.

(ii)    Post-Deregistration Order Arrearages Director Voting Rights. This Section 7(b)(ii) shall not be applicable, and shall have no effect, until the issuance of the Deregistration Order and, thereafter, shall confer the voting entitlement described herein only for so long as the rules of a national securities exchange on which any of the Corporation’s equity securities are listed requires holders of Series A Preferred Stock to have such voting entitlements. During any period in which accumulated dividends and distributions (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding Series A Preferred Stock equal to at least six full quarters’ dividends and distributions shall be due and unpaid and sufficient Deposit Assets shall not have been deposited with the Dividend Disbursing Agent for the payment of such accumulated dividends and distributions (such period being referred to herein as a “Post-Deregistration Voting Period” and, together with a 1940 Act Voting Period, a “Voting Period”), holders of the Series A Preferred Stock, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation, except for any other series of Preferred Stock for which a like voting entitlement has arisen, with which the holders of the Series A Preferred Stock will vote together as one class for this purpose), shall be entitled to elect two of the Corporation’s directors. The Corporation and the Board of Directors shall take all necessary actions, including effecting the removal of directors or amendment of the Charter, to effect an adjustment of the number and/or composition of directors as described in the preceding sentence. Upon the termination of a Voting Period, the voting rights described in this Section 7(b) shall cease, subject always, however, to the reverting of such voting rights in the holders of Preferred Stock upon the further occurrence of any of the events described in this Section 7(b).

(c)    Right to Vote with Respect to Certain Other Matters. Subject to Section 11(a), so long as any Series A Preferred Stock is Outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Preferred Stock Outstanding at the time, voting separately as one class, amend, alter or repeal the provisions these Terms and Conditions so as to in the aggregate adversely affect the rights and preferences of the Preferred Stock, including the Series A Preferred Stock. To the extent permitted under the 1940 Act, if applicable, and the applicable exchange on which the Preferred Stock is listed, in the event that more than one series of Preferred Stock is Outstanding, the Corporation shall not effect any of the actions set forth in the preceding sentence which in the aggregate adversely affects the rights and preferences set forth in the Terms and Conditions for a series of Preferred Stock differently than such rights and preferences for any other series of Preferred Stock without the affirmative vote of the holders of at least two-thirds of the Preferred Stock Outstanding of each series adversely affected (each such adversely affected series voting separately as a class to the extent its rights are affected differently). The holders of the Series A Preferred Stock shall not be entitled to vote on any matter that affects the rights or interests of only one or more other series of Preferred Stock. The Corporation shall notify the relevant Rating Agency ten Business Days prior to any such vote described above. Unless a higher percentage is required under the Governing Documents or applicable provisions of the MGCL or, if applicable, the 1940 Act, and for so long as, and only for so long, as the Corporation is registered as an investment company under the 1940 Act, the affirmative vote of the holders of a majority of the Outstanding Preferred Stock, including Series A Preferred Stock, voting together as a single class, will be required to approve any plan of reorganization (as defined in the 1940 Act) adversely affecting the Preferred Stock or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. Effective immediately upon issuance of the Deregistration Order, the immediately preceding sentence shall be void and shall have no further effect. For so long as, and only for so long as, the Corporation remains registered as an investment company under the 1940 Act, the phrase “vote of the holders of a majority of the Outstanding Preferred Stock” (or any like phrase) as used in this Section 7(c) shall mean, in accordance with Section 2(a)(42) of the 1940 Act, the vote, at the annual or a special meeting of the shareholders of the Corporation duly called (i) of 67 percent or more of the Preferred Stock present at such meeting, if the holders of more than 50 percent of the Outstanding Preferred Stock are present or represented by proxy; or (ii) of more than 50 percent of the Outstanding Preferred Stock, whichever is less. The class votes of holders of Preferred Stock described in this Section 7(c) will in each case be in addition to a separate vote of the requisite percentage of Common Stock and Preferred Stock, including Series A Preferred Stock, voting together as a single class, necessary to authorize the action in question. An increase in the number of authorized Preferred Stock pursuant to the Governing Documents or the issuance of additional stock of any series of Preferred Stock (including Series A Preferred Stock), pursuant to the Governing Documents shall not in and of itself be considered to adversely affect the rights and preferences of the Preferred Stock and holders of the Series A Preferred Stock, by virtue of their acquisition of Series A Preferred Stock, will be deemed to have authorized such issuances by the Board of Directors.

(d)    Voting Procedures.

(i)    As soon as practicable after the accrual of any right of the holders of Preferred Stock to elect additional directors as described in Section 7(b) above, the Corporation shall call a special meeting of such holders and instruct the Dividend Disbursing Agent to mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 40 days after the date of mailing of such notice. If the Corporation fails to send such notice to the Dividend Disbursing Agent or if the Corporation does not call such a special meeting, any such holder may cause the Corporation to call such meeting on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the day on which such notice is mailed or such other date as the Board of Directors shall determine. At any such special meeting and at each shareholder meeting held during a Voting Period for the purpose of electing directors, such holders of Preferred Stock, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed in Section 7(b) above on a one-vote-per-share basis. At any such meeting, or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

(ii)    For purposes of determining any rights of the holders of Series A Preferred Stock to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by these Terms and Conditions, by the provisions of the Governing Documents, by statute or otherwise, any share of Series A Preferred Stock which is not Outstanding shall not be counted.

(iii)    The terms of office of all persons who are directors of the Corporation at the time of a special meeting of holders of Preferred Stock to elect directors and who remain directors following such meeting shall continue, notwithstanding the election at such meeting by such holders of the number of directors that they are entitled to elect, and the persons so elected by such holders, together with the two incumbent directors elected by the holders of Preferred Stock (to the extent such election right exists in accordance with the terms of Section 7(a)) and the remaining incumbent directors elected by the holders of the Common Stock and Preferred Stock, shall constitute the duly elected directors of the Corporation.

(iv)    Upon the expiration of a Voting Period, the terms of office of the additional directors elected by the holders of Preferred Stock pursuant to Section 7(b) above shall expire at the earliest time permitted by law and the remaining directors shall constitute the directors of the Corporation and the voting rights of such holders of Preferred Stock, including Series A Preferred Stock, to elect additional directors pursuant to Section 7(b) above shall cease, subject to the provisions of the last sentence of Section 7(b). Upon the expiration of the terms of the directors elected by the holders of Preferred Stock pursuant to Section 7(b) above, the number of directors shall be automatically reduced to the number of directors on the Board of Directors immediately preceding such Voting Period if the number of directors on the Board of Directors was increased in connection with a Voting Period.

(e)    Exclusive Remedy. Unless otherwise required by law, the holders of Series A Preferred Stock shall not have any rights or preferences other than those specifically set forth herein. The holders of Series A Preferred Stock shall have no preemptive rights or rights to cumulative voting. In the event that the Corporation fails to pay any dividends and distributions on the Series A Preferred Stock, the exclusive remedy of the holders shall be the right to vote for directors pursuant to the provisions of this Section 7.

(f)    Notification to Rating Agency. In the event a vote of holders of Series A Preferred Stock is required pursuant to the provisions of Section 13(a) of the 1940 Act, as long as the Series A Preferred Stock are then rated by a Rating Agency at the Corporation’s request, the Corporation shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify the relevant Rating Agency that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and, not later than ten Business Days after the date on which such vote is taken, notify such Rating Agency of the result of such vote. Effective immediately upon issuance of the Deregistration Order, this Section 7(f) shall be void and shall have no further effect.

Section 8         Coverage Tests.

(a)    Determination of Compliance. For so long as, and only for so long as, the Corporation shall remain registered as an investment company under the 1940 Act, the Corporation shall make the following determination:

(i)    1940 Act Asset Coverage. The Corporation shall have 1940 Act Asset Coverage as of the last Business Day of each March, June, September and December of each year in which any Series A Preferred Stock is Outstanding; provided, however, that, effective immediately upon issuance of the Deregistration Order, the Corporation shall have no obligation to make any determination with respect to 1940 Act Asset Coverage and this Section 8(a)(i) shall be void and shall have no further effect.

(b)    Failure to Meet 1940 Act Asset Coverage. For so long as, and only for so long as, the Corporation shall remain registered as an investment company under the 1940 Act, if the Corporation fails to have 1940 Act Asset Coverage as provided in Section 8(a)(i) hereof and such failure is not cured as of the related 1940 Act Asset Coverage Cure Date, (i) the Corporation shall give a Notice of Redemption as described in Section 6 with respect to the redemption of a sufficient number of shares of Preferred Stock, which at the Corporation’s determination (to the extent permitted by the 1940 Act and the MGCL) may include any proportion of Series A Preferred Stock, to enable it to meet the requirements of Section 8(a)(i) above, and, at the Corporation’s discretion, such additional number of shares of Series A Preferred Stock or other Preferred Stock in order that the Corporation have 1940 Act Asset Coverage with respect to the Series A Preferred Stock and any other Preferred Stock remaining Outstanding after such redemption as great as 220%, and (ii) deposit with the Dividend Disbursing Agent Deposit Assets having an initial combined value sufficient to effect the redemption of the Series A Preferred Stock or other Preferred Stock to be redeemed, as contemplated by Section 6. Effective immediately upon issuance of the Deregistration Order, this Section 8(b) shall no longer apply and shall be void and shall have no further effect.

(c)    Status of Shares Called for Redemption. For purposes of determining whether the requirements of Section 8(a)(i) hereof are satisfied, (i) no Series A Preferred Stock shall be deemed to be Outstanding for purposes of any computation if, prior to or concurrently with such determination, sufficient Deposit Assets to pay the full Redemption Price for such share shall have been deposited in trust with the Dividend Disbursing Agent (or applicable paying agent) and the requisite Notice of Redemption shall have been given, and (ii) such Deposit Assets deposited with the Dividend Disbursing Agent (or paying agent) shall not be included.

Section 9         Limitation on Incurrence of Additional Indebtedness and Issuance of Additional Preferred Stock

(a)    For so long as, and only for so long as, the Corporation shall remain registered as an investment company act under the 1940 Act and any Series A Preferred Stock is Outstanding, the Corporation may issue and sell one or more series of a class of senior securities of the Corporation representing indebtedness under Section 18 of the 1940 Act and/or otherwise create or incur indebtedness, provided that, immediately after giving effect to the incurrence of such indebtedness and to its receipt and application of the proceeds thereof, the Corporation shall have an “asset coverage” for all senior securities representing indebtedness, as defined in Section 18(h) of the 1940 Act, of at least 300% of the amount of all indebtedness of the Corporation then outstanding and no such additional indebtedness shall have any preference or priority over any other indebtedness of the Corporation upon the distribution of the assets of the Corporation or in respect of the payment of interest. Any possible liability resulting from lending and/or borrowing portfolio securities, entering into reverse repurchase agreements, entering into futures contracts and writing options, to the extent such transactions are made in accordance with the investment restrictions of the Corporation then in effect, shall not be considered to be indebtedness limited by this Section 9(a) if such liabilities are covered in accordance with the requirements of the 1940 Act and applicable guidance. Effective immediately upon issuance of the Deregistration Order, this Section 9(a) shall be void and shall have no further effect.

(b)    For so long as, and only for so long as, the Corporation shall remain registered as an investment company act under the 1940 Act and any Series A Preferred Stock is Outstanding, the Corporation may issue and sell shares of one or more other series of Preferred Stock constituting a series of a class of senior securities of the Corporation representing stock under Section 18 of the 1940 Act in addition to the Series A Preferred Stock and other Preferred Stock then Outstanding, provided that (i) the Corporation shall, immediately after giving effect to the issuance of such additional Preferred Stock and to its receipt and application of the proceeds thereof, including, without limitation, to the redemption of Preferred Stock for which a Notice of Redemption has been mailed or delivered electronically prior to such issuance, have an “asset coverage” for all senior securities which are stock, as defined in Section 18(h) of the 1940 Act, of at least 200% of the sum of the Liquidation Preference of the Series A Preferred Stock and all other Preferred Stock then Outstanding, and (ii) no such additional Preferred Stock shall have any preference or priority over any other Preferred Stock upon liquidation or the distribution of the assets of the Corporation or in respect of the payment of dividends. Effective immediately upon issuance of the Deregistration Order, this Section 9(b) shall be void and shall have no further effect.

Section 10      Restrictions on Ownership and Transfer. The Series A Preferred Stock and any other series of Preferred Stock Outstanding shall be subject to the provisions of Article VII of the Charter. Pursuant to Article VII of the Charter, and without limitation of any provisions of such Article VII, Series A Preferred Stock together with Common Stock beneficially or constructively owned (as defined in the Charter) by a shareholder in excess of the Aggregate Stock Ownership Limit (as defined in the Charter), shall automatically be transferred to a Trust (as defined in the Charter) for the benefit of one or more Charitable Beneficiaries (as defined in the Charter) in accordance with and subject to the provisions of such Article VII (including, without limitation, any applicable exceptions or any additional remedies provided to the Board of Directors pursuant to such Article VII). Section 7.2.9 of the Charter providing for a legend on certificates will also apply to shares of Series A Preferred Stock with such changes as are appropriate to refer to the Series A Preferred Stock and restrictions applicable thereto.

Section 11        Ability of the Board of Directors to Modify Terms and Conditions.

(a)    Modification to Prevent Ratings Reduction or Withdrawal. To the extent permitted by Maryland law, the Board of Directors, without further action by the stockholders, may amend, alter, add to or repeal any provision of these Terms and Conditions that has been adopted by the Corporation pursuant to the Rating Agency guidelines or add covenants and other obligations of the Corporation to these Terms and Conditions, if the applicable Rating Agency confirms that such amendments or modifications are necessary to prevent a reduction in, or the withdrawal of, a rating of the Preferred Stock and such amendments and modifications do not adversely affect the rights and preferences of and are in the aggregate in the best interests of the holders of the Preferred Stock.

(b)    Other Modification. To the extent permitted by Maryland law, the Board of Directors, without further action by the stockholders, may amend, alter, add to or repeal any provision of these Terms and Conditions including provisions that have been adopted by the Corporation pursuant to the Rating Agency guidelines, if such amendments or modifications will not in the aggregate adversely affect the rights and preferences of the holders of any Series A Preferred Stock, provided, that the Corporation has received confirmation from each applicable Rating Agency that such amendment or modification would not adversely affect such Rating Agency’s then-current rating of the Series A Preferred Stock.

Notwithstanding the provisions of the preceding paragraph, to the extent permitted under Maryland law, the Board of Directors or its delegatee, without a vote of the holders of the Series A Preferred Stock or any other stock of the Corporation, may amend the provisions of these Terms and Conditions to resolve any inconsistency or ambiguity or to remedy any formal defect so long as the amendment does not in the aggregate adversely affect the rights and preferences of the Series A Preferred Stock.

Exhibit B

NEXPOINT DIVERSIFIED REAL ESTATE TRUST, INC.

Terms and Conditions of 9.00% Series B Cumulative Redeemable Preferred Stock

Section 1. Designation and Number. A series of 16,000,000 shares of Preferred Stock, is hereby designated the “9.00% Series B Cumulative Redeemable Preferred Stock” (the “Series B Preferred Stock”). The par value of the Series B Preferred Stock shall be $0.001 per share. The Series B Preferred Stock shall constitute a separate series of Preferred Stock.

Section 2. Definitions. In addition to the capitalized terms elsewhere defined herein, the following terms, when used herein, shall have the meanings indicated:

(a)

“Applicable NAV” shall mean the estimated fair market net asset value of the Corporation per share of Common Stock as most recently published by the Corporation at the time of issuance of the applicable share of Series B Preferred Stock or 9.00% Series B Cumulative Redeemable Preferred Share of the Statutory Trust, as applicable. The Corporation’s determination of the Applicable NAV is final and binding.

(b)

“Business Day” shall mean each day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in Texas or New York are authorized or required by law, regulation or executive order to close.

(c)	A “Change of Control” is when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

(i)

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of capital stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all capital stock of the Corporation entitled to vote generally in elections of directors (except that such person shall be deemed to have beneficial ownership of all capital stock of the Corporation that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii)

following the closing of any transaction referred to in (i) above, neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.

(d)	“Governing Instruments” shall mean the Charter and the Bylaws of the Corporation, as each of the foregoing may be amended, supplemented or amended and restated from time to time.

(e)	“Initial Stated Value” shall mean $25.00 per share of Series B Preferred Stock.

(f)

“Requisite Stockholder Approval” shall mean the approval of the Corporation’s stockholders as may be required under the Corporation’s governing documents, law and/or the listing standards of NYSE (or any successor thereto or any trading market on which the Common Stock are listed), including Rule 312.03 of the NYSE Listed Company Manual.

(g)	“Series A Preferred Stock” shall mean the Corporation’s 5.50% Series A Cumulative Preferred Stock, par value $0.001 per share.

(h)

“Stated Value” shall mean the Initial Stated Value, subject to appropriate adjustment in relation to any recapitalizations, share dividends, stock splits, stock combinations, reclassifications or other similar events which affect the Series B Preferred Stock.

(i)

“Trading Day” shall mean, (i) if the Common Stock are listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, (ii) if the Common Stock are not listed or admitted to trading on the NYSE but are listed or admitted to trading on another national securities exchange or automated quotation system, a day on which the principal national securities exchange or automated quotation system, as the case may be, on which the Common Stock are listed or admitted to trading is open for the transaction of business, or (iii) if the Common Stock are not listed or admitted to trading on any national securities exchange or automated quotation system, any Business Day.

Section 3. Rank. The Series B Preferred Stock, with respect to priority of payment of dividends and other distributions and rights upon voluntary or involuntary liquidation, dissolution, termination, cancellation or winding up of the affairs of the Corporation, shall rank (a) senior to all classes or series of Common Stock, and to any other class or series of capital stock of the Corporation issued in the future (together with the Common Stock, the “Junior Stock”), unless the terms of such stock expressly provide that it ranks senior to, or on parity with, the Series B Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution, termination, cancellation or winding up of the affairs of the Corporation; (b) on parity with the Series A Preferred Stock and any other class or series of capital stock of the Corporation the terms of which expressly provide that it ranks on parity with the Series B Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution, termination, cancellation or winding up of the affairs of the Corporation (collectively, the “Parity Stock”); and (c) junior to any class or series of capital stock of the Corporation, the terms of which expressly provide that it ranks senior to the Series B Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution, termination, cancellation or winding up of the affairs of the Corporation. The term “capital stock” does not include convertible or exchangeable debt securities, including convertible or exchangeable debt securities which rank senior to the Series B Preferred Stock prior to conversion or exchange. The Series B Preferred Stock shall also rank junior in right to payment to the Corporation’s other existing and future indebtedness.

Section 4. Dividends and Distributions.

(a)

Subject to the preferential rights of the holders of any class or series of capital stock of the Corporation ranking senior to the Series B Preferred Stock with respect to priority of dividend and distribution payments, holders of each share of Series B Preferred Stock are entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available therefor, cumulative cash dividends and distributions on such share of Series B Preferred Stock at the rate of 9.00% per annum of the Stated Value (each, a “Cash Dividend”). If a share of Series B Preferred Stock has a date of original issuance (the “Original Issue Date”) prior to the Dividend Record Date (defined below) for the Dividend Period (defined below) in which such share is issued, the Cash Dividends payable on such share shall begin accruing on, and be cumulative from and including, the first day of the Dividend Period in which such share is issued. If a share of Series B Preferred Stock has an Original Issue Date after the Dividend Record Date for the Dividend Period in which such share is issued, the Cash Dividends payable on such share shall begin accruing on, and be cumulative from and including, the first day of the first Dividend Period commencing after its issuance. Cash Dividends shall be payable monthly in arrears on or about the fifth day of each calendar month or, if such date is not a Business Day, on the next succeeding Business Day, with the same force and effect as if paid on such date (each, a “Dividend Payment Date”), and no interest or additional distributions or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. A “Dividend Period” is the respective period commencing on and including the first day of each calendar month and ending on and including the day preceding the first day of the next succeeding Dividend Period. Cash Dividends shall be payable to holders of record of the Series B Preferred Stock as they appear in the share register of the Corporation at the close of business on the 25th day of the calendar month preceding the applicable Dividend Payment Date or, if such date is not a Business Day, on the immediately preceding Business Day (each, a “Dividend Record Date”). Any dividends and distributions payable on the Series B Preferred Stock for any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)

No dividends and distributions on the Series B Preferred Stock shall be authorized by the Board of Directors or declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization, declaration, payment or setting apart for payment shall be restricted or prohibited by law.

(c)

Notwithstanding anything to the contrary contained herein, dividends and distributions on the Series B Preferred Stock shall accrue whether or not the restrictions referred to in Section 4(b) exist, whether or not the Corporation has earnings, whether or not there are assets legally available for the payment of such dividends and distributions and whether or not such dividends and distributions are authorized by the Board of Directors or declared by the Corporation. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend and distribution payment or payments on the Series B Preferred Stock which may be in arrears. When cumulative dividends and distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and the shares of any class or series of Parity Stock, all dividends and distributions declared upon the Series B Preferred Stock and any class or series of Parity Stock shall be declared as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on each such series of Parity Stock (which shall not include any accrual in respect of unpaid dividends and distributions for prior dividend periods if such series of Parity Stock does not have a cumulative dividend) on the relevant Dividend Payment Date.

(d)

Except as provided in the foregoing Section 4(c), unless full cumulative dividends and distributions on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof in full is set apart for payment for all past Dividend Periods that have ended, no dividends or other distributions of cash or other property may be declared and paid or declared and set apart for payment, directly or indirectly, on or with respect to the Junior Stock or the Parity Stock (other than dividends or other distributions in shares of Junior Stock or in options, warrants or rights to subscribe for or purchase shares of Junior Stock), nor shall any Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock or Parity Stock made for purposes of and in compliance with requirements of any incentive, benefit or share purchase plan of the Corporation or any subsidiary thereof, or a redemption, purchase or acquisition of shares of Parity Stock or Junior Stock as permitted under Article VII of the Charter) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares), directly or indirectly, by the Corporation (except by conversion into or exchange for shares of Junior Stock, or options, warrants or rights to subscribe for or purchase shares of Junior Stock, and except for purchases or exchanges pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series B Preferred Stock and all holders of shares of Parity Stock).

(e)

If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the “Code”)) any portion (the “Capital Gains Amount”) of the dividends and distributions (as determined for U.S. federal income tax purposes) paid or made available for the year to holders of all classes and series of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of shares of Series B Preferred Stock shall be the amount that the total dividends and distributions (as determined for U.S. federal income tax purposes) paid or made available to the holders of shares of the Series B Preferred Stock for the year bears to the Total Dividends. The Corporation may elect to retain and pay income tax on its net long-term capital gains. In such a case, the holders of shares of Series B Preferred Stock would include in income their appropriate share of the Corporation’s undistributed long-term capital gains, as designated by the Corporation.

(f)

Holders of shares of Series B Preferred Stock shall not be entitled to any dividend or distribution, whether payable in cash, property or capital stock of the Corporation, in excess of full cumulative dividends and distributions on the Series B Preferred Stock as described above. Any dividend or other distribution payment made on the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividends and distributions due with respect to such shares which remain payable. Accrued but unpaid dividends and distributions on the Series B Preferred Stock shall accumulate as of the Dividend Payment Date on which they first become payable or on the date of redemption, as the case may be.

(g)

“Set apart for payment” shall be deemed to include (without limitation): the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization by the Board of Directors and a declaration of dividends or other distribution by the Corporation, the allocation of funds to be so paid on any series or class of shares of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series B Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

(h)

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by distribution, redemption or other acquisition of the Corporation’s equity securities is legally available, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

Section 5. Liquidation Preference.

(a)

Upon any voluntary or involuntary liquidation, dissolution, termination, cancellation or winding up of the affairs of the Corporation, the holders of shares of Series B Preferred Stock then outstanding are entitled to be paid, or have the Corporation declare and set apart for payment, out of the assets of the Corporation legally available for distribution to its stockholders, after payment of or provision for payment of the Corporation’s debts and other liabilities, the Stated Value per share, plus an amount equal to any accrued and unpaid Cash Dividends (whether or not authorized or declared) thereon to but not including the date of payment or the date the amount for payment is set apart (collectively, the “Liquidating Distributions”), before any distribution or payment of assets is made to holders of shares of Junior Stock. If the assets of the Corporation legally available for distribution to stockholders are insufficient to pay in full the Liquidating Distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all outstanding shares of any class or series of Parity Stock, then all assets distributed to the holders of shares of the Series B Preferred Stock and any class or series of Parity Stock shall be distributed ratably in proportion to the respective preferential liquidation amounts to which they are entitled. Written notice of the effective date of any such liquidation, dissolution, termination, cancellation or winding up of the affairs of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not fewer than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of shares of the Series B Preferred Stock at the respective addresses of such holders as the same shall appear on the share register records of the Corporation.

(b)

After payment of the full amount of the Liquidating Distributions to which they are entitled, the holders of shares of Series B Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

(c)

For the avoidance of doubt, the consolidation or merger of the Corporation with or into another entity, a consolidation or merger of another entity with or into the Corporation, a statutory share exchange by the Corporation, the conversion of the Corporation into another form of organization, the change of the Corporation’s jurisdiction of organization, or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s assets or business shall not be deemed to constitute a liquidation, dissolution, termination, cancellation or winding up of the affairs of the Corporation.

Section 6. Redemption at Option of Holders.

(a)

Subject to the provisions of this Section 6, beginning on the first day of the calendar month following the Original Issue Date, each holder of shares of Series B Preferred Stock shall have the right (the “Holder Redemption Right”), at such holder’s option, to require the Corporation to redeem any or all of such holder’s shares of Series B Preferred Stock at a redemption price per share of Series B Preferred Stock (the “Holder Redemption Price”) equal to the Stated Value, minus the Redemption Fee (defined below), plus an amount equal to all accrued but unpaid Cash Dividends, if any, to but not including the date fixed for redemption (the “Holder Redemption Date”), which shall be a date selected by the Corporation in its discretion that is within 45 days of the date the Corporation receives the Holder Redemption Notice (defined below). The Redemption Fee shall be an amount equal to: (i) 12.0% of the Stated Value beginning on the first day of the calendar month following the Original Issue Date of the shares of Series B Preferred Stock to be redeemed; (ii) 9.0% of the Stated Value beginning on the first day of the calendar month following the first anniversary of the Original Issue Date of the shares of Series B Preferred Stock to be redeemed; (iii) 6.0% of the Stated Value beginning on the first day of the calendar month following the second anniversary of the Original Issue Date of the shares of Series B Preferred Stock to be redeemed; (iv) 3.0% of the Stated Value beginning on the first day of the calendar month following the third anniversary of the Original Issue Date of the shares of Series B Preferred Stock to be redeemed; and (v) 0% of the Stated Value beginning on the first day of the calendar month following the fourth anniversary of the Original Issue Date of the shares of Series B Preferred Stock to be redeemed (the “Redemption Fee”).

(b)

If a Holder Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of record of shares of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend or other distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of shares of Series B Preferred Stock that shall be redeemed pursuant to the Holder Redemption Right shall be entitled to an amount equal to the dividends and distributions accruing after the end of the Dividend Period to which such Dividend Payment Date relates, up to but not including, the Holder Redemption Date.

(c)

For so long as the Common Stock are listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, the Corporation has the right, in its sole discretion, to pay the Holder Redemption Price in cash or in equal value of Common Stock, calculated based on the closing price per share of the Common Stock for the single Trading Day prior to the Holder Redemption Date.

(d)	Redemption of the Series B Preferred Stock shall be made pursuant to the Holder Redemption Right upon:

(i)

delivery by such holder of a duly complete notice to the Corporation or through the procedures of the Depository Trust Company (the “Holder Redemption Notice”), which shall be irrevocable, except upon written consent of the Corporation, in compliance with the required procedures including those of the Corporation and The Depository Trust Company (the “Stated Transfer Procedures”), and specifying the number of shares of Series B Preferred Stock to be redeemed that are held by such holder as of the date of such Holder Redemption Notice; and

(ii)	transfer of the Series B Preferred Stock in compliance with the Stated Transfer Procedures.

(e)

If (i) a Holder Redemption Notice has been received by the Corporation, (ii) (1) if the Series B Preferred Stock shall be redeemed in cash, the funds necessary for such redemption have been set apart by the Corporation in trust for the benefit of the holder of any shares of Series B Preferred Stock to be redeemed or (2) if the Series B Preferred Stock shall be redeemed with Common Stock, the Corporation’s transfer agent has been instructed in writing that the Series B Preferred Stock shall be redeemed in Common Stock and (iii) irrevocable instructions have been given to pay or issue the Holder Redemption Price, then from and after the Holder Redemption Date, dividends and distributions shall cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares of Series B Preferred Stock shall terminate, except the right to receive the Holder Redemption Price in cash or in Common Stock, as applicable, without interest, upon transfer of such shares of Series B Preferred Stock.

(f)	Limitations on Holder Redemption.

(i)

Notwithstanding any provision of this Section 6, the Corporation’s obligation to redeem the Series B Preferred Stock at the option of the holders pursuant to the Holder Redemption Right shall be subject to the following aggregate redemption limits (collectively, the “Redemption Limits”):

1.	no more than 2.0% of the aggregate number of outstanding shares of Series B Preferred Stock shall be redeemed per calendar month;

2.	no more than 5.0% of the aggregate number of outstanding shares of Series B Preferred Stock shall be redeemed per fiscal quarter; and

3.	no more than 20.0% of the aggregate number of outstanding shares of Series B Preferred Stock shall be redeemed per fiscal year.

(ii)

Redemptions at the option of the Corporation pursuant to the Corporation Redemption Right and the Change of Control Redemption Right (each as defined below) below shall not count towards the Redemption Limits. Redemptions at the option of the holder following the death or disability of a holder pursuant to the Estate Redemption Right (defined below) shall count towards the Redemption Limits, but shall not be subject to such limits.

(iii)

If, after applying the Redemption Limits, a holder would own less than one share of Series B Preferred Stock, all of such holder’s shares of Series B Preferred Stock shall be redeemed. Otherwise, all redemption amounts shall be rounded down such that after giving effect to any redemption, no holder is left owning a fractional share. If, after applying the Redemption Limits, the number of shares of Series B Preferred Stock to be redeemed is less than the number of shares of Series B Preferred Stock submitted for redemption by a holder, the excess shares of Series B Preferred Stock shall remain subject to redemption in future periods until the earlier of (i) all shares of Series B Preferred Stock submitted by such holder for redemption have been redeemed, or (ii) such holder delivers to us a written notice of withdrawal stating the number of withdrawn shares of Series B Preferred Stock and the number of shares of Series B Preferred Stock, if any, which remain subject to redemption.

(iv)

The foregoing provisions of this Section 6(f) shall not prevent any other action by the Corporation pursuant to the Charter or otherwise in order to ensure that the Corporation remains qualified as a REIT for U.S. federal income tax purposes.

(g)

Notwithstanding any provision of this Section 6, no redemptions of Series B Preferred Stock shall be made by the Corporation if such redemption shall be restricted or prohibited by law. Further, no redemptions of Series B Preferred Stock shall be made by the Corporation at such time as the terms and provisions of any agreement of the Corporation prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder, or if such redemption would result in a Change of Control.

Section 7. Optional Redemption by the Corporation.

(a)

The Series B Preferred Stock are not redeemable by the Corporation prior to the first day of the first quarter following the second anniversary of each Original Issue Date of Series B Preferred Stock, except as permitted by Article VII of the Charter and as otherwise provided in this Section 7 and Section 9 below. Beginning on the first day of the first quarter following the second anniversary of each Original Issue Date of Series B Preferred Stock, such Series B Preferred Stock shall be redeemable by the Corporation, at the Corporation’s option, in whole or in part, at any time or from time to time (the “Corporation Redemption Right”), at a redemption price per share of Series B Preferred Stock (the “Corporation Redemption Price”) equal to the Stated Value plus an amount equal to any accrued but unpaid Cash Dividends, if any, to but not including the date fixed for redemption (the “Corporation Redemption Date”).

(b)

If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed pursuant to the Corporation Redemption Right, the shares of Series B Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that the Corporation determines. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series B Preferred Stock, other than a holder of shares of Series B Preferred Stock that has received an exemption, would become a holder of a number of shares of Series B Preferred Stock in excess of the Aggregate Stock Ownership Limit because such holder’s shares of Series B Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in Article VII of the Charter, the Corporation shall redeem the requisite number of shares of Series B Preferred Stock of such holder such that no holder shall hold a number of shares in excess of the Aggregate Stock Ownership Limit subsequent to such redemption.

(c)

Unless full cumulative dividends and distributions on all Series B Preferred Stock for all past Dividend Periods that have ended shall have been or contemporaneously are declared and paid in cash or Common Stock or declared and a sum sufficient for the payment thereof is set apart for payment, (i) no shares of Series B Preferred Stock shall be redeemed pursuant to the Corporation Redemption Right unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed, and (ii) the Corporation shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series B Preferred Stock (except by conversion into or exchange for shares of Junior Stock, or options, warrants or rights to purchase or subscribe for shares of Junior Stock); provided, however, that the foregoing shall not prevent the redemption or purchase by the Corporation of shares of Series B Preferred Stock pursuant to Article VII of the Charter or otherwise in order to ensure that the Corporation remains qualified as a REIT for U.S. federal income tax purposes or the purchase or acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series B Preferred Stock and all holders of shares of Parity Stock.

(d)

If a Corporation Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of record of shares of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend or other distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of shares of Series B Preferred Stock that shall be redeemed pursuant to the Corporation Redemption Right shall be entitled to an amount equal to the dividends and distributions accruing after the end of the Dividend Period to which such Dividend Payment Date relates, up to but not including, the Corporation Redemption Date.

(e)

For so long as the Common Stock is listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, the Corporation has the right, in its sole discretion, to pay the Corporation Redemption Price in cash or in equal value of Common Stock, calculated based on the closing price per share of the Common Stock for the single Trading Day prior to the Corporation Redemption Date.

(f)

Notice of redemption pursuant to the Corporation Redemption Right (a “Corporation Redemption Notice”) shall be mailed by the Corporation, postage prepaid, no less than seven days prior to the Corporation Redemption Date, addressed to the respective holders of record of all of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records maintained by the Corporation’s transfer agent. No failure to give such notice or defect therein shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom such notice was defective or not given; provided that notice given to the last address of record shall be deemed to be valid notice. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, each Corporation Redemption Notice shall state: (i) the Corporation Redemption Date; (ii) the Corporation Redemption Price on a per share basis; (iii) the CUSIP number(s) of the Series B Preferred Stock to be redeemed; (iv) the number of shares of Series B Preferred Stock to be redeemed, if fewer than all, or the method for determining such number; (v) that dividends and distributions on the shares of Series B Preferred Stock to be redeemed shall cease to accrue on the Corporation Redemption Date; (vi) that the shares of Series B Preferred Stock are being redeemed at the Corporation’s option pursuant to the Corporation Redemption Right; and (vii) any conditions to the redemption. Any such redemption may be made conditional on such factors as may be determined by the Board of Directors and as set forth in the Corporation Redemption Notice.

(g)

If (i) a Corporation Redemption Notice has been given by the Corporation with respect to any shares of Series B Preferred Stock, (ii) (1) if the shares of Series B Preferred Stock shall be redeemed in cash, the funds necessary for such redemption have been set apart by the Corporation in Corporation for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption or (2) if the Series B Preferred Stock shall be redeemed with Common Stock, the Corporation’s transfer agent has been instructed in writing that the Series B Preferred Stock shall be redeemed in Common Stock, and (iii) irrevocable instructions have been given to pay or issue the Corporation Redemption Price, then from and after the Corporation Redemption Date, dividends and distributions shall cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares of Series B Preferred Stock shall terminate, except the right to receive the Corporation Redemption Price in cash or in Common Stock, as applicable, without interest, upon transfer of such shares of Series B Preferred Stock.

(h)

If the Corporation calls for redemption of any shares of Series B Preferred Stock pursuant to and in accordance with Article VII of the Charter, including through a purchase from a Trust, then the redemption price shall be an amount equal to the Stated Value per share, plus any accrued and unpaid dividends and distributions (whether or not declared) on the Series B Preferred Stock to but not including, the redemption date, subject to any restrictions, limitations or requirements contained in Article VII of the Charter. Notwithstanding anything else to the contrary herein, the Corporation shall not be required to provide advanced notice to the holder of shares of Series B Preferred Stock in the event such holder’s shares of Series B Preferred Stock are redeemed in order for the Corporation to qualify or maintain the qualification of the Corporation as a REIT for U.S. federal income tax purposes.

(i)

Subject to applicable law and the limitation on purchases when distributions on the Series B Preferred Stock are in arrears, the Corporation may, at any time and from time to time, purchase any shares of Series B Preferred Stock by tender or by private agreement.

Section 8. Optional Redemption Following Death or Qualifying Disability of a Holder.

(a)

Subject to the terms of this Section 8, the Corporation shall redeem upon receipt of an Estate Redemption Notice (defined below) from the holder any shares of Series B Preferred Stock, beginning on the first day of the calendar month following the first anniversary of the Original Issue Date of such shares, held by a natural person upon his or her death or upon his or her suffering a qualifying disability (the right to redemption arising thereupon, the “Estate Redemption Right”), including shares of Series B Preferred Stock held through a revocable grantor trust, or an individual retirement account or other retirement or profit-sharing plan, where the Estate Redemption Notice is from (i) in the case of the death of a holder, the holder’s estate, the recipient of such shares of Series B Preferred Stock through bequest or inheritance, or, with respect to shares of Series B Preferred Stock held through a revocable grantor trust, the trustee of such trust, who shall have the sole ability to give the Estate Redemption Notice on behalf of the trust, or (ii) in the case of the qualifying disability of a holder, the holder or the holder’s legal representative. If spouses are joint registered holders of shares of Series B Preferred Stock, the Estate Redemption Notice may be made upon the death or qualifying disability of either spouse. If the holder of shares of Series B Preferred Stock is not a natural person, such as a trust (other than a revocable grantor trust) or a partnership, corporation or similar legal entity, the right of redemption upon death or qualifying disability of a beneficiary of such trust or the holder of an ownership interest in such partnership, corporation or similar legal entity shall be subject to the approval of the Board of Directors in its sole discretion. Series B Preferred Stock redeemed pursuant to the Estate Redemption Right shall be redeemed at a redemption price per share of Series B Preferred Stock (the “Estate Redemption Price”) equal to (A) beginning on the first day of the calendar month following the first anniversary of the Original Issue Date of the Series B Preferred Stock to be redeemed, 95% of the Stated Value and (B) beginning on the first day of the calendar month following the second anniversary of the Original Issue Date of the Series B Preferred Stock to be redeemed, 100% of the Stated Value, in each case plus an amount equal to accrued but unpaid Cash Dividends thereon, if any, to but not including the date fixed for redemption (the “Estate Redemption Date”), which shall be a date selected by the Corporation in its discretion that is within 45 days of the date the Corporation receives the Estate Redemption Notice.

(b)

If an Estate Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of record of shares of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend or other distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of shares of Series B Preferred Stock that shall be redeemed pursuant to the Estate Redemption Right shall be entitled to an amount equal to the dividends and distributions accruing after the end of the Dividend Period to which such Dividend Payment Date relates, up to but not including, the Estate Redemption Date.

(c)

For so long as the Common Stock is listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, the Corporation has the right, in its sole discretion, to pay the Estate Redemption Price in cash or in equal value of Common Stock, calculated based on the closing price per share of the Common Stock for the single Trading Day prior to the Estate Redemption Date.

(d)	Redemption of the Series B Preferred Stock shall be made pursuant to the Estate Redemption Right upon:

(i)

delivery by such holder of a duly complete notice to the Corporation or through the procedures of the Depository Trust Company (the “Estate Redemption Notice”), which shall be irrevocable, except upon written consent of the Corporation, in compliance with the Stated Transfer Procedures, and specifying the number of shares of Series B Preferred Stock to be redeemed that are held by such holder as of the date of such Estate Redemption Notice;

(ii)	transfer of the Series B Preferred Stock in compliance with the Stated Transfer Procedures; and

(iii)	compliance with the other requirements of this Section 8.

(e)

If (i) an Estate Redemption Notice has been received by the Corporation, (ii) (1) if the shares of Series B Preferred Stock shall be redeemed in cash, the funds necessary for such redemption have been set apart by the Corporation in trust for the benefit of the holder of any shares of Series B Preferred Stock to be redeemed or (2) if the Series B Preferred Stock shall be redeemed with Common Stock, the Corporation’s transfer agent has been instructed in writing that the Series B Preferred Stock shall be redeemed in Common Stock and (iii) irrevocable instructions have been given to pay or issue the Estate Redemption Price, then from and after the Estate Redemption Date, dividends and distributions shall cease to accrue on such Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares of Series B Preferred Stock shall terminate, except the right to receive the Estate Redemption Price in cash or in Common Stock, as applicable, without interest, upon transfer of such shares of Series B Preferred Stock.

(f)

In order for the Corporation to redeem Series B Preferred Stock upon the death or qualifying disability of a holder thereof, the following conditions must be met: (i) the deceased or disabled holder must be the sole holder of the shares of Series B Preferred Stock to be redeemed or the beneficiary of a trust or an individual retirement account or other retirement or profit-sharing plan that is a holder or, in the case of shares of Series B Preferred Stock owned by spouses who are joint registered holders (or holders by tenants in the entirety), one of the joint holders; (ii) the Estate Redemption Notice must be received by the Corporation within one year after the death or qualifying disability of the holder but no sooner than the first day of the calendar month following the first anniversary of the Original Issue Date of the Series B Preferred Stock to be redeemed; (iii) the Estate Redemption Notice must be given by (A) in the case of the death of a holder, a recipient of the shares of Series B Preferred Stock through bequest or inheritance, (B) in the case of the death of a beneficiary of a trust, the trustee of the trust, or (C) in the case of the death of a holder of shares of Series B Preferred Stock owned by spouses who are joint registered holders (or holders by tenants in the entirety), the surviving spouse; and (iv) in the case of the qualifying disability of a holder, (A) such disability must meet the requirements of Section 72(m)(7) of the Code (i.e., the individual must be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of a long continued and indefinite duration), (B) a determination of disability must be made by the U.S. governmental agency responsible for reviewing the disability retirement benefits that the holder could be eligible to receive, (C) the condition causing the disability shall have occurred after the date that the holder became a holder of shares of Series B Preferred Stock and (D) the condition causing the disability shall have occurred before the holder reached full retirement age, which is the age at which workers can claim full Social Security retired-worker benefits. The Corporation may in its discretion request from the holder, and the holder must promptly provide, reasonable documentation supporting the satisfaction of the foregoing conditions.

(g)

Notwithstanding any provision of this Section 8, no redemptions of Series B Preferred Stock shall be made by the Corporation if such redemption shall be restricted or prohibited by law. Further, no redemptions of Series B Preferred Stock shall be made by the Corporation at such time as the terms and provisions of any agreement of the Corporation prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder, or if such redemption would result in a Change of Control.

Section 9. Optional Redemption by Corporation Upon a Change of Control.

(a)

If a Change of Control occurs at any time shares of Series B Preferred Stock are outstanding, the Corporation shall have the right (the “Change of Control Redemption Right”), but not the obligation, to redeem in cash all or some portion of the shares of Series B Preferred Stock issued and outstanding, on a date (the “Change of Control Redemption Date”) specified by the Corporation no later than 120 calendar days after the first date on which such Change of Control occurred, at a redemption price equal to 100% of the Stated Value per share, plus an amount equal to all accrued but unpaid Cash Dividends thereon (whether or not authorized or declared) to but not including the Change of Control Redemption Date (such price, the “Change of Control Redemption Price”).

(b)

If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed pursuant to the Change of Control Redemption Right, the shares of Series B Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that the Corporation determines. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series B Preferred Stock, other than a holder of shares of Series B Preferred Stock that has received an exemption, would become a holder of a number of shares of Series B Preferred Stock in excess of the Aggregate Stock Ownership Limit because such holder’s shares of Series B Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in Article VII of the Charter, the Corporation shall redeem the requisite number of shares of Series B Preferred Stock of such holder such that no holder shall hold a number of shares in excess of the Aggregate Stock Ownership Limit subsequent to such redemption.

(c)

Unless full cumulative dividends and distributions on all Series B Preferred Stock for all past Dividend Periods that have ended shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof is set apart for payment, (i) no Series B Preferred Stock shall be redeemed pursuant to the Change of Control Redemption Right unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed, and (ii) the Corporation shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series B Preferred Stock (except by conversion into or exchange for shares of Junior Stock, or options, warrants or rights to purchase or subscribe for shares of Junior Stock); provided, however, that the foregoing shall not prevent the redemption or purchase by the Corporation of Series B Preferred Stock pursuant to Article VII of the Charter or otherwise in order to ensure that the Corporation remains qualified as a REIT for U.S. federal income tax purposes or the purchase or acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series B Preferred Stock and all holders of shares of Parity Stock.

(d)

If a Change of Control Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of record of shares of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend or other distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of shares of Series B Preferred Stock that shall be redeemed pursuant to the Change of Control Redemption Right shall be entitled to an amount equal to the dividends and distributions accruing after the end of the Dividend Period to which such Dividend Payment Date relates, up to but not including, the Change of Control Redemption Date.

(e)

Notice of redemption pursuant to a Change of Control (the “Change of Control Redemption Notice”) shall be mailed by the Corporation, postage prepaid, no fewer than seven days prior to the Change of Control Redemption Date, addressed to the respective holders of record of all of the shares of Series B Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records maintained by the Corporation’s transfer agent. No failure to give such notice or defect therein shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom such notice was defective or not given; provided, that notice given to the last address of record shall be deemed to be valid notice. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, each Change of Control Redemption Notice shall state: (i) the Change of Control Redemption Date; (ii) the Change of Control Redemption Price on a per share basis; (iii) the CUSIP number(s) of the shares of Series B Preferred Stock to be redeemed; (iv) the number of shares of Series B Preferred Stock to be redeemed, if fewer than all, or the method for determining such number; (v) that dividends and distributions on the Series B Preferred Stock to be redeemed shall cease to accrue on the Change of Control Redemption Date; (vi) that the shares of Series B Preferred Stock are being redeemed at the Corporation’s option pursuant to the Change of Control Redemption Right and a brief description of the transaction or transactions constituting such Change of Control; and (vii) any conditions to the redemption. Any such redemption may be made conditional on such factors as may be determined by the Board of Directors and as set forth in the Change of Control Redemption Notice.

(f)

If (i) a Change of Control Redemption Notice has been given by the Corporation, (ii) the funds necessary for such redemption have been set apart by the Corporation in trust for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption and (iii) irrevocable instructions have been given to pay the Change of Control Redemption Price, then from and after the Change of Control Redemption Date, dividends and distributions shall cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares of Series B Preferred Stock shall terminate, except the right to receive the Change of Control Redemption Price in cash, without interest, upon transfer of such shares of Series B Preferred Stock.

Section 10. Voting Rights.

(a)	Holders of the shares of Series B Preferred Stock shall not have any voting rights except as set forth below.

(a)	So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not:

(i)

authorize or create, or increase the authorized or issued amount of, any class or series of capital stock of the Corporation expressly designated as ranking senior to the Series B Preferred Stock as to distribution rights and rights upon liquidation, dissolution, termination, cancellation or winding up of the Corporation, or reclassify any authorized capital stock of the Corporation into any such senior shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and the holders of any outstanding shares of Parity Stock upon which like voting rights have been conferred and are exercisable (“Voting Parity Stock”) (voting together as a single class); or

(ii)

amend, alter or repeal the provisions of the Charter or these Terms and Conditions, whether by merger, consolidation or otherwise (in any case, an “Event”), so as to materially and adversely affect any right, preference, privilege or voting powers of the Series B Preferred Stock or the holders thereof, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock (voting as a separate class); provided, however, that with respect to the occurrence of any Event set forth above, so long as shares of Series B Preferred Stock remain outstanding with the terms thereof materially unchanged or the holders of shares of Series B Preferred Stock receive capital stock, or options, warrants or rights to purchase or subscribe for capital stock or other securities with rights, preferences, privileges and voting powers substantially similar, taken as a whole, to the rights, preferences, privileges and voting powers of the Series B Preferred Stock, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series B Preferred Stock or the holders thereof; provided further that the conversion of the Corporation into another form of organization or the change of the Corporation’s jurisdiction of organization shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers or the holders thereof so long as the holders of the shares of Series B Preferred Stock continue to hold securities of the successor entity with rights, preferences, privileges and voting powers that are substantially similar to those of the Series B Preferred Stock; and provided further that any increase in the amount of the authorized shares of Series B Preferred Stock or the creation or issuance, or increase in the amounts authorized, of any other classes or series of Parity Stock or Junior Stock shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers or the holders thereof.

(b)

In any matter in which the holders of shares of Series B Preferred Stock are entitled to vote separately as a single class, each such holder shall have the right to one vote for each share of Series B Preferred Stock held by such holder. If the holders of shares of Series B Preferred Stock and the holders of outstanding shares of Voting Parity Stock, including our Series A Preferred Stock, are entitled to vote together as a single class on any matter, such holders shall each have one vote for each $25.00 of Stated Value.

(c)

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed.

(d)

Notwithstanding any other provision of the Governing Instruments, the holders of shares of Series B Preferred Stock shall not be entitled to vote on any amendment to any terms and conditions or articles supplementary establishing the rights and preferences of any other class of preferred stock of the Corporation, nor shall the holders of shares of Series B Preferred Stock be entitled to vote on any matter that only affects the rights or interests of one or more other series of shares of the Corporation.

Section 11. Conversion at the Option of Holders.

(a)

Subject to the provisions of this Section 11, beginning on the first day of the calendar month following the third anniversary of the Original Issue Date, each holder of shares of Series B Preferred Stock shall have the right (the “Holder Conversion Right”), at such holder’s option, to require the Corporation to convert any or all of such holder’s shares of Series B Preferred Stock into a number of shares of Common Stock equal to the Holder Conversion Amount (as defined below), if the 5-day volume weighted average price (“VWAP”) of the Common Stock on the NYSE ending on the Trading Day immediately preceding the date the Company receives the Holder Conversion Notice (defined below) (such 5-day VWAP, the “Market Price”) is equal to or greater than 115% of the Applicable NAV.

(b)	The number of shares of Common Stock issued per share of Series B Preferred Stock pursuant to the Holder Conversion Right (the “Holder Conversion Amount”) shall be determined as follows:

(i)

Beginning on the first day of the month following the third anniversary of the Original Issue Date and continuing to, but not including, the first day of the month following the fourth anniversary of the Original Issue Date, the Holder Conversion Amount shall be a number of shares of Common Stock that is equal to the quotient of (i) the Holder Conversion Price (defined below) as of the Holder Conversion Date (as defined below) divided by (ii) 94% of the Market Price;

(ii)

Beginning on the first day of the month following the fourth anniversary of the Original Issue Date and continuing to, but not including, the first day of the month following the fifth anniversary of the Original Issue Date, the Holder Conversion Amount shall be a number of shares of Common Stock that is equal to the quotient of (i) the Holder Conversion Price as of the Holder Conversion Date divided by (ii) 90% of the Market Price; and

(iii)

Beginning on the first day of the month following the fifth anniversary of the Original Issue Date and continuing thereafter, the Holder Conversion Amount shall be a number of shares of Common Stock that is equal to the quotient of (i) the Holder Conversion Price as of the Holder Conversion Date divided by (ii) 88% of the Market Price.

(iv)

The “Holder Conversion Price” means the Stated Value plus any an amount equal to all accrued but unpaid Cash Dividends, if any, to but not including the date fixed for conversion (the “Holder Conversion Date”), which shall be a date selected by the Corporation in its discretion that is within 45 days of the date the Corporation receives the Holder Conversion Notice.

(c)

The Applicable NAV shall be adjusted for any stock splits (including those effected pursuant to a distribution of shares of Common Stock), subdivisions, combinations or other similar events (in each case, a “Stock Split”) with respect to the Common Stock as follows: the adjusted Applicable NAV as the result of a Stock Split will be equal to the product obtained by multiplying (i) the Applicable NAV in effect immediately prior to such Stock Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Stock Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Stock Split.

(d)	Conversion of the Series B Preferred Stock to Common Stock shall be made pursuant to the Holder Conversion Right upon:

(i)

delivery by such holder of a duly complete notice to the Corporation or through the procedures of the Depository Trust Company (the “Holder Conversion Notice”), which shall be irrevocable, except upon written consent of the Corporation, in compliance with the Stated Transfer Procedures, and specifying the number of shares of Series B Preferred Stock to be converted that are held by such holder as of the date of such Holder Conversion Notice and the number of shares of Series B Preferred Stock to be held by such holder following such conversion; and

(ii)	transfer of the shares of Series B Preferred Stock in compliance with the Stated Transfer Procedures.

(e)

In the event that the Corporation provides a Corporation Redemption Notice or Change of Control Redemption Notice with respect to some or all of the shares of Series B Preferred Stock for which a holder of such shares has previously submitted a Holder Conversion Notice, such holder may revoke their Holder Conversion Notice with respect to shares of Series B Preferred Stock subject to a Corporation Redemption Notice or Change of Control Redemption Notice by delivering a notice of revocation to the Corporation or through the Stated Transfer Procedures at any time prior to 5:00 p.m. (Eastern time) on the Business Day immediately preceding the Corporation Redemption Date or Change of Control Redemption Date, as applicable. To the extent a holder of shares of Series B Preferred Stock does not revoke their Holder Conversion Notice with respect to shares of Series B Preferred Stock subject to a Corporation Redemption Notice or Change of Control Redemption Notice, such shares of Series B Preferred Stock shall not be subject to any redemption by the Corporation pursuant to Section 7 or 9 for which a Corporation Redemption Notice or Change of Control Redemption Notice was delivered subsequent to the date on which the holder of such shares of Series B Preferred Stock delivered a Holder Conversion Notice.

(f)

No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon conversion of any shares of Series B Preferred Stock into Common Stock. In lieu of fractional shares otherwise issuable, each holder will be entitled to receive an amount in cash equal to the fraction of a Common Share multiplied by the Market Price on the date the Holder Conversion Notice was delivered. In order to determine whether the number of shares of Common Stock to be delivered to a holder upon the conversion of such holder’s shares of Series B Preferred Stock will include a fractional share, such determination shall be based on the aggregate number of shares of Series B Preferred Stock of such holder that are being converted on any single Holder Conversion Date.

(g)	.Limitations on Holder Conversion.

(i)

Notwithstanding any provision of this Section 11, the Corporation’s obligation to convert the Series B Preferred Stock to Common Stock at the option of the holders pursuant to the Holder Conversion Right shall be subject to the following aggregate conversion limits (collectively, the “Conversion Limits”):

1.	no more than 5.0% of the aggregate number of outstanding shares of Series B Preferred Stock shall be converted per calendar month;

2.	no more than 12.0% of the aggregate number of outstanding shares of Series B Preferred Stock shall be converted per fiscal quarter; and

3.	no more than 33.0% of the aggregate number of outstanding shares of Series B Preferred Stock shall be converted per fiscal year.

(ii)

If, after applying the Conversion Limits, a holder would own less than one share of Series B Preferred Stock, all of such holder’s shares of Series B Preferred Stock shall be converted. Otherwise, the number of such holder’s shares of Series B Preferred Stock to be converted shall be rounded down such that after giving effect to any conversion, no holder is left owning a fractional share of Series B Preferred Stock. If, after applying the Conversion Limits, the number of shares of Series B Preferred Stock to be converted is less than the number of shares of Series B Preferred Stock submitted for conversion by a holder, the excess shares of Series B Preferred Stock shall remain subject to conversion in future periods until the earlier of (i) all shares of Series B Preferred Stock submitted by such holder for conversion have been converted, or (ii) such holder delivers to us a written notice of withdrawal stating the number of withdrawn shares of Series B Preferred Stock and the number of shares of Series B Preferred Stock, if any, which remain subject to conversion.

(iii)

If, as a result of any conversion pursuant to this Section 11, any holder of shares of Series B Preferred Stock, other than a holder of shares of Series B Preferred Stock that has received an exemption, would become a holder of a number of shares of Common Stock in excess of the Aggregate Stock Ownership Limit or Common Stock Ownership Limit, then, except as otherwise provided in Article VII of the Charter, the Corporation shall only convert such number of shares of Series B Preferred Stock of such holder that would not cause such holder to hold shares of Series B Preferred Stock and shares of Common Stock in excess of the Aggregate Stock Ownership Limit or Common Stock Ownership Limit.

(iv)

The foregoing provisions of this Section 11(h) shall not prevent any other action by the Corporation pursuant to the Charter or otherwise in order to ensure that the Corporation remains qualified as a REIT for U.S. federal income tax purposes.

(v)

Notwithstanding any provision of this Section 11, prior to the receipt of the Requisite Stockholder Approval, the Series B Preferred Stock shall not be convertible, in aggregate, into more than 19.99% of the number of shares of Common Stock or voting power outstanding prior to the initial issuance of any Series B Preferred Stock (subject to appropriate adjustment in relation to any recapitalizations, share dividends, stock splits, stock combinations, reclassifications or other similar events).

(h)

If a Holder Conversion Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of record of shares of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend or other distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares on or prior to such Dividend Payment Date, and each holder of shares of the Series B Preferred Stock that shall be converted pursuant to the Holder Conversion Right shall be entitled to an amount equal to the dividends and distributions accruing after the end of the Dividend Period to which such Dividend Payment Date relates, up to but not including, the Holder Conversion Date.

(i)

If (i) a Holder Conversion Notice has been received by the Corporation, (ii) the Corporation’s transfer agent has been instructed in writing that the Series B Preferred Stock shall be converted into Common Stock and (iii) irrevocable instructions have been given to issue the Holder Conversion Amount, then from and after the Holder Conversion Date, dividends and distributions shall cease to accrue on such Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares of Series B Preferred Stock shall terminate, except the right to receive the Holder Conversion Amount, without interest, upon transfer of such shares of Series B Preferred Stock.

(j)

Notwithstanding any provision of this Section 11, no conversions of Series B Preferred Stock shall be made by the Corporation if such conversion shall be restricted or prohibited by law. Further, no conversions of Series B Preferred Stock shall be made by the Corporation at such time as the terms and provisions of any agreement of the Corporation prohibits such conversion or provides that such conversion would constitute a breach thereof or a default thereunder, or if such conversion would result in a Change of Control.

Section 12. Term. The Series B Preferred Stock have no stated maturity date and shall not be subject to any sinking fund and, except as otherwise set forth herein, is not subject to mandatory redemption. The Corporation shall not be required to set aside funds to redeem the Series B Preferred Stock.

Section 13. Status of Redeemed, Converted or Repurchased Series B Preferred Stock. All Series B Preferred Stock redeemed, converted repurchased or otherwise acquired in any manner by the Corporation shall constitute authorized but unissued shares of Series B Preferred Stock.

Section 14. Application of Article VII. The Series B Preferred Stock constitute Capital Stock and, as such, are subject to the provisions of Article VII of the Charter applicable to Capital Stock.

Section 15. Restrictions on Ownership. Prior to the receipt of the Requisite Stockholder Approval, no shares of Series B Preferred Stock shall be issued to (i) any officers, employees, trustees, directors or other service providers of the Corporation, (ii) any controlling shareholder or member of a control group or any other substantial shareholder of the Corporation that has an affiliated person who is an officer, trustee or director of the Corporation or (iii) any entity affiliated with NexPoint Real Estate Advisors X, L.P.

Section 16. Relationship to Charter. These Terms and Conditions set forth the rights, powers, preferences and privileges of the Series B Preferred Stock and the provisions set forth herein shall operate as additions to or modifications of the rights, powers, preferences and privileges of the holders of the Series B Preferred Stock under the Governing Instruments, as the context may require. To the extent the provisions set forth herein conflict with the provisions of the Governing Instruments with respect to any such rights, powers, preferences and privileges of the Series B Preferred Stock, these Terms and Conditions shall control. Except as set forth in this Section 16, the Governing Instruments shall control as to the Corporation generally and the rights, powers, preferences and privileges of other shares of the Corporation’s stock and the holders thereof.

Exhibit C

Certificate of Conversion

[See attached.]

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A DELAWARE STATUTORY TRUST
TO A NON-DELAWARE ENTITY
PURSUANT TO SECTION 3821 OF
THE STATUTORY TRUST CODE

1.	The name of the Statutory Trust is NexPoint Diversified Real Estate Trust

(If changed, the name under which its certificate of trust was originally filed: Highland Credit Strategies Fund).

2.	The date of filing of its original certificate of trust with the Secretary of State is March 10, 2006.

3.	The jurisdiction in which the business form, to which the statutory trust shall be converted, is organized, formed or created is Maryland.

4.	The future effective date of the conversion to a non-Delaware entity is [4:30 p.m. Eastern Time, [●], 2025].

5.	The conversion has been approved in accordance with Section 3821 of the Statutory Trust Code.

6.

The statutory trust may be served with process in the State of Delaware in any action, suit or proceeding for enforcement of any obligation of the statutory trust arising while it was a statutory trust of the State of Delaware, and that it irrevocably appoints the Secretary of State as its agent to accept service of process in any such action, suit or proceeding.

7.	The address to which a copy of the process shall be mailed to by the Secretary of State is c/o The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville Timonium, Maryland 21093-2264.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the undersigned have executed this Certificate of Conversion on this                         day of                                    , A.D.                             .

NEXPOINT DIVERSIFIED REAL ESTATE TRUST, a Delaware statutory trust

Board of Trustees:

Ed Constantino

James Dondero

Scott Kavanaugh

Arthur Laffer

Brian Mitts

Catherine Wood

Carol Swain

Delaware Trustee:

By: The Corporation Trust Company

By:
Name:
Title:

NEXPOINT DIVERSIFIED REAL
ESTATE TRUST, INC., a Maryland
corporation

By:
Name:
Title:

ANNEX B: NEW NXDT ByLaws

NEXPOINT DIVERSIFIED REAL ESTATE TRUST, INC.

ARTICLES OF INCORPORATION

Pursuant to Articles of Conversion filed with the State Department of Assessments and Taxation of Maryland (the “Department”) contemporaneously herewith (the “Articles of Conversion”), under which NexPoint Diversified Real Estate Trust, a Delaware statutory trust (the “Statutory Trust”), is converting to a Maryland corporation to be known as NexPoint Diversified Real Estate Trust, Inc., the undersigned, being authorized to execute and file these Articles of Incorporation, hereby forms a corporation on the terms and conditions hereinafter set forth, and hereby certifies to the Department as follows:

ARTICLE I

INCORPORATOR

[•], whose address is 300 Crescent Court, Suite 700, Dallas, Texas 75201, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

ARTICLE II

NAME

The name of the corporation (the “Corporation”) is:

NexPoint Diversified Real Estate Trust, Inc.

ARTICLE III

PURPOSE

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of the charter of the Corporation (as the term charter is defined in the Maryland General Corporation Law, as amended from time to time (the “MGCL”), the “Charter”), the term “REIT” means a real estate investment trust under Sections 856 through 860 of the Code or any successor provisions.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville Timonium, Maryland 21093-2264. The name and address of the resident agent of the Corporation in the State of Maryland are The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville Timonium, Maryland 21093-2264. The resident agent is a Maryland corporation.

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS OF THE CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 5.1    Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be seven, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws of the Corporation (the “Bylaws”), but shall never be less than the minimum number required by the MGCL. The names of the directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualify are:

James Dondero

Brian Mitts

Edward Constantino

Scott Kavanaugh

Arthur Laffer

Carol Swain

Catherine Wood

The Corporation elects, effective at such time as it becomes eligible under Section 3-802 of the MGCL to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of stock, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies.

Section 5.2    Extraordinary Actions. Except as provided in Article VIII, notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 5.3    Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

Section 5.4    Preemptive and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may otherwise be provided by a contract approved by the Board of Directors, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors and upon such terms and conditions as specified by the Board of Directors, shall determine that such rights apply, with respect to all or any shares of all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights. Notwithstanding the foregoing, in the event the Corporation is subject to the Maryland Control Share Acquisition Act, holders of shares of stock shall be entitled to exercise rights of an objecting stockholder under Section 3-708(a) of the MGCL, unless otherwise provided in the Bylaws.

Section 5.5    Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Section 5.6    Determinations by Board. The determination as to any of the following matters, made by or pursuant to the direction of the Board of Directors, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, acquisition of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, cash flow, funds from operations, adjusted funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision of the Charter (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any shares of any class or series of stock of the Corporation) or of the Bylaws; the number of shares of stock of any class or series of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; any interpretation of the terms and conditions of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization; the compensation of directors, officers, employees or agents of the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors.

Section 5.7    REIT Qualification. The Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors, in its sole and absolute discretion, also may (a) determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification and (b) make any other determination or take any other action pursuant to Article VII.

Section 5.8    Removal of Directors. Subject to the rights of holders of shares of one or more classes or series of Preferred Stock (as defined below) to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of holders of shares entitled to cast at least a majority of all the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

Section 5.9    Advisor Agreements. Subject to such approval of stockholders and other conditions, if any, as may be required by the Charter or any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

Section 5.10  Corporate Opportunities. The Corporation shall have the power, by resolution of the Board of Directors, to renounce any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities or classes or categories of business opportunities that are presented to the Corporation or developed by or presented to one or more directors of officers of the Corporation.

ARTICLE VI

STOCK

Section 6.1    Authorized Shares. The Corporation has authority to issue 600,000,000 shares of stock, consisting of 500,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and 100,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”), of which (i) 4,800,000 are classified and designated as the 5.50% Series A Cumulative Preferred Stock of the Corporation, par value $0.001 per share, liquidation preference $25.00 per share having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions set forth in Exhibit A attached hereto which is incorporated herein by reference and made a part hereof, and (ii) 16,000,000 are classified and designated as the 9.00% Series B Cumulative Redeemable Preferred Stock of the Corporation, par value $0.001 per share, initial stated value $25.00 per share having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions set forth in Exhibit B attached hereto which is incorporated herein by reference and made a part hereof. The aggregate par value of all authorized shares of stock having par value is $600,000. If shares of one class of stock are classified or reclassified into shares of another class of stock in accordance with this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board of Directors and without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 6.2    Common Stock. Subject to the provisions of Article VII and except as may otherwise be specified in the Charter, each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time into one or more classes or series of stock.

Section 6.3    Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time into one or more classes or series of stock.

Section 6.4    Classified or Reclassified Shares. Prior to the issuance of classified or reclassified shares of any class or series of stock, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (the “SDAT”). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other Charter document.

Section 6.5    Stockholders’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the holders of Common Stock entitled to vote generally in the election of directors may be taken without a meeting by consent, in writing or by electronic transmission, in any manner and by any vote permitted by the MGCL and set forth in the Bylaws.

Section 6.6    Charter and Bylaws. The rights of all stockholders and the terms of all shares of stock of the Corporation are subject to the provisions of the Charter and the Bylaws.

Section 6.7    Distributions. The Board of Directors from time to time may authorize the Corporation to declare and pay to stockholders such dividends or other distributions in cash or other assets of the Corporation or in securities of the Corporation, including in shares of one class or series of the Corporation’s stock payable to holders of shares of another class or series of stock of the Corporation, or from any other source as the Board of Directors in its sole and absolute discretion shall determine. The exercise of the powers and rights of the Board of Directors pursuant to this Section 6.7 shall be subject to the provisions of any class or series of shares of the Corporation’s stock at the time outstanding.

ARTICLE VII

RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES OF STOCK

Section 7.1    Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean 9.8 percent in value of the aggregate of the outstanding shares of Capital Stock, or such other percentage determined by the Board of Directors in accordance with Section 7.2.8 of the Charter. For the purposes of determining the percentage ownership of Capital Stock by any Person, shares of Capital Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation directly or constructively held by such Person, but not shares of Capital Stock issuable with respect to the conversion, exchange or exercise of securities for the Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in Texas or New York are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock, or such other percentage determined by the Board of Directors in accordance with Section 7.2.8 of the Charter. For purposes of determining the percentage ownership of Common Stock by any Person, shares of Common Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation directly or constructively held by such Person, but not shares of Common Stock issuable with respect to the conversion, exchange or exercise of securities for the Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Excepted Holder. The term “Excepted Holder” shall mean a stockholder of the Corporation for whom an Excepted Holder Limit is created by this Article VII or by the Board of Directors pursuant to Section 7.2.7.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 7.2.7 and subject to adjustment pursuant to Section 7.2.8, the percentage limit established by the Board of Directors pursuant to Section 7.2.7.

Initial Date. The term “Initial Date” shall mean the date of the Statutory Trust’s conversion to the Corporation in accordance with the terms and conditions of the Articles of Conversion.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board of Directors or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined by the Board of Directors.

NYSE. The term “NYSE” shall mean The New York Stock Exchange.

Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of this Article VII, would Beneficially Own or Constructively Own shares of Capital Stock in violation of Section 7.2.1, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Directors determines pursuant to Section 5.7 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. The term “Trust” shall mean any trust provided for in Section 7.3.1.

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner that is appointed by the Corporation to serve as trustee of the Trust.

Section 7.2    Capital Stock.

Section 7.2.1    Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 7.4:

(a)      Basic Restrictions.

(i)     (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)    No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii)    Any Transfer of shares of Capital Stock that, if effective, would result in the Capital Stock being beneficially owned by less than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(iv)    No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock could result in the Corporation failing to qualify as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

(b)     Transfer in Trust. If any Transfer of shares of Capital Stock occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i), (ii) or (iv),

(i)    then that number of shares of the Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i), (ii) or (iv) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

(ii)    if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i), (ii) or (iv), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i), (ii) or (iv) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(iii)   To the extent that, upon a transfer of shares of Capital Stock pursuant to this Section 7.2.1(b), a violation of any provision of this Article VII would nonetheless be continuing (for example where the ownership of shares of Capital Stock by a single Trust would violate the 100 stockholder requirement applicable to REITs), then shares of Capital Stock shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Charitable Beneficiaries that are distinct from those of each other Trust, such that there is no violation of any provision of this Article VII.

Section 7.2.2    Remedies for Breach. If the Board of Directors shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board of Directors shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors.

Section 7.2.3    Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b) shall immediately give written notice to the Corporation of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

Section 7.2.4    Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a)     every owner of five percent or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit; and

(b)     each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the stockholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request in good faith in order to determine the Corporation’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit.

Section 7.2.5    Remedies Not Limited. Subject to Section 5.7 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation in preserving the Corporation’s status as a REIT.

Section 7.2.6    Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.2, Section 7.3 or any definition contained in Section 7.1, the Board of Directors may determine the application of the provisions of this Section 7.2 or Section 7.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 7.2 or 7.3 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors may determine the action to be taken so long as such action is not contrary to the provisions of Sections 7.1, 7.2 or 7.3. Absent a decision to the contrary by the Board of Directors, if a Person would have (but for the remedies set forth in Section 7.2.2) acquired Beneficial or Constructive Ownership of Capital Stock in violation of Section 7.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

Section 7.2.7    Exceptions.

(a)     Subject to Section 7.2.1(a)(ii) and (iv), the Board of Directors may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if the Corporation obtains such representations and undertakings from such Person as are reasonably necessary (as determined by the Board of Directors) for the Board of Directors to determine that:

(i)      no individual’s Beneficial or Constructive Ownership of such shares of Capital Stock will violate Section 7.2.1(a)(ii) or (iv); and

(ii)    such Person does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (for this purpose, a tenant shall not be treated as a tenant of the Corporation if the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue from such tenant such that, in the judgment of the Board of Directors, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT).

Any violation or attempted violation of any such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.2.1 through 7.2.6) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 7.2.1(b) and 7.3.

(b)     Prior to granting any exception pursuant to Section 7.2.7(a), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c)     Subject to Section 7.2.1(a)(ii), an underwriter or placement agent that participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d)     The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit, as the case may be.

Section 7.2.8    Increase or Decrease in Common Stock Ownership or Aggregate Stock Ownership Limits. Subject to Section 7.2.1(a)(ii) and this Section 7.2.8, the Board of Directors may from time to time increase or decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for one or more Persons and increase or decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit for all other Persons. No decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit will be effective for any Person whose percentage of ownership of Capital Stock is in excess of such decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit, as applicable, until such time as such Person’s percentage of ownership of Capital Stock equals or falls below the decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit, as applicable; provided, however, any further acquisition of Capital Stock by any such Person (other than a Person for whom an exemption has been granted pursuant to Section 7.2.7(a) or an Excepted Holder) in excess of the Capital Stock owned by such person on the date the decreased Common Stock Ownership Limit or Aggregate Stock Ownership Limit, as applicable, became effective will be in violation of the Common Stock Ownership Limit or Aggregate Stock Ownership Limit. No increase to the Common Stock Ownership Limit or Aggregate Stock Ownership Limit may be approved if the new Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit would allow five or fewer Persons to Beneficially Own, in the aggregate more than 49.9% in value of the outstanding Capital Stock.

Section 7.2.9    Legend. Each certificate for shares of Capital Stock, if certificated, or the notice in lieu of a certificate shall bear substantially the following legend:

The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of the Common Stock Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of the Aggregate Stock Ownership Limit, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; (iv) any Transfer of shares of Capital Stock that, if effective would result in the Capital Stock of the Corporation being beneficially owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock; and (v) no Person may Beneficially Own or Constructively Own shares of Capital Stock that could result in the Corporation failing to qualify as a “domestically controlled qualified investment entity” under Section 897(h)(4)(B) of the Code. Any Person who Beneficially Owns or Constructively Owns or attempts or intends to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation in writing (or, in the case of any attempted transaction, give at least 15 days prior written notice). If any of the restrictions on transfer or ownership provided in (i), (ii), (iii) or (v) above are violated, the shares of Capital Stock in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, if the ownership restriction provided in (iv) above would be violated, or upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings given to them in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of shares of Capital Stock of the Corporation on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

Instead of the foregoing legend, the certificate or notice may state that the Corporation will furnish a full statement about certain restrictions on ownership and transferability to a stockholder on request and without charge.

Section 7.3    Transfer of Capital Stock in Trust.

Section 7.3.1    Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.3.6.

Section 7.3.2    Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

Section 7.3.3    Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of Capital Stock held in the Trust and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trust, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trust and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its stock transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes and determining the other rights of stockholders.

Section 7.3.4   Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for, or in respect of, such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

Section 7.3.5    Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 7.3.6    Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary or Charitable Beneficiaries of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary or Charitable Beneficiaries and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided in Section 7.2.1(b) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.

Section 7.4    NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5    Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6    Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation. Except for amendments to Section 5.8 of the Charter and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Any amendment to Section 5.8 or to this sentence of the Charter shall be valid only if declared advisable by the Board of Directors and approved by the affirmative vote of holders of shares entitled to cast two-thirds of all the votes entitled to be cast on the matter.

ARTICLE IX

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this [•] day of [•], 2025.

__________________________________ [•], Incorporator

[Signature Page to NexPoint Diversified Real Estate Trust, Inc. Articles of Incorporation]

EXHIBIT A

NEXPOINT DIVERSIFIED REAL ESTATE TRUST, INC.

Terms and Conditions of 5.50% Series A Cumulative Preferred Stock

Section 1             5.50% Series A Cumulative Preferred Stock. A series of 4,800,000 shares of Preferred Stock, is hereby designated “5.50% Series A Cumulative Preferred Stock” (the “Series A Preferred Stock”). The par value of the Series A Preferred Stock shall be $0.001 per share. Each share of Series A Preferred Stock may be issued on a date to be determined by the Board of Directors or its delegates and as are set forth in these Terms and Conditions, and shall have such other preferences, rights, voting powers, restrictions, limitations as to dividends and distributions, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Governing Documents (as defined herein) applicable to Preferred Stock, as are set forth in these Terms and Conditions. The Series A Preferred Stock shall constitute a separate series of Preferred Stock.

Section 2              Definitions. Unless the context or use indicates another or different meaning or intent, each of the following terms when used in these Terms and Conditions shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:

“1940 Act” means the Investment Company Act of 1940, as amended, or any successor statute. References to the 1940 Act in these Terms and Conditions shall apply to the Corporation for so long as, and only for so long as, the Corporation shall remain registered as an investment company act under the 1940 Act.

“1940 Act Asset Coverage” means, for so long as, and only for so long as, the Corporation shall remain registered as an investment company act under the 1940 Act, asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Corporation which are stock, including all Outstanding Series A Preferred Stock (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common stock), determined on the basis of values calculated as of a time within 48 hours (not including Saturdays, Sundays or holidays) next preceding the time of such determination. Effective immediately upon issuance of the Deregistration Order, the Corporation shall have no obligation to comply with 1940 Act Asset Coverage or any provisions related thereto in these Terms and Conditions.

“1940 Act Asset Coverage Cure Date” means, with respect to the failure by the Corporation to maintain 1940 Act Asset Coverage (as required by Section 8(a)(i)) as of the last Business Day of each March, June, September and December of each year, 49 days following such Business Day.

“1940 Act Voting Period” has the meaning set forth in Section 7(b)(i).

“Board of Directors” means the Board of Directors of the Corporation or any duly authorized committee thereof as permitted by applicable law.

“Business Day” means a day on which the NYSE is open for trading and that is neither a Saturday nor a Sunday.

“Date of Original Issue” means December 15, 2020 with respect to the 5.50% Series A Cumulative Preferred Shares of the Statutory Trust, and for the purposes of these Terms and Conditions shall have a correlative meaning with respect to any class or series of Preferred Stock.

“Deregistration Order” shall mean an order issued by the Securities and Exchange Commission declaring that the Corporation has ceased to be an investment company, as defined in the 1940 Act.

“Deposit Assets” means cash, Short Term Money Market Instruments and U.S. Government Obligations. Each Deposit Asset shall be deemed to have a value equal to its principal or face amount payable at maturity plus any interest payable thereon after delivery of such Deposit Asset but only if payable on or prior to the applicable payment date in advance of which the relevant deposit is made.

“Dividend Disbursing Agent” means, with respect to the Series A Preferred Stock, Equiniti Trust Company, LLC and its successors or any other dividend disbursing agent appointed by the Corporation and, with respect to any other class or series of Preferred Stock, the Person appointed by the Corporation as dividend disbursing or paying agent with respect to such class or series.

“Dividend Payment Date” means with respect to the Series A Preferred Stock, any date on which dividends and distributions declared by, or under authority granted by, the Board of Directors thereon are payable pursuant to the provisions of Section 4(a) and shall for the purposes of these Terms and Conditions have a correlative meaning with respect to any other class or series of Preferred Stock.

“Dividend Period” shall have the meaning set forth in Section 4(a), and for the purposes of these Terms and Conditions shall have a correlative meaning with respect to any other class or series of Preferred Stock.

“Governing Documents” means the Charter and the Bylaws.

“Liquidation Preference” shall, with respect to the Series A Preferred Stock, have the meaning set forth in Section 5(a) hereof, and for the purposes of these Terms and Conditions shall have a correlative meaning with respect to any other class or series of Preferred Stock.

“Notice of Redemption” shall have the meaning set forth in Section 6(c)(i).

“NYSE” means the New York Stock Exchange.

“Outside Redemption Date” means the 30th Business Day after a Cure Date.

“Outstanding” means, as of any date, Preferred Stock theretofore issued by the Corporation except:

(a)    any such Preferred Stock theretofore cancelled by the Corporation or delivered to the Corporation for cancellation;

(b)    any such Preferred Stock as to which a notice of redemption shall have been given and for whose payment at the redemption thereof Deposit Assets in the necessary amount are held by the Corporation in trust for, or have been irrevocably deposited with the relevant disbursing agent for payment to, the holder of such share pursuant to these Terms and Conditions with respect thereto; and

(c)    any such Preferred Stock in exchange for or in lieu of which other stock has been issued and delivered.

Notwithstanding the foregoing, for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any Preferred Stock as to which the Corporation or any subsidiary of the Corporation is the holder will be disregarded and deemed not Outstanding.

“Person” means and includes an individual, a partnership, the Corporation, a trust, a corporation, a limited liability company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

“Post-Deregistration Voting Period” has the meaning set forth in Section 7(b)(ii).

“Rating Agency” means any rating agency then providing a rating for the Series A Preferred Stock at the request of the Corporation, and for the purpose of these Terms and Conditions shall have a correlative meaning with respect to any other series of Preferred Stock.

“Record Date” shall have the meaning set forth in Section 4(a) hereof, and for the purposes of these Terms and Conditions shall have a correlative meaning with respect to any other class or series of Preferred Stock.

“Series A Preferred Stock” shall have the meaning set forth in Section 1 hereof.

“Redemption Price” has the meaning set forth in Section 6(a) hereof, and for the purposes of these Terms and Conditions shall have a correlative meaning with respect to any other class or series of Preferred Stock.

“Short Term Money Market Instruments” means the following types of instruments if, on the date of purchase or other acquisition thereof by the Corporation, the remaining term to maturity thereof is not in excess of 180 days:

(i)      commercial paper rated A-1 if such commercial paper matures in 30 days or A-1+ if such commercial paper matures in over 30 days;

(ii)    demand or time deposits in, and banker’s acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

(iii)    overnight funds; and

(iv)    U.S. Government Obligations.

“U.S. Government Obligations” means direct obligations of the United States or obligations issued by its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

“Voting Period” shall have the meaning set forth in Section 7(b)(ii) hereof.

Section 3              Number of Shares; Ranking.

(a)    The initial number of authorized shares of the Corporation’s Preferred Stock constituting the Series A Preferred Stock to be issued is 4,800,000. No fractional Series A Preferred Stock shall be issued.

(b)    Shares of Series A Preferred Stock which at any time have been redeemed or purchased by the Corporation shall, after such redemption or purchase, have the status of authorized but unissued Preferred Stock.

(c)    The Series A Preferred Stock shall rank on a parity with any other series of Preferred Stock as to the payment of dividends, distributions and liquidation preference to which such shares of Preferred Stock are entitled.

(d)    No holder of Series A Preferred Stock shall have, solely by reason of being such a holder, any preemptive or other right to acquire, purchase or subscribe for any Preferred Stock or Common Stock or other securities of the Corporation which it may hereafter issue or sell.

Section 4              Dividends and Distributions.

(a)    Holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by, or under authority granted by, the Board of Directors, out of funds legally available therefor, cumulative cash dividends and distributions at the rate of 5.50% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months) of the Liquidation Preference on the Series A Preferred Stock and no more, payable quarterly on March 31, June 30, September 30 and December 31 in each year (each a “Dividend Payment Date”) which commenced on March 31, 2021 on the 5.50% Series A Cumulative Preferred Shares of the Statutory Trust (or, if any such day is not a Business Day, then on the next succeeding Business Day). Dividends and distributions will be payable to holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation at the close of business on the fifth preceding Business Day (each, a “Record Date”) in preference to dividends and distributions on Common Stock and any other capital stock of the Corporation ranking junior to the Series A Preferred Stock in payment of dividends and distributions. Dividends and distributions on Series A Preferred Stock that were originally issued on the Date of Original Issue shall accumulate from the Date of Original Issue. Dividends and distributions on all other Series A Preferred Stock shall accumulate from (i) the date on which such stock is originally issued if such date is a Dividend Payment Date, (ii) the immediately preceding Dividend Payment Date if the date on which such stock is originally issued is other than a Dividend Payment Date and is on or before a Record Date or (iii) the immediately following Dividend Payment Date if the date on which such stock is originally issued is during the period between a Record Date and a Dividend Payment Date. Each period beginning on and including a Dividend Payment Date (or the Date of Original Issue, in the case of the first dividend period after the issuance of such stock) and ending on but excluding the next succeeding Dividend Payment Date is referred to herein as a “Dividend Period.” Dividends and distributions on account of arrears for any past Dividend Period or in connection with the redemption of Series A Preferred Stock may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date not exceeding 30 days preceding the payment date thereof as shall be fixed by the Board of Directors.

(b)     No full dividends or distributions shall be declared or paid on Series A Preferred Stock for any Dividend Period or part thereof unless full cumulative dividends and distributions due through the most recent Dividend Payment Dates therefor for all series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to the payment of dividends and distributions have been or contemporaneously are declared and paid through the most recent Dividend Payment Dates therefor. If full cumulative dividends and distributions due have not been paid on all such Outstanding Preferred Stock, any dividends and distributions being paid on such Preferred Stock (including the Series A Preferred Stock) will be paid as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on each such series of Preferred Stock on the relevant Dividend Payment Date. No holders of Series A Preferred Stock shall be entitled to any dividends or distributions, whether payable in cash, property or stock, in excess of full cumulative dividends and distributions as provided in this Section 4(b)(i) on Series A Preferred Stock. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payments on any Series A Preferred Stock that may be in arrears.

(ii)    For so long as Series A Preferred Stock are Outstanding, the Corporation shall not declare or pay any dividend or other distribution (other than a dividend or distribution paid in Common Stock, or options, warrants or rights to subscribe for or purchase Common Stock or other stock, if any, ranking junior to the Series A Preferred Stock as to dividends and distribution of assets upon liquidation) in respect of the Common Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to the payment of dividends and the distribution of assets upon liquidation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and distributions of assets upon liquidation), unless, in each case, (A) immediately thereafter, for so long as, and only for so long as, the Corporation shall remain registered as an investment company under the 1940 Act, the Corporation shall have 1940 Act Asset Coverage, (B) all cumulative dividends and distributions on all Series A Preferred Stock due on or prior to the date of the transaction have been declared and paid (or shall have been declared and sufficient funds for the payment thereof deposited with the applicable Dividend Disbursing Agent) and (C) the Corporation has redeemed the full number of shares of Series A Preferred Stock to be redeemed mandatorily pursuant to any provision contained herein for mandatory redemption.

(iii)    Any dividend payment made on the Series A Preferred Stock shall first be credited against the dividends and distributions accumulated with respect to the earliest Dividend Period for which dividends and distributions have not been paid.

(c)    Not later than the Business Day immediately preceding each Dividend Payment Date, the Corporation shall deposit with the Dividend Disbursing Agent Deposit Assets having an initial combined value sufficient to pay the dividends and distributions that are payable on such Dividend Payment Date, which Deposit Assets shall mature (if such assets constitute debt securities or time deposits) on or prior to such Dividend Payment Date. The Corporation may direct the Dividend Disbursing Agent with respect to the investment of any such Deposit Assets, provided that such investment consists exclusively of Deposit Assets and provided further that the proceeds of any such investment will be available at the opening of business on such Dividend Payment Date.

(d)    In determining whether a distribution (other than upon voluntary or involuntary liquidation), by distribution, redemption or other acquisition of the Corporation’s equity securities is legally available, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

Section 5               Liquidation Rights.

(a)    In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, after satisfying claims of creditors but before any distribution or payment shall be made in respect of the Common Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to liquidation payments, a liquidation distribution in the amount of $25.00 per share (the “Liquidation Preference”), plus an amount equal to all unpaid dividends and distributions accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Corporation, but excluding interest thereon), and such holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up of the Corporation.

(b)    If, upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the holders of all Outstanding Series A Preferred Stock, and any other Outstanding class or series of Preferred Stock ranking on a parity with the Series A Preferred Stock as to payment upon liquidation, shall be insufficient to permit the payment in full to such holders of Series A Preferred Stock of the Liquidation Preference plus accumulated and unpaid dividends and distributions and the amounts due upon liquidation with respect to such other Preferred Stock, then such available assets shall be distributed among the holders of Series A Preferred Stock and such other Preferred Stock ratably in proportion to the respective preferential liquidation amounts to which they are entitled. Unless and until the Liquidation Preference plus accumulated and unpaid dividends and distributions has been paid in full to the holders of Series A Preferred Stock, no dividends or distributions will be made to holders of the Common Stock or any other shares of the Corporation ranking junior to the Series A Preferred Stock as to liquidation.

Section 6               Redemption. The Series A Preferred Stock shall be redeemed by the Corporation as provided below:

(a)    Mandatory Redemptions. For so long as, and only for so long as, the Corporation shall remain registered as an investment company under the 1940 Act, if the Corporation is required to redeem any Preferred Stock (which may include Series A Preferred Stock) pursuant to Section 8(b), then the Corporation shall, to the extent permitted by the MGCL and, if applicable, the 1940 Act, by the close of business on such 1940 Act Asset Coverage Cure Date fix a redemption date that is on or before the Outside Redemption Date and proceed to redeem shares as set forth in Section 6(c); provided, however, that the Corporation may fix a redemption date that is after the Outside Redemption Date if the Board of Directors determines in good faith that extraordinary market conditions exist as a result of which disposal by the Corporation of securities owned by it is not reasonably practicable, or is not reasonably practicable at fair value. On such redemption date, the Corporation shall redeem, out of funds legally available therefor, (i) the number of shares of Preferred Stock, which, to the extent permitted by the MGCL and, if applicable, the 1940 Act, at the option of the Corporation may include any proportion of Series A Preferred Stock or any other series of Preferred Stock, equal to the minimum number of shares the redemption of which, if such redemption had occurred immediately prior to the opening of business on such 1940 Act Asset Coverage Cure Date, would have resulted in the Corporation having 1940 Act Asset Coverage immediately prior to the opening of business on such 1940 Act Asset Coverage Cure Date or (ii) if such 1940 Act Asset Coverage cannot be so restored, all of the Outstanding Series A Preferred Stock, at a price equal to $25.00 per share plus accumulated but unpaid dividends and distributions (whether or not earned or declared by the Corporation) through, but not including, the date of redemption (the “Redemption Price”). In the event that shares of Preferred Stock are redeemed pursuant to Section 8(b), the Corporation may, but is not required to, redeem an additional number of shares of Series A Preferred Stock pursuant to this Section 6(a) which, when aggregated with other Preferred Stock redeemed by the Corporation, permits the Corporation to have with respect to the Preferred Stock (including the Series A Preferred Stock) remaining Outstanding after such redemption 1940 Act Asset Coverage of as much as 220%. In the event that all of the Series A Preferred Stock then Outstanding are required to be redeemed pursuant to Section 8(b), the Corporation shall redeem such shares at the Redemption Price and proceed to do so as set forth in Section 6(c). Effective immediately upon issuance of the Deregistration Order, this Section 6(a) shall be void and shall have no further effect.

(b)    Optional Redemptions. Prior to December 15, 2023, the Series A Preferred Stock are not subject to optional redemption by the Corporation unless such redemption is necessary, in the judgment of the Board of Directors, to maintain the Corporation’s status as a regulated investment company (“RIC”) or a REIT, as applicable, under Subchapter M of the Code. Commencing December 15, 2023, and thereafter, and prior thereto to the extent necessary to maintain the Corporation’s status as a RIC or a REIT, as applicable, under Subchapter M of the Code, to the extent permitted by MGCL and, if applicable, the 1940 Act, the Corporation may at any time upon Notice of Redemption redeem the Series A Preferred Stock in whole or in part at the Redemption Price per share, which notice shall specify a redemption date of not fewer than 30 days nor more than 90 days after the date of such notice.

(c)    Procedures for Redemption.

(i)    If the Corporation shall determine or be required to redeem Series A Preferred Stock pursuant to this Section 6, it shall mail a written notice of redemption (“Notice of Redemption”) with respect to such redemption by first class mail, postage prepaid, to each holder of the stock to be redeemed at such holder’s address as the same appears on the stock register of the Corporation on the close of business on such date as the Board of Directors or its delegatee may determine, which date shall not be earlier than the second Business Day prior to the date upon which such Notice of Redemption is mailed or delivered electronically to the holders of Series A Preferred Stock. Each such Notice of Redemption shall state: (A) the redemption date as established by the Board of Directors or its delegatee; (B) the number of shares of Series A Preferred Stock to be redeemed; (C) the CUSIP number(s) of such shares; (D) the Redemption Price (specifying the amount of accumulated dividends and distributions to be included therein); (E) the place or places where the certificate(s) for such stock (properly endorsed or assigned for transfer, if the Board of Directors or its delegatee shall so require and the Notice of Redemption shall so state), if any, are to be surrendered for payment in respect of such redemption; (F) that dividends and distributions on the stock to be redeemed will cease to accrue on such redemption date; (G) the provisions of this Section 6 under which such redemption is made; and (H) in the case of a redemption pursuant to Section 6(b), any conditions precedent to such redemption. If fewer than all Series A Preferred Stock held by any holder are to be redeemed, the Notice of Redemption mailed or delivered electronically to such holder also shall specify the number or percentage of shares to be redeemed from such holder. No defect in the Notice of Redemption or the mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

(ii)    If the Corporation shall give a Notice of Redemption, then by the close of business on the Business Day preceding the redemption date specified in the Notice of Redemption (so long as any conditions precedent to such redemption have been met) or, if the Dividend Disbursing Agent so agrees, another date not later than the redemption date, the Corporation shall (A) deposit with the Dividend Disbursing Agent Deposit Assets that shall mature (if such assets constitute debt securities or time deposits) on or prior to such redemption date having an initial combined value sufficient to effect the redemption of the Series A Preferred Stock to be redeemed and (B) give the Dividend Disbursing Agent irrevocable instructions and authority to pay the Redemption Price to the holders of the Series A Preferred Stock called for redemption on the redemption date. The Corporation may direct the Dividend Disbursing Agent with respect to the investment of any Deposit Assets so deposited provided that the proceeds of any such investment will be available at the opening of business on such redemption date. Upon the date of such deposit (unless the Corporation shall default in making payment of the Redemption Price), all rights of the holders of the Series A Preferred Stock so called for redemption shall cease and terminate except the right of the holders thereof to receive the Redemption Price thereof and such stock shall no longer be deemed Outstanding for any purpose. The Corporation shall be entitled to receive, promptly after the date fixed for redemption, any cash in excess of the aggregate Redemption Price of the Series A Preferred Stock called for redemption on such date and any remaining Deposit Assets. Any assets so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be repaid to the Corporation, after which the holders of the Series A Preferred Stock so called for redemption shall look only to the Corporation for payment of the Redemption Price thereof. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the Deposit Assets so deposited.

(iii)    On or after the redemption date, each holder of Series A Preferred Stock that are subject to redemption shall surrender such shares to the Corporation as instructed in the Notice of Redemption and shall then be entitled to receive the cash Redemption Price, without interest.

(iv)    In the case of any redemption of less than all of the Series A Preferred Stock pursuant to these Terms and Conditions, such redemption shall be made pro rata from each holder of Series A Preferred Stock in accordance with the respective number of shares held by each such holder on the record date for such redemption.

(v)    Notwithstanding the other provisions of this Section 6, the Corporation shall not redeem any Series A Preferred Stock unless all accumulated and unpaid dividends and distributions on all Outstanding Series A Preferred Stock and other Preferred Stock ranking on a parity with the Series A Preferred Stock with respect to dividends and distributions for all applicable past Dividend Periods (whether or not earned or declared by the Corporation) shall have been or are contemporaneously paid or declared and Deposit Assets for the payment of such dividends and distributions shall have been deposited with the Dividend Disbursing Agent as set forth in Section 4(c), provided, however, that the foregoing shall not prevent the purchase or acquisition of Outstanding Preferred Stock pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to holders of all Outstanding Series A Preferred Stock.

If the Corporation shall not have funds legally available for the redemption of, or is otherwise unable to redeem, all the Series A Preferred Stock or other Preferred Stock designated to be redeemed on any redemption date, the Corporation shall redeem on such redemption date the number of Series A Preferred Stock and other Preferred Stock so designated as it shall have legally available funds, or is otherwise able, to redeem ratably on the basis of the Redemption Price from each holder whose stock is to be redeemed, and the remainder of the Series A Preferred Stock and other Preferred Stock designated to be redeemed shall be redeemed on the earliest practicable date on which the Corporation shall have funds legally available for the redemption of, or is otherwise able to redeem, such stock upon Notice of Redemption.

Section 7               Voting Rights.

(a)    General. Except as otherwise provided in the Governing Documents or a resolution of the Board of Directors, or as required by applicable law, holders of Series A Preferred Stock shall have no power to vote on any matter except matters submitted to a vote of the Common Stock. In any matter submitted to a vote of the holders of the Common Stock, each holder of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock held and the holders of the Outstanding Preferred Stock, including Series A Preferred Stock, and the Common Stock shall vote together as a single class; provided, however, that the holders of the Outstanding Preferred Stock, including the Series A Preferred Stock, shall be entitled, as a separate class, to the exclusion of the holders of all other securities and classes of the capital stock of the Corporation, to elect two of the Corporation’s directors for so long as, and only for so long as, the Corporation is registered as an investment company under the 1940 Act and such entitlement shall cease immediately upon the issuance of the Deregistration Order. Subject to Section 7(b), the holders of the outstanding capital stock of the Corporation, including the holders of the Outstanding Preferred Stock, including the Series A Preferred Stock, voting as a single class, shall elect the balance of the directors.

(b)    Additional Voting Rights for Directors.

(i)    Right to Elect Majority of Board of Directors. For so long as, and only for so long as, the Corporation is registered as an investment company under the 1940 Act and such entitlement shall cease immediately upon the issuance of the Deregistration Order, during any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a “1940 Act Voting Period”), the number and/or composition of directors constituting the Board of Directors shall be automatically adjusted as necessary to permit the holders of Outstanding Preferred Stock, including the Series A Preferred Stock, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation) to elect the number of directors that, when added to the two directors elected exclusively by the holders of Preferred Stock pursuant to Section 7(a), would constitute a simple majority of the Board of Directors as so adjusted. The Corporation and the Board of Directors shall take all necessary actions, including effecting the removal of directors or amendment of the Charter, to effect an adjustment of the number and/or composition of directors as described in the preceding sentence. A 1940 Act Voting Period shall commence:

(A)    if at any time accumulated dividends and distributions (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the Outstanding Series A Preferred Stock equal to at least two full years’ dividends and distributions shall be due and unpaid and sufficient Deposit Assets shall not have been deposited with the Dividend Disbursing Agent for the payment of such accumulated dividends and distributions; or

(B)    if at any time holders of any other Preferred Stock are entitled to elect a majority of the directors of the Corporation under the 1940 Act or Terms and Conditions creating such shares.

Effective immediately upon issuance of the Deregistration Order, this Section 7(b)(i) shall be void and shall have no further effect.

(ii)    Post-Deregistration Order Arrearages Director Voting Rights. This Section 7(b)(ii) shall not be applicable, and shall have no effect, until the issuance of the Deregistration Order and, thereafter, shall confer the voting entitlement described herein only for so long as the rules of a national securities exchange on which any of the Corporation’s equity securities are listed requires holders of Series A Preferred Stock to have such voting entitlements. During any period in which accumulated dividends and distributions (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding Series A Preferred Stock equal to at least six full quarters’ dividends and distributions shall be due and unpaid and sufficient Deposit Assets shall not have been deposited with the Dividend Disbursing Agent for the payment of such accumulated dividends and distributions (such period being referred to herein as a “Post-Deregistration Voting Period” and, together with a 1940 Act Voting Period, a “Voting Period”), holders of the Series A Preferred Stock, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation, except for any other series of Preferred Stock for which a like voting entitlement has arisen, with which the holders of the Series A Preferred Stock will vote together as one class for this purpose), shall be entitled to elect two of the Corporation’s directors. The Corporation and the Board of Directors shall take all necessary actions, including effecting the removal of directors or amendment of the Charter, to effect an adjustment of the number and/or composition of directors as described in the preceding sentence. Upon the termination of a Voting Period, the voting rights described in this Section 7(b) shall cease, subject always, however, to the reverting of such voting rights in the holders of Preferred Stock upon the further occurrence of any of the events described in this Section 7(b).

(c)    Right to Vote with Respect to Certain Other Matters. Subject to Section 11(a), so long as any Series A Preferred Stock is Outstanding, the Corporation shall not, without the affirmative vote of the holders of at least two-thirds of the Preferred Stock Outstanding at the time, voting separately as one class, amend, alter or repeal the provisions these Terms and Conditions so as to in the aggregate adversely affect the rights and preferences of the Preferred Stock, including the Series A Preferred Stock. To the extent permitted under the 1940 Act, if applicable, and the applicable exchange on which the Preferred Stock is listed, in the event that more than one series of Preferred Stock is Outstanding, the Corporation shall not effect any of the actions set forth in the preceding sentence which in the aggregate adversely affects the rights and preferences set forth in the Terms and Conditions for a series of Preferred Stock differently than such rights and preferences for any other series of Preferred Stock without the affirmative vote of the holders of at least two-thirds of the Preferred Stock Outstanding of each series adversely affected (each such adversely affected series voting separately as a class to the extent its rights are affected differently). The holders of the Series A Preferred Stock shall not be entitled to vote on any matter that affects the rights or interests of only one or more other series of Preferred Stock. The Corporation shall notify the relevant Rating Agency ten Business Days prior to any such vote described above. Unless a higher percentage is required under the Governing Documents or applicable provisions of the MGCL or, if applicable, the 1940 Act, and for so long as, and only for so long, as the Corporation is registered as an investment company under the 1940 Act, the affirmative vote of the holders of a majority of the Outstanding Preferred Stock, including Series A Preferred Stock, voting together as a single class, will be required to approve any plan of reorganization (as defined in the 1940 Act) adversely affecting the Preferred Stock or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. Effective immediately upon issuance of the Deregistration Order, the immediately preceding sentence shall be void and shall have no further effect. For so long as, and only for so long as, the Corporation remains registered as an investment company under the 1940 Act, the phrase “vote of the holders of a majority of the Outstanding Preferred Stock” (or any like phrase) as used in this Section 7(c) shall mean, in accordance with Section 2(a)(42) of the 1940 Act, the vote, at the annual or a special meeting of the shareholders of the Corporation duly called (i) of 67 percent or more of the Preferred Stock present at such meeting, if the holders of more than 50 percent of the Outstanding Preferred Stock are present or represented by proxy; or (ii) of more than 50 percent of the Outstanding Preferred Stock, whichever is less. The class votes of holders of Preferred Stock described in this Section 7(c) will in each case be in addition to a separate vote of the requisite percentage of Common Stock and Preferred Stock, including Series A Preferred Stock, voting together as a single class, necessary to authorize the action in question. An increase in the number of authorized Preferred Stock pursuant to the Governing Documents or the issuance of additional stock of any series of Preferred Stock (including Series A Preferred Stock), pursuant to the Governing Documents shall not in and of itself be considered to adversely affect the rights and preferences of the Preferred Stock and holders of the Series A Preferred Stock, by virtue of their acquisition of Series A Preferred Stock, will be deemed to have authorized such issuances by the Board of Directors.

(d)    Voting Procedures.

(i)    As soon as practicable after the accrual of any right of the holders of Preferred Stock to elect additional directors as described in Section 7(b) above, the Corporation shall call a special meeting of such holders and instruct the Dividend Disbursing Agent to mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 40 days after the date of mailing of such notice. If the Corporation fails to send such notice to the Dividend Disbursing Agent or if the Corporation does not call such a special meeting, any such holder may cause the Corporation to call such meeting on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the day on which such notice is mailed or such other date as the Board of Directors shall determine. At any such special meeting and at each shareholder meeting held during a Voting Period for the purpose of electing directors, such holders of Preferred Stock, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed in Section 7(b) above on a one-vote-per-share basis. At any such meeting, or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.

(ii)    For purposes of determining any rights of the holders of Series A Preferred Stock to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by these Terms and Conditions, by the provisions of the Governing Documents, by statute or otherwise, any share of Series A Preferred Stock which is not Outstanding shall not be counted.

(iii)    The terms of office of all persons who are directors of the Corporation at the time of a special meeting of holders of Preferred Stock to elect directors and who remain directors following such meeting shall continue, notwithstanding the election at such meeting by such holders of the number of directors that they are entitled to elect, and the persons so elected by such holders, together with the two incumbent directors elected by the holders of Preferred Stock (to the extent such election right exists in accordance with the terms of Section 7(a)) and the remaining incumbent directors elected by the holders of the Common Stock and Preferred Stock, shall constitute the duly elected directors of the Corporation.

(iv)    Upon the expiration of a Voting Period, the terms of office of the additional directors elected by the holders of Preferred Stock pursuant to Section 7(b) above shall expire at the earliest time permitted by law and the remaining directors shall constitute the directors of the Corporation and the voting rights of such holders of Preferred Stock, including Series A Preferred Stock, to elect additional directors pursuant to Section 7(b) above shall cease, subject to the provisions of the last sentence of Section 7(b). Upon the expiration of the terms of the directors elected by the holders of Preferred Stock pursuant to Section 7(b) above, the number of directors shall be automatically reduced to the number of directors on the Board of Directors immediately preceding such Voting Period if the number of directors on the Board of Directors was increased in connection with a Voting Period.

(e)    Exclusive Remedy. Unless otherwise required by law, the holders of Series A Preferred Stock shall not have any rights or preferences other than those specifically set forth herein. The holders of Series A Preferred Stock shall have no preemptive rights or rights to cumulative voting. In the event that the Corporation fails to pay any dividends and distributions on the Series A Preferred Stock, the exclusive remedy of the holders shall be the right to vote for directors pursuant to the provisions of this Section 7.

(f)    Notification to Rating Agency. In the event a vote of holders of Series A Preferred Stock is required pursuant to the provisions of Section 13(a) of the 1940 Act, as long as the Series A Preferred Stock are then rated by a Rating Agency at the Corporation’s request, the Corporation shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify the relevant Rating Agency that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and, not later than ten Business Days after the date on which such vote is taken, notify such Rating Agency of the result of such vote. Effective immediately upon issuance of the Deregistration Order, this Section 7(f) shall be void and shall have no further effect.

Section 8               Coverage Tests.

(a)    Determination of Compliance. For so long as, and only for so long as, the Corporation shall remain registered as an investment company under the 1940 Act, the Corporation shall make the following determination:

(i)    1940 Act Asset Coverage. The Corporation shall have 1940 Act Asset Coverage as of the last Business Day of each March, June, September and December of each year in which any Series A Preferred Stock is Outstanding; provided, however, that, effective immediately upon issuance of the Deregistration Order, the Corporation shall have no obligation to make any determination with respect to 1940 Act Asset Coverage and this Section 8(a)(i) shall be void and shall have no further effect.

(b)    Failure to Meet 1940 Act Asset Coverage. For so long as, and only for so long as, the Corporation shall remain registered as an investment company under the 1940 Act, if the Corporation fails to have 1940 Act Asset Coverage as provided in Section 8(a)(i) hereof and such failure is not cured as of the related 1940 Act Asset Coverage Cure Date, (i) the Corporation shall give a Notice of Redemption as described in Section 6 with respect to the redemption of a sufficient number of shares of Preferred Stock, which at the Corporation’s determination (to the extent permitted by the 1940 Act and the MGCL) may include any proportion of Series A Preferred Stock, to enable it to meet the requirements of Section 8(a)(i) above, and, at the Corporation’s discretion, such additional number of shares of Series A Preferred Stock or other Preferred Stock in order that the Corporation have 1940 Act Asset Coverage with respect to the Series A Preferred Stock and any other Preferred Stock remaining Outstanding after such redemption as great as 220%, and (ii) deposit with the Dividend Disbursing Agent Deposit Assets having an initial combined value sufficient to effect the redemption of the Series A Preferred Stock or other Preferred Stock to be redeemed, as contemplated by Section 6. Effective immediately upon issuance of the Deregistration Order, this Section 8(b) shall no longer apply and shall be void and shall have no further effect.

(c)    Status of Shares Called for Redemption. For purposes of determining whether the requirements of Section 8(a)(i) hereof are satisfied, (i) no Series A Preferred Stock shall be deemed to be Outstanding for purposes of any computation if, prior to or concurrently with such determination, sufficient Deposit Assets to pay the full Redemption Price for such share shall have been deposited in trust with the Dividend Disbursing Agent (or applicable paying agent) and the requisite Notice of Redemption shall have been given, and (ii) such Deposit Assets deposited with the Dividend Disbursing Agent (or paying agent) shall not be included.

Section 9              Limitation on Incurrence of Additional Indebtedness and Issuance of Additional Preferred Stock

(a)    For so long as, and only for so long as, the Corporation shall remain registered as an investment company act under the 1940 Act and any Series A Preferred Stock is Outstanding, the Corporation may issue and sell one or more series of a class of senior securities of the Corporation representing indebtedness under Section 18 of the 1940 Act and/or otherwise create or incur indebtedness, provided that, immediately after giving effect to the incurrence of such indebtedness and to its receipt and application of the proceeds thereof, the Corporation shall have an “asset coverage” for all senior securities representing indebtedness, as defined in Section 18(h) of the 1940 Act, of at least 300% of the amount of all indebtedness of the Corporation then outstanding and no such additional indebtedness shall have any preference or priority over any other indebtedness of the Corporation upon the distribution of the assets of the Corporation or in respect of the payment of interest. Any possible liability resulting from lending and/or borrowing portfolio securities, entering into reverse repurchase agreements, entering into futures contracts and writing options, to the extent such transactions are made in accordance with the investment restrictions of the Corporation then in effect, shall not be considered to be indebtedness limited by this Section 9(a) if such liabilities are covered in accordance with the requirements of the 1940 Act and applicable guidance. Effective immediately upon issuance of the Deregistration Order, this Section 9(a) shall be void and shall have no further effect.

(b)    For so long as, and only for so long as, the Corporation shall remain registered as an investment company act under the 1940 Act and any Series A Preferred Stock is Outstanding, the Corporation may issue and sell shares of one or more other series of Preferred Stock constituting a series of a class of senior securities of the Corporation representing stock under Section 18 of the 1940 Act in addition to the Series A Preferred Stock and other Preferred Stock then Outstanding, provided that (i) the Corporation shall, immediately after giving effect to the issuance of such additional Preferred Stock and to its receipt and application of the proceeds thereof, including, without limitation, to the redemption of Preferred Stock for which a Notice of Redemption has been mailed or delivered electronically prior to such issuance, have an “asset coverage” for all senior securities which are stock, as defined in Section 18(h) of the 1940 Act, of at least 200% of the sum of the Liquidation Preference of the Series A Preferred Stock and all other Preferred Stock then Outstanding, and (ii) no such additional Preferred Stock shall have any preference or priority over any other Preferred Stock upon liquidation or the distribution of the assets of the Corporation or in respect of the payment of dividends. Effective immediately upon issuance of the Deregistration Order, this Section 9(b) shall be void and shall have no further effect.

Section 10           Restrictions on Ownership and Transfer. The Series A Preferred Stock and any other series of Preferred Stock Outstanding shall be subject to the provisions of Article VII of the Charter. Pursuant to Article VII of the Charter, and without limitation of any provisions of such Article VII, Series A Preferred Stock together with Common Stock beneficially or constructively owned (as defined in the Charter) by a shareholder in excess of the Aggregate Stock Ownership Limit (as defined in the Charter), shall automatically be transferred to a Trust (as defined in the Charter) for the benefit of one or more Charitable Beneficiaries (as defined in the Charter) in accordance with and subject to the provisions of such Article VII (including, without limitation, any applicable exceptions or any additional remedies provided to the Board of Directors pursuant to such Article VII). Section 7.2.9 of the Charter providing for a legend on certificates will also apply to shares of Series A Preferred Stock with such changes as are appropriate to refer to the Series A Preferred Stock and restrictions applicable thereto.

Section 11            Ability of the Board of Directors to Modify Terms and Conditions.

(a)    Modification to Prevent Ratings Reduction or Withdrawal. To the extent permitted by Maryland law, the Board of Directors, without further action by the stockholders, may amend, alter, add to or repeal any provision of these Terms and Conditions that has been adopted by the Corporation pursuant to the Rating Agency guidelines or add covenants and other obligations of the Corporation to these Terms and Conditions, if the applicable Rating Agency confirms that such amendments or modifications are necessary to prevent a reduction in, or the withdrawal of, a rating of the Preferred Stock and such amendments and modifications do not adversely affect the rights and preferences of and are in the aggregate in the best interests of the holders of the Preferred Stock.

(b)    Other Modification. To the extent permitted by Maryland law, the Board of Directors, without further action by the stockholders, may amend, alter, add to or repeal any provision of these Terms and Conditions including provisions that have been adopted by the Corporation pursuant to the Rating Agency guidelines, if such amendments or modifications will not in the aggregate adversely affect the rights and preferences of the holders of any Series A Preferred Stock, provided, that the Corporation has received confirmation from each applicable Rating Agency that such amendment or modification would not adversely affect such Rating Agency’s then-current rating of the Series A Preferred Stock.

Notwithstanding the provisions of the preceding paragraph, to the extent permitted under Maryland law, the Board of Directors or its delegatee, without a vote of the holders of the Series A Preferred Stock or any other stock of the Corporation, may amend the provisions of these Terms and Conditions to resolve any inconsistency or ambiguity or to remedy any formal defect so long as the amendment does not in the aggregate adversely affect the rights and preferences of the Series A Preferred Stock.

Exhibit B

NEXPOINT DIVERSIFIED REAL ESTATE TRUST, INC.

Terms and Conditions of 9.00% Series B Cumulative Redeemable Preferred Stock

Section 1. Designation and Number. A series of 16,000,000 shares of Preferred Stock, is hereby designated the “9.00% Series B Cumulative Redeemable Preferred Stock” (the “Series B Preferred Stock”). The par value of the Series B Preferred Stock shall be $0.001 per share. The Series B Preferred Stock shall constitute a separate series of Preferred Stock.

Section 2. Definitions. In addition to the capitalized terms elsewhere defined herein, the following terms, when used herein, shall have the meanings indicated:

(a)

“Applicable NAV” shall mean the estimated fair market net asset value of the Corporation per share of Common Stock as most recently published by the Corporation at the time of issuance of the applicable share of Series B Preferred Stock or 9.00% Series B Cumulative Redeemable Preferred Share of the Statutory Trust, as applicable. The Corporation’s determination of the Applicable NAV is final and binding.

(b)

“Business Day” shall mean each day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in Texas or New York are authorized or required by law, regulation or executive order to close.

(c)	A “Change of Control” is when, after the original issuance of the Series B Preferred Stock, the following have occurred and are continuing:

(i)

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of capital stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all capital stock of the Corporation entitled to vote generally in elections of directors (except that such person shall be deemed to have beneficial ownership of all capital stock of the Corporation that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii)

following the closing of any transaction referred to in (i) above, neither the Corporation nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.

(d)	“Governing Instruments” shall mean the Charter and the Bylaws of the Corporation, as each of the foregoing may be amended, supplemented or amended and restated from time to time.

(e)	“Initial Stated Value” shall mean $25.00 per share of Series B Preferred Stock.

(f)

“Requisite Stockholder Approval” shall mean the approval of the Corporation’s stockholders as may be required under the Corporation’s governing documents, law and/or the listing standards of NYSE (or any successor thereto or any trading market on which the Common Stock are listed), including Rule 312.03 of the NYSE Listed Company Manual.

(g)	“Series A Preferred Stock” shall mean the Corporation’s 5.50% Series A Cumulative Preferred Stock, par value $0.001 per share.

(h)

“Stated Value” shall mean the Initial Stated Value, subject to appropriate adjustment in relation to any recapitalizations, share dividends, stock splits, stock combinations, reclassifications or other similar events which affect the Series B Preferred Stock.

(i)

“Trading Day” shall mean, (i) if the Common Stock are listed or admitted to trading on the NYSE, a day on which the NYSE is open for the transaction of business, (ii) if the Common Stock are not listed or admitted to trading on the NYSE but are listed or admitted to trading on another national securities exchange or automated quotation system, a day on which the principal national securities exchange or automated quotation system, as the case may be, on which the Common Stock are listed or admitted to trading is open for the transaction of business, or (iii) if the Common Stock are not listed or admitted to trading on any national securities exchange or automated quotation system, any Business Day.

Section 3. Rank. The Series B Preferred Stock, with respect to priority of payment of dividends and other distributions and rights upon voluntary or involuntary liquidation, dissolution, termination, cancellation or winding up of the affairs of the Corporation, shall rank (a) senior to all classes or series of Common Stock, and to any other class or series of capital stock of the Corporation issued in the future (together with the Common Stock, the “Junior Stock”), unless the terms of such stock expressly provide that it ranks senior to, or on parity with, the Series B Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution, termination, cancellation or winding up of the affairs of the Corporation; (b) on parity with the Series A Preferred Stock and any other class or series of capital stock of the Corporation the terms of which expressly provide that it ranks on parity with the Series B Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution, termination, cancellation or winding up of the affairs of the Corporation (collectively, the “Parity Stock”); and (c) junior to any class or series of capital stock of the Corporation, the terms of which expressly provide that it ranks senior to the Series B Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution, termination, cancellation or winding up of the affairs of the Corporation. The term “capital stock” does not include convertible or exchangeable debt securities, including convertible or exchangeable debt securities which rank senior to the Series B Preferred Stock prior to conversion or exchange. The Series B Preferred Stock shall also rank junior in right to payment to the Corporation’s other existing and future indebtedness.

Section 4. Dividends and Distributions.

(a)

Subject to the preferential rights of the holders of any class or series of capital stock of the Corporation ranking senior to the Series B Preferred Stock with respect to priority of dividend and distribution payments, holders of each share of Series B Preferred Stock are entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available therefor, cumulative cash dividends and distributions on such share of Series B Preferred Stock at the rate of 9.00% per annum of the Stated Value (each, a “Cash Dividend”). If a share of Series B Preferred Stock has a date of original issuance (the “Original Issue Date”) prior to the Dividend Record Date (defined below) for the Dividend Period (defined below) in which such share is issued, the Cash Dividends payable on such share shall begin accruing on, and be cumulative from and including, the first day of the Dividend Period in which such share is issued. If a share of Series B Preferred Stock has an Original Issue Date after the Dividend Record Date for the Dividend Period in which such share is issued, the Cash Dividends payable on such share shall begin accruing on, and be cumulative from and including, the first day of the first Dividend Period commencing after its issuance. Cash Dividends shall be payable monthly in arrears on or about the fifth day of each calendar month or, if such date is not a Business Day, on the next succeeding Business Day, with the same force and effect as if paid on such date (each, a “Dividend Payment Date”), and no interest or additional distributions or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day. A “Dividend Period” is the respective period commencing on and including the first day of each calendar month and ending on and including the day preceding the first day of the next succeeding Dividend Period. Cash Dividends shall be payable to holders of record of the Series B Preferred Stock as they appear in the share register of the Corporation at the close of business on the 25th day of the calendar month preceding the applicable Dividend Payment Date or, if such date is not a Business Day, on the immediately preceding Business Day (each, a “Dividend Record Date”). Any dividends and distributions payable on the Series B Preferred Stock for any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)

No dividends and distributions on the Series B Preferred Stock shall be authorized by the Board of Directors or declared or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization, declaration, payment or setting apart for payment shall be restricted or prohibited by law.

(c)

Notwithstanding anything to the contrary contained herein, dividends and distributions on the Series B Preferred Stock shall accrue whether or not the restrictions referred to in Section 4(b) exist, whether or not the Corporation has earnings, whether or not there are assets legally available for the payment of such dividends and distributions and whether or not such dividends and distributions are authorized by the Board of Directors or declared by the Corporation. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend and distribution payment or payments on the Series B Preferred Stock which may be in arrears. When cumulative dividends and distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and the shares of any class or series of Parity Stock, all dividends and distributions declared upon the Series B Preferred Stock and any class or series of Parity Stock shall be declared as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on each such series of Parity Stock (which shall not include any accrual in respect of unpaid dividends and distributions for prior dividend periods if such series of Parity Stock does not have a cumulative dividend) on the relevant Dividend Payment Date.

(d)

Except as provided in the foregoing Section 4(c), unless full cumulative dividends and distributions on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof in full is set apart for payment for all past Dividend Periods that have ended, no dividends or other distributions of cash or other property may be declared and paid or declared and set apart for payment, directly or indirectly, on or with respect to the Junior Stock or the Parity Stock (other than dividends or other distributions in shares of Junior Stock or in options, warrants or rights to subscribe for or purchase shares of Junior Stock), nor shall any Junior Stock or Parity Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Stock or Parity Stock made for purposes of and in compliance with requirements of any incentive, benefit or share purchase plan of the Corporation or any subsidiary thereof, or a redemption, purchase or acquisition of shares of Parity Stock or Junior Stock as permitted under Article VII of the Charter) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares), directly or indirectly, by the Corporation (except by conversion into or exchange for shares of Junior Stock, or options, warrants or rights to subscribe for or purchase shares of Junior Stock, and except for purchases or exchanges pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series B Preferred Stock and all holders of shares of Parity Stock).

(e)

If, for any taxable year, the Corporation elects to designate as “capital gain dividends” (as defined in Section 857 of the Internal Revenue Code of 1986, as amended (the “Code”)) any portion (the “Capital Gains Amount”) of the dividends and distributions (as determined for U.S. federal income tax purposes) paid or made available for the year to holders of all classes and series of shares (the “Total Dividends”), then the portion of the Capital Gains Amount that shall be allocable to the holders of shares of Series B Preferred Stock shall be the amount that the total dividends and distributions (as determined for U.S. federal income tax purposes) paid or made available to the holders of shares of the Series B Preferred Stock for the year bears to the Total Dividends. The Corporation may elect to retain and pay income tax on its net long-term capital gains. In such a case, the holders of shares of Series B Preferred Stock would include in income their appropriate share of the Corporation’s undistributed long-term capital gains, as designated by the Corporation.

(f)

Holders of shares of Series B Preferred Stock shall not be entitled to any dividend or distribution, whether payable in cash, property or capital stock of the Corporation, in excess of full cumulative dividends and distributions on the Series B Preferred Stock as described above. Any dividend or other distribution payment made on the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividends and distributions due with respect to such shares which remain payable. Accrued but unpaid dividends and distributions on the Series B Preferred Stock shall accumulate as of the Dividend Payment Date on which they first become payable or on the date of redemption, as the case may be.

(g)

“Set apart for payment” shall be deemed to include (without limitation): the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization by the Board of Directors and a declaration of dividends or other distribution by the Corporation, the allocation of funds to be so paid on any series or class of shares of the Corporation; provided, however, that if any funds for any class or series of Junior Stock or Parity Stock are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series B Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

(h)

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by distribution, redemption or other acquisition of the Corporation’s equity securities is legally available, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

Section 5. Liquidation Preference.

(a)

Upon any voluntary or involuntary liquidation, dissolution, termination, cancellation or winding up of the affairs of the Corporation, the holders of shares of Series B Preferred Stock then outstanding are entitled to be paid, or have the Corporation declare and set apart for payment, out of the assets of the Corporation legally available for distribution to its stockholders, after payment of or provision for payment of the Corporation’s debts and other liabilities, the Stated Value per share, plus an amount equal to any accrued and unpaid Cash Dividends (whether or not authorized or declared) thereon to but not including the date of payment or the date the amount for payment is set apart (collectively, the “Liquidating Distributions”), before any distribution or payment of assets is made to holders of shares of Junior Stock. If the assets of the Corporation legally available for distribution to stockholders are insufficient to pay in full the Liquidating Distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all outstanding shares of any class or series of Parity Stock, then all assets distributed to the holders of shares of the Series B Preferred Stock and any class or series of Parity Stock shall be distributed ratably in proportion to the respective preferential liquidation amounts to which they are entitled. Written notice of the effective date of any such liquidation, dissolution, termination, cancellation or winding up of the affairs of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not fewer than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of shares of the Series B Preferred Stock at the respective addresses of such holders as the same shall appear on the share register records of the Corporation.

(b)

After payment of the full amount of the Liquidating Distributions to which they are entitled, the holders of shares of Series B Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

(c)

For the avoidance of doubt, the consolidation or merger of the Corporation with or into another entity, a consolidation or merger of another entity with or into the Corporation, a statutory share exchange by the Corporation, the conversion of the Corporation into another form of organization, the change of the Corporation’s jurisdiction of organization, or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s assets or business shall not be deemed to constitute a liquidation, dissolution, termination, cancellation or winding up of the affairs of the Corporation.

Section 6. Redemption at Option of Holders.

(a)

Subject to the provisions of this Section 6, beginning on the first day of the calendar month following the Original Issue Date, each holder of shares of Series B Preferred Stock shall have the right (the “Holder Redemption Right”), at such holder’s option, to require the Corporation to redeem any or all of such holder’s shares of Series B Preferred Stock at a redemption price per share of Series B Preferred Stock (the “Holder Redemption Price”) equal to the Stated Value, minus the Redemption Fee (defined below), plus an amount equal to all accrued but unpaid Cash Dividends, if any, to but not including the date fixed for redemption (the “Holder Redemption Date”), which shall be a date selected by the Corporation in its discretion that is within 45 days of the date the Corporation receives the Holder Redemption Notice (defined below). The Redemption Fee shall be an amount equal to: (i) 12.0% of the Stated Value beginning on the first day of the calendar month following the Original Issue Date of the shares of Series B Preferred Stock to be redeemed; (ii) 9.0% of the Stated Value beginning on the first day of the calendar month following the first anniversary of the Original Issue Date of the shares of Series B Preferred Stock to be redeemed; (iii) 6.0% of the Stated Value beginning on the first day of the calendar month following the second anniversary of the Original Issue Date of the shares of Series B Preferred Stock to be redeemed; (iv) 3.0% of the Stated Value beginning on the first day of the calendar month following the third anniversary of the Original Issue Date of the shares of Series B Preferred Stock to be redeemed; and (v) 0% of the Stated Value beginning on the first day of the calendar month following the fourth anniversary of the Original Issue Date of the shares of Series B Preferred Stock to be redeemed (the “Redemption Fee”).

(b)

If a Holder Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of record of shares of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend or other distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of shares of Series B Preferred Stock that shall be redeemed pursuant to the Holder Redemption Right shall be entitled to an amount equal to the dividends and distributions accruing after the end of the Dividend Period to which such Dividend Payment Date relates, up to but not including, the Holder Redemption Date.

(c)

For so long as the Common Stock are listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, the Corporation has the right, in its sole discretion, to pay the Holder Redemption Price in cash or in equal value of Common Stock, calculated based on the closing price per share of the Common Stock for the single Trading Day prior to the Holder Redemption Date.

(d)	Redemption of the Series B Preferred Stock shall be made pursuant to the Holder Redemption Right upon:

(i)

delivery by such holder of a duly complete notice to the Corporation or through the procedures of the Depository Trust Company (the “Holder Redemption Notice”), which shall be irrevocable, except upon written consent of the Corporation, in compliance with the required procedures including those of the Corporation and The Depository Trust Company (the “Stated Transfer Procedures”), and specifying the number of shares of Series B Preferred Stock to be redeemed that are held by such holder as of the date of such Holder Redemption Notice; and

(ii)	transfer of the Series B Preferred Stock in compliance with the Stated Transfer Procedures.

(e)

If (i) a Holder Redemption Notice has been received by the Corporation, (ii) (1) if the Series B Preferred Stock shall be redeemed in cash, the funds necessary for such redemption have been set apart by the Corporation in trust for the benefit of the holder of any shares of Series B Preferred Stock to be redeemed or (2) if the Series B Preferred Stock shall be redeemed with Common Stock, the Corporation’s transfer agent has been instructed in writing that the Series B Preferred Stock shall be redeemed in Common Stock and (iii) irrevocable instructions have been given to pay or issue the Holder Redemption Price, then from and after the Holder Redemption Date, dividends and distributions shall cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares of Series B Preferred Stock shall terminate, except the right to receive the Holder Redemption Price in cash or in Common Stock, as applicable, without interest, upon transfer of such shares of Series B Preferred Stock.

(f)	Limitations on Holder Redemption.

(i)

Notwithstanding any provision of this Section 6, the Corporation’s obligation to redeem the Series B Preferred Stock at the option of the holders pursuant to the Holder Redemption Right shall be subject to the following aggregate redemption limits (collectively, the “Redemption Limits”):

1.	no more than 2.0% of the aggregate number of outstanding shares of Series B Preferred Stock shall be redeemed per calendar month;

2.	no more than 5.0% of the aggregate number of outstanding shares of Series B Preferred Stock shall be redeemed per fiscal quarter; and

3.	no more than 20.0% of the aggregate number of outstanding shares of Series B Preferred Stock shall be redeemed per fiscal year.

(ii)

Redemptions at the option of the Corporation pursuant to the Corporation Redemption Right and the Change of Control Redemption Right (each as defined below) below shall not count towards the Redemption Limits. Redemptions at the option of the holder following the death or disability of a holder pursuant to the Estate Redemption Right (defined below) shall count towards the Redemption Limits, but shall not be subject to such limits.

(iii)

If, after applying the Redemption Limits, a holder would own less than one share of Series B Preferred Stock, all of such holder’s shares of Series B Preferred Stock shall be redeemed. Otherwise, all redemption amounts shall be rounded down such that after giving effect to any redemption, no holder is left owning a fractional share. If, after applying the Redemption Limits, the number of shares of Series B Preferred Stock to be redeemed is less than the number of shares of Series B Preferred Stock submitted for redemption by a holder, the excess shares of Series B Preferred Stock shall remain subject to redemption in future periods until the earlier of (i) all shares of Series B Preferred Stock submitted by such holder for redemption have been redeemed, or (ii) such holder delivers to us a written notice of withdrawal stating the number of withdrawn shares of Series B Preferred Stock and the number of shares of Series B Preferred Stock, if any, which remain subject to redemption.

(iv)

The foregoing provisions of this Section 6(f) shall not prevent any other action by the Corporation pursuant to the Charter or otherwise in order to ensure that the Corporation remains qualified as a REIT for U.S. federal income tax purposes.

(g)

Notwithstanding any provision of this Section 6, no redemptions of Series B Preferred Stock shall be made by the Corporation if such redemption shall be restricted or prohibited by law. Further, no redemptions of Series B Preferred Stock shall be made by the Corporation at such time as the terms and provisions of any agreement of the Corporation prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder, or if such redemption would result in a Change of Control.

Section 7. Optional Redemption by the Corporation.

(a)

The Series B Preferred Stock are not redeemable by the Corporation prior to the first day of the first quarter following the second anniversary of each Original Issue Date of Series B Preferred Stock, except as permitted by Article VII of the Charter and as otherwise provided in this Section 7 and Section 9 below. Beginning on the first day of the first quarter following the second anniversary of each Original Issue Date of Series B Preferred Stock, such Series B Preferred Stock shall be redeemable by the Corporation, at the Corporation’s option, in whole or in part, at any time or from time to time (the “Corporation Redemption Right”), at a redemption price per share of Series B Preferred Stock (the “Corporation Redemption Price”) equal to the Stated Value plus an amount equal to any accrued but unpaid Cash Dividends, if any, to but not including the date fixed for redemption (the “Corporation Redemption Date”).

(b)

If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed pursuant to the Corporation Redemption Right, the shares of Series B Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that the Corporation determines. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series B Preferred Stock, other than a holder of shares of Series B Preferred Stock that has received an exemption, would become a holder of a number of shares of Series B Preferred Stock in excess of the Aggregate Stock Ownership Limit because such holder’s shares of Series B Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in Article VII of the Charter, the Corporation shall redeem the requisite number of shares of Series B Preferred Stock of such holder such that no holder shall hold a number of shares in excess of the Aggregate Stock Ownership Limit subsequent to such redemption.

(c)

Unless full cumulative dividends and distributions on all Series B Preferred Stock for all past Dividend Periods that have ended shall have been or contemporaneously are declared and paid in cash or Common Stock or declared and a sum sufficient for the payment thereof is set apart for payment, (i) no shares of Series B Preferred Stock shall be redeemed pursuant to the Corporation Redemption Right unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed, and (ii) the Corporation shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series B Preferred Stock (except by conversion into or exchange for shares of Junior Stock, or options, warrants or rights to purchase or subscribe for shares of Junior Stock); provided, however, that the foregoing shall not prevent the redemption or purchase by the Corporation of shares of Series B Preferred Stock pursuant to Article VII of the Charter or otherwise in order to ensure that the Corporation remains qualified as a REIT for U.S. federal income tax purposes or the purchase or acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series B Preferred Stock and all holders of shares of Parity Stock.

(d)

If a Corporation Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of record of shares of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend or other distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of shares of Series B Preferred Stock that shall be redeemed pursuant to the Corporation Redemption Right shall be entitled to an amount equal to the dividends and distributions accruing after the end of the Dividend Period to which such Dividend Payment Date relates, up to but not including, the Corporation Redemption Date.

(e)

For so long as the Common Stock is listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, the Corporation has the right, in its sole discretion, to pay the Corporation Redemption Price in cash or in equal value of Common Stock, calculated based on the closing price per share of the Common Stock for the single Trading Day prior to the Corporation Redemption Date.

(f)

Notice of redemption pursuant to the Corporation Redemption Right (a “Corporation Redemption Notice”) shall be mailed by the Corporation, postage prepaid, no less than seven days prior to the Corporation Redemption Date, addressed to the respective holders of record of all of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records maintained by the Corporation’s transfer agent. No failure to give such notice or defect therein shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom such notice was defective or not given; provided that notice given to the last address of record shall be deemed to be valid notice. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, each Corporation Redemption Notice shall state: (i) the Corporation Redemption Date; (ii) the Corporation Redemption Price on a per share basis; (iii) the CUSIP number(s) of the Series B Preferred Stock to be redeemed; (iv) the number of shares of Series B Preferred Stock to be redeemed, if fewer than all, or the method for determining such number; (v) that dividends and distributions on the shares of Series B Preferred Stock to be redeemed shall cease to accrue on the Corporation Redemption Date; (vi) that the shares of Series B Preferred Stock are being redeemed at the Corporation’s option pursuant to the Corporation Redemption Right; and (vii) any conditions to the redemption. Any such redemption may be made conditional on such factors as may be determined by the Board of Directors and as set forth in the Corporation Redemption Notice.

(g)

If (i) a Corporation Redemption Notice has been given by the Corporation with respect to any shares of Series B Preferred Stock, (ii) (1) if the shares of Series B Preferred Stock shall be redeemed in cash, the funds necessary for such redemption have been set apart by the Corporation in Corporation for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption or (2) if the Series B Preferred Stock shall be redeemed with Common Stock, the Corporation’s transfer agent has been instructed in writing that the Series B Preferred Stock shall be redeemed in Common Stock, and (iii) irrevocable instructions have been given to pay or issue the Corporation Redemption Price, then from and after the Corporation Redemption Date, dividends and distributions shall cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares of Series B Preferred Stock shall terminate, except the right to receive the Corporation Redemption Price in cash or in Common Stock, as applicable, without interest, upon transfer of such shares of Series B Preferred Stock.

(h)

If the Corporation calls for redemption of any shares of Series B Preferred Stock pursuant to and in accordance with Article VII of the Charter, including through a purchase from a Trust, then the redemption price shall be an amount equal to the Stated Value per share, plus any accrued and unpaid dividends and distributions (whether or not declared) on the Series B Preferred Stock to but not including, the redemption date, subject to any restrictions, limitations or requirements contained in Article VII of the Charter. Notwithstanding anything else to the contrary herein, the Corporation shall not be required to provide advanced notice to the holder of shares of Series B Preferred Stock in the event such holder’s shares of Series B Preferred Stock are redeemed in order for the Corporation to qualify or maintain the qualification of the Corporation as a REIT for U.S. federal income tax purposes.

(i)

Subject to applicable law and the limitation on purchases when distributions on the Series B Preferred Stock are in arrears, the Corporation may, at any time and from time to time, purchase any shares of Series B Preferred Stock by tender or by private agreement.

Section 8. Optional Redemption Following Death or Qualifying Disability of a Holder.

(a)

Subject to the terms of this Section 8, the Corporation shall redeem upon receipt of an Estate Redemption Notice (defined below) from the holder any shares of Series B Preferred Stock, beginning on the first day of the calendar month following the first anniversary of the Original Issue Date of such shares, held by a natural person upon his or her death or upon his or her suffering a qualifying disability (the right to redemption arising thereupon, the “Estate Redemption Right”), including shares of Series B Preferred Stock held through a revocable grantor trust, or an individual retirement account or other retirement or profit-sharing plan, where the Estate Redemption Notice is from (i) in the case of the death of a holder, the holder’s estate, the recipient of such shares of Series B Preferred Stock through bequest or inheritance, or, with respect to shares of Series B Preferred Stock held through a revocable grantor trust, the trustee of such trust, who shall have the sole ability to give the Estate Redemption Notice on behalf of the trust, or (ii) in the case of the qualifying disability of a holder, the holder or the holder’s legal representative. If spouses are joint registered holders of shares of Series B Preferred Stock, the Estate Redemption Notice may be made upon the death or qualifying disability of either spouse. If the holder of shares of Series B Preferred Stock is not a natural person, such as a trust (other than a revocable grantor trust) or a partnership, corporation or similar legal entity, the right of redemption upon death or qualifying disability of a beneficiary of such trust or the holder of an ownership interest in such partnership, corporation or similar legal entity shall be subject to the approval of the Board of Directors in its sole discretion. Series B Preferred Stock redeemed pursuant to the Estate Redemption Right shall be redeemed at a redemption price per share of Series B Preferred Stock (the “Estate Redemption Price”) equal to (A) beginning on the first day of the calendar month following the first anniversary of the Original Issue Date of the Series B Preferred Stock to be redeemed, 95% of the Stated Value and (B) beginning on the first day of the calendar month following the second anniversary of the Original Issue Date of the Series B Preferred Stock to be redeemed, 100% of the Stated Value, in each case plus an amount equal to accrued but unpaid Cash Dividends thereon, if any, to but not including the date fixed for redemption (the “Estate Redemption Date”), which shall be a date selected by the Corporation in its discretion that is within 45 days of the date the Corporation receives the Estate Redemption Notice.

(b)

If an Estate Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of record of shares of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend or other distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of shares of Series B Preferred Stock that shall be redeemed pursuant to the Estate Redemption Right shall be entitled to an amount equal to the dividends and distributions accruing after the end of the Dividend Period to which such Dividend Payment Date relates, up to but not including, the Estate Redemption Date.

(c)

For so long as the Common Stock is listed or admitted to trading on the NYSE or another national securities exchange or automated quotation system, the Corporation has the right, in its sole discretion, to pay the Estate Redemption Price in cash or in equal value of Common Stock, calculated based on the closing price per share of the Common Stock for the single Trading Day prior to the Estate Redemption Date.

(d)	Redemption of the Series B Preferred Stock shall be made pursuant to the Estate Redemption Right upon:

(i)

delivery by such holder of a duly complete notice to the Corporation or through the procedures of the Depository Trust Company (the “Estate Redemption Notice”), which shall be irrevocable, except upon written consent of the Corporation, in compliance with the Stated Transfer Procedures, and specifying the number of shares of Series B Preferred Stock to be redeemed that are held by such holder as of the date of such Estate Redemption Notice;

(ii)	transfer of the Series B Preferred Stock in compliance with the Stated Transfer Procedures; and

(iii)	compliance with the other requirements of this Section 8.

(e)

If (i) an Estate Redemption Notice has been received by the Corporation, (ii) (1) if the shares of Series B Preferred Stock shall be redeemed in cash, the funds necessary for such redemption have been set apart by the Corporation in trust for the benefit of the holder of any shares of Series B Preferred Stock to be redeemed or (2) if the Series B Preferred Stock shall be redeemed with Common Stock, the Corporation’s transfer agent has been instructed in writing that the Series B Preferred Stock shall be redeemed in Common Stock and (iii) irrevocable instructions have been given to pay or issue the Estate Redemption Price, then from and after the Estate Redemption Date, dividends and distributions shall cease to accrue on such Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares of Series B Preferred Stock shall terminate, except the right to receive the Estate Redemption Price in cash or in Common Stock, as applicable, without interest, upon transfer of such shares of Series B Preferred Stock.

(f)

In order for the Corporation to redeem Series B Preferred Stock upon the death or qualifying disability of a holder thereof, the following conditions must be met: (i) the deceased or disabled holder must be the sole holder of the shares of Series B Preferred Stock to be redeemed or the beneficiary of a trust or an individual retirement account or other retirement or profit-sharing plan that is a holder or, in the case of shares of Series B Preferred Stock owned by spouses who are joint registered holders (or holders by tenants in the entirety), one of the joint holders; (ii) the Estate Redemption Notice must be received by the Corporation within one year after the death or qualifying disability of the holder but no sooner than the first day of the calendar month following the first anniversary of the Original Issue Date of the Series B Preferred Stock to be redeemed; (iii) the Estate Redemption Notice must be given by (A) in the case of the death of a holder, a recipient of the shares of Series B Preferred Stock through bequest or inheritance, (B) in the case of the death of a beneficiary of a trust, the trustee of the trust, or (C) in the case of the death of a holder of shares of Series B Preferred Stock owned by spouses who are joint registered holders (or holders by tenants in the entirety), the surviving spouse; and (iv) in the case of the qualifying disability of a holder, (A) such disability must meet the requirements of Section 72(m)(7) of the Code (i.e., the individual must be unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of a long continued and indefinite duration), (B) a determination of disability must be made by the U.S. governmental agency responsible for reviewing the disability retirement benefits that the holder could be eligible to receive, (C) the condition causing the disability shall have occurred after the date that the holder became a holder of shares of Series B Preferred Stock and (D) the condition causing the disability shall have occurred before the holder reached full retirement age, which is the age at which workers can claim full Social Security retired-worker benefits. The Corporation may in its discretion request from the holder, and the holder must promptly provide, reasonable documentation supporting the satisfaction of the foregoing conditions.

(g)

Notwithstanding any provision of this Section 8, no redemptions of Series B Preferred Stock shall be made by the Corporation if such redemption shall be restricted or prohibited by law. Further, no redemptions of Series B Preferred Stock shall be made by the Corporation at such time as the terms and provisions of any agreement of the Corporation prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder, or if such redemption would result in a Change of Control.

Section 9. Optional Redemption by Corporation Upon a Change of Control.

(a)

If a Change of Control occurs at any time shares of Series B Preferred Stock are outstanding, the Corporation shall have the right (the “Change of Control Redemption Right”), but not the obligation, to redeem in cash all or some portion of the shares of Series B Preferred Stock issued and outstanding, on a date (the “Change of Control Redemption Date”) specified by the Corporation no later than 120 calendar days after the first date on which such Change of Control occurred, at a redemption price equal to 100% of the Stated Value per share, plus an amount equal to all accrued but unpaid Cash Dividends thereon (whether or not authorized or declared) to but not including the Change of Control Redemption Date (such price, the “Change of Control Redemption Price”).

(b)

If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed pursuant to the Change of Control Redemption Right, the shares of Series B Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares), by lot or by any other equitable method that the Corporation determines. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series B Preferred Stock, other than a holder of shares of Series B Preferred Stock that has received an exemption, would become a holder of a number of shares of Series B Preferred Stock in excess of the Aggregate Stock Ownership Limit because such holder’s shares of Series B Preferred Stock were not redeemed, or were only redeemed in part, then, except as otherwise provided in Article VII of the Charter, the Corporation shall redeem the requisite number of shares of Series B Preferred Stock of such holder such that no holder shall hold a number of shares in excess of the Aggregate Stock Ownership Limit subsequent to such redemption.

(c)

Unless full cumulative dividends and distributions on all Series B Preferred Stock for all past Dividend Periods that have ended shall have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof is set apart for payment, (i) no Series B Preferred Stock shall be redeemed pursuant to the Change of Control Redemption Right unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed, and (ii) the Corporation shall not purchase or otherwise acquire directly or indirectly for any consideration, nor shall any monies be paid to or be made available for a sinking fund for the redemption of, any shares of Series B Preferred Stock (except by conversion into or exchange for shares of Junior Stock, or options, warrants or rights to purchase or subscribe for shares of Junior Stock); provided, however, that the foregoing shall not prevent the redemption or purchase by the Corporation of Series B Preferred Stock pursuant to Article VII of the Charter or otherwise in order to ensure that the Corporation remains qualified as a REIT for U.S. federal income tax purposes or the purchase or acquisition of shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series B Preferred Stock and all holders of shares of Parity Stock.

(d)

If a Change of Control Redemption Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of record of shares of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend or other distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of shares of Series B Preferred Stock that shall be redeemed pursuant to the Change of Control Redemption Right shall be entitled to an amount equal to the dividends and distributions accruing after the end of the Dividend Period to which such Dividend Payment Date relates, up to but not including, the Change of Control Redemption Date.

(e)

Notice of redemption pursuant to a Change of Control (the “Change of Control Redemption Notice”) shall be mailed by the Corporation, postage prepaid, no fewer than seven days prior to the Change of Control Redemption Date, addressed to the respective holders of record of all of the shares of Series B Preferred Stock to be redeemed at their respective addresses as they appear on the transfer records maintained by the Corporation’s transfer agent. No failure to give such notice or defect therein shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom such notice was defective or not given; provided, that notice given to the last address of record shall be deemed to be valid notice. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, each Change of Control Redemption Notice shall state: (i) the Change of Control Redemption Date; (ii) the Change of Control Redemption Price on a per share basis; (iii) the CUSIP number(s) of the shares of Series B Preferred Stock to be redeemed; (iv) the number of shares of Series B Preferred Stock to be redeemed, if fewer than all, or the method for determining such number; (v) that dividends and distributions on the Series B Preferred Stock to be redeemed shall cease to accrue on the Change of Control Redemption Date; (vi) that the shares of Series B Preferred Stock are being redeemed at the Corporation’s option pursuant to the Change of Control Redemption Right and a brief description of the transaction or transactions constituting such Change of Control; and (vii) any conditions to the redemption. Any such redemption may be made conditional on such factors as may be determined by the Board of Directors and as set forth in the Change of Control Redemption Notice.

(f)

If (i) a Change of Control Redemption Notice has been given by the Corporation, (ii) the funds necessary for such redemption have been set apart by the Corporation in trust for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption and (iii) irrevocable instructions have been given to pay the Change of Control Redemption Price, then from and after the Change of Control Redemption Date, dividends and distributions shall cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares of Series B Preferred Stock shall terminate, except the right to receive the Change of Control Redemption Price in cash, without interest, upon transfer of such shares of Series B Preferred Stock.

Section 10. Voting Rights.

(a)	Holders of the shares of Series B Preferred Stock shall not have any voting rights except as set forth below.

(a)	So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not:

(i)

authorize or create, or increase the authorized or issued amount of, any class or series of capital stock of the Corporation expressly designated as ranking senior to the Series B Preferred Stock as to distribution rights and rights upon liquidation, dissolution, termination, cancellation or winding up of the Corporation, or reclassify any authorized capital stock of the Corporation into any such senior shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such senior equity securities, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and the holders of any outstanding shares of Parity Stock upon which like voting rights have been conferred and are exercisable (“Voting Parity Stock”) (voting together as a single class); or

(ii)

amend, alter or repeal the provisions of the Charter or these Terms and Conditions, whether by merger, consolidation or otherwise (in any case, an “Event”), so as to materially and adversely affect any right, preference, privilege or voting powers of the Series B Preferred Stock or the holders thereof, without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock (voting as a separate class); provided, however, that with respect to the occurrence of any Event set forth above, so long as shares of Series B Preferred Stock remain outstanding with the terms thereof materially unchanged or the holders of shares of Series B Preferred Stock receive capital stock, or options, warrants or rights to purchase or subscribe for capital stock or other securities with rights, preferences, privileges and voting powers substantially similar, taken as a whole, to the rights, preferences, privileges and voting powers of the Series B Preferred Stock, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the Series B Preferred Stock or the holders thereof; provided further that the conversion of the Corporation into another form of organization or the change of the Corporation’s jurisdiction of organization shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers or the holders thereof so long as the holders of the shares of Series B Preferred Stock continue to hold securities of the successor entity with rights, preferences, privileges and voting powers that are substantially similar to those of the Series B Preferred Stock; and provided further that any increase in the amount of the authorized shares of Series B Preferred Stock or the creation or issuance, or increase in the amounts authorized, of any other classes or series of Parity Stock or Junior Stock shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers or the holders thereof.

(b)

In any matter in which the holders of shares of Series B Preferred Stock are entitled to vote separately as a single class, each such holder shall have the right to one vote for each share of Series B Preferred Stock held by such holder. If the holders of shares of Series B Preferred Stock and the holders of outstanding shares of Voting Parity Stock, including our Series A Preferred Stock, are entitled to vote together as a single class on any matter, such holders shall each have one vote for each $25.00 of Stated Value.

(c)

The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed.

(d)

Notwithstanding any other provision of the Governing Instruments, the holders of shares of Series B Preferred Stock shall not be entitled to vote on any amendment to any terms and conditions or articles supplementary establishing the rights and preferences of any other class of preferred stock of the Corporation, nor shall the holders of shares of Series B Preferred Stock be entitled to vote on any matter that only affects the rights or interests of one or more other series of shares of the Corporation.

Section 11. Conversion at the Option of Holders.

(a)

Subject to the provisions of this Section 11, beginning on the first day of the calendar month following the third anniversary of the Original Issue Date, each holder of shares of Series B Preferred Stock shall have the right (the “Holder Conversion Right”), at such holder’s option, to require the Corporation to convert any or all of such holder’s shares of Series B Preferred Stock into a number of shares of Common Stock equal to the Holder Conversion Amount (as defined below), if the 5-day volume weighted average price (“VWAP”) of the Common Stock on the NYSE ending on the Trading Day immediately preceding the date the Company receives the Holder Conversion Notice (defined below) (such 5-day VWAP, the “Market Price”) is equal to or greater than 115% of the Applicable NAV.

(b)	The number of shares of Common Stock issued per share of Series B Preferred Stock pursuant to the Holder Conversion Right (the “Holder Conversion Amount”) shall be determined as follows:

(i)

Beginning on the first day of the month following the third anniversary of the Original Issue Date and continuing to, but not including, the first day of the month following the fourth anniversary of the Original Issue Date, the Holder Conversion Amount shall be a number of shares of Common Stock that is equal to the quotient of (i) the Holder Conversion Price (defined below) as of the Holder Conversion Date (as defined below) divided by (ii) 94% of the Market Price;

(ii)

Beginning on the first day of the month following the fourth anniversary of the Original Issue Date and continuing to, but not including, the first day of the month following the fifth anniversary of the Original Issue Date, the Holder Conversion Amount shall be a number of shares of Common Stock that is equal to the quotient of (i) the Holder Conversion Price as of the Holder Conversion Date divided by (ii) 90% of the Market Price; and

(iii)

Beginning on the first day of the month following the fifth anniversary of the Original Issue Date and continuing thereafter, the Holder Conversion Amount shall be a number of shares of Common Stock that is equal to the quotient of (i) the Holder Conversion Price as of the Holder Conversion Date divided by (ii) 88% of the Market Price.

(iv)

The “Holder Conversion Price” means the Stated Value plus any an amount equal to all accrued but unpaid Cash Dividends, if any, to but not including the date fixed for conversion (the “Holder Conversion Date”), which shall be a date selected by the Corporation in its discretion that is within 45 days of the date the Corporation receives the Holder Conversion Notice.

(c)

The Applicable NAV shall be adjusted for any stock splits (including those effected pursuant to a distribution of shares of Common Stock), subdivisions, combinations or other similar events (in each case, a “Stock Split”) with respect to the Common Stock as follows: the adjusted Applicable NAV as the result of a Stock Split will be equal to the product obtained by multiplying (i) the Applicable NAV in effect immediately prior to such Stock Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Stock Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Stock Split.

(d)	Conversion of the Series B Preferred Stock to Common Stock shall be made pursuant to the Holder Conversion Right upon:

(i)

delivery by such holder of a duly complete notice to the Corporation or through the procedures of the Depository Trust Company (the “Holder Conversion Notice”), which shall be irrevocable, except upon written consent of the Corporation, in compliance with the Stated Transfer Procedures, and specifying the number of shares of Series B Preferred Stock to be converted that are held by such holder as of the date of such Holder Conversion Notice and the number of shares of Series B Preferred Stock to be held by such holder following such conversion; and

(ii)	transfer of the shares of Series B Preferred Stock in compliance with the Stated Transfer Procedures.

(e)

In the event that the Corporation provides a Corporation Redemption Notice or Change of Control Redemption Notice with respect to some or all of the shares of Series B Preferred Stock for which a holder of such shares has previously submitted a Holder Conversion Notice, such holder may revoke their Holder Conversion Notice with respect to shares of Series B Preferred Stock subject to a Corporation Redemption Notice or Change of Control Redemption Notice by delivering a notice of revocation to the Corporation or through the Stated Transfer Procedures at any time prior to 5:00 p.m. (Eastern time) on the Business Day immediately preceding the Corporation Redemption Date or Change of Control Redemption Date, as applicable. To the extent a holder of shares of Series B Preferred Stock does not revoke their Holder Conversion Notice with respect to shares of Series B Preferred Stock subject to a Corporation Redemption Notice or Change of Control Redemption Notice, such shares of Series B Preferred Stock shall not be subject to any redemption by the Corporation pursuant to Section 7 or 9 for which a Corporation Redemption Notice or Change of Control Redemption Notice was delivered subsequent to the date on which the holder of such shares of Series B Preferred Stock delivered a Holder Conversion Notice.

(f)

No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon conversion of any shares of Series B Preferred Stock into Common Stock. In lieu of fractional shares otherwise issuable, each holder will be entitled to receive an amount in cash equal to the fraction of a Common Share multiplied by the Market Price on the date the Holder Conversion Notice was delivered. In order to determine whether the number of shares of Common Stock to be delivered to a holder upon the conversion of such holder’s shares of Series B Preferred Stock will include a fractional share, such determination shall be based on the aggregate number of shares of Series B Preferred Stock of such holder that are being converted on any single Holder Conversion Date.

(g)	.Limitations on Holder Conversion.

(i)

Notwithstanding any provision of this Section 11, the Corporation’s obligation to convert the Series B Preferred Stock to Common Stock at the option of the holders pursuant to the Holder Conversion Right shall be subject to the following aggregate conversion limits (collectively, the “Conversion Limits”):

1.	no more than 5.0% of the aggregate number of outstanding shares of Series B Preferred Stock shall be converted per calendar month;

2.	no more than 12.0% of the aggregate number of outstanding shares of Series B Preferred Stock shall be converted per fiscal quarter; and

3.	no more than 33.0% of the aggregate number of outstanding shares of Series B Preferred Stock shall be converted per fiscal year.

(ii)

If, after applying the Conversion Limits, a holder would own less than one share of Series B Preferred Stock, all of such holder’s shares of Series B Preferred Stock shall be converted. Otherwise, the number of such holder’s shares of Series B Preferred Stock to be converted shall be rounded down such that after giving effect to any conversion, no holder is left owning a fractional share of Series B Preferred Stock. If, after applying the Conversion Limits, the number of shares of Series B Preferred Stock to be converted is less than the number of shares of Series B Preferred Stock submitted for conversion by a holder, the excess shares of Series B Preferred Stock shall remain subject to conversion in future periods until the earlier of (i) all shares of Series B Preferred Stock submitted by such holder for conversion have been converted, or (ii) such holder delivers to us a written notice of withdrawal stating the number of withdrawn shares of Series B Preferred Stock and the number of shares of Series B Preferred Stock, if any, which remain subject to conversion.

(iii)

If, as a result of any conversion pursuant to this Section 11, any holder of shares of Series B Preferred Stock, other than a holder of shares of Series B Preferred Stock that has received an exemption, would become a holder of a number of shares of Common Stock in excess of the Aggregate Stock Ownership Limit or Common Stock Ownership Limit, then, except as otherwise provided in Article VII of the Charter, the Corporation shall only convert such number of shares of Series B Preferred Stock of such holder that would not cause such holder to hold shares of Series B Preferred Stock and shares of Common Stock in excess of the Aggregate Stock Ownership Limit or Common Stock Ownership Limit.

(iv)

The foregoing provisions of this Section 11(h) shall not prevent any other action by the Corporation pursuant to the Charter or otherwise in order to ensure that the Corporation remains qualified as a REIT for U.S. federal income tax purposes.

(v)

Notwithstanding any provision of this Section 11, prior to the receipt of the Requisite Stockholder Approval, the Series B Preferred Stock shall not be convertible, in aggregate, into more than 19.99% of the number of shares of Common Stock or voting power outstanding prior to the initial issuance of any Series B Preferred Stock (subject to appropriate adjustment in relation to any recapitalizations, share dividends, stock splits, stock combinations, reclassifications or other similar events).

(h)

If a Holder Conversion Date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of record of shares of Series B Preferred Stock at the close of business on such Dividend Record Date shall be entitled to the dividend or other distribution payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion of such shares on or prior to such Dividend Payment Date, and each holder of shares of the Series B Preferred Stock that shall be converted pursuant to the Holder Conversion Right shall be entitled to an amount equal to the dividends and distributions accruing after the end of the Dividend Period to which such Dividend Payment Date relates, up to but not including, the Holder Conversion Date.

(i)

If (i) a Holder Conversion Notice has been received by the Corporation, (ii) the Corporation’s transfer agent has been instructed in writing that the Series B Preferred Stock shall be converted into Common Stock and (iii) irrevocable instructions have been given to issue the Holder Conversion Amount, then from and after the Holder Conversion Date, dividends and distributions shall cease to accrue on such Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares of Series B Preferred Stock shall terminate, except the right to receive the Holder Conversion Amount, without interest, upon transfer of such shares of Series B Preferred Stock.

(j)

Notwithstanding any provision of this Section 11, no conversions of Series B Preferred Stock shall be made by the Corporation if such conversion shall be restricted or prohibited by law. Further, no conversions of Series B Preferred Stock shall be made by the Corporation at such time as the terms and provisions of any agreement of the Corporation prohibits such conversion or provides that such conversion would constitute a breach thereof or a default thereunder, or if such conversion would result in a Change of Control.

Section 12. Term. The Series B Preferred Stock have no stated maturity date and shall not be subject to any sinking fund and, except as otherwise set forth herein, is not subject to mandatory redemption. The Corporation shall not be required to set aside funds to redeem the Series B Preferred Stock.

Section 13. Status of Redeemed, Converted or Repurchased Series B Preferred Stock. All Series B Preferred Stock redeemed, converted repurchased or otherwise acquired in any manner by the Corporation shall constitute authorized but unissued shares of Series B Preferred Stock.

Section 14. Application of Article VII. The Series B Preferred Stock constitute Capital Stock and, as such, are subject to the provisions of Article VII of the Charter applicable to Capital Stock.

Section 15. Restrictions on Ownership. Prior to the receipt of the Requisite Stockholder Approval, no shares of Series B Preferred Stock shall be issued to (i) any officers, employees, trustees, directors or other service providers of the Corporation, (ii) any controlling shareholder or member of a control group or any other substantial shareholder of the Corporation that has an affiliated person who is an officer, trustee or director of the Corporation or (iii) any entity affiliated with NexPoint Real Estate Advisors X, L.P.

Section 16. Relationship to Charter. These Terms and Conditions set forth the rights, powers, preferences and privileges of the Series B Preferred Stock and the provisions set forth herein shall operate as additions to or modifications of the rights, powers, preferences and privileges of the holders of the Series B Preferred Stock under the Governing Instruments, as the context may require. To the extent the provisions set forth herein conflict with the provisions of the Governing Instruments with respect to any such rights, powers, preferences and privileges of the Series B Preferred Stock, these Terms and Conditions shall control. Except as set forth in this Section 16, the Governing Instruments shall control as to the Corporation generally and the rights, powers, preferences and privileges of other shares of the Corporation’s stock and the holders thereof.

ANNEX C: NEW NXDT BYLAWS

NEXPOINT DIVERSIFIED REAL ESTATE TRUST, INC.

BYLAWS

ARTICLE I

OFFICES

Section 1.         PRINCIPAL OFFICE. The principal office of NexPoint Diversified Real Estate Trust, Inc., a Maryland corporation (the “Corporation”), in the State of Maryland shall be located at such place as the Board of Directors may designate.

Section 2.         ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.           PLACE. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting. The Board of Directors is authorized to determine that a meeting not be held at any place, but instead may be held partially or solely by means of remote communication. In accordance with these Bylaws and subject to any guidelines and procedures adopted by the Board of Directors, stockholders and proxy holders may participate in any meeting of stockholders held by means of remote communication and may vote at such meeting as permitted by Maryland law. Participation in a meeting by these means constitutes presence in person at the meeting.

Section 2.           ANNUAL MEETING. An annual meeting of stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time and place set by the Board of Directors.

Section 3.           SPECIAL MEETINGS.

(a)         General. Each of the chairman of the board, chief executive officer, president and Board of Directors may call a special meeting of stockholders. Except as provided in subsection (b)(4) of this Section 3, a special meeting of stockholders shall be held on the date and at the time and place set by the chairman of the board, chief executive officer, president or Board of Directors, whoever has called the meeting. Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

(b)         Stockholder-Requested Special Meetings. (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) at the principal executive office of the Corporation by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information and certifications relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary.

(2)         In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a special meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3)         The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4)         In the case of any special meeting called by the secretary upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for a Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

(5)         If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6)         The chairman of the board, chief executive officer, president or a majority of the Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)         For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Texas or New York are authorized or obligated by law or executive order to close.

Section 4.           NOTICE. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business, by electronic transmission or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Subject to Section 11(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 11(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 5.           ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting in the following order: the vice chairman of the board, if there is one, the chief executive officer, the president, the vice presidents in their order of rank and seniority, the secretary, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary’s absence, an assistant secretary, or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of stockholders, an assistant secretary, or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. Even if present at the meeting, the person holding the office named herein may delegate to another person the power to act as chairman or secretary of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and such other individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) recognizing speakers at the meeting and determining when and for how long speakers and any individual speaker may address the meeting; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting, whether or not a quorum is present, to a later date and time and at a place either (i) announced at the meeting or (ii) provided at a future time through means announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6.           QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation (the “Charter”) for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. The date, time and place of the meeting, as reconvened, shall be either (a) announced at the meeting or (b) provided at a future time through means announced at the meeting.

The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

Section 7.           VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share entitles the holder thereof to vote for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute, by the Charter or by these Bylaws. Unless otherwise provided by statute or by the Charter, each outstanding share, regardless of class, entitles the holder thereof to cast one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.

Section 8.           PROXIES. A holder of record of shares of stock of the Corporation may cast votes in person or by proxy that is (a) executed or authorized by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law, (b) compliant with Maryland law and these Bylaws and (c) filed in accordance with the procedure established by the Corporation. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 9.           VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, limited liability company, partnership, joint venture, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, managing member, manager, general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any trustee or fiduciary, in such capacity, may vote stock registered in such trustee’s or fiduciary’s name, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

Section 10.         INSPECTORS. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11. ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

(a)         Annual Meetings of Stockholders. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 11(a).

(2)         For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information and certifications required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(4) of this Article II) for the preceding year’s annual meeting; provided, however, that in connection with the Corporation’s first annual meeting or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(3)         Such stockholder’s notice shall set forth:

(i)         as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected);

(ii)         as to any other business that the stockholder proposes to bring before the meeting, (A) a description of such business, the text of the proposal or business (including the text of any resolutions proposed for consideration), the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom, and (B) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A (or any successor provision) under the Exchange Act;

(iii)         as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

(A)         the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(B)         the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,

(C)         whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities,

(D)         any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; and

(E)         a description in reasonable detail of all agreements, arrangements and understandings, written or oral and formal or informal, (i) between or among the stockholder giving the notice, any Proposed Nominee and/or any Stockholder Associated Person or (ii) between or among the stockholder giving the notice, any Proposed Nominee, any Stockholder Associated Person and/or any other person or entity (naming each such person or entity) in connection with or related to the nomination, including without limitation (a) any understanding, formal or informal, written or oral, that the stockholder giving the notice, any Proposed Nominee and/or any Stockholder Associated Person may have reached with any other stockholder of the Corporation (including their names) with respect to how such stockholder will vote its shares of the Corporation at any meeting of the Corporation’s stockholders or take other action in support of or related to the nomination or any business proposed, or other action to be taken, by the stockholder giving the notice, any Proposed Nominee and/or any Stockholder Associated Person, and (b) any agreements that would be required to be disclosed by the stockholder giving the notice, any Proposed Nominee, any Stockholder Associated Person and/or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D that would be filed pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder giving the notice, any Proposed Nominee, any Stockholder Associated Person and/or other person or entity);

(iv)         as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee,

(A)         the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and address, if different, of each such Stockholder Associated Person and any Proposed Nominee, and

(B)         the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;

(v)         the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such stockholder’s notice;

(vi)         to the extent known by the stockholder giving the notice, the name and address of any other person supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice; and

(vii)       a representation from such stockholder, any Proposed Nominee and/or any Stockholder Associated Person as to whether any of them intends or is part of a group that intends to engage in a solicitation in support of such proposal of business or in support of director nominees other than the Board of Directors’ nominees in accordance with Rule 14a-19 promulgated under the Exchange Act (including a statement that any such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Board of Directors’ nominees), and, if so, confirming the names of the participants in the solicitation (as defined in Item 4 of Schedule 14A under the Exchange Act).

(4)         Such stockholder’s notice shall also be:

(A) accompanied by a certificate executed by the Proposed Nominee that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation, (b) will serve as a director of the Corporation if elected and will notify the Corporation simultaneously with the notification to the stockholder of the Proposed Nominee’s actual or potential unwillingness or inability to serve as a director and (c) does not need any permission or consent from any third party to serve as a director of the Corporation, if elected, that has not been obtained, including any employer or any other board on which such Proposed Nominee serves, and attaching copies of any and all requisite permissions or consents;

(B) accompanied by a signed and completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded); and

(C) accompanied by a certificate executed by the stockholder certifying that such stockholder will: (A) comply with Rule 14a-19 promulgated under the Exchange Act in connection with such stockholder’s solicitation of proxies in support of any Proposed Nominee; (B) notify the Corporation as promptly as practicable of any determination by the stockholder to no longer solicit proxies for the election of any Proposed Nominee as a director at the meeting; (C) furnish such other or additional information as the Corporation may request for the purpose of determining whether the requirements of this Section 11 have been complied with and of evaluating any nomination or other business described in the stockholder’s notice; and (D) appear in person or by proxy at the meeting to nominate any Proposed Nominees or to bring such business before the meeting, as applicable, and acknowledging that, if the stockholder does not so appear in person or by proxy at the meeting to present each Proposed Nominee or bring such business before the meeting, as applicable, the Corporation need not bring such Proposed Nominee or such business for a vote at such meeting and any proxies or votes cast in favor of the election of any Proposed Nominee or any proposal related to such other business need not be counted or considered.

(5)         Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(4) of this Article II) for the preceding year’s annual meeting, a stockholder’s notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(6)         For purposes of this Section 11, “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(b)         Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting and, except as contemplated by and in accordance with the next two sentences of this Section 11(b), no stockholder may nominate an individual for election to the Board of Directors or make a proposal of other business to be considered at a special meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 3(a) of this Article II for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures and other procedural requirements set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information and certifications required by paragraphs (a)(3) and (4) of this Section 11, is delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c)         General. (1) If any information or certification submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders, including any information, certification or questionnaire from a Proposed Nominee, shall be inaccurate in any material respect, such information, certification or questionnaire may be deemed not to have been provided in accordance with this Section 11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information, certification or questionnaire. Upon written request by the secretary or the Board of Directors, any such stockholder or Proposed Nominee shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder or Proposed Nominee pursuant to this Section 11, (ii) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting and, if applicable, satisfy the requirements of Rule 14a-19 (or any successor provision) of the Exchange Act) submitted by the stockholder pursuant to this Section 11 as of an earlier date and (iii) an updated certification by each Proposed Nominee that such individual will serve as a director of the Corporation if elected. If a stockholder or Proposed Nominee fails to provide such written verification, update or certification within such period, the information as to which such written verification, update or certification was requested may be deemed not to have been provided in accordance with this Section 11.

(2)         Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. A stockholder proposing a Proposed Nominee does not have the right to (i) nominate a number of Proposed Nominees that exceeds the number of directors to be elected at the meeting or (ii) substitute or replace any Proposed Nominee unless such substitute or replacement is nominated in accordance with this Section 11 (including the timely provision of all information and certifications with respect to such substitute or replacement Proposed Nominee in accordance with the deadlines set forth in this Section 11). If the Corporation provides notice to a stockholder that the number of Proposed Nominees proposed by such stockholder exceeds the number of directors to be elected at a meeting, the stockholder must provide written notice to the Corporation within five Business Days stating the names of the Proposed Nominees that have been withdrawn so that the number of Proposed Nominees proposed by such stockholder no longer exceeds the number of directors to be elected at a meeting. If any individual who is nominated in accordance with this Section 11 becomes unwilling or unable to serve on the Board of Directors, then the nomination with respect to such individual shall no longer be valid and no votes may validly be cast for such individual. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if such nomination or other business was not made or proposed in accordance with these Bylaws, to declare that no action shall be taken on such nomination or other business and such nomination or other business shall be disregarded, notwithstanding that proxies or votes in respect of such nomination or other business may have been received by the Corporation.

(3)         In addition to the other provisions of this Section 11 and Section 3 of this Article II, as applicable, a stockholder shall also comply with all applicable requirements of state and federal law, including the Exchange Act, with respect to the matters set forth in this Section 11 and Section 3 of this Article II, as applicable. Notwithstanding the foregoing provisions of this Section 11, the Corporation will disregard any proxy authority granted in favor of, or votes for, Proposed Nominees other than the Corporation’s nominees if the stockholder or Stockholder Associated Person (each, a “Soliciting Stockholder”) soliciting proxies in support of such Proposed Nominees abandons the solicitation or does not (i) comply with Rule 14a-19 promulgated under the Exchange Act, including any failure by the Soliciting Stockholder to (A) provide the Corporation with any notices required thereunder in a timely manner or (B) comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, or (ii) timely provide evidence in accordance with the following sentence that is sufficient, in the discretion of the Board of Directors, to demonstrate that such Soliciting Stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. Upon request by the Corporation, if any Soliciting Stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act (or is not required to provide notice because the information required by Rule 14a-19(b) has been provided in a preliminary or definitive proxy statement previously filed by such Soliciting Stockholder), such Soliciting Stockholder shall deliver to the Corporation, no later than five Business Days prior to the applicable meeting of stockholders, evidence that is sufficient, in the discretion of the Board of Directors, to demonstrate that such Soliciting Stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(4)         For purposes of this Section 11, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(5)         Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, any proxy statement filed by the Corporation with the Securities and Exchange Commission pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

(6)         Nothing in this Section 11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

(7)         Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chairman of the meeting, if the stockholder giving notice as provided for in this Section 11 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a director or the proposed business, as applicable, such matter shall not be considered at the meeting.

Section 12.         STOCKHOLDERS’ CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) if the action is advised, and submitted to the stockholders for approval, by the Board of Directors and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to the Corporation in accordance with the Maryland General Corporation Law, or any successor statute (the “MGCL”). The Corporation shall give notice of any action taken by less than unanimous consent to each stockholder not later than 10 days after the effective time of such action.

Section 13.         CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the MGCL, shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

DIRECTORS

Section 1.           GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

Section 2.           NUMBER, TENURE AND RESIGNATION. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the MGCL, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3.           ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place of regular meetings of the Board of Directors without other notice than such resolution.

Section 4.           SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, the chief executive officer, the president or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place of any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place of special meetings of the Board of Directors without other notice than such resolution.

Section 5.           NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6.           QUORUM. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority or such other percentage of such group.

The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.

Section 7.           VOTING. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 8.           ORGANIZATION. At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman, the vice chairman of the board or lead director, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the board, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation, or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 9.           MEETINGS BY REMOTE COMMUNICATION. Directors may participate in a meeting by means of a conference telephone or other means of remote communication if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 10.         CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board of Directors.

Section 11.         VACANCIES. If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.

Section 12.         COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 13.         RELIANCE. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 14.         RATIFICATION. The Board of Directors or the stockholders may ratify any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter, and if so ratified, shall have the same force and effect as if originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders. Any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and such ratification shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 15.         CERTAIN RIGHTS OF DIRECTORS. Any director, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Corporation.

Section 16.         EMERGENCY PROVISIONS. Notwithstanding any other provision in the Charter or these Bylaws, this Section 16 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV

COMMITTEES

Section 1.           NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and one or more other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member.

Section 2.           POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law. Except as may be otherwise provided by the Board of Directors, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more directors, as the committee deems appropriate in its sole and absolute discretion.

Section 3.           MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide.

Section 4.           MEETINGS BY REMOTE COMMUNICATION. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other means of remote communication if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5.           CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.

Section 6.           VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

OFFICERS

Section 1.           GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chairman of the board, a vice chairman of the board, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2.           REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the board, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3.           VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 4.           CHAIRMAN OF THE BOARD. The Board of Directors may designate from among its members a chairman of the board, who shall not, solely by reason of these Bylaws, be an officer of the Corporation. The Board of Directors may designate the chairman of the board as an executive or non-executive chairman. The chairman of the board shall preside over the meetings of the Board of Directors. The chairman of the board shall perform such other duties as may be assigned to him or her by these Bylaws or the Board of Directors.

Section 5.           CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6.           CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 7.           CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 8.           PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 9.           VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the president or the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president, or vice president for particular areas of responsibility.

Section 10.         SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors.

Section 11.         TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 12.         ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board of Directors.

Section 13.         COMPENSATION. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director.

ARTICLE VI

CONTRACTS, CHECKS AND DEPOSITS

Section 1.           CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors and executed by an authorized person.

Section 2.           CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 3.           DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the chief executive officer, the president, the chief financial officer, or any other officer designated by the Board of Directors may determine.

ARTICLE VII

STOCK

Section 1.           CERTIFICATES. Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in any manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 2.           TRANSFERS. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, the Corporation shall provide to the record holders of such shares, to the extent then required by the MGCL, a written statement of the information required by the MGCL to be included on stock certificates.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 3.           REPLACEMENT CERTIFICATE. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 4.           FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein.

Section 5.           STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6.           FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may authorize the Corporation to issue fractional shares of stock or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may authorize the issuance of units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1.           AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.

Section 2.           CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ARTICLE X

INVESTMENT POLICY

Subject to the provisions of the Charter, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE XI

SEAL

Section 1.           SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2.           AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XII

INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, trustee, member, manager or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election of a director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE XIII

WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE XIV

AMENDMENT OF BYLAWS

These Bylaws may be altered, amended or repealed, in whole or in part, and new Bylaws may be adopted by the Board of Directors. In addition, except as otherwise provided by law or by the Charter or these Bylaws, these Bylaws may be altered, amended or repealed, in whole or in part, and new Bylaws may be adopted by the stockholders of the Corporation, without the approval of the Board of Directors, by the affirmative vote of a majority of the votes entitled to be cast on the matter by stockholders entitled to vote generally in the election of directors.

ANNEX D: NEXPOINT DIVERSIFIED REAL ESTATE TRUST AMENDED AND RESTATED 2023

LONG TERM INCENTIVE PLAN

(as amended and restated effective June 10, 2025)

1.    Purpose. The purpose of this NexPoint Diversified Real Estate Trust 2023 Long Term Incentive Plan (the “Plan”) is to enable the Company and other Company Group Members to attract and retain trustees, officers and other key employees and advisors and to provide to such persons incentives and rewards for performance. This Plan constitutes an amendment and restatement (the “Amendment and Restatement”) of the NexPoint Diversified Real Estate Trust 2023 Long Term Incentive Plan, as originally adopted effective January 30, 2023 (the “Original Plan”), subject to shareholder approval of the Amendment and Restatement.

2.    Definitions. As used in this Plan:

(a)    “Adviser” means NexPoint Real Estate Advisors X, L.P., or any subsequent external adviser to the Company hired to perform similar services.

(b)    “Adviser Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Adviser.

(c)    “Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Committee or the Board, as applicable, in its discretion. For purposes of this Plan, “Affiliate” includes the Adviser and the Operating Partnership.

(d)    “Amendment and Restatement” has the meaning set forth in the preamble.

(e)    “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(f)    “Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under the Plan. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(g)    “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(h)    “Board” means the Board of Trustees of the Company.

(i)    “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(j)    “Cause” means the following, unless otherwise provided in an Award Agreement: (i) a material breach by the Participant of any written agreement then in effect between the Participant and a Company Group Member, (ii) the Participant’s conviction of or plea of “guilty” or “no contest” to a felony under the laws of the United States or any state thereof, (iii) gross negligence or gross misconduct by Participant with respect to any Company Group Member, (iv) Participant’s abandonment of Participant’s employment or service with any Company Group Member, as applicable, or (v) the Participant’s willful and continued failure to substantially perform the duties associated with the Participant’s position (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), which failure has not been cured within thirty (30) days after a written demand for substantial performance is delivered to the Participant by the Board (or its successor or delegate), which demand specifically identifies the manner in which the Board (or its successor or delegate) believes that the Participant has not substantially performed the Participant’s duties.

(k)    “Change in Control” has the meaning set forth in Section 13 of this Plan.

(l)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(m)    “Committee” means the Compensation Committee of the Board or any other committee of the Board designated by the Board to administer the Plan pursuant to Section 11 of this Plan consisting solely of no fewer than two “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and, to the extent of any delegation by the Committee to a subcommittee pursuant to Section 11 of this Plan, such subcommittee.

(n)    “Company” means NexPoint Diversified Real Estate Trust, a Delaware statutory trust, and its successors.

(o)    “Company Group” means (i) the Company, (ii) the Affiliates (including the Adviser), (iii) Adviser Affiliates and (iv) as applicable, any of their successors.

(p)    “Company Group Member” means a member of the Company Group or its successor.

(q)    “Continuous Service” means that the Participant’s service with the Company Group, whether as an employee, Trustee, consultant, general partner, officer or advisor is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company Group as an employee, Trustee, consultant, general partner, officer or advisor or a change in the Company Group Member for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company Group, will not terminate a Participant’s Continuous Service; provided, however, that if the Company Group Member for which a Participant is rendering services ceases to qualify as an Affiliate or an Adviser Affiliate, as determined by the Committee, such Participant’s Continuous Service will be considered to have terminated on the date such Company Group Member ceases to qualify as an Affiliate or an Adviser Affiliate, unless the Participant is in Continuous Service with another Company Group Member. For example, a change in status from an employee of the Company to a consultant of an Affiliate or to a Trustee will not constitute an interruption of Continuous Service. To the extent permitted by law, the Committee or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Committee or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between Company Group Members or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an award under the Plan only to such extent as may be provided in the applicable Company Group Member’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(r)    “Date of Grant” means the date specified by the Committee on which an award under this Plan will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(s)    “Disability” shall mean a medically determinable physical or mental impairment expected to result in death or to continue for a period of not less than 12 months that causes the Participant to be unable to engage in any substantial gainful activity.

(t)    “Effective Date” means the date the Amendment and Restatement is approved by the Shareholders of the Company.

(u)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(v)    “Good Reason” means, unless otherwise provided in an Award Agreement, any of the following without the Participant’s written consent: (i) a material diminution in the Participant’s duties or responsibilities; (ii) a material reduction in the aggregate value of base salary and bonus opportunity provided to the Participant by the Company Group immediately before the material reduction; or (iii) a reassignment of the Participant to another primary office more than 50 miles from the Participant’s current office location. Such event shall constitute Good Reason only to the extent the following conditions are satisfied: the Participant must (x) notify the Company Group of the Participant’s intention to invoke termination of Continuous Service for Good Reason within 90 days after the Participant has knowledge of such event, (y) provide, as applicable, the Company Group 30 days’ opportunity for cure (the “Cure Period”), and (z) terminate Participant’s Continuous Service within 30 days following the end of the Cure Period. The Participant may not invoke termination of Continuous Service for Good Reason if Cause exists at the time of such termination of Continuous Service.

(w)    “Incentive Shares Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(x)    “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units, Profits Interest Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares, Restricted Shares Units, dividend equivalents or other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Company Group Members, divisions, departments, regions, functions or other organizational units within the Company Group. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. The Committee may grant awards subject to Management Objectives which may be based on one or more, or a combination, of metrics chosen by the Committee (including relative or growth achievement regarding such metrics), including without limitation any of the following:

  (i)    Profits (e.g., operating income, earnings before interest and taxes, earnings before taxes, net income, earnings per share, residual or economic earnings, economic profit – these profitability metrics could be measured before certain specified special items and/or subject to accounting principles generally accepted in the United States);

 (ii)    Cash Flow (e.g., earnings before interest, taxes, depreciation and amortization (“EBITDA”), free cash flow, free cash flow with or without specific capital expenditure target or range, including or excluding divestments and/or acquisitions, total cash flow, cash flow in excess of cost of capital or residual cash flow or cash flow return on investment);

 (iii)    Returns (e.g., profits or cash flow returns on: assets, invested capital, net capital employed, and equity; total shareholder return; stock price appreciation);

 (iv)    Profit Margins (e.g., profits divided by revenues, gross margins and material margins divided by revenues);

 (v)    Liquidity Measures (e.g., debt-to-capital, debt-to-EBITDA, total debt ratio); and

 (vi)    REIT Operating Metrics (e.g., core earnings, cash available for distributions, adjusted cash available for distributions, funds from operations, adjusted funds from operations, net operating income, book value per share, net asset value).

(y)    “Market Value per Share” means, as of any particular date, the closing price of a Share as reported for that date on the New York Stock Exchange or, if the Shares are not then listed on the New York Stock Exchange, on any other national securities exchange on which the Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the Award Agreement and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(z)    “Original Plan” has the meaning set forth in the preamble.

(aa)    “Original Adoption Date” means January 30, 2023.

(bb)    “Operating Partnership” means NexPoint Diversified Real Estate Trust Operating Partnership, L.P., a Delaware limited partnership.

(cc)    “OP Interests” means limited partnership interests in the Operating Partnership that may be exchanged or redeemed for Shares on a one-for-one basis, or any profits interest in the Operating Partnership that may be exchanged or converted into such limited partnership interests.

(dd)    “Optionee” means the Participant named in an Award Agreement evidencing an outstanding Option Right.

(ee)    “Option Price” means the purchase price payable on exercise of an Option Right.

(ff)    “Option Right” means the right to purchase Shares upon exercise of an option granted pursuant to Section 4 of this Plan.

(gg)    “Overall Share Limit” means 3,488,000 Shares, which is the sum of 943,000 Shares plus the 2,545,000 Shares previously approved under the Original Plan.

(hh)    “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an officer or other key employee of the Company Group, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, (ii) a person who provides services to the Company Group (provided that such person satisfies the applicable definitions under the general instructions to Form S-8), or (iii) a non-employee Trustee.

(ii)    “Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended and restated from time to time.

(jj)    “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(kk)    “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 8 of this Plan.

(ll)    “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(mm)    “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the Exchange Act as used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.

(nn)    “Plan” has the meaning set forth in the preamble.

(oo)    “Profits Interest Units” means, to the extent authorized by the Partnership Agreement, a unit of the Operating Partnership that is granted pursuant to Section 9 of this Plan and is intended to constitute a “profits interest” within the meaning of the Code.

(pp)    “Qualifying Termination” means the termination of a Participant’s Continuous Service (i) by the Company Group (including a successor) without Cause or (ii) by Participant for Good Reason.

(qq)    “Replaced Award” means an award that is continued, replaced or assumed following a Change in Control.

(rr)    “Replacement Award” means, an award (i) of the same type (e.g., time-based restricted share units for time-based restricted share units) as the Replaced Award, (B) that has a value at least equal to the value of the Replaced Award, (C) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (D) the tax consequences of which to such Participant under the Code are not less favorable to such Participant than the tax consequences of the Replaced Award, and (E) the other terms and conditions of which are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether an award is a Replacement Award shall be made in the sole discretion of the Committee, as constituted immediately before the Change in Control.

(ss)    “Restricted Shares” means Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(tt)    “Restricted Shares Units” means an award made pursuant to Section 7 of this Plan of the right to receive Shares, cash or a combination thereof at the end of a specified period.

(uu)    “Restriction Period” means the period of time during which Restricted Shares Units are subject to restrictions, as provided in Section 7 of this Plan.

(vv)    “Shareholder” means an individual or entity that owns one or more Shares.

(ww)    “Shares” means the transferable units of beneficial interest, $0.001 par value per share, of the Company or any security into which such transferable units of beneficial interest may be changed by reason of any transaction or event of the type referred to in Section 12 of this Plan.

(xx)    “Spread” means the excess of the Market Value per Share on the date when an Option Right or Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Appreciation Right, respectively.

(yy)    “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Shares Options, “Subsidiary” means any corporation (as defined in Treasury Regulation §1.421-1(i)) in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined Voting Power represented by all classes of stock issued by such corporation.

(zz)    “Trustee” means a member of the Board.

(aaa)    “Voting Power” means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Trustees in the case of the Company, or members of the board of directors or similar body in the case of another entity.

3.    Shares Available Under the Plan.

(a)    Maximum Shares Available Under Plan.

 (i)    Subject to adjustment as provided in Section 12 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of Shares that may be issued or transferred under the Plan pursuant to awards of (A) Option Rights or Appreciation Rights, (B) Restricted Shares, (C) Restricted Shares Units, (D) Performance Shares or Performance Units, (E) Profits Interest Units, (F) awards contemplated by Section 10 of this Plan, or (G) dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate, the Overall Share Limit. For clarity, such limitation is on the number of Shares that may be issued or transferred pursuant to the Plan. Shares available for issuance or transfer under the Plan may consist, in whole or in part, of authorized but unissued Shares, or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.

 (ii)    Subject to the Share counting rules set forth in Section 3(b), the aggregate number of Shares available for issuance or transfer under Section 3(a)(i) of this Plan will be reduced by one Share for every one Share ultimately issued or transferred under this Plan.

(b)    Share Counting Rules.

 (i)    If any award granted under this Plan is cancelled or forfeited, expires or is settled for cash (in whole or in part), since such cancellation, forfeiture, expiration, or cash settlement does not result in an issuance or transfer of Shares under the Plan, the Shares subject to such award shall not reduce the number of Shares available for issuance or transfer under Section 3(a)(i) above.

 (ii)    Subject to Section 12 hereof, the aggregate number of Shares available for issuance or transfer under Section 3(a)(i) of this Plan will be reduced by one Share for each Profits Interest Unit issued pursuant to an Award Agreement and the Partnership Agreement.

 (iii)    For the avoidance of doubt and notwithstanding anything to the contrary contained herein, the following Shares have been issued or transferred pursuant to an award and accordingly have been deducted from Section 3(a)(i) above and shall not become available again for issuance or transfer under the Plan: (A) Shares withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right; (B) Shares withheld by the Company or otherwise used to satisfy a tax withholding obligation; (C) Shares subject to an Appreciation Right that are not actually issued or transferred in connection with its settlement of Shares on the exercise thereof; and (D) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights.

(c)    Limit on Incentive Shares Options. Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 12 of this Plan, the aggregate number of Shares actually issued or transferred by the Company upon the exercise of Incentive Shares Options will not exceed the Overall Share Limit.

(d)    Individual Participant Limits. Notwithstanding anything in this Section 3 or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 12 of this Plan, no non-employee Trustee will be entitled to compensation, including cash fees and awards granted under the Plan, in any period of one calendar year, in excess of $350,000.

(e)    Exception to Minimum Vesting Requirement. Notwithstanding anything in this Plan to the contrary, up to 5% of the maximum number of Shares available for awards under this Plan as provided for in Section 3(a) of this Plan, as may be adjusted under Section 12 of this Plan, may be used for awards granted under Section 4 through Section 10 of this Plan that do not at the Date of Grant comply with the applicable one-year minimum vesting requirements set forth in such sections of this Plan.

4.    Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each grant will specify the number of Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b)    Each grant will specify an Option Price per share, which (except with respect to awards under Section 23 of this Plan) may not be less than the Market Value per Share on the Date of Grant, or, in the case of grants of Incentive Shares Options to Shareholders holding at least 10% of the then-outstanding Shares, shall not be less than 110% of Market Value per share on the Date of Grant.

(c)    Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Shares owned by the Optionee (or other consideration authorized pursuant to Section 4(d) of this Plan) having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, the Company’s withholding of Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement, (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d)    To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Shares to which such exercise relates.

(e)    Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)    Each grant will specify the period or periods of Continuous Service by the Optionee that is necessary before the Option Rights or installments thereof will become exercisable; provided, that, except as otherwise described in this subsection, no grant of Option Rights may become exercisable sooner than after one year. A grant of Option Rights may provide for the earlier exercise of such Option Rights, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) the Participant’s Continuous Service is involuntarily terminated for reasons other than for Cause or the Participant terminates his or her Continuous Service for Good Reason or (ii) such Option Rights are not assumed or converted into Replacement Awards.

(g)    Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h)    Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Shares Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to qualify as Incentive Shares Options, or (iii) combinations of the foregoing. Incentive Shares Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)    No Option Right will be exercisable more than 10 years from the Date of Grant; provided, that, in the case of Incentive Shares Options granted to 10% Shareholders, no such Option Right shall be exercisable more than 5 years from the Date of Grant.

(j)    Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(k)    Each grant of Option Rights will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(l)    Notwithstanding anything herein to the contrary, no Option Rights may be granted to a Participant if the underlying Shares do not constitute “service recipient stock” (as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii)) for purposes of Section 409A of the Code with respect to such Participant and such Shares are required to constitute “service recipient stock” for such award to comply with, or be exempt from, Section 409A of the Code.

5.    Appreciation Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.

(a)    Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

 (i)    Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Shares or any combination thereof.

 (ii)    Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

 (iii)    Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

 (iv)    Each grant may specify the period or periods of Continuous Service by the Participant that is necessary before the Appreciation Rights or installments thereof will become exercisable; provided, that, except as otherwise described in this subsection, no grant of Appreciation Rights may become exercisable sooner than after one year. A grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (A) the Participant’s Continuous Service is involuntarily terminated for reasons other than for Cause or the Participant terminates his or her Continuous Service for Good Reason or (B) such Appreciation Rights are not assumed or converted into Replacement Awards.

 (v)    Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

 (vi)    Each grant of Appreciation Rights will be evidenced by an Award Agreement, which Award Agreement will describe such Appreciation Rights, and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

(b)    Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(c)    Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 23 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(d)    Successive grants may be made to the same Participant regardless of whether any Appreciation Rights previously granted to the Participant remain unexercised.

(e)    No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

(f)    Notwithstanding anything herein to the contrary, no Appreciation Right may be granted to a Participant if the underlying Shares do not constitute “service recipient stock” (as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii)) for purposes of Section 409A of the Code with respect to such Participant and such Shares are required to constitute “service recipient stock” for such award to comply with, or be exempt from, Section 409A of the Code.

6.    Restricted Shares. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each such grant or sale will constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)    Each such grant or sale will provide that the Restricted Shares covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant or until achievement of Management Objectives referred to in subparagraph (e) below. If the elimination of restrictions is based only on the passage of time rather than the achievement of Management Objectives, the period of time will be no shorter than one year.

(d)    Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)    Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Shares; provided, however, that notwithstanding subparagraph (c) above, restrictions relating to Restricted Shares that vest upon the achievement of Management Objectives may not terminate sooner than after one year.

(f)    Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant or sale of Restricted Shares may provide for the earlier termination of restrictions on such Restricted Shares, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) the Participant’s Continuous Service is involuntarily terminated for reasons other than for Cause or the Participant terminates his or her Continuous Service for Good Reason or (ii) such Restricted Shares is not assumed or converted into Replacement Awards.

(g)    Any such grant or sale of Restricted Shares shall require that any or all dividends or other distributions, whether in cash or additional Shares, paid thereon during the period of such restrictions shall be automatically deferred and paid on a contingent basis based on the Participant’s earning of the Restricted Shares with respect to which such dividends are paid.

(h)    Each grant or sale of Restricted Shares will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Shares will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares.

7.    Restricted Shares Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Shares Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each such grant or sale will constitute the agreement by the Company to deliver Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.

(b)    If a grant of Restricted Shares Units specifies that the Restriction Period will terminate only upon the achievement of Management Objectives or that the Restricted Shares Units will be earned based on the achievement of Management Objectives, then, notwithstanding anything to the contrary contained in subparagraph (d) below, the applicable Restriction Period may not be a period of less than one year.

(c)    Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(d)    If the Restriction Period lapses only by the passage of time rather than the achievement of Management Objectives as provided in subparagraph (b) above, each such grant or sale will be subject to a Restriction Period of not less than one year.

(e)    Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant or sale of Restricted Shares Units may provide for the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) the Participant’s Continuous Service is involuntarily terminated for reasons other than for Cause or the Participant terminates his or her Continuous Service for Good Reason or (ii) such Restricted Shares Units are not assumed or converted into Replacement Awards.

(f)    During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Shares deliverable upon payment of the Restricted Shares Units and will have no right to vote them or to receive dividends thereon. The Committee may, at or after the Date of Grant, provide for the payment of dividend equivalents or other distributions on Shares underlying the Restricted Shares Units to the holder thereof either in cash or in additional Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Restricted Shares Units with respect to which such dividend equivalents are paid.

(g)    Each grant or sale of Restricted Shares Units will specify the time and manner of payment of the Restricted Shares Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Shares or cash, or a combination thereof.

(h)    Each grant or sale of Restricted Shares Units will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8.    Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b)    The Performance Period with respect to each Cash Incentive Award, Performance Share or Performance Unit will be such period of time (with respect to each Performance Share or Performance Unit not less than one year) as will be determined by the Committee at the time of grant, which may be subject to earlier lapse or other modification, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) the Participant’s Continuous Service is involuntarily terminated for reasons other than for Cause or the Participant terminates his or her Continuous Service for Good Reason or (ii) such Cash Incentive Awards, Performance Shares or Performance Units are not assumed or converted into Replacement Awards.

(c)    Each grant of Cash Incentive Awards, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d)    Each grant will specify the time and manner of payment of Cash Incentive Awards, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Shares, in Restricted Shares or Restricted Shares Units or in any combination thereof.

(e)    Any grant of Cash Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of Shares, shares of Restricted Shares or Restricted Shares Units with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

(f)    No award under this Section 8 shall be entitled to dividends. The Committee may, at the Date of Grant of Performance Shares (but not any other award under this Section 8), provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

(g)    Each grant of Cash Incentive Awards, Performance Shares or Performance Units will be evidenced by an Award Agreement and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

9.    Profits Interest Units. The Committee may, from time to time and upon such terms and condition as it may determine, authorize the granting of Profits Interest Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)    Each grant will specify the number of Profits Interest Units to which it pertains, subject to the limitations set forth in Section 3 of this Plan.

(b)    Notwithstanding anything else herein to the contrary, Profits Interest Units may only be issued to a Participant for the performance of services to or for the benefit of the Operating Partnership (i) in the Participant’s capacity as a partner of the Operating Partnership, (ii) in anticipation of the Participant becoming a partner of the Operating Partnership (to the extent not already a partner), or (iii) as otherwise determined by the Committee, provided that the Profits Interest Units are intended to constitute “profits interests” within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191.

(c)    Any grant of Profits Interest Units may specify Management Objectives that must be achieved as a condition to the vesting of such Profits Interest Units. Upon vesting, such Profits Interest Units shall become nonforfeitable, except for events that constitute Cause.

(d)    Each grant will specify the period or periods of Continuous Service by the Participant with the Company Group that is necessary before the Profits Interest Units or installments thereof will vest; provided no grant of Profits Interest Units may become exercisable sooner than after one year.

(e)    Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant of Profits Interest Units may provide for the earlier vesting of such Profits Interest Units, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) the Participant’s Continuous Service is involuntarily terminated for reasons other than for Cause or the Participant terminates his or her Continuous Service for Good Reason or (ii) such Profits Interest Units are not assumed or converted into Replacement Awards.

(f)    Each grant of Profits Interest Units will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(g)    Profits Interest Units granted under this Plan may not provide for any dividends or dividend equivalents thereon; provided, that, Profits Interest Units may be eligible to receive distributions from the Operating Partnership in accordance with the Partnership Agreement.

10.    Other Awards.

(a)    Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may grant to any Participant Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of such Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, Affiliates or other business units thereof or any other factors designated by the Committee, awards valued by reference to the book value of the Shares or the value of securities of, or the performance of specified Subsidiaries or Affiliates or other business units of the Company, dividend equivalents and awards that are membership interests in a Subsidiary or Operating Partnership, and OP Interests. The Committee will determine the terms and conditions of such awards; provided, that, dividend equivalents relating to dividends paid on Shares may only be granted with respect to Restricted Share Units and Performance Shares. Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Shares, other awards, notes or other property, as the Committee determines.

(b)    Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10.

(c)    The Committee may grant Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)    If the earning or vesting of, or elimination of restrictions applicable to, an award granted under this Section 10 (including dividend equivalents) is based only on the passage of time rather than the achievement of Management Objectives, the period of time shall be no shorter than one year. If the earning or vesting of, or elimination of restrictions applicable to, awards granted under this Section 10 (including dividend equivalents) is based on the achievement of Management Objectives, the earning, vesting or restriction period may not terminate sooner than after one year.

(e)    Notwithstanding anything to the contrary contained in this Plan (including minimum vesting requirements), any grant of an award under this Section 10 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death or disability of a Participant or in the event of a Change in Control only where either (i) the Participant’s Continuous Service is involuntarily terminated for reasons other than for Cause or the Participant terminates his or her Continuous Service for Good Reason or (ii) such awards are not assumed or converted into Replacement Awards in a manner described in the Award Agreement.

(f)    No award under this Section 10 shall be entitled to dividends paid on Shares. The Committee may provide for the payment of dividend equivalents to the holder of an award granted under this Section 10 either in cash or in additional Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the award with respect to which such dividend equivalents are paid.

11.    Administration of this Plan.

(a)    This Plan will be administered by the Committee. The Committee may from time-to-time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)    The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c)    To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of awards under this Plan; and (ii) determine the size of any such awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Trustee, or more than 10% Beneficial Owner (as defined in Section 13 below) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

12.    Adjustments. The Committee shall make or provide for such adjustments in the number of Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Shares, Restricted Shares Units, Performance Shares, Performance Units and Profits Interest Units granted hereunder and, if applicable, in the number of Shares covered by other awards granted pursuant to Section 10 hereof, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in the kind of shares covered thereby, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a)  any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b)  any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, redomestication, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, shall determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the number specified in Section 3(c) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Share Option to fail to so qualify.

13.    Change in Control.

(a)    For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Award Agreement made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence of any of the following events:

 (i)    individuals who, on the Effective Date, constitute the Board (the “Incumbent Trustees”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a Trustee after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Trustees then on the Board shall be an Incumbent Trustee; provided, however, that no individual initially elected or nominated as a Trustee of the Company as a result of an actual or threatened election contest with respect to the election or removal of Trustees (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Trustee;

 (ii)    any Person becomes a Beneficial Owner (as such term is defined in the Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common shares of the Company (“Company Common Shares”) or (B) securities of the Company representing 35% or more of the combined Voting Power of the Company’s then outstanding securities eligible to vote for the election of trustees (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Shares or Company Voting Securities shall not constitute a Change in Control: (W) an acquisition directly from the Company, (X) an acquisition by the Company or a Subsidiary, (Y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (Z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below);

 (iii)    the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Common Shares and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 35% of, respectively, the then outstanding shares of common stock and the combined Voting Power of the then outstanding voting securities entitled to vote generally in the election of trustees, as the case may be, of the entity resulting from such Reorganization, Sale or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries) (the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Shares and the outstanding Company Voting Securities, as the case may be, and (B) no Person (other than (X) the Company or any Subsidiary, (Y) the Surviving Entity or its ultimate parent entity, or (Z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total Voting Power of the outstanding voting securities eligible to elect trustees of the Surviving Entity, and (C) at least a majority of the members of the board of trustees of the Surviving Entity were Incumbent Trustees at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

 (iv)    approval by the Shareholders of the Company of a complete liquidation or dissolution of the Company; or

 (v)    termination of the Adviser.

(b)    The following provisions shall apply in the event of a Change in Control:

 (i)    the awards will receive the following treatment except to the extent that a Replacement Award is provided to the Participant in accordance with Section 13(b)(ii): (A) all awards with time-based vesting conditions or restrictions shall become fully vested (and Option Rights or Appreciation Rights exercisable) at the time of such Change in Control; (B) all awards with respect to which the vesting or amount is based on the satisfaction or achievement of Management Objectives or other performance-based criteria, shall become earned and vested and the performance criteria shall be deemed to be achieved or fulfilled, at the greater of (1) the performance achieved (as determined by the Committee) or (2) the target level of performance applicable to the award, but prorated based on the elapsed proportion of the performance period as of the date of the Change in Control; and (C) all awards shall be paid or settled on the date of the Change in Control. Notwithstanding the foregoing, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with such Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right.

 (ii)    if (A) the Company or the Company’s successor replaces the outstanding award with a Replacement Award and (B) the Replacement Award requires accelerated full vesting on a Qualifying Termination (to the extent not previously vested), there will be no accelerated vesting of the Participant’s Replacement Awards due solely to the Change in Control that required the outstanding award to be replaced with a Replacement Award.

(c)    To the extent a Replacement Award vests due to a Qualifying Termination, payment will be made within 10 days following such Qualifying Termination. In order for the Replacement Awards to vest, if the Replacement Award is:

 (i)    exempt from Code Section 409A, the Qualifying Termination may occur at any point following the Change in Control.

 (ii)    subject to Code Section 409A, the Qualifying Termination must occur within the two years following the Change in Control for the award to vest.

14.    Detrimental Activity and Recapture Provisions. Any Award Agreement may provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary, or (b) within a specified period after termination of such employment or service, shall engage in any detrimental activity. In addition, notwithstanding anything in this Plan to the contrary, any Award Agreement may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Shares may be traded.

15.    Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Shareholders.

16.    Transferability.

(a)    Except as otherwise determined by the Committee, no Option Right, Appreciation Right, Restricted Shares, Restricted Shares Unit, Performance Share, Performance Unit, Profits Interest Unit, Cash Incentive Award, award contemplated by Section 10 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except (i) if it is made by the Participant for no consideration to Immediate Family Members or to a bona fide trust, partnership or other entity controlled by and for the benefit of one or more Immediate Family Members (“Immediate Family Members” mean the Participant’s spouse, children, stepchildren, parents, stepparents, siblings (including half brothers and sisters), in-laws, and other individuals who have a relationship to the Participant arising because of legal adoption; however, no transfer may be made to the extent that transferability would cause Form S-8 or any successor form thereto not to be able to register Shares related to an award) or (ii) by will or the laws of descent and distribution. In no event will any such award granted under the Plan be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b)    The Committee may specify at the Date of Grant that part or all of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Shares Units or upon payment under any grant of Performance Shares, Performance Units or Profits Interest Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

17.    Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Shares, and such Participant fails to make arrangements for the payment of tax, then, unless otherwise determined by the Committee, the Company will withhold Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the Shares required to be delivered to the Participant, Shares having a value equal to the amount required to be withheld or by delivering to the Company other Shares held by such Participant. The Shares used for tax withholding will be valued at an amount equal to the market value of such Shares on the date the benefit is to be included in Participant’s income. In no event will the market value of the Shares to be withheld and delivered pursuant to this Section 17 to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld, unless (i) an additional amount can be withheld and not result in adverse accounting consequences and (ii) is permitted by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Shares acquired upon the exercise of Option Rights.

18.    Compliance with Section 409A of the Code.

(a)    To the extent applicable, it is intended that this Plan and any grants made hereunder be exempt from the provisions of Section 409A of the Code (or, to the extent Section 409A of the Code applies, compliant with such section), so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)    Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c)    If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the fifth business day of the seventh month after such separation from service.

(d)    Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any other purposes in respect of such award.

(e)    Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

19.    Amendments.

(a)    The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued or transferred under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Shareholders in order to comply with applicable law or the rules of the New York Stock Exchange or, if the Shares are not traded on the New York Stock Exchange, the principal national securities exchange upon which the Shares are traded or quoted, then, such amendment will be subject to Shareholder approval and will not be effective unless and until such approval has been obtained.

(b)    Except in connection with a corporate transaction or event described in Section 12 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Shareholder approval. This Section 19(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 12 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 19(b) may not be amended without approval by the Shareholders.

(c)    If permitted by Section 409A of the Code, but subject to the paragraph that follows and Section 13, notwithstanding the Plan’s minimum vesting requirements, and including in the case of termination of employment by reason of death, disability or retirement, or in the case of unforeseeable emergency or other special circumstances, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Shares Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares, Performance Units or Profits Interest Units which have not been fully earned, or any other awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Shares subject to any transfer restriction imposed pursuant to Section 16(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares, Performance Units or Profits Interest Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d)    Subject to Section 19(b) hereof, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Subject to Section 12 above, no such amendment will impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

20.    Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the state of incorporation or formation of the Company.

21.    Effective Date/Termination. The Original Plan is effective as of the Original Adoption Date and the Amendment and Restatement will be effective as of the Effective Date. In the event that the Company’s shareholders do not approve the Amendment and Restatement, awards granted under the Original Plan will continue to be subject to the terms and conditions of the Original Plan as in effect immediately prior to the date the Amendment and Restatement is approved by the Board. In addition, in the event that the Company’s shareholders do not approve the Amendment and Restatement, any Shares available for grant under the Original Plan as of the Effective Date will continue to be available for grant pursuant to the terms of the Original Plan. No grant will be made under this Plan after the tenth anniversary of the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. Notwithstanding the immediately preceding sentence, Incentive Shares Options may not be granted after the tenth anniversary of the earlier of: (i) the date the Plan is adopted by the Board, or (ii) the Effective Date.

22.    Miscellaneous Provisions.

(a)    The Company will not be required to issue or transfer any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)    This Plan will not confer upon any Participant any right with respect to Continuous Service with the Company Group or any Company Group Member, nor will it interfere in any way with any right the Company Group or any Company Group Member would otherwise have to terminate such Participant’s employment or other service at any time.

(c)    Except with respect to Section 22(e), to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Shares Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)    No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or shares thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)    No Participant will have any rights as a shareholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the share records of the Company.

(f)    The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(g)    Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Shares under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan, and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(h)    Corporate action constituting a grant by the Company of an award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(i)    Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any award under the Plan, the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Committee or another third party selected by the Committee. The form of delivery of any Shares (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(j)    If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.

23.    Stock-Based Awards in Substitution for Option Rights or Awards Granted by Other Company. Notwithstanding anything in this Plan to the contrary:

(a)    Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)    In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by Shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under the Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees, Trustees or directors of the Company or any Subsidiary prior to such acquisition or merger. Any operation of this Plan in connection with such available shares shall comply with the rules of the applicable national securities exchange on which the Shares are listed.

(c)    Any Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 23(a) or 23(b) above will not reduce the Shares available for issuance or transfer under the Plan or otherwise count against the limits contained in Section 3 of the Plan. In addition, no Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 23(a) or 23(b) above will be added to the aggregate limit contained in Section 3(a)(i) of the Plan.

24.    REIT Status. This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a real estate investment trust (“REIT”). No award shall be granted or awarded, and with respect to any award granted under this Plan, such award shall not vest, be exercisable or be settled: (i) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the share ownership limit or any other limitation on ownership or transfer prescribed by the Company’s charter, or (ii) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the award could impair the Company’s status as a REIT.

[Remainder Intentionally Left Blank]

The foregoing is hereby acknowledged as being the amendment and restatement of the 2023 Long Term Incentive Plan, adopted by the Board on April 4, 2025 and by the Shareholders on June 10, 2025.

NEXPOINT DIVERSIFIED REAL ESTATE TRUST

By:
Name: Matt McGraner Title: Chief Investment Officer & Executive Vice President